As filed with the Securities and Exchange Commission on January 23, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AKARI THERAPEUTICS, PLC

(Exact name of registrant as specified in its charter)

England and Wales	2834	98-1034922
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

401 East Jackson St, Suite 3300

Tampa, FL 33602

(929) 274-7510

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Abizer Gaslightwala

President and Chief Executive Officer

401 East Jackson St, Suite 3300

Tampa, FL 33602

(929) 274-7510

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gary Emmanuel, Esq.

Win Rutherfurd, Esq.

Greenberg Traurig, LLP

One Vanderbilt Avenue

New York, NY 10017

Tel: (212) 801-9200

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller Reporting Company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JANUARY 23, 2026

Akari Therapeutics, PLC

34,680,906 American Depositary Shares Representing 69,361,812,000 Ordinary Shares

This prospectus relates to the offer and sale, by the selling stockholders identified in this prospectus, or the selling stockholders, from time to time of up to 34,680,906 American Depositary Shares, or ADSs, each representing 2,000 ordinary shares, $0.000000005 nominal value per share, or the Ordinary Shares, consisting of: (i) 12,607,487 ADSs representing 25,214,974,000 Ordinary Shares issuable upon the exercise of unregistered Series G Warrants issued in a concurrent private placement conducted together with a registered direct offering in December 2025, or the Registered Direct Offering, (ii) 2,563,713 ADSs representing 5,127,426,000 Ordinary Shares issuable upon exercise of unregistered pre-funded warrants, or the Pre-Funded Warrants, issued in a concurrent private placement, or the Private Placement and together with the Registered Direct Offering, the December 2025 Offerings, (iii) 9,502,703 ADSs representing 19,005,406,000 Ordinary Shares issuable upon exercise of Pre-Funded Warrants issued in a privately negotiated note cancellation and exchange, or the Exchange, (iv) 9,502,703 ADSs representing 19,005,406,000 Ordinary Shares issuable upon exercise of unregistered note exchange warrants, or the Note Exchange Warrants, issued in the Exchange, and (v) 504,300 ADSs representing 1,008,600,000 Ordinary Shares issuable upon exercise of placement agent warrants issued in connection with the Offerings, or the Placement Agent Warrants, and collectively with the foregoing Series G Warrants, Pre-Funded Warrants and Note Exchange Warrants, the Warrants.

We agreed to call a meeting of our shareholders, the Special Meeting, for the purpose of obtaining, among other things, shareholder approval, the Shareholder Approval, of the issuance of the Ordinary Shares represented by the ADSs underlying the Warrants within seventy-five (75) days of the closing date of the December 2025 Offerings and the Exchange. If Shareholder Approval is not obtained at the Special Meeting, we will call a meeting every forty (40) days thereafter to seek Shareholder Approval until Shareholder Approval is obtained or the Warrants are no longer outstanding. The exercisability of the Warrants described below is conditioned upon Shareholder Approval and, until such approval is obtained, the Warrants may not be exercised for ADSs representing Ordinary Shares.

We are not selling any ADSs being offered by this prospectus and will not receive any of the proceeds from the sale of such shares by the selling stockholders. All net proceeds from the sale of the ADSs covered by this prospectus will go to the Selling Stockholders. However, we may receive the proceeds from any exercise of Warrants if the holders do not exercise the Warrants on a cashless basis. See “Use of Proceeds.”

The selling stockholders may sell or otherwise dispose of the ADSs representing Ordinary Shares described in this prospectus in different ways and at varying prices. See “Plan of Distribution” for more information about how the selling stockholders may sell or otherwise dispose of ADSs representing Ordinary Shares being registered pursuant to the registration statement of which this prospectus forms a part.

We will pay the expenses of registering the offer and sale of the ADSs representing Ordinary Shares under the Securities Act of 1933, as amended, or the Securities Act, to which this prospectus relates by the selling stockholders, including legal and accounting fees. See “Plan of Distribution”.

Our ADSs are listed on the Nasdaq Capital Market under the symbol “AKTX.” On January 22, 2026, the closing price of our ADSs was $0.268.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 6 OF THIS PROSPECTUS

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January                , 2026.

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About This Prospectus

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Act. Under this prospectus, the selling stockholders may, from time to time, sell the ADSs representing Ordinary Shares described in this prospectus in one or more transactions, as described herein. This prospectus provides you with a general description of the securities offered by the Selling Stockholders. We may also file a prospectus supplement to the registration statement of which this prospectus forms a part that may contain material information relating to this offering. Any prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.

For investors outside of the United States: Neither we nor the selling stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside of the United States.

The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described under the headings “Where You Can Find More Information” before making your investment decision.

You should rely only on the information provided or incorporated by reference in this prospectus, any prospectus supplement and the registration statement. Neither we nor the selling stockholders have authorized anyone else to provide you with different or additional information other than that contained in or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. Offers to sell, and solicitations of offers to buy, our ADSs representing Ordinary Shares are being made only in jurisdictions where offers and sales are permitted. You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference, is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires, all references in this prospectus to the “Company,” “Akari,” “we,” “our,” “ours,” and “us” refer to Akari Therapeutics, Plc.

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PROSPECTUS SUMMARY

Company Overview

We are an oncology company developing next-generation antibody-drug conjugates (“ADCs”) designed around novel proprietary cancer-killing toxins (“payloads”). We believe these novel payloads may have the potential to transform the efficacy and safety outcomes of ADCs as cancer therapies beyond options that are currently available or in development.

ADCs are a class of cancer therapies that combine the precision targeting of antibodies with payload toxins that attack cancer cells. To date, innovation in the field of ADC therapies has focused primarily on the development of novel antibodies linked to existing classes of payload toxins. For example, there is a range of approved ADCs with antibodies that target the Her2, Trop2, CD19, CD22, CD30, Nectin-4, Tissue Factor, and Folate Receptor alpha antibodies. But, there is a surprising lack of diversity in the payload toxins to which those antibodies are linked, as all of these marketed products, and more than 90% of ADCs in late-stage clinical development of which we are aware, utilize payloads from just two standard classes: (1) microtubule inhibitors or (2) DNA-damaging agents such as topoisomerase I inhibitors.

Our differentiated ADC discovery and development platform (our “ADC Platform”) enables us to generate a range of ADC product candidates that pair our novel payloads with biologically validated antibody targets prevalent in cancer tumors. We believe that our focus on the development of ADCs that utilize our novel payloads may allow us to develop ADCs with benefits that include:

●	more effective cancer-killing properties, or cytotoxicity;

●	activating the immune system to harness its power to kill cancer;

●	Synergize with other key therapies used today such as anti-PD1 and anti-PD-L1 therapies (“checkpoint inhibitors”) to activate the immune system to potentially deliver even greater efficacy results that either agent alone (more than additive);

●	Greater sustained duration and depth of response to ADC therapy to regress or eliminate the cancer;

●	reduced tumor resistance; and

●	improved safety and tolerability relative to ADCs that are currently available.

Our lead product candidate is AKTX-101, a preclinical stage Trop2-targeting ADC that combines PH1 with a novel, proprietary Trop2 antibody. Trop2 is an antigen expressed in the highest number of solid tumor cancer types, including lung, breast, bladder, gastric, head and neck, pancreatic, and several other solid tumors. We aim to establish AKTX-101 as a best-in-class Trop2-targeting ADC for the treatment of a variety of solid tumors.

We acquired the ADC Platform in connection with our acquisition of Peak Bio, or the Merger, in November 2024. Prior to that time, we were primarily focused on advancing our former lead product candidates nomacopan and PAS-nomacopan (longer-acting nomacopan that is PASylated). Since the closing of the Merger, we have focused substantially all of our efforts on the development of ADCs and our ADC Platform. As such, we have been actively seeking strategic partners to license these Legacy assets and advance their development externally.

Our activities since inception have consisted of performing research and development activities and raising capital.

We do not have any products available for commercial sale, and we have not generated any product revenue from our portfolio of product candidates or other sources. Our ability to generate revenue sufficient to achieve profitability, if ever, will depend on the successful development and eventual commercialization of our potential therapies, which we expect, if it ever occurs, will take a number of years. The research and development efforts require significant amounts of additional capital and adequate personnel infrastructure. There can be no assurance that our research and development activities will be successfully completed, or that our potential therapies will be commercially viable.

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Recent Developments

We agreed to call a meeting of our shareholders for the purpose of obtaining, among other things, shareholder approval (the “Shareholder Approval”) of the issuance of the Ordinary Shares represented by the ADSs underlying the Warrants (the “Special Meeting”) within seventy-five (75) days of the closing date of the December 2025 Offerings and the Exchange described below. If Shareholder Approval is not obtained at the Special Meeting, we will call a meeting every forty (40) days thereafter to seek Shareholder Approval until Shareholder Approval is obtained or the Warrants are no longer outstanding. The exercisability of the Warrants described below is conditioned upon Shareholder Approval and, until such approval is obtained, the Warrants may not be exercised for ADSs representing Ordinary Shares.

December 2025 Offerings

On December 16, 2025, we entered into a securities purchase agreement with certain institutional investors providing for the issuance and sale, in a Registered Direct Offering, of 10,043,774 ADSs. The ADSs have been offered and sold together with Series G Warrants to purchase up to an aggregate of 10,043,774 ADSs, which were issued in a concurrent private placement. The combined purchase price per ADS and accompanying Series G Warrant sold in the Registered Direct Offering is $0.3883.

In a Private Placement, and together with the Registered Direct Offering, the December 2025 Offerings pursuant to a securities purchase agreement dated as of December 16, 2025, we agreed to issue to certain directors and officers of the Company (i) Pre-Funded Warrants to purchase an aggregate of 2,563,713 ADSs at an exercise price per ADS of $0.00001, and (ii) accompanying Series G Warrants to purchase an aggregate of 2,563,713 ADSs, at a combined purchase price of $0.4041 per Pre-Funded Warrant and Series G Warrant.

The aggregate gross proceeds from the Offerings were approximately $5 million, excluding any proceeds from any future exercises of the Warrants. The Registered Direct Offering closed on December 17, 2025 and January 20, 2026 and the Private Placement closed on December 23, 2025.

The Series G Warrants issued in the December 2025 Offerings have an exercise price of $0.3883 per ADS, subject to customary adjustments as set forth therein, are exercisable as of the effective date of Shareholder Approval and will expire five years thereafter. The Pre-Funded Warrants have an exercise price of $0.00001 per ADS, are exercisable following the Shareholder Approval and will not expire until fully exercised.

The placement agent, Ladenburg Thalmann & Co. Inc., or the Placement Agent, received a cash commission of 8.0% of the gross proceeds from the sale of the securities in the December 2025 Offerings, a management fee equal to 0.5% of the gross proceeds from the sale of the securities in the December 2025 Offerings and a non-accountable expense allowance of up to $75,000. The Placement Agent and its designees also received warrants to purchase up to 504,300 ADSs, representing 4.0% of the aggregate number of ADSs and Pre-Funded Warrants sold in the Offerings, on substantially the same terms as the Series G Warrants, except the Placement Agent Warrants have an exercise price of $0.4853875 per ADS and have a 5-year term from the commencement of sales of the December 2025 Offerings.

December 2025 Note Exchange

On December 16, 2025, we entered into privately negotiated note cancellation and exchange agreement, or the Exchange Agreement, with the holders of existing unsecured promissory notes with a 20% original issue discount issued in August and September 2025, each expiring twelve months after the date of issuance, or the 2026 Notes, to exchange approximately $4 million principal amount of the 2026 Notes for (i) Pre-Funded Warrants to purchase up to an aggregate of 9,502,703 ADSs, at a price of $0.4041 per Pre-Funded Warrant, and (ii) Note Exchange Warrants to purchase up to an aggregate of 9,502,703 ADSs. The Exchange closed on December 17, 2025.

The Pre-Funded Warrants issued in connection with the Exchange have the same terms as the Pre-Funded Warrants issued in the Private Placement. The Note Exchange Warrants are exercisable commencing upon the Shareholder Approval for a term of five years thereafter and have an exercise price of $0.3883 per ADS.

Summary of Principal Risk Factors

Below is a summary of material risks that make an investment in our ADSs speculative or risky. Importantly, this summary does not address all of the risks and uncertainties that we face. Additional discussion of the risks and uncertainties summarized below, as well as other risks and uncertainties that we face, can be found under “Risk Factors” in this prospectus.

●	We have a history of operating losses and cannot give assurance of future revenues or operating profits.

●	We will require substantial additional capital to fund our operations, and if we are unable to obtain such capital, we will be unable to successfully develop and commercialize any product candidates.

●	We have identified material weaknesses in our internal control over financial reporting.

●	We have not initiated clinical studies for any of the programs in our active pipeline or entered into any strategic partnerships regarding the continued development of our legacy pipeline assets. As a result, it may be years before we commercialize a product candidate, if ever.

●	If preclinical studies or clinical trials of our product candidates are prolonged or delayed, we may be unable to obtain required regulatory approvals and therefore be unable to commercialize our product candidates or any of our future product candidates on a timely basis or at all.

●	We may encounter substantial delays in the commencement, enrollment or completion of clinical trials or we may fail to demonstrate safety and efficacy to the satisfaction of applicable regulatory authorities, which could prevent us from commercializing any product candidates we determine to develop on a timely basis, if at all.

●	Serious adverse events, undesirable side effects or other unexpected properties of our product candidates may be identified during development or after approval, which could lead to the discontinuation of our development programs, refusal by regulatory authorities to approve our product candidates or, if discovered following marketing approval, revocation of marketing authorizations or limitations on the use of our product candidates, any of which would limit the commercial potential of such product candidates.

●	Our proprietary ADC platform is based on novel technologies that are unproven and may not result in approvable or marketable products, which exposes us to unforeseen risks and makes it difficult for us to predict the time and cost of product development and potential for regulatory approval, and we may not be successful in our efforts to expand our development portfolio of product candidates.

●	Interim, initial, or preliminary results from our preclinical testing or clinical trials that we announce or publish from time to time may change as more patient data become available and are subject to additional audit, validation, and verification procedures that could result in material changes in the final data.

●	We or a future strategic partner may choose to, or may be required to, suspend, repeat, or terminate clinical trials of our assets if they are not conducted in accordance with regulatory requirements, the results are negative or inconclusive, or the trials are not well designed.

●	Our employees, independent contractors, principal investigators, contract research organizations, consultants, vendors and collaboration partners may engage in misconduct or other improper activities, including non-compliance with regulatory standards.

●	Our industry is highly competitive, and our product candidates may become obsolete.

●	If we are unable to establish sales, marketing, and distribution capabilities on our own or through collaborations with partners, we may not be successful in commercializing any approved drugs.

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●	Even if any of our current or future product candidates receive marketing approval, such product candidates may fail to achieve market acceptance by physicians, patients, third-party payors, or others in the medical community necessary for commercial success, in which case we may not generate significant revenues or become profitable.

●	Even if we are able to commercialize any product candidate, the third-party payor coverage and reimbursement status of newly approved products is uncertain. Failure to obtain or maintain adequate coverage and reimbursement for our product candidates could limit our ability to market those products and decrease our ability to generate revenue.

●	Our future growth may depend, in part, on our ability to commercialize products in foreign markets, where we would be subject to additional regulatory burdens and other risks and uncertainties.

●	EU drug marketing and reimbursement regulations may materially affect our ability to market and receive coverage for our products in the EU Member States.

●	Our success depends in part on our ability to protect our intellectual property and proprietary technologies.

●	We rely on third parties to conduct, supervise and monitor our preclinical studies and clinical trials, and if those third parties perform in an unsatisfactory manner it may harm our business.

●	We are currently operating in a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability. Our business, financial condition, and results of operations could be materially adversely affected by any negative impact on the global economy and capital markets resulting from geopolitical tensions or high inflation.

●	Our business is subject to risks associated with conducting business internationally.

●	Insiders own a significant amount of our outstanding shares which could delay or prevent a change in corporate control or result in the entrenchment of management and/or the board of directors.

●	Future sales and issuances of our ordinary shares or ADSs or rights to purchase ordinary shares or ADSs pursuant to our equity incentive plans could result in additional dilution of the percentage ownership of our shareholders and could cause our share price to fall.

●	We have in the past, and may in the future, fail to meet the requirements for continued listing on Nasdaq, causing our ADSs to be delisted.

●	The rights of our shareholders may differ from the rights typically offered to shareholders of a U.S. corporation.

Corporate Information

We were originally established as a private limited company under the laws of England and Wales on October 7, 2004, under the name Freshname No. 333 Limited. On January 19, 2005, we changed our name to Morria Biopharmaceuticals Limited and on February 3, 2005, we completed a reverse merger with Morria Biopharmaceuticals Inc., or Morria, a Delaware corporation, in which Morria became our wholly owned subsidiary and we re-registered as a non-traded public limited company under the laws of England and Wales. On March 22, 2011, we incorporated an Israeli subsidiary, Morria Biopharma Ltd. On June 25, 2013, we changed our name to Celsus Therapeutics Plc and on October 13, 2013, Morria was renamed Celsus Therapeutics Inc. On September 18, 2015, we completed an acquisition of all of the capital stock of Volution Immuno Pharmaceuticals SA, or Volution, a private Swiss company, from RPC Pharma Limited, or RPC, Volution’s sole shareholder, in exchange for our ordinary shares, in accordance with the terms of a Share Exchange Agreement, dated as of July 10, 2015. In connection with the acquisition, our name was changed to Akari Therapeutics, Plc. As such, our affairs are governed by our Articles of Association and the English law.

Our principal office is located at 401 E Jackson St, Suite 3300, Tampa, FL 33602, and our telephone number is (929) 274-7510. Our website address is www.akaritx.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus, and you should not consider any information contained in, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

The Offering

Ordinary Shares Offered by Selling Stockholders

Up to 34,680,906 ADSs (representing 69,361,812,000 Ordinary Shares) consisting of: (i) 12,607,487 ADSs representing 25,214,974,000 Ordinary Shares issuable upon the exercise of Series G Warrants, (ii) 2,563,713 ADSs representing 5,127,426,000 Ordinary Shares issuable upon exercise of Pre-Funded Warrants, issued in the Private Placement, (iii) 9,502,703 ADSs representing 19,005,406,000 Ordinary Shares issuable upon exercise of Pre-Funded Warrants issued in connection with the Exchange, (iv) 9,502,703 ADSs representing 19,005,406,000 Ordinary Shares issuable upon exercise of Note Exchange Warrants, and (v) 504,300 ADSs representing 1,008,600,000 Ordinary Shares issuable upon exercise of Placement Agent Warrants. The selling stockholders are identified in the table commencing on page 106.

Ordinary Shares Outstanding Prior to this Offering	45,781,350 ADSs (representing 91,562,700,000 Ordinary Shares) and 4,309,533 Ordinary Shares that are not represented by ADSs.

Use of Proceeds

We are not selling any ADSs representing Ordinary Shares being offered by this prospectus and will not receive any of the proceeds from the sale of such ADSs by the selling stockholders. However, we may receive up to $8.9 million of proceeds from any exercise of warrants if the selling stockholders do not exercise the warrants on a cashless basis, if and when exercised. See “Use of Proceeds.”

Market for Our ADSs	Our ADSs are listed on the Nasdaq Capital Market under the symbol “AKTX.”
Risk Factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors,” commencing on page 6 of this prospectus, as well as all other information contained in this prospectus.

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The number of Ordinary Shares outstanding is based on 45,781,350 ADSs (representing 91,562,700,000 Ordinary Shares) and 4,309,533 Ordinary Shares that are not represented by ADSs, totaling 91,567,009,533 ordinary shares outstanding as of January 22, 2026, and excludes:

●	6,805,492 ADSs (representing 13,610,984,000 Ordinary Shares) issuable upon the exercise of stock options outstanding as of January 22, 2026, at a weighted-average exercise price of $2.74 per ADS;

●	64,896 ADSs (representing 129,792,000 Ordinary Shares) issuable upon the vesting and issuance of restricted stock units outstanding as of January 22, 2026;

●	13,764,803 ADSs (representing 27,529,606,000 Ordinary Shares) issuable upon the exercise of pre-funded warrants outstanding as of January 22, 2026;

●	53,829,144 ADSs (representing 107,658,288,000 Ordinary Shares) issuable upon the exercise of warrants outstanding as of January 22, 2026, at a weighted-average exercise price of $2.29 per ADS;

●	4,542,382 ADSs (representing 9,084,764,210 Ordinary Shares) reserved for future issuance under our 2023 Equity Incentive Plan; and

●	916,059 ADSs (representing 1,832,118,000 Ordinary Shares) issuable upon the conversion of outstanding convertible notes.

Except as otherwise indicated, the information in this prospectus assumes no exercise of the outstanding options, warrants, convertible notes or any issuance of shares under outstanding restricted stock units, in each case as described above, and assumes no exercise of the Warrants issued in connection with the Offerings described in this prospectus.

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RISK FACTORS

An investment in our ADSs involves a high degree of risk. You should consider carefully the risks below, in addition to the other information set forth in this prospectus, including our audited consolidated financial statements and the related notes, before you decide whether to purchase our securities. If any of such risks actually occur, our business, financial condition, results of operations, cash flow and prospects could be materially and adversely affected. As a result, the trading price of our ADSs could decline and you could lose all or part of your investment in our ADSs.

Risks Related to Our Financial Position and Our Capital Requirements

We have a history of operating losses and cannot give assurance of future revenues or operating profits.

We do not expect to generate revenue or profitability that is necessary to finance our operations in the short term. We incurred net losses of $19.8 million, $10.0 million, and $12.0 million for the years ended December 31, 2024, and 2023, and nine months ended September 30, 2025 respectively. In addition, our accumulated deficit as of December 31, 2024 and 2023, and nine months ended September 30, 2025 was $247.3 million, $227.5 million, and $259.3 million respectively. Losses have principally resulted from costs incurred for manufacturing, clinical trial and preclinical activities and general and administrative expenses. We have funded our operations primarily through public and private offerings of equity securities.

To date, we have not commercialized any products or generated any revenues from the sale of products, and absent the realization of sufficient revenues from product sales, we may never attain profitability in the future. We expect to incur significant losses for the foreseeable future as we continue to conduct research and development, clinical testing, regulatory compliance activities and, if any of our current or future product candidates receive marketing authorization, sales and marketing activities.

We have not initiated clinical development of any of the product candidates in our active pipeline and expect that it will be many years, if ever, before any of our candidates is ready for commercialization. To become and remain profitable, we must develop and, either directly or through collaborators, commercialize products with market potential. This will require us to be successful in a range of activities, including identifying product candidates, completing preclinical studies and clinical trials of product candidates, obtaining marketing approval for these product candidates, manufacturing, marketing and selling products for which we may obtain marketing approval and satisfying any post-marketing requirements. We may never succeed in these activities and, even if we do, we may never generate revenues that are significant or large enough to achieve profitability. Additionally, we are unable to predict the extent of any future losses or when we will become profitable, if at all. Our failure to become and remain profitable could impair our ability to raise capital, maintain our research and development efforts, expand our business or continue our operations. Accordingly, investors may not receive any return on their investment or may lose their entire investment.

We will require substantial additional capital to fund our operations, and if we are unable to obtain such capital, we will be unable to successfully develop and commercialize any product candidates.

As of September 30, 2025, we had cash of approximately $2.5 million. We will require additional capital in order to develop and commercialize our current product candidates or any future product candidates that we may develop or acquire. There is no assurance that additional funds will be available when we need them on terms that are acceptable to us, or at all. If adequate funds are not available on a timely basis, we may be required to terminate or delay development for one or more of our product candidates, which raises substantial doubt about our ability to continue as a going concern.

We expect our expenses to increase in connection with our ongoing activities, particularly as we identify, continue the research and development of, initiate and carry out preclinical studies and clinical trials of, and seek marketing approval for product candidates. The amount and timing of any expenditure needed will depend on numerous factors, some of which are outside our control, including:

●	the costs of developing our current products and any future product candidates that we may develop, in-license or acquire;
●	the costs of obtaining, maintaining and enforcing our patents and other intellectual property rights;
●	the costs and timing of future clinical trials or the need for additional clinical trials in any indications or product candidates which we are pursuing or may choose to pursue in the future;
●	the costs and timing of initiating manufacturing for our product candidates, including commercial manufacturing if any product candidate is approved;
●	the terms and timing of establishing and maintaining collaborations, license agreements and other partnerships;
●	the costs and timing of enhanced internal controls over financial reporting;
●	the effect of competing technological and market developments; and
●	the costs associated with being a public company.

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We have not sold any products, and we do not expect to sell or derive revenue from any product sales for the foreseeable future. We may seek additional funding through future debt and equity financing, potential collaborations or strategic partnerships with other companies, non-dilutive financings or the divestiture of programs and product candidates that we have ceased developing or may in the future cease developing. Additional funding may not be available to us on acceptable terms or at all. General market conditions may make it difficult for us to seek financing from the capital markets. We may be required to relinquish rights to our technologies or product candidates, or grant licenses on terms that are not favorable to us, in order to raise additional funds through alliance, joint venture or licensing arrangements. In the event that we decide to pursue divestiture of any of our legacy programs or product candidates, we may be unable to identify a potential buyer or to complete such a divestiture on favorable terms or at all. In addition, the terms of any financing may adversely affect the holdings or the rights of our shareholders and the issuance of additional shares by us, or the possibility of such issuance, may cause the market price of our shares to decline.

If we are unable to obtain funding on a timely basis, we will be delayed or unable to complete ongoing research for our programs and we may be required to significantly curtail some or all of our activities. Additionally, any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize any product candidates we may develop. We cannot be certain that additional funding will be available on acceptable terms or at all. We have no committed source of additional capital and, if we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we may have to significantly delay, scale back or discontinue the development or commercialization of any product candidates or other research and development initiatives. We could be required to seek collaborators for potential product candidates or complete divestitures of some or all of our legacy programs or product candidates earlier than we would otherwise plan or on terms that are less favorable than might otherwise be available. We could also be required to relinquish or license our rights to product candidates on unfavorable terms in certain markets where we otherwise would seek to pursue development or commercialization ourselves.

 Raising additional capital may cause significant dilution to our shareholders or restrict our operations.

Until such time, as ever, as we are able to generate substantial product revenues, we expect to finance our capital needs at least in part through a combination of equity offerings and debt financings. To the extent that we do so, our shareholders may experience significant dilution, and the terms of these securities may contain preferential rights that adversely affect the rights of holders of ADSs representing our ordinary shares. The sale of a substantial number of ADSs, or anticipation of such sales, could cause the trading price of our ADSs to decline or make it more difficult for us to sell equity or equity-linked securities in the future at a time and at a price that we might otherwise desire. Additionally, debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures, declaring dividends and other restrictions.

Our ability to use net operating losses to offset future income may be subject to certain limitations.

As of December 31, 2024, we had cumulative UK, U.S. federal, various U.S. state, Switzerland, and South Korea net operating loss carryforwards, or NOL, to offset future taxable income of approximately $145.7 million, $38.1 million, $71.8 million, less than $0.3 million, and $87.0 million, respectively. NOLs in certain jurisdictions do not expire, while NOLs in some jurisdictions are subject to expiration. A lack of future taxable income would adversely affect our ability to utilize these NOLs. In addition, under Section 382 of the Internal Revenue Code of 1986, as amended (the Code), a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its NOLs to offset future taxable income. We have already experienced ownership changes as defined under Section 382 of the Code. Depending on the timing of any future utilization of our NOLs, the amount that can be utilized each year may be limited as a result of such previous ownership changes. In addition, future changes in our stock ownership, including changes that may be outside of our control, could result in additional ownership changes under Section 382 of the Code. Our NOLs may also be impaired under similar provisions of state law. We maintain a full valuation allowance related to our NOLs and other deferred tax assets due to the uncertainty of the ultimate realization of the future benefits of those assets.

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We have identified material weaknesses in our internal control over financial reporting. If our remediation of the material weaknesses are not effective, or if we experience additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls in the future, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect investor confidence in us and, as a result, the value of our ADSs.

As a public company, we are required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) requires that we evaluate and determine the effectiveness of our internal control over financial reporting. The rules governing the standards that must be met for management to assess our internal control over financial reporting are complex and require significant documentation, testing and possible remediation. In connection with our year-end assessment as part of the preparation of this Form 10-K, we determined that, as of December 31, 2024, we did not maintain effective internal control over financial reporting due to material weaknesses identified relating to the lack of formalized information technology general controls, lack of formally designed and implemented “purchase to pay” controls, and lack of effective controls over business combination accounting, as more fully described in “Disclosure Controls and Procedures” in Item 9A of Part II of this Form 10-K. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements will not be prevented or detected on a timely basis.

While we are in the process of implementing changes to remediate the material weaknesses we have identified, we cannot assure you that these measures will significantly improve or remediate such material weaknesses. We may discover additional weaknesses in our system of internal financial and accounting controls and procedures that could result in a material misstatement of our consolidated financial statements. Our internal control over financial reporting will not prevent or detect all errors or fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

If we are unable to maintain proper and effective internal controls over financial reporting, we may not be able to produce timely and accurate financial statements. If that were to happen, our investors could lose confidence in our reported financial information, the market price of our ADSs could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities.

Risks Related to Discovery, Development and Regulatory Approval of Our Product Candidates

We have not initiated clinical studies for any of the programs in our active pipeline or entered into any strategic partnerships regarding the continued development of our legacy pipeline assets. As a result, it may be years before we commercialize a product candidate, if ever. If we, alone or with a strategic partner, are unable to identify and advance product candidates through preclinical studies and clinical trials, obtain marketing approval and ultimately commercialize them, or experience significant delays in doing so, our business will be materially harmed.

The success of our business depends primarily upon our ability to identify, develop and commercialize product candidates, which are subject to the risks of failure inherent in the novel approaches, targets and mechanisms of action upon which we base our efforts. We are early in our development efforts, have not yet completed preclinical studies of AKTX-101, our lead product candidate, and our other current active programs are in the drug discovery stage. We recently suspended further development of our legacy pipeline assets nomacopan, PAS-nomacopan, and PHP-303, and we cannot guarantee that we will be able to enter into any strategic partnerships covering the continued development of such assets or that future strategic partnerships with respect to such assets that we may enter into, if any, will result in successful therapeutic products. Furthermore, our reliance on our ADC Platform in the identification and development of product candidates may not yield any viable pharmaceutical products.

Additionally, our ability to achieve and sustain profitability depends on obtaining regulatory approvals for, and successfully commercializing, our product candidates, either alone or with third parties, and we cannot guarantee that we will ever obtain regulatory approval for any of our product candidates. Before obtaining regulatory approval for the commercial distribution of any product candidates, we must conduct extensive preclinical studies followed by clinical trials to demonstrate the safety and efficacy of our product candidates in humans. We cannot be certain of the timely completion or outcome of our research and development activities, preclinical studies or any future clinical trials, and cannot predict if the FDA or other regulatory authorities will accept our proposed clinical programs or if the outcome of our preclinical studies will ultimately support the further development of our future product candidates.

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We also may not have the financial resources to continue development of, or the ability to enter into collaborations or other strategic partnerships for, a product candidate if we experience any issues that delay or prevent regulatory approval of, or our ability to commercialize, product candidates, including:

●	negative or inconclusive results from our preclinical trials, leading to a decision to conduct additional preclinical studies or abandon a program;
●	negative or inconclusive results from clinical trials or the clinical trials of others for product candidates similar to ours, leading to a decision or requirement to conduct additional preclinical studies or clinical trials or abandon a program;
●	our clinical safety data in humans not matching the safety evaluation in relevant animal models;
●	our strategy of deploying payloads, including our PH-1 payload, as ADCs failing to mitigate known toxicities of those classes of small molecules delivered as systemic chemotherapies;
●	our clinical data failing to match preclinical data supporting antibody selectivity, linker stability, pharmacokinetics, anti-tumor efficacy, or any other key attributes;
●	product-related side effects experienced by participants in our clinical trials or by individuals using drugs or therapeutic antibodies similar to ours;
●	delays in submitting IND applications or comparable foreign applications, or delays or failure in obtaining the necessary approvals from regulators to commence a clinical trial, or a suspension or termination of a clinical trial once commenced;
●	conditions imposed by the FDA, or other regulatory authorities regarding the scope or design of our clinical trials;
●	delays in clinical trials as a result of the limited number of patients with the diseases that some or all of our current or expected future product candidates target, patient enrollment taking longer than anticipated or patient withdrawal;
●	high drop-out rates or high failure rates of research subjects;
●	inadequate supply or quality of product candidate components or materials or other supplies necessary for the conduct of preclinical studies or clinical trials;
●	greater-than-anticipated clinical trial costs;
●	poor effectiveness of our product candidates during clinical trials;
●	unfavorable FDA or other regulatory agency inspection and review of a clinical trial or manufacture site;
●	failure of our third-party contractors or investigators to comply with regulatory requirements or otherwise meet their contractual obligations in a timely manner, or at all;
●	delays and changes in regulatory requirements, policies and guidelines;
●	the FDA or other regulatory agencies interpreting our data differently than we do; or
●	adverse impacts caused by any future pandemics or geopolitical considerations which could heighten any of the foregoing risks.

Our inability to complete development of, or commercialize, our product candidates, or significant delays in doing so due to one or more of these factors, or other factors, could have a material and adverse effect on our business, financial condition, results of operations and prospects.

Preclinical and clinical drug development is a lengthy and expensive process, with uncertain timelines and outcomes. If preclinical studies or clinical trials of our product candidates are prolonged or delayed, we may be unable to obtain required regulatory approvals, and therefore be unable to commercialize our product candidates or any of our future product candidates on a timely basis or at all.

Successful development of pharmaceutical products involves a lengthy and expensive process, is highly uncertain, and is dependent on numerous factors, many of which are beyond our control. Product candidates that appear promising in the early phases of development may fail to reach the market for several reasons, including:

●	clinical trial results may show the product candidates to be less effective than expected (for example, a clinical trial could fail to meet its primary or key secondary endpoint(s)) or have an unacceptable safety or tolerability profile;
●	failure to receive the necessary regulatory approvals or a delay in receiving such approvals, which, among other things, may be caused by patients who fail the trial screening process, slow enrollment in clinical trials, patients dropping out of trials, patients lost to follow-up, length of time to achieve trial endpoints, additional time requirements for data analysis or application preparation, discussions with the FDA, EMA or other comparable foreign regulatory authorities (including FDA, EMA or other comparable foreign regulatory authorities requesting additional preclinical or clinical data, such as long-term toxicology studies), or encountering unexpected safety or manufacturing issues;
●	preclinical study results may show the product candidate to be less effective than desired or to have harmful on-target or off-target side effects; or
●	the proprietary rights of others and their competing products and technologies that may prevent our product candidates from being commercialized.

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Furthermore, the length of time necessary to complete clinical trials and submit an application for marketing approval for a final decision by a regulatory authority varies significantly from one product candidate to the next and from one country or jurisdiction to the next and may be difficult to predict. Even if we are successful in obtaining marketing approval, commercial success of any approved products will also depend in large part on the availability of coverage and adequate reimbursement from third-party payors, including government payors such as the Medicare and Medicaid programs and managed care organizations in the United States or country-specific governmental organizations in foreign countries, which may be affected by existing and future healthcare reform measures designed to reduce the cost of healthcare. Third-party payors could require us to conduct additional studies, including post-marketing studies related to the cost effectiveness of a product, to qualify for reimbursement, which could be costly and divert our resources. If government and other healthcare payors were not to provide coverage and adequate reimbursement for our products once approved, market acceptance and commercial success would be reduced. Even if we are able to obtain coverage and adequate reimbursement for our products once approved, there may be features or characteristics of our products, such as dose preparation requirements, that prevent our products from achieving market acceptance by the healthcare or patient communities.

In addition, if any of our product candidates receive marketing approval, we will be subject to significant regulatory obligations regarding the submission of safety and other post-marketing information and reports and registration, and will need to continue to comply (or ensure that our third-party providers comply) with current Good Manufacturing Practice, or cGMPs, and Good Clinical Practice, or GCPs, or for any clinical trials that we conduct post-approval. In addition, there is always the risk that we, a regulatory authority or a third party might identify previously unknown problems with a product post-approval, such as AEs of unanticipated severity or frequency. Compliance with these requirements is costly, and any failure to comply or other issues with our product candidates post-approval could adversely affect our business, financial condition and results of operations

We may encounter substantial delays in the commencement, enrollment or completion of clinical trials or we may fail to demonstrate safety and efficacy to the satisfaction of applicable regulatory authorities, which could prevent us from commercializing any product candidates we determine to develop on a timely basis, if at all.

The risk of failure in developing product candidates is high. It is impossible to predict when or if any product candidate would prove effective or safe in humans or receive regulatory approval. Before obtaining marketing approval from regulatory authorities for the sale of any product candidate, we must complete preclinical development, submit an IND or comparable foreign application to permit initiation of clinical studies, and then conduct extensive clinical trials to demonstrate the safety and efficacy of product candidates in humans. We have not yet commenced or completed a clinical trial of any of the product candidates in our active pipeline.

Before we can commence clinical trials for a product candidate, we must complete extensive preclinical testing and studies that support our INDs and other regulatory filings. We cannot be certain of the timely identification of a product candidate or the completion or outcome of our preclinical testing and studies and cannot predict whether the FDA, EMA or other comparable foreign regulatory authorities will accept our proposed clinical programs or whether the outcome of our preclinical testing and studies will ultimately support the further development of any product candidates. Conducting preclinical testing is a lengthy, time-consuming and expensive process. The length of time may vary substantially according to the type, complexity and novelty of the program, and often can be several years or more per program. As a result, we cannot be sure that we will be able to submit INDs or other comparable foreign regulatory submissions for our preclinical programs on the timelines we expect, if at all, and we cannot be sure that submission of INDs will result in the FDA, EMA, or other comparable foreign regulatory authority allowing clinical trials to begin.

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Furthermore, product candidates are subject to continued preclinical safety studies, which may be conducted concurrently with our clinical testing. The outcomes of these safety studies may delay the launch of or enrollment in future clinical trials and could impact our ability to continue to conduct our clinical trials.

Clinical testing is expensive, is difficult to design and implement, can take many years to complete and is uncertain as to outcome. We cannot guarantee that any clinical trials will be conducted as planned or completed on schedule, or at all. A failure of one or more clinical trials can occur at any stage of testing, which may result from a multitude of factors, including, but not limited to, flaws in trial design, dose selection issues, patient enrollment criteria and failure to demonstrate favorable safety or efficacy traits.

Patient enrollment depends on many factors, including the size and nature of the patient population, eligibility criteria for the trial, the proximity of patients to clinical sites, the design of the clinical protocol, the availability of competing clinical trials, the availability of new drugs or biologics approved for the indication the clinical trial is investigating, and clinicians’ and patients’ perceptions as to the potential advantages of the drug being studied in relation to other available therapies. These factors may make it difficult to enroll enough patients to complete clinical trials in a timely and cost-effective manner.

Patient enrollment is affected by other factors, including:

●	design of the clinical trial protocol;
●	size and nature of the patient population;
●	eligibility criteria for the trial;
●	perceived risks and benefits of the product candidate under trial;
●	proximity and availability of clinical trial sites for prospective patients;
●	availability of competing therapies and clinical trials;
●	actual or threatened public health emergencies and outbreaks of disease;
●	clinicians’ and patients’ perceptions as to the potential advantages of the drug being studied in relation to other available therapies, including any new drugs that may be approved for the indications we are investigating;
●	efforts to facilitate timely enrollment in clinical trials;
●	number of physicians that treat patients with these diseases;
●	ability to identify and enroll such patients with a stage of disease appropriate for our ongoing or future clinical trials;
●	the costs of finding and diagnosing patients;
●	patient referral practices of physicians; and
●	our ability to monitor patients adequately during and after treatment.

We could also encounter delays if a clinical trial is suspended or terminated by us, by the IRBs overseeing the conduct of such trials, by a Data Safety Monitoring Board for such trial or by the FDA, EMA, or other comparable foreign regulatory authorities. Such regulatory authorities may impose such a suspension or termination due to a number of factors, including failure to conduct the clinical trial in accordance with regulatory requirements or our clinical protocols, inspection of the clinical trial operations or trial site by the FDA, EMA, or other comparable regulatory foreign authorities resulting in the imposition of a clinical hold, unforeseen safety issues or adverse side effects, failure to demonstrate a benefit from using a drug, changes in governmental regulations or administrative actions or lack of adequate funding to continue the clinical trial. In addition, changes in regulatory requirements and policies may occur, and we may need to amend clinical trial protocols to comply with these changes. Amendments may require us to resubmit our clinical trial protocols to IRBs for reexamination and approval, which may impact the costs, timing or successful completion of a clinical trial.

Further, conducting clinical trials in foreign countries, as we may do for our product candidates, presents additional risks that may delay completion of our clinical trials. These risks include the failure of enrolled patients in foreign countries to adhere to clinical protocols as a result of differences in healthcare services or cultural customs, managing additional administrative burdens associated with foreign regulatory requirements, as well as political, currency exchange and other economic risks relevant to such foreign countries. We may face delays in meeting our anticipated timelines for our ongoing and planned clinical trials, which could adversely affect our business, financial condition, results of operations and growth prospects.

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Any inability to successfully complete preclinical and clinical development could result in additional costs to us or impair our ability to generate revenue from future product sales and regulatory and commercialization milestones. In addition, if we make manufacturing or formulation changes to our product candidates, we may need to conduct additional testing to bridge our modified product candidate to earlier versions. Clinical trial delays could also shorten any periods during which we may have the exclusive right to commercialize our product candidates, if approved, or allow our competitors to bring comparable products to market before we do, which could impair our ability to successfully commercialize our product candidates and may harm our business, financial condition, results of operations and prospects.

Serious adverse events, undesirable side effects or other unexpected properties of our product candidates may be identified during development or after approval, which could lead to the discontinuation of our development programs, refusal by regulatory authorities to approve our product candidates or, if discovered following marketing approval, revocation of marketing authorizations or limitations on the use of our product candidates, any of which would limit the commercial potential of such product candidates.

To date, we have not commenced or completed the evaluation of any of our current ADC candidates in human clinical trials. It is impossible to predict when or if any product candidates we may develop will ultimately prove safe in humans. As is the case with pharmaceuticals generally, it is likely that there may be side effects and AEs associated with our product candidates’ use. Often, it is not possible to determine whether or not the product candidate being studied caused these conditions. Regulatory authorities may draw different conclusions or require additional testing to confirm these determinations, if they occur. In addition, it is possible that as we test our product candidates in larger, longer and more extensive clinical trials with a broader group of patients, or as use of these product candidates becomes more widespread if they receive marketing approval, illnesses, injuries, discomforts and other AEs that were observed in earlier trials, as well as conditions that did not occur or went undetected in previous trials, will be reported by participants. In some instances, certain side effects are only detectable after investigational product candidates are tested in large-scale, Phase 3 trials or after they are made available to patients on a commercial scale after approval. If additional clinical experience indicates that any of our current or future product candidates has serious or life-threatening side effects or other side effects that outweigh the potential therapeutic benefit, the development of the product candidate may fail or be delayed, or, if the product candidate has received marketing approval, such approval may be limited or revoked, which would harm our business, prospects, operating results and financial condition. If we elect, or are required, to delay, suspend or terminate any clinical trial of our product candidates, the commercial prospects of our product candidates may be harmed and our ability to generate revenue through their sale may be delayed or eliminated. Any of these occurrences may harm our business, financial condition and prospects significantly

Moreover, if our product candidates are associated with undesirable side effects in clinical trials or have characteristics that are unexpected, we may elect to abandon their development or limit their development to more narrow uses or subpopulations in which the undesirable side effects or other characteristics are less prevalent, less severe or more acceptable from a risk-benefit perspective, which may limit the commercial value for the product candidate if approved. We may also be required to modify our trial plans based on findings after we commence our clinical trials. Many compounds that initially showed promise in early-stage testing have later been found to cause side effects that prevented further development of the compound.

In addition, if any of our product candidates receive marketing approval, the FDA could require us to include a boxed warning in our label or adopt a REMS to ensure that the benefits outweigh its risks, which may include, among other things, a medication guide outlining the risks of the drug for distribution to patients, a communication plan to health care practitioners, or other elements to assure safe use. Furthermore, if we or others identify undesirable side effects caused by our product candidates, several other potentially significant consequences could result, including:

●	regulatory authorities may suspend or withdraw approvals of any such product and require removal from the market;
●	regulatory authorities may require the addition of labeling statements, specific warnings, a contraindication or field alerts to physicians and pharmacies, specialty pharmacies and other pharmacy related distribution networks (for example, oncology therapies do have inherent risks and labeling considerations that in many instances require additional regulatory labeling requirements);

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●	regulatory authorities may require a medication guide outlining the risks of such side effects for distribution to patients, or that we implement a risk evaluation and mitigation strategy (REMS) plan to ensure that the benefits of the product outweigh its risks;
●	we may be required to change the way a product is administered, including changes in dosing regimens, frequency of dose, or reduction in dosing and may require us to conduct additional clinical trials or change the labeling of a product;
●	we may be subject to limitations on how we may promote the product leading to the potential for sales of the product to decrease significantly;
●	third-party private or government payors may not offer, or may offer inadequate, reimbursement coverage for our product candidates, or reimbursement payments may be delayed or impossible to recover; and
●	we may be subject to litigation or product liability claims; and our reputation may suffer.

Any of these events could prevent us from achieving or maintaining market acceptance of our product candidates or could substantially increase commercialization costs and expenses, which in turn could delay or prevent us from generating significant revenue from the sale of our product candidates.

Our proprietary ADC Platform is based on novel technologies that are unproven and may not result in approvable or marketable products, which exposes us to unforeseen risks and makes it difficult for us to predict the time and cost of product development and potential for regulatory approval, and we may not be successful in our efforts to expand our development portfolio of product candidates.

A key element of our strategy is to develop a robust and diverse portfolio of potentially first-in-class and best-in-class oncology therapies through the use of our proprietary ADC Platform to identify indications that are particularly suitable for the linkers and payloads that we have developed, including AKTX-101, or may in the future develop.

We have only recently commenced preclinical studies of AKTX-101, the lead program developed via our ADC Platform, and the scientific research that forms the basis of our efforts to develop product candidates with our ADC Platform is still ongoing. We are not aware of any FDA approved ADCs that involve the deployment of spliceosome inhibitors as payloads. Further, the scientific evidence to support the feasibility of developing therapeutic treatments based on our ADC Platform is both preliminary and limited. As a result, we are exposed to a number of unforeseen risks, and it is difficult to predict the types of challenges and risks that we may encounter during development of our product candidates. For example, we have not yet generated any clinical data on AKTX-101 or any other product candidate being developed using our ADC Platform, and our current data on AKTX-101 is limited to animal models and preclinical cell lines, the results of which may not translate into humans. Further, relevant animal models and assays may not accurately predict the safety and efficacy of our product candidates in humans, and we may encounter significant challenges creating appropriate models and assays for demonstrating the safety and purity of our product candidates.

Even if we obtain human data to support our product candidates, the FDA or comparable foreign regulatory authorities may lack experience in evaluating the safety and efficacy of product candidates like those developed using our ADC Platform, which could result in a longer than expected regulatory review process, increase our expected development costs, and delay or prevent commercialization of our product candidates. We cannot be certain that our approach will lead to the development of approvable or marketable products, alone or in combination with other therapies.

Although our research and development efforts to date have resulted in a development portfolio of potential programs and product candidates, our deployment of our ADC Platform may not prove reliable or effective in expanding our development portfolio. We may also pursue opportunities to acquire or in-license additional businesses, technologies or products, form strategic alliances or create joint ventures with third parties to complement or augment our existing business. However, we may not be able to identify any product candidates through such acquisition or in-license.

Even if we are successful in continuing to build and expand our development portfolio, the potential product candidates that we identify may not be suitable for clinical development. For example, they may be shown to have harmful side effects or other characteristics that indicate that they are unlikely to be drugs that will be successful in clinical trials or receive marketing approval and achieve market acceptance. If we do not successfully develop and commercialize product candidates, we will not be able to obtain drug revenues in future periods, which likely would result in significant harm to our financial position.

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Interim, initial, or preliminary results from our preclinical testing or clinical trials that we announce or publish from time to time may change as more patient data become available and are subject to additional audit, validation and verification procedures that could result in material changes in the final data.

From time to time, we may publish or present interim, initial, or preliminary data, including interim top-line results or initial or preliminary results from our clinical trials. Any interim, initial or preliminary data and other results from our clinical trials may materially change as more patient data becomes available. Preliminary, initial, interim or top-line results also remain subject to audit, validation and verification procedures that may result in the final data being materially different from the interim, initial or preliminary data we previously published. As a result, interim, initial or preliminary data may not be predictive of final results and should be viewed with caution until the final data is available. We may also arrive at different conclusions, or considerations may qualify such results, once we have received and fully evaluated additional data. Differences between preliminary, initial or interim data and final data could adversely affect our business.

Further, others, including regulatory agencies, may not accept or agree with our assumptions, estimates, calculations, conclusions or analyses or may interpret or weigh the importance of data differently, which could impact the value of the particular program, the approvability or commercialization of the particular product candidate or product and our company in general. In addition, the information we choose to publicly disclose regarding a particular study or clinical trial is based on what is typically extensive information, and you or others may not agree with what we determine is the material or otherwise appropriate information to include in our disclosure, and any information we determine not to disclose may ultimately be deemed significant with respect to future decisions, conclusions, views, activities or otherwise regarding a particular product, product candidate or our business. If the preliminary data that we report differ from actual results, or if others, including regulatory authorities, disagree with the conclusions reached, our ability to obtain approval for, and commercialize, our product candidates may be harmed, which could harm our business, operating results, prospects or financial condition.

We or a future strategic partner may choose to, or may be required to, suspend, repeat, or terminate clinical trials of our assets if they are not conducted in accordance with regulatory requirements, the results are negative or inconclusive, or the trials are not well designed.

Clinical trials must be conducted in accordance with GCPs and are subject to oversight by the FDA and institutional review boards at the medical institutions where the clinical trials are conducted. In addition, clinical trials must be conducted with product candidates produced under cGMPs and may require large numbers of test patients. Clinical trials may be suspended by the FDA at any time if the FDA finds deficiencies in the conduct of these trials or it is believed that these trials expose patients to unacceptable health risks.

In addition, we or the FDA might delay or halt our clinical trials of a product candidate for various reasons, including:

●	the product candidate may have unforeseen adverse side effects;
●	the time required to determine whether the product candidate is effective may be longer than expected;
●	fatalities arising during a clinical trial due to medical problems that may not be related to clinical trial treatments;
●	the product candidate may not appear to be more effective than standard of care therapies;
●	insufficient statistical power due to significant patient dropout or crossover to other therapies;
●	insufficient patient enrollment in the clinical trials; or
●	we may not be able to produce sufficient quantities of the product candidate to complete the trials.

Furthermore, the process of obtaining and maintaining regulatory approvals for new products is lengthy, expensive, and uncertain. It can vary substantially, based on the type, complexity and novelty of the product involved. Accordingly, our current product candidates or any of our other future product candidates could take a significantly longer time to gain regulatory approval than we expect or may never gain approval, which would have a significant adverse impact on our business and results of operations.

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Our employees, independent contractors, principal investigators, contract research organizations, consultants, vendors and collaboration partners may engage in misconduct or other improper activities, including non-compliance with regulatory standards.

We are exposed to the risk of employees, independent contractors, principal investigators, contract research organizations, consultants, commercial partners or vendors engaging in fraud or other misconduct. Misconduct by employees, independent contractors, principal investigators, consultants, commercial partners and vendors could include intentional failures to comply with applicable laws, including UK or EU regulations, to provide accurate information to the UK, EMA or EU Member States authorities or to comply with manufacturing or quality standards we have or will have established. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices such as promotion of products by medical practitioners. Of general application are the European Anti-Fraud Office Regulation 883/2013, and the UK Bribery Act 2010. Under the latter, a commercial organization can be guilty of the offence if the bribery is carried out by an employee, agent, subsidiary, or another third-party, and the location of the third-party is irrelevant to the prosecution. The advertising of medicinal products in the EU is regulated by Title VIII of European Directive 2001/83/EC. The corresponding UK legislation is Part 14 of the Human Medicines Regulations 2012 (S.I. 2012/1916). Such laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Misconduct could also involve the improper use of information obtained in the course of clinical studies, which could result in regulatory sanctions and serious and irreparable harm to our reputation.

This could also apply with respect to data privacy. In the EU, the General Data Protection Regulation (EU) 2016/679 (“GDPR”) lays down the legal framework for data protection and privacy. The GDPR applies directly in EU Member States and applies to companies with an establishment in the EEA and to certain other companies not in the EEA that offer or provide goods or services to individuals located in the EEA or monitor the behavior of individuals located in the EEA. Since January 1, 2021, the UK is not part of the EU. In the UK, the GDPR has been converted into UK domestic law, pursuant to the Data Protection, Privacy and Electronic Communications (Amendments etc.) (EU Exit) Regulations 2019 (as amended), which makes some minor technical amendments to ensure the GDPR is operable in the UK (“UK GDPR”). The UK GDPR is also supplemented by the Data Protection Act 2018. UK and EU data protection law is therefore aligned. The GDPR and UK GDPR implement stringent operational requirements for controllers of personal data, including, for example, expanded disclosures about how personal information is to be used, limitations on retention of information, increased requirements pertaining to health data and pseudonymized (i.e., key-coded) data, increased cyber security requirements, mandatory data breach notification requirements and higher standards for controllers to demonstrate that they have obtained a valid legal basis for certain data processing activities. The activities of data processors are being regulated for the first time, and require companies undertaking processing activities to offer certain guarantees in relation to the security of such processing and the handling of personal data. Contracts with data processors will also need to be updated to include certain terms prescribed by the GDPR, and negotiating such updates may not be fully successful in all cases. The GDPR provides that EU Member States may make their own further laws and regulations in relation to the processing of genetic, biometric or health data, which could result in differences between Member States, limit our ability to use and share personal data or could cause our costs to increase, and harm our business and financial condition. We are also subject to evolving and strict rules on the transfer of personal data out of the EU and UK to the United States, under both the GDPR and the UK GDPR. Under the GDPR personal data cannot be transferred to a third country (i.e. outside of the EEA or UK, as applicable) unless certain safeguards are in place. These include, for example, where the transfer is to a country that the EU Commission has deemed “adequate” or where EU standard contractual clauses have been implemented. Further prospective revision of the Directive on privacy and electronic communications (Directive 2002/58/EC) (“ePrivacy Directive”) may affect our marketing communications. Failure to comply with EU laws, including failure under the GDPR and UK GDPR, Data Protection Act 2018, ePrivacy Directive and other laws relating to the security of personal data may result in fines up to €20,000,000 (or £17,500,000 under the UK GDPR) or up to 4% of the total worldwide annual turnover of the preceding financial year, if greater, and other administrative penalties including criminal liability, which may be onerous and adversely affect our business, financial condition, results of operations and prospects. Failure to comply with the GDPR and related laws may also give rise to increased risk of private actions from data subjects and consumer not-for-profit organizations, including a new form of class action that is available under the GDPR. Compliance with the GDPR and UK GDPR requires a rigorous and time-intensive process that may increase our cost of doing business or require us to change our business practices, and despite those efforts, there is a risk that we may be subject to the aforementioned fines and penalties, litigation, and reputational harm in connection with any European activities.

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The UK is treated as a third country (for the purposes of data transfers). On June 28, 2021, the EU Commission published two adequacy decisions in respect of transfers under EU GDPR and the Law Enforcement Directive stating that the UK provides adequate protection for personal data transferred from the EU to the UK under EU GDPR. The adequacy decision is expected to last until June 27, 2025 but may end earlier, for example if an EU data subject or EU data protection authority challenges the adequacy decisions. In such a case, the Court of Justice of the European Union would need to determine whether the UK provides essentially equivalent protection.

The UK government has confirmed that the EEA is adequate, and so all transfers of personal data from the UK to the EEA will continue to be unrestricted after July 1, 2021.

The UK has issued a consultation with respect to future changes to data protection law. There is risk that in the event UK and EU data protection law diverges, that the adequacy decisions may come to an end. If this occurs, there will be cost implication due to dual compliance requirements and costs with respect to international data transfers.

It is not always possible to identify and deter misconduct by employees or other parties. The precautions we take to detect and prevent this activity may not protect us from legal or regulatory action resulting from a failure to comply with applicable laws or regulations. Misconduct by our employees, principal investigators, consultants, commercial partners or vendors could result in significant financial penalties, criminal sanctions and thus have a material adverse effect on our business, including through the imposition of significant fines or other sanctions, and our reputation.

Risks Related to Commercialization, Marketing and Competition

Our industry is highly competitive, and our product candidates may become obsolete.

We are engaged in a rapidly evolving field. Competition from other pharmaceutical companies, biotechnology companies and research and academic institutions is intense and likely to increase. Many of those companies and institutions have substantially greater financial, technical and human resources than we do. Those companies and institutions also may have substantially greater experience in developing products, conducting clinical trials, obtaining marketing authorization and in manufacturing and marketing biologic products. Our competitors may succeed in obtaining marketing authorization for their products more rapidly than we do. Competitors have developed or are in the process of developing technologies that are, or in the future may be, the basis for competitive products. Our competitors may succeed in developing products that are more effective than those we are developing, or that would render our product candidates less competitive or even obsolete. In addition, one or more of our competitors may achieve product commercialization, patent protection or regulatory exclusivity that could impede the commercialization of our product candidates, which could materially adversely affect our business.

If we are unable to establish sales, marketing and distribution capabilities on our own or through collaborations with partners, we may not be successful in commercializing any approved drugs.

We currently have no marketing, sales or distribution capabilities. If any of our product candidates is approved, we must establish a sales and marketing organization with technical expertise and supporting distribution capabilities or outsource this function to a third party. Either of these options could be expensive and time-consuming. In addition, we may not be able to hire a commercial team in the United States or other target market that is sufficient in size or has adequate expertise in the medical institutions that we intend to target. Any failure or delay in the development of our or third parties’ internal sales, marketing and distribution capabilities could adversely impact the commercialization of any existing or future product candidates, if and when approved by the FDA.

With respect to our existing and future product candidates, we may choose to collaborate with third parties that have direct sales forces and established distribution systems, either to augment or to serve as an alternative to our own sales force and distribution capabilities. If we do so, any future product revenue may be lower than if we directly marketed or sold any products that may be approved in the future. In addition, any revenue we receive will depend in whole or in part upon the efforts of these third parties, which may not be as diligent or successful as if we were to market and sell any products that may be approved in the future ourselves. If we are unable to enter into these arrangements on acceptable terms or at all, we may not be able to successfully commercialize our approved products. If we are not successful in commercializing any products that may be approved in the future, our future product revenue will suffer and we may incur significant losses.

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Even if any of our current or future product candidates receive marketing approval, such product candidates may fail to achieve market acceptance by physicians, patients, third-party payors or others in the medical community necessary for commercial success, in which case we may not generate significant revenues or become profitable.

We have never commercialized a product, and even if any of our current or future product candidates are approved by the appropriate regulatory authorities for marketing and sale, they may not gain market acceptance among physicians, patients, third-party payors or others in the medical community. Market participants with significant influence over acceptance of new treatments, such as clinicians and third-party payors, may not be able to convince the medical community and third-party payors to accept and use, or to provide favorable reimbursement for, any product candidates developed by us or our existing or future collaborators. If our current or future product candidates do not achieve an adequate level of acceptance, we may not generate significant product revenue and may not become profitable. The degree of market acceptance of our current or future product candidates, if approved for commercial sale, will depend on a number of factors, including but not limited to:

●	the clinical indications and patient populations for which the product candidate is approved;
●	the safety, efficacy and potential advantages compared to alternative treatments and therapies;
●	the timing of market introduction of the product as well as competitive products;
●	effectiveness of sales and marketing efforts;
●	the strength of our relationships with patient communities;
●	the cost of treatment in relation to alternative treatments and therapies, including any similar generic treatments;
●	our ability to offer such product for sale at competitive prices;
●	the convenience and ease of administration compared to alternative treatments and therapies;
●	the willingness of the target patient population to try new therapies and of physicians to prescribe these therapies;
●	the availability of third-party coverage and adequate reimbursement;
●	the willingness of patients to pay out-of-pocket in the absence of coverage and adequate reimbursement by third-party payors and government authorities;
●	the strength of marketing and distribution support;
●	the inclusion of any REMS program or other restrictions included by the regulators;
●	the prevalence and severity of any side effects; and
●	any restrictions on the use of the product together with other medications.

Our efforts to educate physicians, patients, third-party payors and others in the medical community on the benefits of our product candidates may require significant resources and may never be successful. Because we expect sales of our product candidates, if approved, to generate substantially all of our revenues for the foreseeable future, the failure of our product candidates, if approved, to find market acceptance would harm our business and could require us to seek additional financing.

Even if we are able to commercialize any product candidate, the third-party payor coverage and reimbursement status of newly approved products are uncertain. Failure to obtain or maintain adequate coverage and reimbursement for our product candidates could limit our ability to market those products and decrease our ability to generate revenue.

The availability and adequacy of coverage and reimbursement by governmental healthcare programs such as Medicare and Medicaid, private health insurers and other third-party payors in the United States are essential for most patients to be able to afford treatments such as our products or product candidates, if approved. Our ability to achieve acceptable levels of coverage and reimbursement for drug treatments by governmental authorities, private health insurers and other organizations will have an effect on our ability to successfully commercialize our products and potentially attract additional collaboration partners to invest in the development of our product candidates. We cannot be sure that adequate coverage and reimbursement in the United States, the EU, Australia or elsewhere will be available for our products or any products that we may develop, and any reimbursement that may become available may be decreased or eliminated in the future.

Third-party payors increasingly are challenging prices charged for pharmaceutical products, medical devices and services, and many third-party payors may refuse to provide coverage and reimbursement for particular drugs when an equivalent generic drug is available. It is possible that a third-party payor may consider our products or product candidates, if approved, and the generic or biosimilar parent drug as substitutable and only offer to reimburse patients for the generic drug. Even if we show improved efficacy or safety or improved convenience of administration with our products or product candidates, if approved, pricing of the existing parent drug may limit the amount we will be able to charge for such product. If reimbursement is not available or is available only at limited levels, we may not be able to successfully commercialize our products or product candidates, and may not be able to obtain a satisfactory financial return on products that we may develop.

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There is significant uncertainty related to the insurance coverage and reimbursement of newly approved products. In the United States, third-party payors, including private and governmental payors, such as the Medicare and Medicaid programs, play an important role in determining the extent to which new drugs, biologics and medical devices will be covered. The Medicare and Medicaid programs increasingly are used as models for how private payors and other governmental payors develop their coverage and reimbursement policies for drugs, biologics and medical devices. It is difficult to predict at this time what third-party payors will decide with respect to the coverage and reimbursement for our products or product candidates.

Outside the United States, international operations are generally subject to extensive governmental price controls and other market regulations, and we believe the increasing emphasis on cost-containment initiatives in Europe, Canada, and other countries has and will continue to put pressure on the pricing and usage of our products and product candidates, if approved, and on related parent drugs. In many countries, the prices of medical products are subject to varying price control mechanisms as part of national health systems. Many countries, including the EU Member States, established complex and lengthy procedures to obtain price approvals, coverage and reimbursement. These procedures vary from country to country but are commonly initiated after grant of the related marketing authorization. More particularly, in the EU, potential reductions in prices and changes in reimbursement levels could be the result of different factors, including reference pricing systems. It could also result from the application of external reference pricing mechanisms, which consist of arbitrage between low-priced and high-priced countries. Reductions in the pricing of our medicinal products in one EU Member State could affect the price in other EU Member States and, thus, have a negative impact on our financial results. Other countries allow companies to fix their own prices for medical products, but monitor and control company profits. Additional foreign price controls or other changes in pricing regulation could restrict the amount that we are able to charge for our products or product candidates. Accordingly, in markets outside the United States, the reimbursement for our products may be reduced compared with the United States and may be insufficient to generate commercially reasonable revenue and profits. As an example, many EU Member States review periodically their decisions concerning the pricing and reimbursement of medicinal products. The outcome of these reviews cannot be predicted and could have adverse effects on the pricing and reimbursement of our medicinal products in the EU Member States.

Moreover, increasing efforts by governmental and third-party payors in the United States and abroad to cap or reduce healthcare costs may cause such organizations to limit both coverage and the level of reimbursement for new products approved and, as a result, they may not cover or provide adequate payment for our products or product candidates. We expect to experience pricing pressures in connection with the sale of our products and product candidates due to the trend toward managed healthcare, the increasing influence of health maintenance organizations, and additional legislative changes. The downward pressure on healthcare costs in general, particularly prescription drugs, medical devices and surgical procedures and other treatments, has become very intense. As a result, increasingly high barriers are being erected to the entry of new products.

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Our future growth may depend, in part, on our ability to commercialize products in foreign markets, where we would be subject to additional regulatory burdens and other risks and uncertainties.

Our future growth may depend, in part, on our ability to develop and commercialize our product candidates in foreign markets. We are not permitted to market or promote any of our product candidates before we receive regulatory approval from applicable regulatory authorities in foreign markets, and we may never receive such regulatory approvals for any of our product candidates. To obtain separate regulatory approval in many other countries we must comply with numerous and varying regulatory requirements regarding safety and efficacy and governing, among other things, clinical trials, manufacturing, commercial sales, pricing and distribution of our product candidates. If we obtain regulatory approval of our product candidates and ultimately commercialize our products in foreign markets, we would be subject to additional risks and uncertainties, including:

●	different regulatory requirements for approval of drugs in foreign countries;
●	reduced protection for intellectual property rights;
●	the existence of additional third-party patent rights of potential relevance to our business;
●	unexpected changes in tariffs, trade barriers and regulatory requirements;
●	economic weakness, including inflation, or political instability in particular foreign economies and markets;
●	compliance with tax, employment, immigration and labor laws for employees living or traveling abroad;
●	foreign currency fluctuations, which could result in increased operating expenses and reduced revenues, and other obligations incident to doing business in another country;
●	foreign reimbursement, pricing and insurance regimes;
●	workforce uncertainty in countries where labor unrest is common;
●	production shortages resulting from any events affecting raw material supply or manufacturing capabilities abroad;
●	business interruptions resulting from geopolitical actions, including war and terrorism, or natural disasters including earthquakes, typhoons, floods and fires; and
●	business interruptions resulting from pandemics or similar public health crises.

EU drug marketing and reimbursement regulations may materially affect our ability to market and receive coverage for our products in the EU Member States.

We intend to seek approval to market our product candidates in both the United States and in selected foreign jurisdictions, including the EU. If we obtain approval in one or more foreign jurisdictions for our product candidates, we will be subject to rules and regulations in those jurisdictions. In some foreign countries, particularly those in the EU, the pricing of products is subject to governmental control and other market regulations which could put pressure on the pricing and usage of our product candidates. In these countries, pricing negotiations with governmental authorities can take considerable time after obtaining marketing approval of a product candidate. In addition, market acceptance and sales of our product candidates will depend significantly on the availability of adequate coverage and reimbursement from third-party payors for our product candidates and may be affected by existing and future healthcare reform measures.

Much like the federal Anti-Kickback Statute prohibition in the United States, the provision of benefits or advantages to physicians to induce or encourage the prescription, recommendation, endorsement, purchase, supply, order or use of medicinal products is also prohibited in the EU. The provision of benefits or advantages to reward improper performance is typically governed by the national anti-bribery laws of EU Member States and the Bribery Act 2010 in the United Kingdom. Infringement of these laws could result in substantial fines and imprisonment. EU Directive 2001/83/EC, which is the EU Directive governing medicinal products for human use, further provides that, where medicinal products are being promoted to persons qualified to prescribe or supply them, no gifts, pecuniary advantages or benefits in kind may be supplied, offered or promised to such persons unless they are inexpensive and relevant to the practice of medicine or pharmacy. This provision has been transposed into the Human Medicines Regulations 2012 and so remains applicable in the United Kingdom despite its departure from the EU.

Payments made to physicians in certain EU Member States must be publicly disclosed. Moreover, agreements with physicians often must be the subject of prior notification and approval by the physician’s employer, his or her competent professional organization and/or the regulatory authorities of the individual EU Member States. These requirements are provided in the national laws, industry codes or professional codes of conduct, applicable in the EU Member States. Failure to comply with these requirements could result in reputational risk, public reprimands, administrative penalties, fines or imprisonment.

In addition, in some foreign countries, including some countries in the EU, the proposed pricing for a product must be approved before it may be lawfully marketed. The requirements governing product pricing and reimbursement vary widely from country to country. For example, some EU Member States have the option to restrict the range of medicinal products for which their national health insurance systems provide reimbursement and to control the prices of medicinal products for human use. Reference pricing used by various EU Member States and parallel distribution, or arbitrage between low-priced and high-priced EU Member States, can further reduce prices. An EU Member State may approve a specific price for the medicinal product or it may instead adopt a system of direct or indirect controls on the profitability of the company placing the medicinal product on the market. In some countries, we may be required to conduct a clinical trial or other studies that compare the cost-effectiveness of any of our product candidates to other available therapies in order to obtain or maintain reimbursement or pricing approval. There can be no assurance that any country that has price controls or reimbursement limitations for pharmaceutical products will allow favorable reimbursement and pricing arrangements for any of our product candidates. Historically, products launched in the EU do not follow price structures of the United States and generally prices tend to be significantly lower. Publication of discounts by third-party payors or authorities may lead to further pressure on the prices or reimbursement levels within the country of publication and other countries. If pricing is set at unsatisfactory levels or if reimbursement of our products is unavailable or limited in scope or amount, our revenues from sales and the potential profitability of any of our product candidates in those countries would be negatively affected.

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Obtaining and maintaining marketing approval of our product candidates in one jurisdiction does not mean that we will be successful in obtaining marketing approval of our product candidates in other jurisdictions.

Obtaining and maintaining marketing approval of our product candidates in one jurisdiction does not guarantee that we will be able to obtain or maintain marketing approval in any other jurisdiction. For example, even if the FDA grants marketing approval of a product candidate, comparable foreign regulatory authorities in foreign jurisdictions must also approve the manufacturing, marketing and promotion and reimbursement of the product candidate in those countries, and they may not do so. A failure or delay in obtaining marketing approval in one jurisdiction may negatively impact the marketing approval process in others. Approval procedures vary among jurisdictions and can involve requirements and administrative review periods different from, and greater than, those in the United States, including additional preclinical studies or clinical trials, as clinical trials conducted in one jurisdiction may not be accepted by regulatory authorities in other jurisdictions. In many jurisdictions outside the United States, a product candidate must be approved for reimbursement before it can be approved for sale in that jurisdiction. In some cases, the price that we intend to charge for our products is also subject to approval.

Obtaining foreign marketing approvals and establishing and maintaining compliance with foreign regulatory requirements could result in significant delays, difficulties and costs for us and could delay or prevent the introduction of our products in certain countries. If we or any future collaborator fail to comply with the regulatory requirements in international markets or fail to receive applicable marketing approvals, our target market will be reduced and our ability to realize the full market potential of our product candidates will be harmed, which would adversely affect our business, prospects, financial condition, and results of operations.

If the market opportunities for any of our product candidates are smaller than we estimate, even assuming approval of a product candidate, our revenue may be adversely affected, and our business may suffer.

The precise incidence and prevalence for all the conditions we aim to address with our product candidates are unknown. Our projections of both the number of people who have these diseases, as well as the subset of people with these diseases who have the potential to benefit from treatment with our product candidates, are based on our beliefs and estimates. These estimates have been derived from a variety of sources, including scientific literature, surveys of clinics, patient foundations or market research, and may prove to be incorrect. Further, new information may change the estimated incidence or prevalence of these diseases. The total addressable market across all of our product candidates will ultimately depend upon, among other things, the diagnosis criteria included in the final label for each of our product candidates approved for sale for these indications, the availability of alternative treatments and the safety, convenience, cost and efficacy of our product candidates relative to such alternative treatments, acceptance by the medical community and patient access, drug pricing and reimbursement. The number of patients in the United States and other major markets and elsewhere may turn out to be lower than expected, patients may not be otherwise amenable to treatment with our products or new patients may become increasingly difficult to identify or gain access to, all of which would adversely affect our results of operations and our business.

If we or our partners market products in a manner that violates fraud and abuse and other healthcare laws, or if we or they violate government price reporting laws, we or our partners may be subject to administrative civil and/or criminal penalties.

In addition to FDA restrictions on marketing of pharmaceutical products, several other types of state and federal healthcare laws, including those commonly referred to as “fraud and abuse” laws have been applied in recent years to restrict certain marketing practices in the pharmaceutical industry. These laws include, among others, false claims and anti-kickback statutes. At such time, if ever, as we or any of our partners market any of our future approved products, it is possible that some of the business activities of us and/or our partners could be subject to challenge under one or more of these laws.

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Federal false claims, false statements and civil monetary penalties laws prohibit any person from knowingly presenting, or causing to be presented, a false claim for payment to the federal government or to get a false claim paid. The federal healthcare program anti-kickback statute prohibits, among other things, knowingly and willfully offering, paying, soliciting or receiving remuneration to induce, or in return for, purchasing, leasing, ordering or arranging for the purchase, lease or order of any healthcare item or service reimbursable under Medicare, Medicaid or other federally financed healthcare programs. This statute has been interpreted to apply to arrangements between pharmaceutical manufacturers on the one hand and prescribers, purchasers and formulary managers on the other. Although there are several statutory exceptions and regulatory safe harbors protecting certain common activities from prosecution, they are drawn narrowly, and practices that involve remuneration intended to induce prescribing, purchasing or recommending may be subject to scrutiny if they do not qualify for an exception or safe harbor.

In addition, we and/or our partners may be subject to data privacy and security regulation, including HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (HITECH) and their respective implementing regulations, which impose specified requirements relating to the privacy, security and transmission of individually identifiable health information.

Most states also have statutes or regulations similar to these federal laws, which may apply to items such as pharmaceutical products and services reimbursed by private insurers. We and/or our partners may be subject to administrative, civil and criminal sanctions for violations of any of these federal and state laws.

Risks Related to Intellectual Property

Our success depends in part on our ability to protect our intellectual property and proprietary technologies.

Our commercial success depends in part on our ability to obtain and maintain patent protection and trade secret protection in the U.S. and other countries for our product candidates, proprietary technologies, and their uses as well as our ability to operate without infringing upon the proprietary rights of others. We can provide no assurance that our patent applications or those of our licensors will result in additional patents being issued or that issued patents will afford sufficient protection against competitors with similar technologies, nor can there be any assurance that the patents issued will not be infringed, designed around or invalidated by third parties. Even issued patents may later be found unenforceable or may be modified or revoked in proceedings instituted by third parties before various patent offices or in courts. The degree of future protection for our proprietary rights is uncertain. Only limited protection may be available and may not adequately protect our rights or permit us to gain or keep competitive advantage. Although we have issued composition-of-matter patents in the United States and other countries, we cannot be certain that the claims in our issued patents will not be found invalid or unenforceable if challenged. We cannot be certain that the claims in any patent applications covering our product candidates that are pending, or that we may file, will be considered patentable by the USPTO and courts in the United States or by the patent offices and courts in foreign countries, nor can we be certain that the claims in our issued patents will not be found invalid or unenforceable if challenged. Even if any patent applications that we may file relating to specific formulations of our product candidates issue as patents, formulation patents protect a specific formulation of a product and may not be enforced against competitors making and marketing a product that has the same active pharmaceutical ingredient in a different formulation. Method-of-use patents protect the use of a product for the specified method or for treatment of a particular indication. This type of patent may not be enforced against competitors making and marketing a product that has the same active pharmaceutical ingredient for use in a method not claimed by the patent. Moreover, even if competitors do not actively promote their product for our targeted indications, physicians may prescribe these products “off-label.” Although off-label prescriptions may infringe or contribute to the infringement of method-of-use patents, the practice is common and such infringement may be difficult to prevent or prosecute. Also, as is the case for composition-of-matter patents, we cannot be certain that the claims in our issued method-of-use patents will not be found invalid or unenforceable if challenged. We cannot be certain that the claims in any patent applications covering methods of using our product candidates that are pending, or that we may file, will be considered patentable by the USPTO and courts in the United States or by the patent offices and courts in foreign countries, nor can we be certain that the claims in our issued method-of-use patents will not be found invalid or unenforceable if challenged.

Further, the patent prosecution process is subject to numerous risks and uncertainties, expensive and time-consuming, and we or our licensors may not be able to prepare, file and successfully prosecute all necessary or desirable patent applications for a commercially reasonable cost or in a timely manner or in all jurisdictions. It is also possible that we or our licensors may fail to identify patentable aspects of inventions made in the course of development and commercialization activities before it is too late to obtain patent protection for them.

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Moreover, depending on the terms of any future in-licenses to which we may become a party, we may not have the right to control the preparation, filing and prosecution of patent applications, or to maintain the patents, covering technology in-licensed from third parties. Therefore, these patents and patent applications may not be prosecuted and enforced in a manner consistent with the best interests of our business.

In addition, we rely on the protection of our trade secrets and proprietary know-how. Although we have taken steps to protect our trade secrets and unpatented know-how, including entering into confidentiality agreements with third parties, and confidential information and inventions agreements with employees, consultants and advisors, we cannot provide any assurances that all such agreements have been duly executed, and third parties may still obtain this information or may come upon this or similar information independently. Enforcing a claim that a third party obtained illegally and is using trade secrets and/or proprietary know-how is expensive, time consuming and unpredictable. The enforceability of confidentiality agreements may vary from jurisdiction to jurisdiction. Additionally, if the steps taken to maintain our trade secrets are deemed inadequate, we may have insufficient recourse against third parties for misappropriating its trade secrets. If any of these events occurs or if we otherwise lose protection for our trade secrets or proprietary know-how, our business may be harmed.

With respect to certain patents, we enjoy only limited geographical protection, and as a consequence we may not be able to protect our intellectual property rights throughout the world.

It would be prohibitively expensive to file and prosecute patent applications and maintain and defend patents covering our product candidates in all countries throughout the world and competitors may use our and our licensors’ technologies in jurisdictions where we have not obtained patent protection to develop their competitor’s own product candidates and, further, may export otherwise infringing product candidates to territories where we and our licensors have patent protection, but enforcement rights are not as strong as that in the United States or Europe.

As a result, these product candidates may compete with our product candidates, and our and our licensors’ patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Further, national and regional patent authorities may restrict the scope and coverage of our PCT applications before grant. The examination of each national or regional patent application is an independent proceeding. As a result, patent applications in the same family may issue as patents in some jurisdictions, such as in the United States, but may issue as patents with claims of different or limited scope or may even be refused in other jurisdictions, such as in China and India, which have different requirements for patentability and it is also quite common that depending on the country, the scope of patent protection may vary for the same product or technology.

As maintaining patents in multiple countries over their lifetimes (usually a period of 20 years) is expensive, we may decide to abandon pending or granted national and regional patent applications for financial considerations, or, strategically, when projects are reprioritized, or for any other reason. In hindsight, these decisions may hurt us, our revenue stream from licensing activities, and ultimately profitability.

In addition, the laws of some jurisdictions do not protect intellectual property rights to the same extent as the laws or rules and regulations in the United States, The UK and Europe, and many companies have encountered significant difficulties in protecting and defending such rights in such jurisdictions.

The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets and other intellectual property protection, which could make it difficult for us to stop the infringement of our patents or marketing of competing product candidates in violation of our proprietary rights generally.

Proceedings to enforce our patent rights in other jurisdictions, whether or not successful, could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing as patents, and could provoke third parties to assert claims against us. Should we seek legal redress, we may not prevail or if we do prevail, the damages or other remedies awarded may not be meaningful. As a result, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

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While we intend to protect our intellectual property rights in our expected significant markets, we cannot ensure that we will be able to initiate or maintain similar efforts in all jurisdictions in which we may wish to market our product candidates. Accordingly, our efforts to protect our intellectual property rights in such countries may be inadequate, which may have an adverse effect on our ability to successfully commercialize our product candidates in all of our expected significant foreign markets.

If we or our licensors encounter difficulties in protecting, or are otherwise precluded from effectively protecting, the intellectual property rights important for our business in such jurisdictions, the value of these rights may be diminished, and we may face additional competition from others in those jurisdictions.

Another risk we face is that some countries in Europe and China have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties and some countries limit the enforceability of patents against government agencies or government contractors. As a result, in those countries, the patent owner may have limited remedies, which could materially diminish the value of such patents. If we, or any of our licensors, are forced to grant a license to third parties with respect to any patents relevant to our business, our competitive position may be impaired and our business, financial condition and results of operations may be adversely affected.

Our intellectual property rights may not adequately protect our technologies and product candidates and may not necessarily address all potential threats to our competitive advantage.

The degree of protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations, and may not adequately protect our business, or permit us to maintain our competitive advantage. For example:

●	others may be able to make compounds that are the same as or similar to our product candidates but that are not covered by the claims of the patents that we own or have exclusively licensed;
●	the patents of third parties may impair our ability to develop or commercialize our product candidates;
●	the patents of third parties may be extended beyond the expected patent term and thus may impair our ability to develop or commercialize our product candidates;
●	we or our licensors or any future strategic collaborators might not have been the first to conceive or reduce to practice the inventions covered by the issued patents or pending patent applications that we own or have exclusively licensed;
●	we or our licensors or any future strategic collaborators might not have been the first to file patent applications covering our inventions, our product candidates, or uses of the product candidates in the indications under our development or to be developed;
●	it is possible that the pending patent applications that we own or have exclusively licensed may not lead to issued patents;
●	issued patents that we own or have exclusively licensed may not provide us with any competitive advantage, or may be held invalid or unenforceable, as a result of legal challenges by our competitors;
●	issued patents that we own or have exclusively licensed may not provide coverage for all aspects of our product candidates in all countries, such as for uses of our product candidates in the indications under our development or to be developed;
●	others may independently develop similar or alternative technologies or duplicate any of our technologies without infringing our intellectual property rights;
●	our competitors might conduct research and development activities in countries where we do not have patent rights and then use the information learned from such activities to develop competitive product candidates for sale in our major commercial markets;
●	others performing manufacturing or testing for us using our product candidates or technologies could use the intellectual property of others without obtaining a proper license; or
●	our or our licensors’ inventions or technologies may be found to be not patentable; and we may not develop additional technologies that are patentable.

We may become subject to third parties’ claims alleging infringement of third-party patents and proprietary rights, or we may be involved in lawsuits to protect or enforce our patents and other proprietary rights, which could be costly and time consuming, delay or prevent the development and commercialization of our product candidates, or put our patents and other proprietary rights at risk.

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Others may claim an ownership interest in our intellectual property, which could expose us to litigation and have a significant adverse effect on our prospects.

A third party may claim an ownership interest in one or more of our patents or other intellectual property. A third party could bring legal actions against us and seek monetary damages and/or enjoin clinical testing, manufacturing and marketing of the affected product or products. We cannot guarantee that a third-party will not assert a claim or an interest in any of such patents or intellectual property. If we become involved in any litigation, it could consume a substantial portion of our resources, and cause a significant diversion of effort by our technical and management personnel. If any of these actions are successful, in addition to any potential liability for damages, we could be required to obtain a license to continue to manufacture or market the affected product, in which case we may be required to pay substantial royalties or grant cross-licenses to our patents. We cannot, however, assure you that any such license will be available on acceptable terms, if at all. Ultimately, we could be prevented from commercializing a product, or be forced to cease some aspect of our business operations as a result of claims of patent infringement or violation of other IP rights, Further, the outcome of IP litigation is subject to uncertainties that cannot be adequately quantified in advance, including the demeanor and credibility of witnesses and the identity of the adverse party. This is especially true in IP cases that may turn on the testimony of experts as to technical facts upon which experts may reasonably disagree. Ultimately, there is no guarantee that courts or patent offices in the U.S. and abroad will rule in our favor.

We may be subject to claims by third parties asserting that we or our employees have misappropriated third-party intellectual property or claiming ownership of what we regard as our own intellectual property. These claims may be costly to defend and if we do not successfully do so, we may be required to pay monetary damages and lose valuable intellectual property rights or personnel.

Some of our employees, including our senior management, were previously employed at other biopharmaceutical or pharmaceutical companies, including our competitors or potential competitors. Some of these employees executed proprietary rights, non-disclosure and non-competition agreements in connection with such previous employment. Although we try to ensure that our employees do not use the know-how, trade secrets, or other proprietary information of others in their work for us, we may be subject to claims that we or these employees have used or disclosed confidential information or intellectual property, including know-how, trade secrets, or other proprietary information, of any such employee’s former employer. Litigation may be necessary to defend against these claims. If we fail in prosecuting or defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel.

A loss of key research personnel or their work product could hamper or undermine our ability to develop and commercialize our product candidates, which would severely harm our business. In addition, if such intellectual property rights were to be awarded to a third party, we could be required to obtain a license from such third party to commercialize our technology or product candidates. Such a license may not be available on commercially reasonable terms or at all, which could hamper or undermine our ability to develop and commercialize our product candidates, which would severely harm our business. Even if we successfully prosecute or defend against such claims, litigation could result in substantial costs and distract management from the development and commercialization of our product candidates.

Our proprietary information may be lost, or we may suffer security breaches. In the ordinary course of our business, we collect and store sensitive data, including intellectual property, clinical trial data, proprietary business information, personal data and personally identifiable information of our clinical trial subjects and employees, in our data centers and on our networks. The secure processing, maintenance and transmission of this information is critical to our operations. Despite our security measures, our information technology and infrastructure and those of our Contract Research Organizations (“CROs”) or other contractors or consultants may be vulnerable to attacks by hackers or breached due to employee error, malfeasance, or other disruptions. While the maintenance of HIPAA-compliance and deidentification of clinical trial personal data is the responsibility of our CROs, breach of planned and future trials at our CRO sites may result in costly lawsuits, stiff penalties from governmental agencies, and may also result in disbarment from operating within some socio-geographic regions, such as the UK and the EU, where personal data is considered paramount. Furthermore, the loss of clinical trial data from completed, ongoing, or planned trials could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. Although, to our knowledge, we have not experienced any such material security breach to date, any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost, or stolen. Any such access, disclosure, or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, and significant regulatory penalties; disrupt our operations; damage our reputation; and cause a loss of confidence in us and our ability to conduct clinical trials, which could adversely affect our reputation and delay our clinical development of our product candidates. This could increase our cyber security risk, create data accessibility concerns, and make us more susceptible to communication disruptions.

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Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations or prospects.

Risks Related to Our Reliance on Third Parties

We rely on third parties to conduct, supervise and monitor our preclinical studies and clinical trials, and if those third parties perform in an unsatisfactory manner it may harm our business.

We do not currently have the ability to independently conduct preclinical studies or clinical trials required to develop our product candidates. We rely upon CROs, clinical trial sites and other third parties to ensure the proper and timely conduct of our preclinical studies, and we expect to have limited influence over their actual performance. We intend to rely upon CROs and others for the execution of future nonclinical studies and to monitor, manage and report data any future clinical trials.

We and our CROs and other third parties are required to comply with good clinical practice and good manufacturing practice (collectively, “GxP”) requirements, which are regulations and guidelines enforced by the FDA, the Competent Authorities of the Member States of the European Economic Area, and comparable foreign regulatory authorities for all of our product candidates in clinical development. Regulatory authorities enforce these GxP requirements through periodic inspections of trial sponsors, principal investigators and trial sites. At any point in time, the FDA may revoke or suspend the license of our contract manufacturer for failure to maintain standards resulting in business losses for us. Further, if we fail to exercise adequate oversight over any of our CROs or other third parties, or if we or any of our CROs or other third parties fail to comply with applicable GxP requirements, the clinical data generated in our clinical trials may be deemed unreliable and the FDA, the EMA, or foreign regulatory authorities may require us to perform additional clinical trials before approving our marketing applications. We cannot assure you that upon a regulatory inspection of us or our CROs or other third parties, such regulatory authority will determine that any of our clinical trials complies with GxP requirements. Our failure to comply with these regulations may require us to repeat clinical trials, which would delay the regulatory approval process.

Further, while we may only control certain aspects of these parties’ activities, we are responsible for ensuring that each of our studies and trials is conducted in accordance with the applicable protocol and legal, regulatory and scientific standards, and our reliance on these third parties does not relieve us of our regulatory responsibilities. Such standards may change, affecting the ability of contract manufacturers to produce our product candidates on the schedule we require for our clinical trials.

These CROs and other third parties are not our employees and we are not able to control, other than by contract, the amount of resources, including time, which they devote to our clinical trials. If our CROs or other third parties fail to devote sufficient resources to the development of our product candidates, or if their performance is substandard, it may delay or compromise the prospects for approval and commercialization of our product candidates. In addition, the use of third-party service providers requires us to disclose our proprietary information to these parties, which could increase the risk that this information is misappropriated. If any of our relationships with our CROs or other third parties terminate, we may not be able to enter into arrangements with alternative CROs or other third parties or to do so on commercially reasonable terms. Switching or adding additional investigators or CROs involves additional cost and potential delays and requires our management’s time and focus. In addition, there is a natural transition period when a new independent investigator or CRO commences work. As a result, delays could occur, which could materially impact our ability to meet our desired clinical development timelines.

If our CROs or other third parties do not successfully carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced or if the quality or accuracy of the clinical data they obtain is compromised due to a failure to adhere to our clinical protocols, regulatory requirements, or for other reasons, our clinical trials may be extended, delayed, or terminated and we may not be able to obtain regulatory approval for or successfully commercialize our product candidates. As a result, our results of operations and the commercial prospects for our product candidates would be harmed, our costs could increase and our ability to generate revenue could be delayed.

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We seek to partner with third-party collaborators with respect to aspects of the development and commercialization of our product candidates and we may not succeed in establishing and maintaining collaborative relationships, which may significantly limit our ability to develop and commercialize our product candidates successfully, if at all.

Our business strategy relies in part on partnering with pharmaceutical companies to supplement our internal development efforts, particularly with respect to our legacy product candidates for which we have suspended development. If we are not able to enter into collaboration arrangements, we may be required to undertake and fund further development, clinical trials, manufacturing and commercialization activities solely at our own expense and risk. If we are unable to finance and/or successfully execute those activities, or we delay such activities due to capital availability, our business could be materially and adversely affected, and potential future product launches could be materially delayed, be less successful, or we may be forced to discontinue clinical development of product candidates.

The process of establishing and maintaining collaborative relationships is difficult, time-consuming and involves significant uncertainty, including if a collaboration partner:

●	may shift its priorities and resources away from our product candidates due to a change in business strategies, or a merger, acquisition, sale or downsizing;
●	may seek to renegotiate or terminate their relationships with us due to unsatisfactory clinical results, manufacturing issues, a change in business strategy, a change of control or other reasons;
●	may cease development in therapeutic areas which are the subject of our strategic collaboration;
●	may not devote sufficient capital or resources towards our product candidates;
●	may change the success criteria for a drug candidate thereby delaying or ceasing development of such candidate;
●	experiences significant delays in initiating certain development activities, which will also delay payment of milestones tied to such activities, thereby impacting our ability to fund our own activities;
●	develops a product that competes, either directly or indirectly, with our drug candidate;
●	may not commit sufficient financial or human resources to the marketing, distribution or sale of our product;
●	may encounter regulatory, resource or quality issues and be unable to meet demand requirements;
●	may exercise a contractual right to terminate a strategic alliance;
●	has a dispute arise concerning the research, development or commercialization of a drug candidate resulting in a delay in milestones, royalty payments or termination of an alliance and possibly resulting in costly litigation or arbitration which may divert management attention and resources; and
●	may use our products or technology in such a way as to invite litigation from a third party.

If any collaborator fails to fulfill its responsibilities in a timely manner, or at all, our research, clinical development, manufacturing or commercialization efforts related to that collaboration could be delayed or terminated, or it may be necessary for us to assume responsibility for expenses or activities that would otherwise have been the responsibility of our collaborator. If we are unable to establish and maintain collaborative relationships on acceptable terms or to successfully transition terminated collaborative agreements, we may have to delay or discontinue further development of one or more of our product candidates, undertake development and commercialization activities at our own expense or find sources of additional capital.

If the third parties on which we intend to rely for our clinical trials and results do not perform our clinical trial activities in accordance with good clinical practices and related regulatory requirements, we may be unable to obtain marketing authorization for or commercialize our product candidates.

We intend to use and rely on CROs to conduct and/or oversee future clinical trials of our product candidates. Nonetheless, we will be responsible for confirming that each of our future clinical trials is conducted in accordance with the FDA’s, MHRA’s or EMA’s requirements and general investigational plans and protocols, as may be applicable. Our expected reliance on third parties will not relieve us of these responsibilities and requirements. Third parties may not complete activities on schedule or conduct our clinical trials in accordance with regulatory requirements or the respective trial plans and protocols. In addition, third parties may not be able to repeat their past successes in clinical trials. The third parties’ failure to carry out their obligations could delay or prevent the development, approval and commercialization of our product candidates or result in enforcement action against us.

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Use of third parties to manufacture our product candidates may increase the risk that we will not have sufficient quantities of our product candidates, products, or necessary quantities at an acceptable cost.

The process of manufacturing pharmaceuticals and biological products is complex, time-consuming, highly regulated and subject to multiple risks. We do not own or operate manufacturing facilities for the production of clinical or commercial quantities of our product candidates, and we lack the resources and the capabilities to do so. As a result, we currently rely on third parties for supply of the active pharmaceutical ingredients for our product candidates. Our strategy is to outsource all manufacturing of our product candidates and products to third parties.

In addition, we have not yet concluded a commercial supply contract with any commercial manufacturer. There is no assurance that we will be able to timely secure needed supply arrangements on satisfactory terms, or at all. Our failure to secure these arrangements as needed could have a material adverse effect on our ability to complete the development of our product candidates or to commercialize them. We may be unable to conclude agreements for commercial supply with third-party manufacturers, or may be unable to do so on acceptable terms. There may be difficulties in scaling up to commercial quantities, and the costs of manufacturing could be prohibitive.

Even if we are able to establish and maintain arrangements with third-party manufacturers, reliance on third-party manufacturers entails additional risks, including:

● reliance on third-parties for manufacturing process development, regulatory compliance and quality assurance, which may result in delays or inadequate supply of product;

● limitations on supply availability resulting from capacity and scheduling constraints of third-parties;

● limitation on supply availability due to difficulties in sourcing raw materials;

● the possible breach of manufacturing agreements by third-parties because of factors beyond our control;

● the possible termination or non-renewal of the manufacturing agreements by the third-party, at a time that is costly or inconvenient to us; and

● delays associated with the lack of availability of staff at third-party manufacturers.

If we do not maintain our key manufacturing relationships, we may fail to find replacement manufacturers or develop our own manufacturing capabilities, which could delay or impair our ability to develop and commercialize our product. If we do find replacement manufacturers, we may not be able to enter into agreements with them on terms and conditions favorable to us and there could be a substantial delay before new facilities could be qualified and registered with the FDA and other foreign regulatory authorities.

The FDA, MHRA EMA and other foreign regulatory authorities require manufacturers to register manufacturing facilities. The FDA and corresponding foreign regulators also inspect these facilities to confirm compliance with cGMPs. Contract manufacturers may face manufacturing or quality control problems causing drug substance production and shipment delays or a situation where the contractor may not be able to maintain compliance with the applicable cGMP requirements. While we provide oversight of manufacturing activities, we do not and will not control the execution of our manufacturing activities by, and are or will be essentially dependent on, our CDMOs for compliance with cGMP requirements for the manufacture of our product candidates. Any failure to comply with FDA, MHRA, EMA and comparable foreign regulatory requirements could adversely affect our clinical research activities and our ability to develop our product candidates and market our products.

Moreover, the manufacturing of therapeutic biologics products is highly complex. Problems may arise during manufacturing for a variety of reasons, including but not limited to:

●	equipment malfunction;
●	failure to follow specific protocols and procedures;
●	changes in product specification;
●	low quality or insufficient supply of raw materials;
●	delays in the construction of new facilities as a result of changes in manufacturing production sites and limits to manufacturing capacity due to regulatory requirements;
●	staffing shortages;
●	advances in manufacturing techniques;
●	physical limitations that could inhibit continuous supply; and
●	man-made or natural disasters and other environmental factors.

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Products with quality issues may have to be discarded, resulting in product shortages or additional expenses. This could lead to, among other things, increased costs, lost revenue, damage to customer relationships, time and expense spent investigating the cause and, depending on the cause, similar losses with respect to other batches or products. If problems are not discovered before the product is released to the market, recall and product liability costs may also be incurred.

Manufacturing methods and formulation are sometimes altered through the development of drug candidates from clinical trials to approval, and further to commercialization, in an effort to optimize manufacturing processes and results. Such changes carry the risk that they will not achieve these intended objectives. Any of these changes could cause the drug candidates to perform differently and affect the results of planned clinical trials or other future clinical trials conducted with the altered materials. This could delay the commercialization of any approved drugs and require bridging studies or the repetition of one or more clinical trials, which may result in increases in clinical trial costs, delays in drug approvals and may jeopardize our ability to commence product sales and generate revenue.

We may also experience shortages of qualified personnel, raw materials or key contractors, and experience unexpected damage to our facilities or the equipment in them. In these cases, we may be required to delay or suspend our manufacturing activities. We may be unable to secure temporary, alternative manufacturers for our drugs with the terms, quality and costs acceptable to us, or at all. Such an event could delay our clinical trials and/or the availability of our products for commercial sale. Moreover, we may spend significant time and costs to remedy these deficiencies before we can continue production at our manufacturing facilities.

In addition, the quality of our products, including drug candidates manufactured by us for research and development purposes and drugs manufactured by us for commercial use, depends significantly on the effectiveness of our quality control and quality assurance, which in turn depends on factors such as the production processes used in our manufacturing facilities, the quality and reliability of equipment used, the quality of our staff and related training programs and our ability to ensure that our employees adhere to our quality control and quality assurance protocol. However, there can be no assurances that our quality control and quality assurance procedures will be effective in consistently preventing and resolving deviations from our quality standards. Any significant failure or deterioration of our quality control and quality assurance protocol could render our products unsuitable for use, jeopardize any cGMP certifications we may have and/or harm our market reputation and relationship with business partners. Any such developments may have a material adverse effect on our business, financial condition and results of operations.

Risks Related to our Business Operations

We only have a limited number of employees to manage and operate our business. Our business could suffer if we are unable to attract and retain key employees.

As of January 1, 2026, we had 6 employees, 5 of which are full-time. Our limited financial resources have led us to focus on the development of our ADC Platform and to manage and operate our business in a highly efficient manner.

Our success depends upon the continued service and performance of our senior management and other key personnel. The loss of the services of these personnel could delay or prevent the successful completion of our planned preclinical and clinical experiments, or the commercialization of our therapeutic candidates or otherwise affect our ability to manage our company effectively and to carry out our business plan. We do not maintain key-man life insurance. Although we have entered into employment agreements with members of our senior management team, members of our senior management team may resign at any time. High demand exists for senior management and other skilled personnel in the biopharmaceutical industry. There can be no assurance that we will be able to continue to attract and retain such personnel or train new hires to the skill level required for completing our preclinical/ clinical objectives.

Our growth and success also depend on our ability to attract and retain additional highly qualified scientific, clinical, technical, sales, managerial and finance personnel. We experience intense competition for qualified personnel, and the existence of non-competition agreements between prospective employees and their former employers may prevent us from hiring those individuals or subject us to suit from their former employers. In addition, if we elect to independently commercialize any approved drug, we will need to expand our marketing and sales capabilities. While we attempt to provide competitive compensation packages to attract and retain key personnel, many of our competitors are likely to have greater resources and more experience than we have, making it difficult for us to compete successfully for key personnel. If we cannot attract and retain sufficiently qualified technical employees on acceptable terms, we may not be able to develop and commercialize products. Further, any failure to effectively integrate new personnel could prevent us from successfully growing our company.

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If we or any third-party manufacturers we engage fail to comply with environmental, health and safety laws and regulations, we could become subject to fines or penalties or incur costs or liabilities that could harm our business.

We and third-party manufacturers we engage are and will be subject to numerous environmental, health and safety laws and regulations, including those governing laboratory procedures and the handling, use, storage, treatment and disposal of hazardous materials and wastes. Our operations involve the use of hazardous and flammable materials, including chemicals and biological materials. Our operations also produce hazardous waste products. We generally contract with third parties for the disposal of these materials and wastes. We cannot eliminate the risk of contamination or injury from these materials. In the event of contamination or injury resulting from our use of hazardous materials, we could be held liable for any resulting damages, and any liability could exceed our resources. Liability under certain environmental laws governing the release and cleanup of hazardous materials is joint and several and could be imposed without regard to fault. We also could incur significant costs associated with civil or criminal fines and penalties or become subject to injunctions limiting or prohibiting our activities for failure to comply with such laws and regulations.

Although we maintain general liability insurance as well as workers’ compensation insurance to cover us for costs and expenses we may incur due to injuries to our employees resulting from the use of hazardous materials, this insurance may not provide adequate coverage against potential liabilities. We do not maintain insurance for environmental liability or toxic tort claims that may be asserted against us in connection with our storage or disposal of biological, hazardous or radioactive materials.

In addition, we may incur substantial costs in order to comply with current or future environmental, health and safety laws and regulations. These current or future laws and regulations may impair our research, development or production efforts. Our failure to comply with these laws and regulations also may result in substantial fines, penalties or other sanctions.

Further, with respect to the operations of our current and any future third-party contract manufacturers, it is possible that if they fail to operate in compliance with applicable environmental, health and safety laws and regulations or properly dispose of wastes associated with our products, we could be held liable for any resulting damages, suffer reputational harm or experience a disruption in the manufacture and supply of our product candidates or products. In addition, our supply chain may be adversely impacted if any of our third-party contract manufacturers become subject to injunctions or other sanctions as a result of their non-compliance with environmental, health and safety laws and regulations.

 Any pandemic, epidemic, or outbreak of an infectious disease, may materially and adversely affect our business and our financial results and could cause a disruption to the development of our product candidates.

Public health crises, such as pandemics or similar outbreaks, could adversely impact our business. Any future pandemic, epidemic or outbreak of an infectious disease could have similar effects. Furthermore, economic recessions, increased inflation and/or interest rates, and any disruptions to our operations or workforce availability brought on by the effects of a health epidemic may have a negative effect on our operating results. The foregoing could result in an adverse effect on our business, results of operations, financial condition and cash flows.

Potential disruptions to our preclinical and clinical development efforts related to future outbreaks or pandemics may include, but are not limited to, disruptions in our supply chain and our ability to procure the components for each of our product candidates for use in preclinical studies and clinical trials and enrolling patients in clinical trials. We are unable to predict if a future outbreak or pandemic could have similar or different impacts on our preclinical studies, clinical trials, business, financial condition, and results of operations.

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We are currently operating in a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability. Our business, financial condition and results of operations could be materially adversely affected by any negative impact on the global economy and capital markets resulting from the geopolitical tensions or high inflation.

U.S. and global markets are experiencing volatility and disruption following the escalation of geopolitical tensions around the world. Although the length and impact of the ongoing military conflict is highly unpredictable, the conflicts could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions, which has led to high inflation globally. We are continuing to monitor inflation and global capital markets and assess the potential impacts on our business.

Although our business has not been materially impacted by these geopolitical tensions to date, it is impossible to predict the extent to which our operations, or those of our suppliers and manufacturers, will be impacted in the short and long term, or the ways in which the conflict may impact our business. The extent and duration of the conflicts, geopolitical tensions, record inflation, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions may also magnify the impact of other risks described herein.

Disruptions at the FDA, the SEC and other government agencies caused by the change in presidential administration, funding shortages or potential funding shortages could hinder their ability to hire and retain key leadership and other personnel, prevent new products and services from being developed or commercialized in a timely manner, or otherwise prevent those agencies from performing normal business functions, which could negatively impact our business and our timelines.

The ability of the FDA to review and clear or approve new products can be affected by a variety of factors, including government budget and funding levels, ability to hire and retain key personnel and accept the payment of user fees, shifting policy priorities as a result of changes in the presidential administration and its appointees tasked to oversee the agency, and statutory, regulatory, and policy changes. Average review times at the agency have fluctuated in the past as a result of these factors, and government funding of the SEC, and other government agencies on which our operations may rely, is subject to the impacts of political events, which are inherently fluid and unpredictable.

Disruptions at the FDA and other agencies may slow the time necessary for review and approval (including any applications we may file with respect to our current and future product candidates), which could adversely affect our business. For example, over the last several years, the U.S. government has shut down several times and certain regulatory agencies, such as the FDA and the SEC, have had to furlough critical employees and stop critical activities. If a prolonged government shutdown or other disruption occurs, it could significantly impact the ability of the FDA and the SEC to timely review and process our submissions, which could have a material adverse effect on our business.

Our business and operations could suffer in the event of computer system failures or security breaches.

Despite the implementation of security measures, our internal computer systems, and those of our CROs and other third parties on which we rely, are vulnerable to damage from computer viruses, unauthorized access, cyber-attacks, natural disasters, fire, terrorism, war, and telecommunication and electrical failures. If such an event were to occur and interrupt our operations, it could result in a material disruption of our drug development programs. For example, the loss of clinical trial data from planned clinical trials could result in delays in our marketing authorization efforts and significantly increase our costs to recover or reproduce the data. To the extent that any disruption or security breach results in a loss of or damage to our data or applications, loss of trade secrets or inappropriate disclosure of confidential or proprietary information, including protected health information or personal data of employees or former employees, access to our clinical data, or disruption of the manufacturing process, we could incur liability and the further development of our drug candidates could be delayed. We may also be vulnerable to cyber-attacks by hackers or other malfeasance. Especially since the merger, cyber-security needs have grown as the combined company has offices in London and San Francisco Bay area with employees operating out of UK, US East and West Coasts. This type of breach of our cybersecurity may compromise our confidential information and/or our financial information and adversely affect our business or result in legal proceedings. If security breaches result in the loss of clinical trial data or other confidential information, we may be the subject of legal proceedings and suffer financial and reputational damage. Further, these cybersecurity breaches may inflict reputational harm upon us that may result in decreased market value and erode public trust.

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Our business is subject to risks associated with conducting business internationally.

We source research and development, manufacturing, consulting, and other services from companies based throughout the United States, the UK, the EU, and select Asian countries. Accordingly, our future results could be harmed by a variety of factors, including: economic weakness, including inflation, or political instability in varying economies and markets; differing regulatory requirements for drug approvals in non-European Union (EU) countries; differing jurisdictions could present different issues for securing, maintaining, or obtaining freedom to operate for our intellectual property in such jurisdictions; such jurisdictions; potentially reduced protection for intellectual property rights; difficulties in compliance with non- US laws and regulations; changes in non-U.S. regulations and customs, tariffs, and trade barriers; changes in non-U.S. currency exchange rates of the USD and currency controls; changes in a specific country’s or region’s political or economic environment, trade protection measures, import or export licensing requirements or other restrictive actions by the USA or non-U.S. governments; differing reimbursement regimes and price controls in certain non-U.S. markets; negative consequences from changes in tax laws; compliance with tax, employment, immigration, and labor laws for employees living or traveling outside of the USA; business interruptions resulting from geo-political actions, including war and terrorism, health epidemics and other widespread outbreaks of contagious disease, or natural disasters, including earthquakes, typhoons, hurricanes, floods and fires.

Risks Related to our Ordinary Shares and ADSs

Our business, operating results and growth rates may be adversely affected by current or future unfavorable economic and market conditions and adverse developments with respect to financial institutions and associated liquidity risk.

Our business depends on the health of the global economies. If the conditions of the global economies remain uncertain or continue to be volatile, or if they deteriorate, including because of the impact of military conflict, such as the war between Russia and Ukraine, terrorism or other geopolitical events, our business, operating results and financial condition may be materially adversely affected. Economic weakness, inflation and increases in interest rates, limited availability of credit, liquidity shortages and constrained capital spending have at times in the past resulted, and may in the future result, in challenging and delayed sales cycles, slower adoption of new technologies and increased price competition, and could negatively affect our ability to forecast future periods, which could result in an inability to satisfy demand for our products and a loss of market share.

In addition, inflation raises our costs for commodities, labor, materials and services and other costs required to grow and operate our business, and failure to secure these on reasonable terms may adversely impact our financial condition. Additionally, inflation, geopolitical developments and global supply chain disruptions, have caused, and may in the future cause, global economic uncertainty and uncertainty about the interest rate environment, which may make it more difficult, costly or dilutive for us to secure additional financing. A failure to adequately respond to these risks could have a material adverse impact on our financial condition, results of operations or cash flows.

If the current equity and credit markets deteriorate, or if adverse developments are experienced by financial institutions, it may cause short-term liquidity risk and make any necessary debt or equity financing more difficult, more costly, more onerous with respect to financial and operating covenants and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy and financial performance and could require us to alter our operating plans. In addition, there is a risk that one or more of our service providers, financial institutions, manufacturers, suppliers and other partners may be adversely affected by the foregoing risks, which could directly affect our ability to attain our operating goals on schedule and on budget.

If we are deemed or become a passive foreign investment company for U.S. federal income tax purposes in 2024 or in any prior or subsequent years, there may be negative tax consequences for U.S. taxpayers that are holders of our ADSs.

We will be treated as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes in any taxable year in which either (i) at least 75% of our gross income is “passive income” or (ii) on average at least 50% of our assets by value produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, certain dividends, interest, royalties, rents and gains from commodities and securities transactions and from the sale or exchange of property that gives rise to passive income. Passive income also includes amounts derived by reason of the temporary investment of funds, including those raised in a public offering. In determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

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We may have been a PFIC for 2025, but we have not performed a detailed analysis to determine PFIC status for 2026. Because the PFIC determination is highly fact sensitive, there can be no assurance that we were not a PFIC for 2026 and there can be no assurance that we will not be a PFIC for 2026 or for any other taxable year. If we were to be characterized as a PFIC for U.S. federal income tax purposes in any taxable year during which a U.S. shareholder owns our ADSs, and such U.S. shareholder does not make an election to treat us as a “qualified electing fund”, or QEF”, or make a “mark-to-market” election, then “excess distributions” to such U.S. shareholder, and any gain realized on the sale or other disposition of our ADSs will be subject to special rules. Under these rules: (i) the excess distribution or gain would be allocated ratably over the U.S. shareholder’s holding period for ADSs; (ii) the amount allocated to the current taxable year and any period prior to the first day of the first taxable year in which we were a PFIC would be taxed as ordinary income; and (iii) the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year. In addition, if the U.S. Internal Revenue Service, or IRS, determines that we are a PFIC for a year with respect to which we have determined that we were not a PFIC, it may be too late for a U.S. shareholder to make a timely QEF or mark-to-market election. U.S. shareholders who hold our ADSs during a period when we are a PFIC will be generally subject to the foregoing rules, even if we cease to be a PFIC in subsequent years, subject to certain exceptions, including for U.S. shareholders who made a timely QEF or mark-to-market election. A U.S. shareholder can make a QEF election by completing the relevant portions of and filing IRS Form 8621 in accordance with the instructions thereto. A QEF election generally may not be revoked without the consent of the IRS. If an investor provides reasonable notice to us that it has determined to make a QEF election, we intend to provide annual financial information to such investor as may be reasonably required for purposes of filing United States federal income tax returns in connection with such QEF election.

U.S. investors are urged to consult their own tax advisors regarding the possible application of the PFIC rules.

The market price of our ADSs may be volatile and may fluctuate in a way that is disproportionate to our operating performance.

The market price of our ADSs may experience substantial volatility as a result of a number of factors. The market prices for securities of biotechnology companies in general have been highly volatile and may continue to be so in the future. The following factors, in addition to other risk factors described in this section, may have a significant impact on the market price of our ADSs:

●	sales or potential sales of substantial amounts of our ordinary shares or ADSs;
●	delay or failure in initiating, enrolling, or completing clinical trials or unsatisfactory results of these trials or events reported in any of our current or future clinical trials;
●	announcements about us or about our competitors, including clinical trial results, marketing authorizations or new product introductions;
●	a serious AE in a clinical trial and/or a long-term safety issue;
●	developments concerning our licensors or product manufacturers;
●	litigation and other developments relating to our patents or other proprietary rights or those of our competitors;
●	conditions in the pharmaceutical or biotechnology industries;
●	variations in our anticipated or actual operating results;
●	governmental regulation and legislation, actual or anticipated;
●	change in securities analysts’ estimates of our performance, or our failure to meet analysts’ expectations;
●	whether, to what extent and under what conditions the FDA, MHRA or EMA will permit us to continue developing our product candidates, if at all, and if development is continued, any reports of safety issues or other AEs observed in any potential future studies of these product candidates;
●	adverse publicity;
●	our ability to enter into new collaborative arrangements with respect to our product candidates;
●	the terms and timing of any future collaborative, licensing or other arrangements that we may establish;
●	our ability to raise additional capital to carry through with our clinical development plans and current and future operations and the terms of any related financing arrangements;

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●	the timing of achievement of, or failure to achieve, our and any potential future collaborators’ clinical, regulatory and other milestones, such as the commencement of clinical development, the completion of a clinical trial or the receipt of marketing authorization;
●	announcement of FDA, MHRA or European Commission approval or non-approval of our product candidates or delays in or AEs during the FDA, MHRA or EMA review process;
●	actions taken by regulatory agencies with respect to our product candidates or products, our clinical trials or our future sales and marketing activities, including regulatory actions requiring or leading to restrictions, limitations and/or warnings in the label of an approved product candidate;
●	uncontemplated problems in the supply of the raw materials used to produce our product candidates;
●	the commercial success of any product approved by the FDA, MHRA, European Commission or any other foreign counterpart;
●	introductions or announcements of technological innovations or new products by us, our potential future collaborators, or our competitors, and the timing of these introductions or announcements;
●	market conditions for equity investments in general, or the biotechnology or pharmaceutical industries in particular;
●	we may have limited or very low trading volume that may increase the volatility of the market price of our ADSs;
●	regulatory developments in the United States and foreign countries;
●	changes in the structure or reimbursement policies of health care payment systems;
●	any intellectual property infringement lawsuit involving us;
●	actual or anticipated fluctuations in our results of operations;
●	changes in financial estimates or recommendations by securities analysts;
●	hedging activity that may develop regarding our ADSs;
●	regional or worldwide recession;
●	sales of our ordinary shares or ADSs by our executive officers, directors and significant shareholders;
●	managerial costs and expenses;
●	changes in accounting principles or practices;
●	the loss of any of our key scientific or management personnel; and
●	natural disasters and political and economic instability, including wars, terrorism, political unrest, results of certain elections and votes, emergence of a pandemic, or other widespread health emergencies (or concerns over the possibility of such an emergency, including for example, a resurgence of COVID-19), boycotts, adoption or expansion of government trade restrictions, and other business restrictions.

The stock markets in general, and the markets for biotechnology stocks in particular, have experienced significant volatility that has often been unrelated to the operating performance of particular companies. The financial markets continue to face significant uncertainty, resulting in a decline in investor confidence and concerns about the proper functioning of the securities markets, which decline in general investor confidence has resulted in depressed stock prices for many companies notwithstanding the lack of a fundamental change in their underlying business models or prospects. These broad market fluctuations may adversely affect the trading price of our ADSs.

In the past, class action litigation has often been instituted against companies whose securities have experienced periods of volatility in market price. Any such litigation brought against us, could result in substantial costs, which could hurt our financial condition and results of operations and divert management’s attention and resources, which could result in delays of our clinical trials or commercialization efforts.

Insiders own a significant amount of our outstanding shares which could delay or prevent a change in corporate control or result in the entrenchment of management and/or the board of directors.

As of December 31, 2025, our directors and executive officers, together with their affiliates and related persons, beneficially own, in the aggregate, approximately 24.5% of our outstanding ordinary shares. Our Chairman, Hoyoung Huh, MD, PhD, our President and Chief Executive Officer, Dr. Samir Patel, and our director Dr. Ray Prudo, each beneficially own approximately 12.3%, 6.2% and 6.0% of our outstanding ordinary shares, respectively. Accordingly, these shareholders, if acting together, or Dr. Huh, Dr. Patel or Dr. Prudo, each individually, may have the ability to impact the outcome of matters submitted to our shareholders for approval, including the election and removal of directors and any merger, consolidation, or sale of all or substantially all of our assets. In addition, these persons may have the ability to influence the management and affairs of our Company. Accordingly, this concentration of ownership may harm the market price of our ADSs by:

●	delaying, deferring, or preventing a change in control;
●	entrenching our management and/or the board of directors;
●	impeding a merger, consolidation, takeover, or other business combination involving us; or
●	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

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Future sales and issuances of our Ordinary Shares or ADSs or rights to purchase ordinary shares or ADSs pursuant to our equity incentive plans could result in additional dilution of the percentage ownership of our shareholders and could cause our share price to fall.

We expect that significant additional capital will be needed in the future to continue our planned operations. To the extent we raise additional capital by issuing equity securities, our shareholders may experience substantial dilution. We may sell ordinary shares (which may be represented by ADSs), convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell ordinary shares, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing shareholders, and new investors could gain rights superior to our existing shareholders. Additionally, any ordinary shares or ADSs issued pursuant to our equity incentive plan may result in material dilution to our existing shareholders.

The withdrawal of the United Kingdom from the EU (Brexit) could adversely affect our business, financial condition, results of operations and prospects.

The UK formally left the EU on January 31, 2020 (commonly referred to as Brexit), and the EU and the UK have concluded a trade and cooperation agreement. The regulatory regime in the UK currently aligns in the most part with EU medicines regulations, however it is possible that these regimes will diverge more significantly in the future now that the UK’s regulatory system is independent from the EU.

For instance, the EU Clinical Trials Regulation which became effective on January 31, 2022 and provides for a streamlined clinical trial application and assessment procedure covering multiple EU Member States has not been implemented into UK law, and a separate application must therefore be submitted for clinical trial authorization in the UK. In addition, the UK is no longer covered by centralized marketing authorizations and a separate authorization is required to market a product in the UK. Any new regulations in the future could add time and expense to the conduct of our business in both the UK and EU, as well as the process by which our product candidates receive regulatory approval in the UK, the EU and elsewhere.

Provisions in our Articles of Association and under English law could make an acquisition of our Company more difficult and may prevent attempts by our shareholders to replace or remove our organization management.

Provisions in our Articles of Association may delay or prevent an acquisition or a change in management. These provisions include a staggered board and prohibition on actions by written consent of our shareholders. Although we believe these provisions collectively will provide for an opportunity to receive higher bids by requiring potential acquirors to negotiate with our board of directors, they would apply even if the offer might be considered beneficial by some shareholders. In addition, these provisions may frustrate or prevent any attempts by our shareholders to replace or remove then current management by making it more difficult for shareholders to replace members of the board of directors, which is responsible for appointing the members of management.

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We have in the past and may in the future fail to meet the requirements for continued listing on Nasdaq. If we fail to maintain compliance with the minimum listing requirements, our ADSs may be delisted, which could have a material adverse effect on the liquidity of our ADSs.

We have in the past received notices from The Nasdaq Stock Market relating to a failure to comply with the minimum $2,500,000 stockholders’ equity requirement for continued listing set forth in Listing Rule 5550(b), or the Stockholders’ Equity Requirement. Most recently, on November 24, 2025, we received a written notice from the Nasdaq Listing Qualifications, or the Notification Letter, notifying us that we were not in compliance with the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market. The Notification Letter provides that we have 180 calendar days, or until May 25, 2026, to regain compliance with Nasdaq Listing Rule 5550(a)(2). To regain compliance, the bid price of the ADSs must have a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days. In the event we do not regain compliance by May 25, 2026, we may then be eligible for additional 180 days if we meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period. If we do not qualify for the second compliance period or fails to regain compliance during the second compliance period, then Nasdaq will notify the Company of its determination to delist our ADSs, at which point the Company will have an opportunity to appeal the delisting determination to a Hearings Panel. In addition, if the closing bid price of our ADSs is $0.10 or less for ten consecutive business days, then Nasdaq will suspend trading. There can be no assurance that we will continue to meet the minimum bid price requirements, or any other Nasdaq requirements, in the future.

Furthermore, we may also be unable to meet other applicable Nasdaq listing requirements, including maintaining minimum levels of stockholders’ equity or market values of our ADSs, in which case our ADSs could be delisted. If our ADSs were to be delisted, the liquidity of our ADSs would be adversely affected, and the market price of our ADSs could decrease.

We do not anticipate paying cash dividends, and accordingly, shareholders must rely on appreciation in our ADSs for any return on their investment.

We anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Therefore, the success of an investment in our ADSs will depend upon any future appreciation in their value. There is no guarantee that our ADSs will appreciate in value or even maintain the price at which our shareholders have purchased their shares.

We incur significant costs and demands upon management as a result of complying with the laws and regulations affecting public companies, which could harm our operating results.

As a public company, we incur significant legal, accounting and other expenses, including costs associated with public company reporting requirements. We also incur costs associated with current corporate governance requirements, including requirements under Section 404 and other provisions of Sarbanes-Oxley, as well as rules implemented by the SEC and the Nasdaq Stock Market. The regulatory and compliance costs associated with the reporting and governance requirements applicable to U.S. domestic issuers may be significantly higher than the costs we previously incurred as a foreign private issuer. The expenses incurred by public companies for reporting and corporate governance purposes have increased dramatically in recent years.

U.S. investors may not be able to enforce their civil liabilities against our Company or certain of our directors, controlling persons and officers.

It may be difficult for U.S. investors to bring and/or effectively enforce suits against our Company outside of the United States. We are a public limited company incorporated in England and Wales under the Companies Act 2006, as amended, or the Companies Act. A majority of our directors are not residents of the United States, and all or substantial portions of their assets are located outside of the United States. As a result, it may be difficult for U.S. holders of our ordinary shares or ADSs to effect service of process on these persons within the United States or to make effective recovery in the United States by enforcing any judgments rendered against them. In addition, if a judgment is obtained in the U.S. courts based on civil liability provisions of the U.S. federal securities laws against us or our directors or officers, it may, depending on the jurisdiction, be difficult to enforce the judgment in the non-U.S. courts against us and any of our non-U.S. resident executive officers or directors. Accordingly, U.S. shareholders may be forced to bring legal proceedings against us and our respective directors and officers under English law and in the English courts in order to enforce any claims that they may have against us or our directors and officers. The enforceability of a U.S. judgment in the United Kingdom will depend on the particular facts of the case as well as the laws and treaties in effect at the time. The United States and the United Kingdom do not currently have a treaty providing for reciprocal recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. Nevertheless, it may be difficult for U.S. shareholders to bring an original action in the English courts to enforce liabilities based on the U.S. federal securities laws against us and any of our non-U.S. resident executive officers or directors.

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The rights of our shareholders may differ from the rights typically offered to shareholders of a U.S. corporation.

We are incorporated under English law. The rights of holders of ordinary shares and, therefore, certain of the rights of holders of ADSs, are governed by English law, including the provisions of the Companies Act, and by our Articles of Association. These rights differ in certain respects from the rights of shareholders in typical U.S. corporations.

Provisions in the UK City Code on Takeovers and Mergers may have anti-takeover effects that could discourage an acquisition of us by others, even if an acquisition would be beneficial to our shareholders.

The UK City Code on Takeovers and Mergers (“Takeover Code”), applies, among other things, to an offer for a public company whose registered office is in the United Kingdom and whose securities are not admitted to trading on a regulated market in the United Kingdom if we are considered by the Panel on Takeovers and Mergers, or the Takeover Panel, to have its place of central management and control in the United Kingdom. This is known as the “residency test.” The test for central management and control under the Takeover Code is different from that used by the UK tax authorities. Under the Takeover Code, the Takeover Panel will determine whether we have our place of central management and control in the United Kingdom by looking at various factors, including the structure of our board of directors, the functions of the directors and where they are resident. As of the date of this report, our place of central management and control is not, and is not expected to be, in the UK (or the Channel Islands or the Isle of Man) for the purposes of the jurisdictional criteria of the Takeover Code. Accordingly, we are not currently subject to the Takeover Code and, as a result, our shareholders are not currently entitled to benefit from certain takeover offer protections provided under the Takeover Code, including the rules regarding mandatory takeover bids (a summary of which is set out below). In the event that this changes, or if the interpretation and application of the Takeover Code by the Takeover Panel, changes (including changes to the way in which the Takeover Panel assesses the application of the Takeover Code to English companies whose shares are listed outside of the UK), the Takeover Code may apply to us in the future.

If at the time of a takeover offer the Takeover Panel determines that we have our place of central management and control in the United Kingdom, we will be subject to a number of rules and restrictions, including but not limited to the following: (1) our ability to enter into deal protection arrangements with a bidder will be extremely limited; (2) we may not, without the approval of our shareholders, be able to perform certain actions that could have the effect of frustrating an offer, such as issuing shares or carrying out acquisitions or disposals; and (3) we will be obliged to provide equality of information to all bona fide competing bidders.

Further, the Takeover Code contains certain rules in respect of mandatory offers. Under Rule 9 of the Takeover Code, if a person: (a) acquires an interest in our shares which, when taken together with shares in which he or persons acting in concert with him are interested, carry 30% or more of our voting rights; or (b) who, together with persons acting in concert with him, is interested in shares that in the aggregate carry not less than 30% of our voting rights and does not hold shares carrying more than 50% of our voting rights, acquires additional interests in shares that increase the percentage of shares carrying voting rights in which that person is interested, the acquirer and, depending on the circumstances, its concert parties, will be required (except with the consent of the Takeover Panel) to make a cash offer for our outstanding shares at a price not less than the highest price paid for any interest in our shares by the acquirer or its concert parties during the previous 12 months.

Holders of ADSs must act through the depositary to exercise their rights as shareholders of our Company.

Holders of our ADSs do not have the same rights of our shareholders and may only exercise the voting rights with respect to the underlying ordinary shares in accordance with the provisions of the deposit agreement for the ADSs. Under our Articles of Association, the minimum notice period required to convene a general meeting is 14 clear days’ notice (or, for an annual general meeting, 21 clear days’ notice (unless, in the case of an annual general meeting, all members entitled to attend and vote at the meeting, or, in the case of any other general meeting, a majority in number of the members entitled to attend and vote who hold not less than 95% of the voting shares (excluding treasury shares), agree to shorter notice)). When a general meeting is convened, holders of our ADSs may not receive sufficient notice of a shareholders’ meeting to permit them to withdraw their ordinary shares to allow them to cast their vote with respect to any specific matter. In addition, the depositary and its agents may not be able to send voting instructions to holders of our ADSs or carry out their voting instructions in a timely manner. We will make all reasonable efforts to cause the depositary to extend voting rights to holders of our ADSs in a timely manner, but we cannot assure them that they will receive the voting materials in time to ensure that they can instruct the depositary to vote their ADSs. Furthermore, the depositary and its agents will not be responsible for any failure to carry out any instructions to vote, for the manner in which any vote is cast or for the effect of any such vote. As a result, holders of our ADSs may not be able to exercise their right to vote and they may lack recourse if their ADSs are not voted as they requested. In addition, in the capacity as an ADS holder, they will not be able to call a shareholders’ meeting.

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Holders of our ADSs may be subject to limitations on transfers of ADSs.

ADSs are transferable on the books of the depositary. However, the depositary may close its transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties. In addition, the depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary deems it advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason.

The rights of holders of our ADSs to participate in any future rights offerings may be limited, which may cause dilution to their holdings, and they may not receive cash dividends if it is impractical to make them available to them.

We may from time to time distribute rights to our shareholders, including rights to acquire our securities. However, we cannot make rights available to holders of our ADSs in the United States unless we register the rights and the securities to which the rights relate under the Securities Act or an exemption from the registration requirements is available. Also, under the deposit agreement, the depositary will not make rights available to holders of our ADSs unless either both the rights and any related securities are registered under the Securities Act, or the distribution of them to ADS holders is exempted from registration under the Securities Act. We are under no obligation to file a registration statement with respect to any such rights or securities or to endeavor to cause such a registration statement to be declared effective. Moreover, we may not be able to establish an exemption from registration under the Securities Act. Accordingly, holders of our ADSs may be unable to participate in our rights offerings and may experience dilution in their holdings.

In addition, the depositary has agreed to pay to holders of our ADSs the cash dividends or other distributions it or the custodian receives on our ordinary shares or other deposited securities after deducting its fees and expenses. Holders of our ADSs will receive these distributions in proportion to the number of ordinary shares their ADSs represent. However, the depositary may, at its discretion, decide that it is inequitable or impractical to make a distribution available to any holders of ADSs. For example, the depositary may determine that it is not practicable to distribute certain property through the mail, or that the value of certain distributions may be less than the cost of mailing them. In these cases, the depositary may decide not to distribute such property and holders of our ADSs will not receive any such distribution.

Risks Related to this Offering

A substantial number of ADSs may be sold in this offering, which could cause the price of our ADSs to decline.

We are registering for resale 34,680,906 ADSs representing 69,361,812,000 Ordinary Shares issuable upon the exercise of Warrants held by the Selling Stockholders. This sale and any future sales of a substantial number of ADSs in the public market, or the perception that such sales may occur, could adversely affect the price of the ADSs on the Nasdaq Capital Market. We cannot predict the effect, if any, that market sales of those ADSs or the availability of those ADSs for sale will have on the market price of the ADSs.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements in this prospectus, other than statements of historical fact, are forward-looking statements.

These statements include, among other things, our cash resources and projected cash runway, financial position, business strategy, strategic alternatives, future operations, clinical trials (including, without limitation, the anticipated timing, enrollment, and results thereof), collaborations, intellectual property, potential revenues, projected costs, fundraising and/or financing plans, competition, regulatory filings and approvals for our current and future drug candidates, and the plans and objectives of management.

Forward-looking statements are generally identified by words such as “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” “would,” “aim,” and similar expressions, although not all forward-looking statements contain these identifying words. The absence of these words does not mean that a statement is not forward-looking.

We cannot guarantee that we will actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on such statements. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, many of which are beyond our control, that may cause our actual results, performance, or achievements to differ materially from those expressed or implied by such forward-looking statements.

Important factors that could cause actual results to differ materially from those indicated or implied by forward-looking statements include those described under “Risk Factors” in this prospectus and in our filings with the SEC. Any forward-looking statements represent our views only as of the date of this prospectus and should not be relied upon as representing our views as of any subsequent date. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Except as required by law, we disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the Ordinary Shares represented by ADSs by the selling stockholders. All net proceeds from the sale of the Ordinary Shares represented by ADSs covered by this prospectus will go to the selling stockholders. We expect that the selling stockholders will sell their Ordinary Shares represented by ADSs as described under “Plan of Distribution.”

We may receive proceeds from the exercise of the Warrants to the extent that these warrants are exercised for cash by the selling stockholders. The Warrants, however, are exercisable on a cashless basis (which could only occur if following the date that is six months following the original issuance date of the warrant, at the time of exercise hereof, there is no effective registration statement registering with a current prospectus available for the resale of the Ordinary Shares represented by ADSs underlying the warrants held by the selling stockholders). If all of the Warrants mentioned above were exercised for cash in full, the proceeds would be approximately $8.9 million. We intend to use the net proceeds of such Warrant exercise, if any, for working capital and general corporate purposes.

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Unaudited Pro Forma Condensed Combined Financial Information

On November 14, 2024, we completed our previously announced strategic combination contemplated by the Agreement and Plan of Merger, or the Merger Agreement, pursuant to which Pegasus Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Akari, or Merger Sub, merged with and into Peak Bio, Inc., or Peak Bio, with Peak Bio surviving the acquisition as a wholly owned subsidiary of Akari, or the Closing. Peak Bio, organized under the laws of Delaware, was a biotechnology company with a portfolio of potential therapies focused on cancer and immunological diseases. We acquired all outstanding equity interests in Peak Bio, which includes Peak Bio’s therapeutic pipeline consisting of one clinical stage and one preclinical stage asset supported by an intellectual property portfolio consisting of various granted and pending patents in various jurisdictions worldwide.

Peak Bio’s pipeline included an ADC Platform for oncology and PHP-303 program for genetic disease, liver disease and inflammation, specifically for Alpha-1 antitrypsin deficiency, or AATD.

Per the terms of the Merger Agreement, at the Closing, we issued a total of 12,613,942 Akari ADSs which reflected the conversion of each issued and outstanding share of Peak Bio common stock, par value $0.0001, or Peak Bio Common Stock, into the right to receive Akari ADSs representing a number of Akari ordinary shares, par value $0.0001 per share, or Akari Ordinary Shares, equal to 0.2935, or the Exchange Ratio. The Exchange Ratio was calculated in accordance with the terms of the Merger Agreement and is such that the total number of shares of Akari ADSs issued in connection with the acquisition is approximately 48.4% of the outstanding shares of Akari on a fully diluted basis.

At the Closing, each warrant to purchase capital stock of Peak Bio, or Peak Warrant, and option to acquire shares of Peak Bio Common Stock, or Peak Option, was converted into warrants to purchase a number of Akari Ordinary Shares or Akari ADSs, as determined by Akari, or Adjusted Warrants, and options to purchase a number of Akari Ordinary Shares or Akari ADSs, as determined by Akari, or Adjusted Options, respectively, based on the Exchange Ratio. The Adjusted Warrants and the Adjusted Options have substantially similar terms and conditions as were applicable to the Peak Warrants and Peak Options immediately prior to the Closing.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only, does not necessarily reflect what the actual consolidated results of operations would have been had the acquisition occurred on January 1, 2024 and may not be useful in predicting future consolidated results of operations.

The unaudited pro forma combined statement of operations and comprehensive loss for the year ended December 31, 2024 combine the historical statements of operations of Akari and Peak Bio, giving effect to the Merger as if it had occurred on January 1, 2024.

The following unaudited pro forma condensed combined financial information presents the pro forma effects of the Merger.

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

AND COMPREHENSIVE LOSS

FOR THE YEAR ENDED DECEMBER 31, 2024

(In thousands, except share and per share amounts)	Akari Therapeutics, Plc	Peak Bio, Inc.	Transaction Accounting Adjustments	Note References	Pro Forma Combined Akari Therapeutics, Plc
Operating expenses:
Research and development	$6,983	$365	$-		$7,348
General and administrative	9,664	3,661	-		13,325
Merger-related costs	3,273	-	-		3,273
Restructuring and other costs	1,723	-	-		1,723
Total operating expenses	21,643	4,026	-		25,669
Loss from operations	(21,643)	(4,026)	-		(25,669)
Other income (expense):
Interest income	8	-	-		8
Interest expense	(244)	(3,130)	2,958	A	(416)
Change in fair value of warrant liabilities	2,085	-	-		2,085
Change in fair value of derivative liability	-	(1,370)	1,370	A	-
Foreign currency exchange loss, net	6	-	-		6
Cancellation of trade liability	-	208	-		208
Gain on extinguishment of lease termination	-	4,305	-		4,305
Gain on settlement of derivative liability	-	4,285	(4,285)	A	-
Other expense, net	(3)	-	-		(3)
Total other income (expense), net	1,852	4,298	43		6,193
Net (loss) income	$(19,791)	$272	$43		$(19,476)

Net (loss) per share - basic and diluted	$(0.00)	$(0.61)	$0.00		$(0.00)

Weight-average number of ordinary shares used in computing net (loss) income per share:
˗˗ Basic and Diluted	23,888,010,485	23,124,888	21,919,309,049	B	45,807,319,534

Comprehensive (loss) income:
Net (loss) income	$(19,791)	$272	$43		$(19,476)
Other comprehensive income, net of tax:					-
Foreign currency translation adjustment	302	59	-		361
Total other comprehensive income, net of tax	302	59	-		361
Total other comprehensive (loss) income	$(19,489)	$331	$43		$(19,115)

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Information

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Transaction Accounting Adjustments

Transaction adjustments are necessary to reflect the impact on the statement of operations and comprehensive loss of the acquisition as if the companies had been combined as of January 1, 2024. The transaction adjustments included in the unaudited pro forma condensed combined financial information are as follows:

A.	Reflects the elimination of interest expense on convertible notes, and related changes in fair value of derivative liability and gain on settlement of derivative liability, which were converted immediately prior to the closing of the Merger.

B.	Represents the number of shares added to the weighted average shares outstanding as of December 31, 2024, consisting of 25,227,884,000 ordinary shares issued to Peak Bio stockholders.

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DIVIDENDS AND DIVIDEND POLICY

Since our inception, we have not declared or paid any dividends on our Ordinary Shares. We intend to retain any earnings for use in our business and do not currently intend to pay dividends on our Ordinary Shares. The declaration and payment of any future dividends will be at the discretion of our board of directors and will depend upon our results of operations, cash requirements, financial condition, contractual restrictions, restrictions imposed by our indebtedness, any future debt agreements or applicable laws and other factors that our board of directors may deem relevant.

See “Description of American Depositary Shares — Dividends and Other Distributions” in this prospectus for more information.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations along with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. The following discussion contains forward-looking statements that are subject to risks, uncertainties and assumptions. You should review the sections titled “Summary of Principal Risk Factors” and “Risk Factors” in this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described below.

Overview

We are an oncology company developing next-generation ADCs designed around novel proprietary cancer-killing toxins (“payloads”). We believe these novel payloads may have the potential to transform the efficacy and safety outcomes of ADCs as cancer therapies beyond options that are currently available or in development.

ADCs are a class of cancer therapies that combine the precision targeting of antibodies with payload toxins that attack cancer cells. To date, innovation in the field of ADC therapies has focused primarily on the development of novel antibodies linked to existing classes of payload toxins. For example, there is a range of approved ADCs with antibodies that target the Her2, Trop2, CD19, CD22, CD30, Nectin-4, Tissue Factor, and Folate Receptor alpha antibodies. But, there is a surprising lack of diversity in the payload toxins to which those antibodies are linked, as all of these marketed products, and more than 90% of ADCs in late-stage clinical development of which we are aware, utilize payloads from just two standard classes: (1) microtubule inhibitors or (2) DNA-damaging agents such as topoisomerase I inhibitors.

Our ADC Platform enables us to generate a range of ADC product candidates that pair our novel payloads with biologically validated antibody targets prevalent in cancer tumors. We believe that our focus on the development of ADCs that utilize our novel payloads may allow us to develop ADCs with benefits that include:

●	more effective cancer-killing properties, or cytotoxicity;
●	Activating the immune system to harness its power to kill cancer;
●	Synergize with other key therapies used today such as anti-PD1 and anti-PD-L1 therapies (“checkpoint inhibitors”) to activate the immune system to potentially deliver even greater efficacy results that either agent alone (more than additive);
●	Greater sustained duration and depth of response to ADC therapy to regress or eliminate the cancer;
●	reduced tumor resistance; and
●	improved safety and tolerability relative to ADCs that are currently available.

Our lead product candidate is AKTX-101, a preclinical stage Trop2-targeting ADC that combines PH1 with a novel, proprietary Trop2 antibody. Trop2 is an antigen expressed in the highest number of solid tumor cancer types, including lung, breast, bladder, gastric, head and neck, pancreatic, and several other solid tumors. We aim to establish AKTX-101 as a best-in-class Trop2-targeting ADC for the treatment of a variety of solid tumors.

We acquired the ADC Platform in connection with the Merger in November 2024. Prior to that time, we were primarily focused on advancing our former lead product candidates nomacopan and PAS-nomacopan (longer-acting nomacopan that is PASylated). Since the closing of the Merger, we have focused substantially all of our efforts on the development of ADCs and our ADC Platform. As such, we have been actively seeking strategic partners to license these Legacy assets and advance their development externally.

Our activities since inception have consisted of performing research and development activities and raising capital.

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We do not have any products available for commercial sale, and we have not generated any product revenue from our portfolio of product candidates or other sources. Our ability to generate revenue sufficient to achieve profitability, if ever, will depend on the successful development and eventual commercialization of our potential therapies, which we expect, if it ever occurs, will take a number of years. The research and development efforts require significant amounts of additional capital and adequate personnel infrastructure. There can be no assurance that our research and development activities will be successfully completed, or that our potential therapies will be commercially viable.

Results of Operations

Three and Nine Months Ended September 30, 2025 and 2024

Overview

During the three months ended September 30, 2025, our loss from operations totaled $7.4 million, including a $5.18 million non-cash impairment loss on other intangible assets, a 153% increase, compared to a loss from operations of $2.9 million for the three months ended September 30, 2024. During the nine months ended September 30, 2025, our loss from operations totaled $14.0 million, a 14% decrease, compared to a loss from operations of $16.4 million for the nine months ended September 30, 2024. Our total operating expenses are set forth by category in the table below:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,		Change
($ in thousands)	2025	2024	$ Change	2025	2024	$
Operating expenses:
Research and development	$249	$143	$106	$1,729	$5,736	$(4,007)
General and administrative	1,975	1,709	266	7,139	6,616	523
Impairment loss on other intangible assets	5,180	-	5,180	5,180	-	5,180
Merger-related costs	-	992	(992)	-	2,290	(2,290)
Restructuring and other costs	-	83	(83)	-	1,723	(1,723)
Total operating expenses	$7,404	$2,927	$(4,477)	$14,048	$16,365	$(2,317)
Loss from operations	$(7,404)	$(2,927)	$(4,477)	$(14,048)	$(16,365)	$2,317

Research and development expenses

Our research and development expenses are charged to operations as incurred and we incur both direct and indirect expenses for each of our programs. We track direct research and development expenses by pre-clinical and clinical programs, which may include third-party costs such as costs related to CROs, contract laboratories, consulting, and clinical trial costs. We do not allocate indirect research and development expenses, which may include product development and manufacturing, clinical, medical, regulatory, laboratory (equipment and supplies), personnel, facility and other overhead costs, to specific programs.

During the three months ended September 30, 2025, total research and development expenses increased by approximately $0.1 million, as compared to the three months ended September 30, 2024. During the nine months ended September 30, 2025, total research and development expenses decreased by approximately $4.0 million as compared to the nine months ended September 30, 2024. The reduction in research and development expenses is due to the decrease of costs associated with our legacy assets nomacopan and PHP-303 as we suspended the internal development of those programs while we prioritize our research and development activities on our ADC platform and pipeline. The following sets forth research and development expenses for the three and nine months ended September 30, 2025 and 2024 by category:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,		Change
($ in thousands)	2025	2024	$ Change	2025	2024	$
ADC pre-clinical development	$464	$-	$464	$626	$-	$626
HSCT-TMA clinical development (AK901)	(36)	477	(513)	70	1,560	(1,490)
Chemistry, manufacturing and control	21	459	(438)	69	3,401	(3,332)
Other external development expenses	57	159	(102)	92	754	(662)
Personnel costs	261	330	(69)	1,390	1,303	87
U.K Research and Development tax credits	(518)	(1,282)	764	(518)	(1,282)	764
Total research and development expenses	$249	$143	$106	$1,729	$5,736	$(4,007)

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ADC discovery and pre-clinical development

These expenses include external expenses that we incurred in connection with the discovery and pre-clinical development of our ADC platform and program(s) and primarily consist of payments to external vendors and consultants. In December 2024, we announced our strategic prioritization of our ADC technology and programs and expect to incur material additional costs going forward related to this program as we plan to invest in additional ADC related discovery and pre-clinical development activities.

HSCT-TMA clinical development (AK901)

These expenses include external expenses that we have incurred in connection with the development of nomacopan for the treatment of pediatric HSCT-TMA and primarily consist of payments to CROs and other vendors. The decrease in HSCT-TMA clinical development expenses of $0.5 million and $1.5 million incurred during the three and nine months ended September 30, 2025, respectively, as compared to the three and nine months ended September 30, 2024, is primarily due to our decision to suspend the AK901 clinical program and find a collaborative partner for our nomacopan program.

Chemistry, manufacturing and control (“CMC”)

CMC expenses historically included external expenses incurred related to the development and manufacturing of nomacopan for use in clinical trials and pre-clinical development of PAS-nomacopan. In general, such expenses primarily consist of payments to vendors for manufacturing of drug substance (including raw materials), drug product, supplies, validation, quality assurance and other manufacturing development activities. The decrease in expenses of $0.4 million and $3.3 million incurred during the three and nine months ended September 30, 2025, respectively, as compared to the three and nine months ended September 30, 2024, is primarily due to our decision to suspend our pre-clinical PAS-nomacopan program and instead seek an external partner for further development.

Other external development expenses

These expenses include external expenses, such as payments to contract vendors, that may be related to pre-clinical development activities, discontinued programs and unallocated expenses. The decrease in expenses of $0.1 million and $0.7 million incurred during the three and nine months ended September 30, 2025, as compared to the nine months ended September 30, 2024, is related to lower costs incurred mainly related to pre-clinical studies and other pre-clinical development work investigating PAS-nomacopan for the treatment of GA.

Personnel costs

These expenses include compensation and related costs associated with employees, independent consultants and staffing firms. Personnel costs decreased by less than $0.1 million during the three months ended September 30, 2025 as compared to the three months ended September 30, 2024. Personnel costs increased by less than $0.1 million during the nine months ended September 30, 2025 as compared to the nine months ended September 30, 2024. The increase is primarily due to increases in non-cash stock-based compensation expense, partially offset by lower cash-based salaries.

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The extent of our future research and development expenditures will be determined based on future funding.

U.K Research and Development Tax Credit

We record receipts of U.K. tax credits in the year received as a reduction in research and development expenses. Changes in tax credits received are the result of eligible research and development expenses paid in the previous tax year, which can fluctuate depending on timing of and location in which expenses are incurred.

The extent of our future research and development expenditures will be determined based on future funding and location of work performed.

General and administrative expenses

During the three months ended September 30, 2025, total general and administrative costs increased by approximately $0.3 million as compared to the three months ended September 30, 2024, primarily due to an increase in non-cash stock-based compensation expense of $0.4 million, an increase of less than $0.1 million in professional fees mainly related to implementation of the ELOC Purchase Agreement with White Lion, and partially offset by a decrease of approximately $0.2 million in premiums for our directors and officers insurance.

During the nine months ended September 30, 2025, total general and administrative costs increased by approximately $0.5 million as compared to the nine months ended September 30, 2024, primarily due to an increase in non-cash stock-based compensation expense of $1.1 million, an increase of $0.3 million in professional fees (primarily driven from Merger related financial disclosures and implementation of the ELOC Purchase Agreement with White Lion), partially offset by a decrease of approximately $0.5 million in cash-based salaries, a decrease of approximately $0.4 million in premiums for our directors and officers insurance.

Impairment loss

During the three and nine months ended September 30, 2025, we recognized an impairment loss on the in-process R&D related to PHP 303 which was acquired in connection with the Merger. The impairment loss was triggered due to reprioritization of resources to our ADC platform, no further development plans and inability to find a collaborative partner to date.

Merger-related costs

Merger-related costs consist of direct expenses incurred in connection with the Merger and are comprised primarily of legal and professional fees.

Merger-related costs for the three and nine months ended September 30, 2024 were $1 million and $2.3 million, respectively. No such costs were incurred during three and nine months ended September 30, 2025.

Restructuring and other costs

Restructuring costs consist primarily of severance and related benefit costs related to workforce reductions incurred in connection with the reduction in force (“RIF”), which the Company began to implement in May 2024.

Restructuring and other costs for the three and nine months ended September 30, 2024 were less than $0.1 million and $1.7 million, respectively. No such costs were incurred during three and nine months ended September 30, 2025.

Interest income

During each of the three and nine months ended September 30, 2025 and 2024, interest income was less than $0.1 million. Amounts may fluctuate from period to period due to changes in average cash balances and prevailing interest rates.

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Interest expense

Interest expense primarily consists of amortization of share issuance costs on the August 2025 Notes and interest expense on the May 2024 Notes, the financing of director and officer insurance premiums and the notes assumed in the Merger, which include the April 2023 Convertible Notes, the November 2023 Note, the September 2024 Note, the 2021 Notes and the January 2024 Note. Refer to Note 7 and Note 13 of our unaudited condensed consolidated financial statements included elsewhere in this prospectus.

Interest expense may fluctuate from period to period due to changes in average interest-bearing loans and related interest rates.

Gain on settlement of current liabilities

During the three months ended September 30, 2025, we recognized a gain on settlement of current liabilities of $0.8 million with a vendor.

During the nine months ended September 30, 2025, we recognized a gain on settlement of current liabilities of $2.0 million which is comprised of a gain on settlement of $1.9 million with former vendors and a less than $0.1 million gain on debt extinguishment related to a promissory note issued by Peak Bio in November 2023 and assumed by the Company in November of 2024 in the amount of $0.4 million, bearing interest at 6% per annum with a maturity date of December 31, 2024.

No such gain was recognized during the three and nine months ended September 30, 2024.

Loss on debt extinguishment

During the three and nine months ended September 30, 2025, we recognized a loss on extinguishment of debt of $1 million, of which $0.4 million was in relation to the issuance of the August 2025 Note to third party investors, $0.5 million was related to the cancellation and exchange of Dr. Huh’s January 2024 Note for his August 2025 Note and less than $0.1 million was related to the modification of the April 2023 Convertible Notes pursuant to the April 2023 Convertible Notes and Warrants Amendment (as defined and described in Note 7 of our unaudited condensed consolidated financial statements included elsewhere in this prospectus).

No such loss was recognized during the three and nine months ended September 30, 2024.

Loss on derivative liability

During the three and nine months ended September 30, 2025, we recognized expense of $0.1 million in relation to the embedded derivative in the White Lion ELOC.

No such loss was recognized during the three and nine months ended September 30, 2024.

Change in fair value of warrant liabilities

Change in fair value of warrant liabilities represents non-cash warrant revaluation gains or losses related to the remeasurement of our liability-classified instruments, namely our September 2022 Warrants and the warrants we assumed on November 14, 2024 in connection with our acquisition of Peak Bio (the “Peak Bio Warrants”), which are more fully described in Note 5 of our unaudited condensed consolidated financial statements included elsewhere in this prospectus. Due to the nature of and inputs in the model used to assess the fair value of our outstanding September 2022 Warrants and Peak Bio Warrants, it is not unusual to experience significant fluctuations during each remeasurement period. These fluctuations may be due to a variety of factors, including changes in our stock price and changes in estimated stock price volatility over the remaining life of the warrants.

During the three months ended September 30, 2025 and 2024, we recorded a change in the fair value of warrant liabilities, representing a non-cash revaluation gain of approximately $0.3 million and $0.1 million, respectively. Changes in the fair value of warrant liabilities and resulting warrant revaluation gain for the three months ended September 30, 2025 and 2024 were driven by the decrease in our stock price during the respective reporting period.

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During the nine months ended September 30, 2025 and 2024, we recorded a change in the fair value of warrant liabilities, representing a non-cash revaluation gain of approximately $0.3 million and $0.5 million, respectively. Change in the fair value of warrant liabilities and resulting warrant revaluation gain for the nine months ended September 30, 2025 was driven by the decrease in our stock price during the reporting period, offset by an extinguishment of liability related to certain September 2022 Warrants and reclassification of certain Peak Warrants from warrant liability to equity following amendment of certain Peak Bio Warrants. Change in the fair value of warrant liabilities and resulting warrant revaluation gain for the nine months ended September 30, 2024 was driven primarily by the decrease in our stock price and the decrease in the expected term assumption during the reporting period.

Foreign currency exchange gain (loss), net

During each of the three months ended September 30, 2025 and 2024, we recorded a net foreign currency exchange gain of less than $0.1 million. During each of the nine months ended September 30, 2025 and 2024, we recorded a net foreign currency exchange loss of less than $0.1 million. Exchange gains and losses can fluctuate significantly from period to period due to changes in exchange rates, as well as the volume and timing of expenditures and related payments denominated in foreign currencies.

Other expense, net

Other expense was less than $0.1 million during the nine months ended September 30, 2024. During the three and nine months ended September 30, 2025 and the three months ended September 30, 2024, we incurred no such expense. Other expenses are not material to our results of operations.

Net loss applicable to common shareholders

As a result of the factors discussed above, our net loss applicable to common shareholders for the three months ended September 30, 2025 was $6.4 million, compared to net loss applicable to ordinary shareholders for the three months ended September 30, 2024 of $2.9 million. Our net loss applicable to common shareholders for the nine months ended September 30, 2025 was $12.0 million, compared to net loss applicable to ordinary shareholders for the nine months ended September 30, 2024 of $16.0 million.

Comparison of the Years Ended December 31, 2024 and 2023

Overview

During the year ended December 31, 2024, our loss from operations totaled $21.6 million, a 29% increase, compared to a loss from operations of $16.8 million for the year ended December 31, 2023. General and administrative expenses, merger related costs and restructuring costs comprise the majority of our total operating expenses, as shown in the table below:

	Year Ended
	December 31,
($ in thousands)	2024	2023	$ Change	%
Operating expenses:
Research and development	$6,983	$5,450	$1,533	28%
General and administrative	9,664	11,356	(1,692)	-15%
Merger-related expenses	3,273	-	3,273	100%
Restructuring and other expenses	1,723	-	1,723	100%
Total operating expenses	21,643	16,806	4,837	29%
Loss from operations	$(21,643)	$(16,806)	$(4,837)	29%

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Research and development expenses

Our research and development expenses are charged to operations as incurred, and we incur both direct and indirect expenses for all of our programs. We track direct research and development expenses by preclinical and clinical programs, which may include third-party costs such as CROs, contract laboratories, consulting, and clinical trial costs. We do not allocate indirect research and development expenses, which may include product development and manufacturing, clinical, medical, regulatory, laboratory (equipment and supplies), personnel, facility and other overhead costs, to specific programs.

During the year ended December 31, 2024, total research and development expenses increased by approximately $1.5 million, or 28%, compared to the year ended December 31, 2023. The following sets forth research and development expenses for the years ended December 31, 2024 and 2023 by category:

	Year Ended
	December 31,
($ in thousands)	2024	2023	$ Change	%
Clinical Trials:
HSCT-TMA clinical development (AK901)	$1,896	$1,802	$94	5%
BP clinical development (AK802)	-	(1,073)	1,073	-100%

ADC preclinical development	47	-	47	100%
Chemistry, manufacturing and control	3,497	2,684	813	30%
Other external development expenses	837	1,498	(661)	-44%
Personnel costs	1,988	3,110	(1,122)	-36%
Tax credits	(1,282)	(2,571)	1,289	-50%
Total research and development expenses	$6,983	$5,450	$1,533	28%

HSCT-TMA clinical development (AK901)

These expenses include external expenses that we have incurred in connection with the development of nomacopan for the treatment of pediatric HSCT-TMA and primarily consist of payments to CROs and other vendors. The 5% increase in expenses incurred during the year ended December 31, 2024, as compared to the year ended December 31, 2023, were primarily due to clinical trial close-out costs. In May 2024, following the completion of a pipeline prioritization review, we decided to suspend our HSCT-TMA program. Accordingly, we expect future HSCT-TMA costs to decrease following completion of the wind-down and close-out of the clinical trial.

Bullous Pemphigoid (“BP”) clinical development (AK802)

These expenses previously included external expenses that we incurred in connection with the development of nomacopan for the treatment of BP and primarily consisted of payments to CROs and other vendors. In 2022, we discontinued our BP clinical program and in connection with the final reconciliation of clinical trial close-out costs, we recorded a $1.1 million credit during the year ended December 31, 2023. We do not expect to incur material additional costs related to this program.

ADC preclinical development

These expenses include external expenses that we incurred in connection with the research and discovery of our ADC platform and program(s), and primarily consist of payments to CROs and other vendors. In 2024, we announced our strategic prioritization of our ADC technology and programs and expect to incur material additional costs related to this program as we will invest in additional ADC related preclinical research and discovery activities.

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Chemistry, manufacturing and control

These expenses include external expenses incurred related to the development and manufacturing of nomacopan for use in clinical trials and preclinical development of PAS-nomacopan. In general, such expenses primarily consist of payments to contract manufacturing organizations and other vendors for manufacturing of drug substance (including raw materials), drug product, supplies, and validation, quality assurance and other manufacturing development activities. The $0.8 million, or 30%, increase in expenses incurred during the year ended December 31, 2024, as compared to the year ended December 31, 2023, is primarily due to the timing of manufacturing and development activities, including increased spending on the development of and preparation for manufacturing of PAS-nomacopan.

Other external development expenses

These expenses include external expenses, such as payments to contract vendors, that may be related to preclinical development activities, discontinued programs and unallocated expenses. The $0.7 million, or 44%, decrease in expenses incurred during the year ended December 31, 2024, as compared to the year ended December 31, 2023, is primarily related to lower costs incurred related to preclinical studies and other development work investigating PAS-nomacopan for the treatment of GA.

Personnel costs

These expenses include compensation and related costs associated with employees, independent consultants and staffing firms. The $1.1 million, or 36%, decrease in expenses incurred during the year ended December 31, 2024, as compared to the year ended December 31, 2023, is primarily due to the impact of the RIF, which was announced in May 2024, along with lower costs incurred for consultants. Separation benefits paid to impacted employees are classified separately under “Restructuring and other expenses”, as discussed below.

Tax credits

We record receipts of U.K. tax credits in the year received as a reduction in research and development expenses. Changes in tax credits received are the result of eligible research and development expenses incurred in the previous tax year, which can fluctuate depending on timing of and location in which expenses are incurred.

The extent of our future research and development expenditures will be determined based on future funding, and following the outcome of an assessment of our combined pipeline post-Merger, including program prioritization.

General and administrative expenses

During the year ended December 31, 2024, total general and administrative costs decreased by approximately $1.7 million, or 15%, as compared to the year ended December 31, 2023. The decrease was primarily due to decreases in (i) personnel costs of approximately $1.0 million resulting from the impact of the RIF which was announced in May 2024 (excluding separation benefits paid to impacted employees classified separately under “Restructuring and other expenses” below), (ii) director and officer insurance premiums of approximately $0.3 million, and (iii) consulting and professional fees of approximately $1.2 million. These decreases were partially offset by increases in other expenses of approximately $0.8 million related to regulatory and legal fees.

Merger-related expenses

Merger-related expenses consist of direct expenses incurred in connection with the completed Merger and are comprised primarily of legal and professional fees. No such expenses were incurred during the year ended December 31, 2023.

Restructuring and other expenses

Restructuring and other expenses consist primarily of severance and related benefit costs related to workforce reductions incurred in connection with the RIF, which we implemented in May 2024. Restructuring and other expenses includes $0.3 million of non-cash stock-based compensation expense. No restructuring expenses were incurred during the year ended December 31, 2023.

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Interest income

During each of the years ended December 31, 2024 and 2023, interest income was less than $0.1 million and not material. The nominal decrease in interest income during the year ended December 31, 2024, as compared to the year ended December 31, 2023, was primarily due to lower cash deposits in interest bearing accounts. Amounts may fluctuate from period to period due to changes in average cash balances and prevailing interest rates.

Interest expense

Interest expense primarily consists of interest incurred on the May 2024 Convertible Notes, the financing of director and officer insurance premiums and the notes assumed in the acquisition of the Peak Bio, Inc., which include the April 2023 Convertible Notes, the November 2023 Note, the September 2024 Note and the Notes Payable, Related Party. Refer to Note 6 and Note 9 of our consolidated financial statements included in this Form 10-K.

Interest expense may fluctuate from period to period due to changes in average interest-bearing loans and related interest rates. No interest expense was recognized during the year ended December 31, 2023.

Change in fair value of warrant liabilities

Change in fair value of warrant liabilities represents non-cash warrant revaluation gains or losses related to the remeasurement of our liability-classified instruments, namely our September 2022 Warrants and the warrants we assumed on November 14, 2024 in connection with our acquisition of Peak Bio (the “Peak Bio Warrants”), which are more fully described in Note 4 of our consolidated financial statements included in this Form 10-K. Due to the nature of and inputs in the model used to assess the fair value of our outstanding September 2022 Warrants and Peak Bio Warrants, it is not unusual to experience significant fluctuations during each remeasurement period. These fluctuations may be due to a variety of factors, including changes in our stock price and changes in estimated stock price volatility over the remaining life of the warrants.

During the years ended December 31, 2024 and 2023, we recorded a change in the fair value of warrant liabilities, representing a non-cash warrant revaluation gain of approximately $2.1 million and $6.6 million, respectively. Change in the fair value of the warrant liabilities and resulting warrant revaluation gain for the year ended December 31, 2024 was driven by the decrease in our stock price and decreases in the expected term and expected volatility assumptions during the reporting period, offset by the recognition of warrant liabilities relating to the assumed warrants resulting from the acquisition of Peak Bio. Change in the fair value of the warrant liabilities and resulting warrant revaluation gain for the year ended December 31, 2023 was driven primarily by the decrease in our stock price and decreases in the expected term and expected volatility assumptions during the reporting period.

Foreign currency exchange gain, net

During each of the years ended December 31, 2024 and 2023, we recorded a net foreign currency exchange gain of approximately less than $0.1 million. Exchange gains and losses can fluctuate significantly from period to period due to changes in exchange rates, as well as the volume and timing of expenditures and related payments denominated in foreign currencies.

Other expense, net

During each of the years ended December 31, 2024 and 2023, we recorded a net other expense of less than $0.1 million. Such expenses are not material to our results of operations.

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Net Loss Applicable to Common Shareholders

As a result of the factors discussed above, our net loss applicable to common shareholders for the years ended December 31, 2024 and 2023 was $19.8 million and $10.0 million, respectively.

Financial Condition, Liquidity and Capital Resources

Sources of Liquidity

Since inception, we have incurred substantial losses, and we have primarily funded our operations with proceeds from the sale of equity securities, including Ordinary Shares, warrants and pre-funded warrants, and convertible notes. At September 30, 2025, we had $2.5 million in cash and an accumulated deficit of $259.3 million. To date, we have not generated any revenue.

We have devoted substantially all of our efforts to research and development, including clinical trials, and we have not commercialized any products. Our research and development activities, together with our general and administrative expenses, are expected to continue to result in substantial operating losses for the foreseeable future. These losses, among other things, have had and will continue to have an adverse effect on our shareholders’ equity, total assets and working capital. Due to the numerous risks and uncertainties associated with developing drug candidates and, if approved, commercial products, we are unable to predict the extent of any future losses, whether or when any of our drug candidates will become commercially available or when we will become profitable, if at all. Our future capital requirements will depend on many factors, including:

●	the progress and costs of our drug discovery activities and pre-clinical studies, clinical trials and other research and development activities;

●	the costs associated with the integration activities related to the Merger;

●	the scope, prioritization and number of our clinical trials and other research and development programs;

●	the amount of revenues and contributions we receive under future licensing, development and commercialization arrangements with respect to our product candidates;

●	the costs of the development and expansion of our operational infrastructure;

●	the costs and timing of obtaining regulatory approval for our product candidates;

●	the costs of filing, prosecuting, enforcing and defending patent claims and other intellectual property rights;

●	the costs and timing of securing manufacturing arrangements for clinical or commercial production;

●	the costs of contracting with third parties to provide sales and marketing capabilities for us;

●	the magnitude of our general and administrative expenses; and

●	any cost that we may incur under future in- and out-licensing arrangements relating to current or future product candidates.

Other than under the ELOC Purchase Agreement (defined below), the use of which is subject to the effectiveness of the registration statement we filed with the SEC pursuant to the White Lion RRA (defined below), we currently do not have any commitments for future external funding. We will need to raise additional funds, and we may decide to raise additional funds even before we need such funds if the conditions for raising capital are available and/or favorable. Until we can generate significant recurring revenues, we expect to satisfy our future cash needs through debt or equity financings, credit facilities or by out-licensing arrangements of our product candidates. The sale of equity or convertible debt securities may result in dilution to our existing shareholders. The incurrence of indebtedness would result in increased fixed obligations and could also subject us to covenants that restrict our operations. We cannot be certain that additional funding, whether through grants, financings, credit facilities or out-licensing arrangements, will be available to us on acceptable terms, if at all. If sufficient funds are not available, we may be required to delay, reduce the scope of or eliminate research or development plans for, or commercialization efforts with respect to, one or more applications of our product candidates, or obtain funds through arrangements with collaborators or others that may require us to relinquish rights to certain potential products that we might otherwise seek to develop or commercialize independently.

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December 2025 Offerings

On December 16, 2025, we entered into a securities purchase agreement with certain institutional investors providing for the issuance and sale, in a Registered Direct Offering, of 10,043,774 ADSs. The ADSs have been offered and sold together with Series G Warrants to purchase up to an aggregate of 10,043,774 ADSs, which were issued in a concurrent private placement. The combined purchase price per ADS and accompanying Series G Warrant sold in the Registered Direct Offering is $0.3883.

In a concurrent private placement, pursuant to a securities purchase agreement dated as of December 16, 2025, the Company agreed to issue to certain directors and officers of the Company (i) unregistered Pre-Funded Warrants to purchase an aggregate of 2,563,713 ADSs at an exercise price per ADS of $0.00001, and (ii) accompanying Series G Warrants to purchase an aggregate of 2,563,713 ADSs, at a combined purchase price of $0.4041 per Pre-Funded Warrant and Series G Warrant.

For more information, see “Prospectus Summary—Recent Developments—December 2025 Offerings” above.

December 2025 Note Exchange

On December 16, 2025, we entered into privately negotiated note cancellation and exchange agreements with the holders of existing unsecured promissory notes with a 20% original issue discount issued in August and September 2025, each expiring twelve months after the date of issuance (the “2026 Notes”), to exchange approximately $4 million principal amount of the 2026 Notes for (i) Pre-Funded Warrants to purchase up to an aggregate of 9,502,703 ADSs, at a price of $0.4041 per Note Exchange Pre-Funded Warrant and (ii) unregistered Note Exchange Warrants to purchase up to an aggregate of 9,502,703 ADSs. The Exchange closed on December 17, 2025.

For more information, see “Prospectus Summary—Recent Developments—December 2025 Note Exchange” above.

October 2025 Offering

On October 14, 2025, we entered into a securities purchase agreement with certain institutional investors, or the October 2025 Investors, pursuant to which we agreed to sell and issue to the October 2025 Investors in a registered direct offering, or the 2025 Registered Direct Offering, an aggregate of 6,250,000,000 Ordinary Shares represented by 3,125,000 ADSs, together with (i) Series E Warrants to purchase up to 6,250,000,000 Ordinary Shares represented by 3,125,000 ADSs, and (ii) Series F Warrants, and together with the Series E Warrants, the October 2025 Warrants, to purchase up to 6,250,000,000 Ordinary Shares represented by 3,125,000 ADSs, which were issued in a concurrent private placement, for a combined purchase price per each ADS and the accompanying October 2025 Warrants sold in the October 2025 Registered Direct Offering of $0.80, and for a total aggregate gross proceeds of approximately $2.5 million, excluding any proceeds from any future exercises of the October 2025 Warrants. The 2025 Registered Direct Offering closed on October 16, 2025, or the October 2025 Closing Date.

The Series E Warrants have an exercise price of $0.98 per share, subject to customary adjustments as set forth therein, are exercisable commencing on the effective date, or the October 2025 Shareholder Approval Date, of shareholder approval of the issuance of the ADSs issuable upon exercise of the Warrants, or the October 2025 Shareholder Approval, and will have a 5-year term from the October 2025 Shareholder Approval Date. The Series F Warrants have an exercise price of $0.98 per share, subject to customary adjustments as set forth therein, are exercisable on the October 2025 Shareholder Approval Date, and have a thirty-month term from the October 2025 Shareholder Approval Date. If at the time of exercise there is no effective registration statement registering the ADSs underlying the October 2025 Warrants, the October 2025 Warrants may be exercised on a cashless basis. We agreed to file a registration statement registering for resale the ADSs issuable upon exercise of the October 2025 Warrants and the October 2025 Placement Agent Warrants (defined below) within 30 days of the October 2025 Closing Date.

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We entered into a placement agency agreement with Ladenburg Thalmann & Co. Inc. (the “October 2025 Placement Agent”), pursuant to which we paid $262,500 in cash at closing of the October 2025 Registered Direct Offering. The October 2025 Placement Agent also received warrants, or the October 2025 Placement Agent Warrants, on substantially the same terms as the Series E Warrants in an amount equal to 4.0% of the aggregate number of ADSs sold in the October 2025 Registered Direct Offering to purchase up to 125,000 ADSs, at an exercise price of $1.00 per ADS which have a 5-year term expiring October 14, 2030.

White Lion Ordinary Share Purchase and Registration Rights Agreements

On August 29, 2025, or the ELOC Execution Date, we entered into the Ordinary Share Purchase Agreement, or the ELOC Purchase Agreement, and a Registration Rights Agreement, or the White Lion RRA, with White Lion Capital, LLC, or White Lion Capital. Pursuant to the ELOC Purchase Agreement, we had the right, but not the obligation, to require White Lion to purchase, from time to time, up to $25,000,000 in aggregate gross purchase price of newly issued Ordinary Shares, which may be exchanged for ADSs, subject to certain limitations and conditions set forth in the ELOC Purchase Agreement.

The Company does not have a right to commence any sales of Ordinary Shares to White Lion under the ELOC Purchase Agreement until all conditions to the Company’s right to commence sales, as set forth in the ELOC Purchase Agreement, have been satisfied, including that a registration statement covering the resale of such shares is declared effective by the SEC and the final form of prospectus is filed with the SEC. Over the period ending on the earlier of (i) the date on which the Purchaser shall have purchased Ordinary Shares pursuant to the ELOC Purchase Agreement for an aggregate purchase price equal to the Commitment Amount or (ii) August 29, 2028, subject to the conditions of the ELOC Purchase Agreement, the Company will control the timing and amount of any sales of Ordinary Shares to the Purchaser. Actual sales of Ordinary Shares to White Lion under the ELOC Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the ADSs, and determinations made by the Company as to appropriate levels and sources of funding.

The purchase price of the Ordinary Shares that the Company elects to sell to White Lion pursuant to the ELOC Purchase Agreement will be determined based on the type of Purchase Notice issued, as follows:

●	Rapid Purchase Option 1: The lowest traded price of the ADSs on the notice date.

●	Rapid Purchase Option 2: 97% of the lowest traded price of the ADSs during the two hours following White Lion’s confirmed receipt of the notice.

●	Rapid Purchase Option 3: The lowest of (i) the opening price of the ADSs on the notice date, (ii) the closing price of the ADSs on the prior business day, or (iii) the volume-weighted average price (VWAP) on the notice date, with a 20% discount if the trading price is below the opening price.

●	VWAP Purchase: 97% of the lowest daily VWAP during a two-day valuation period for the first $12,500,000 of closings, and 98% thereafter.

In no event may the Company issue to White Lion under the ELOC Purchase Agreement more than 13,039,369,358 Ordinary Shares, or the Exchange Cap, which equals 19.99% of the Company’s outstanding Ordinary Shares as of the ELOC Execution Date, unless the Company obtains shareholder approval to issue shares in excess of the Exchange Cap or the average price paid for all Ordinary Shares issued under the agreement is equal to or greater than the Minimum Price (as defined in the ELOC Purchase Agreement). In any event, the ELOC Purchase Agreement provides that the Company may not issue or sell any Ordinary Shares if such issuance or sale would breach any applicable Nasdaq rules.

The ELOC Purchase Agreement prohibits the Company from directing White Lion to purchase any Ordinary Shares if those shares, when aggregated with all other Ordinary Shares then beneficially owned by White Lion (as calculated pursuant to Section 13(d) of the Exchange Act), would result in White Lion beneficially owning more than 4.99% of the outstanding Ordinary Shares, which may be increased to 9.99% at White Lion’s discretion upon 61 days’ prior written notice.

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As consideration for White Lion’s execution of the ELOC Purchase Agreement, the Company paid a document preparation fee of $15,000, which was deducted from the proceeds related to the first Purchase Notice, and cash commitment fees of $37,500 when aggregate Purchase Notices exceed $500,000 and $87,500 (or $125,000 if $1,000,000 is reached first) when aggregate Purchase Notices exceed $1,000,000. Additionally, if the Company fails to close at least $625,000 in purchases by the 180th day after the White Lion RRA’s effective date, the Company will issue ADSs, represented by Ordinary Shares, equivalent to $75,000 divided by the lowest traded ADS price during a 10-day period preceding that date, or the ELOC Commitment Shares.

Concurrently with the ELOC Purchase Agreement, the Company and the Purchaser entered into the White Lion RRA, pursuant to which the Company agreed to file a registration statement within thirty calendar days following the ELOC Execution Date, to register the resale of the maximum number of registrable securities (including the Ordinary Shares, ELOC Commitment Shares, and ADSs representing such shares) permitted by applicable SEC rules.

As of September 30, 2025, the Company had no outstanding purchase notices issued to White Lion.

August 2025 Note offering

On August 7, 2025, we entered into Note Purchase Agreements with certain investors, including the Company’s directors, or the Note Investors, in a private placement offering, or the Note Offering. Pursuant to these agreements, the Note Investors agreed to purchase, and we agreed to issue unsecured promissory notes with a 20% original issuance discount, or the Notes. In connection with the Note Offering, we agreed to extend the expiration date of Series A Warrants by 48 months from their original date of expiration through Warrant Amendment Agreements.

On August 15, 2025 and August 18, 2025, or the August 2025 Closing Dates, we completed the first tranche of closings for the Note Offering, issuing Notes with an aggregate purchase price of $2,261,000 and an aggregate principal amount of $2,826,250, which includes a note exchange with the Company’s Chairman, Dr. Hoyoung Huh, as outlined below. The Notes mature 12 months from their respective August 2025 Closing Dates, at which time the principal amount becomes due and payable. On the August 2025 Closing Dates, we also entered into the Warrant Amendment Agreements with certain Note Investors, extending the expiration date of Series A Warrants to purchase an aggregate of 1,973,211 ADSs.

As part of the first tranche, Dr. Hoyoung Huh, the Company’s Chairman, purchased a Note with a principal amount of $1,250,000 for a purchase price of $1,000,000. The purchase price was satisfied through a cash payment of $162,567 and the cancellation of $837,433 in outstanding principal and accrued interest under a senior secured promissory note previously issued to him by our wholly owned subsidiary, Peak Bio Inc., in January 2024, or the Peak Bio Note. On August 7, 2025, we entered into a Loan Cancellation and Exchange Agreement, whereby the Peak Bio Note was cancelled and extinguished to partially satisfy the purchase price of the Note purchased by Dr. Huh.

We paid a placement agent fee of $75,000 to Paulson Investment Company, LLC, or Paulson, in connection with the August 2025 Notes Offering.

In December 2025, approximately $4 million principal amount of the Notes were exchanged for (i) Pre-Funded Warrants to purchase up to an aggregate of 9,502,703 ADSs and (ii) Note Exchange Warrants to purchase up to an aggregate of 9,502,703 ADSs.

Funding Requirements

As of the date of this prospectus, our existing cash, together with funds from the December 2025 Offerings, is sufficient to fund our operations into the second quarter of 2026. While we have additional funding activities in progress to fund our operations, we will need to raise additional capital to continue to fund our operations and service our obligations in the future. If we are unable to raise additional capital when needed, we will not be able to continue as a going concern. We do not currently have any products approved for sale and do not generate any revenue from product sales. We are currently seeking and expect to continue to seek additional funding through financings of equity and/or debt securities. We may also engage in strategic research and development collaborations, pre-clinical and clinical funding arrangements, the sale or license of technology assets, and/or other strategic alternatives.

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Financing may not be available to us when we need it, or on favorable or acceptable terms, or at all. We could be required to seek funds through means that may require us to relinquish rights to some of our technologies, drug candidates or drugs that we would otherwise pursue on our own. In addition, if we raise additional funds by issuing equity securities, our then existing shareholders may experience dilution. The terms of any financing may adversely affect the holdings or the rights of existing shareholders. An equity financing that involves existing shareholders may cause a concentration of ownership. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends, and are likely to include rights that are senior to the holders of our Ordinary Shares. Any additional debt or equity financing may contain terms which are not favorable to us or to our shareholders, such as liquidation and other preferences, or liens or other restrictions on our assets. As discussed in Note 11 to the consolidated financial statements included elsewhere in this prospectus, additional equity financings may also result in cumulative changes in ownership over a three-year period in excess of 50% which would limit the amount of net operating loss and tax credit carryforwards that we may utilize in any one year.

If we are unable to raise additional capital when required or on acceptable terms, we may be required to:

●	significantly delay, scale back, or discontinue the development or commercialization of our product candidates;

●	seek strategic alliances for research and development programs at an earlier stage than otherwise would be desirable or that we otherwise would have sought to develop independently, or on terms that are less favorable than might otherwise be available in the future;

●	dispose of technology assets, including current product candidates, or relinquish or license on unfavorable terms, our rights to technologies or any of our product candidates that we otherwise would seek to develop or commercialize ourselves;

●	pursue the sale of our company to a third party at a price that may result in a loss on investment for our shareholders; or

●	file for bankruptcy or cease operations altogether.

Any of these events could have a material adverse effect on our business, operating results, and prospects.

We believe the key factors which will affect our ability to obtain funding are:

●	the receptivity of the capital markets to financings by biotechnology companies generally and companies with drug candidates and technologies similar to ours specifically;

●	the receptivity of the capital markets to any in-licensing, product acquisition or other transaction we may enter into or attempt to enter into;

●	our ability to successfully integrate operations with Peak Bio following the Merger and realize anticipated benefits of the Merger;

●	the results of our pre-clinical and clinical development activities in our drug candidates we develop on the timelines anticipated;

●	competitive and potentially competitive products and technologies and investors’ receptivity to our drug candidates we develop and the technology underlying them in light of competitive products and technologies; and

●	the cost, timing, and outcome of regulatory reviews.

In addition, increases in expenses or delays in clinical development may adversely impact our cash position and require additional funds or cost reductions.

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Based on our recurring losses from operations incurred since inception, our expectation of continuing operating losses for the foreseeable future, negative operating cash flows for the foreseeable future, and the need to raise additional capital to finance its future operations, we have concluded that there is substantial doubt regarding our ability to continue as a going concern within one year after the date that our quarterly financial statements are issued. Because of these uncertainties, the accompanying consolidated financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As such, the accompanying consolidated financial statements do not reflect any adjustments relating to the recoverability and classification of recorded assets and liabilities that might be necessary if we are unable to continue as a going concern.

Cash Flows

Cash flows for the nine-month periods ended September 30, 2025 and 2024

The following table summarizes our sources and uses of cash for each of the periods presented (in thousands):

	Nine Months Ended
	September 30,
(In thousands)	2025	2024
Net cash (used in) provided by:
Net cash used in operating activities	$(7,527)	$(10,428)
Net cash provided by financing activities	7,411	8,834
Effect of exchange rates on cash	1	(5)
Net change in cash	$(115)	$(1,599)

Operating Activities. The net cash used in operating activities for the periods presented consists primarily of our net loss adjusted for non-cash charges and changes in components of working capital. The decrease in cash used in operating activities during the nine months ended September 30, 2025, as compared to the nine months ended September 30, 2024, was primarily due to a decrease in research and development costs and restructuring costs related to the program reprioritization and a decrease in merger-related costs incurred in connection with the Peak Bio acquisition.

Investment Activities. There were no investing activities during the nine months ended September 30, 2025 and 2024.

Financing Activities. Net cash provided by financing activities primarily consisted of the following:

●	For the nine months ended September 30, 2025, an aggregate of $5.9 million in net proceeds received from the March 2025 Private Placement, an aggregate of $2.1 million in net proceeds received from the August 2025 Notes, an aggregate of $0.3 million received in advance for pre-funded warrants issued in the March 2025 Private Placement, partially offset by $0.5 million of payments related to our promissory notes and $0.4 million of payments for our insurance premium financing; and

●	For the nine months ended September 30, 2024, an aggregate of $8.7 million in net proceeds received from debt and equity financings, including (i) $1.7 million in net proceeds from the March 2024 Private Placement, (ii) $1.0 million in net proceeds from the issuance of the May 2024 Notes, and (iii) $7.0 million in net proceeds from the May 2024 Private Placement, partially offset by $0.9 million in payments related to our short-term insurance premium financing arrangement.

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Cash flows for the Years ended December 31, 2024 and 2023

The following table summarizes our sources and uses of cash for each of the periods presented:

	Year Ended
	December 31,
(In thousands)	2024	2023
Net cash (used in) provided by:
Net cash used in operating activities	$(12,552)	$(16,432)
Net cash provided by investing activities	382	-
Net cash provided by financing activities	10,988	7,020
Effect of exchange rates on cash	(4)	7
Net decrease in cash	$(1,186)	$(9,405)

Operating Activities. The net cash used in operating activities for the periods presented consists primarily of our net loss adjusted for non-cash charges and changes in components of working capital. The decrease in cash used in operating activities during the year ended December 31, 2024, as compared to the year ended December 31, 2023, was primarily due to increases in accounts payable and accrued expenses resulting from the timing of cash outlays.

Investment Activities. The net cash provided by investing activities during the year ended December 31, 2024 is solely related to the Merger. There were no investing activities during the year ended December 31, 2023.

Financing Activities. Net cash provided by financing activities primarily consisted of the following:

●For the year ended December 31, 2024, an aggregate of $11.8 million in net proceeds received from the issuance of debt and equity securities, including (i) $1.7 million in net proceeds from the March 2024 Private Placement, (ii) $1.0 million in net proceeds from the issuance of the May 2024 Convertible Notes, (iii) $7.0 million in net proceeds from the May 2024 Private Placement, and (iv) $2.8 million in net proceeds from the November 2024 Private Placement, partially offset by repayment of $0.75 million towards the May 2024 Convertible Notes and $1.1 million in payments related to our short-term insurance premium financing arrangement; and

●For the year ended December 31, 2023, an aggregate of $7.0 million in net proceeds received from various offerings of equity securities, including (i) $3.5 million in net proceeds from the March 2023 Registered Direct Offering, (ii) $1.7 million in net proceeds from the September 2023 Private Placement, and (iii) $1.8 million in net proceeds from the December 2023 Private Placement.

Material Cash Requirements

Insurance Financing Obligations

In January 2025, we entered into a short-term financing arrangement with a third-party vendor to finance insurance premiums. The aggregate amount financed under this agreement was $0.5 million which is scheduled to be paid in monthly installments through November 2025.

Debt Obligations

We have outstanding convertible notes and notes payable with third parties and related parties assumed from the acquisition of Peak Bio Inc. and through new financings as more fully described in Note 7 and Note 13, respectively, of our unaudited condensed consolidated financial statements included elsewhere in this prospectus. As of September 30, 2025, these obligations are expected to result in principal payments of approximately $4.6 million.

Other

We enter into a variety of agreements and financial commitments in the normal course of business. The terms generally provide us the option to cancel, reschedule and adjust our requirements based on our business needs, prior to the delivery of goods or performance of services. However, it is not possible to predict the amount of future payments under these agreements due to the conditional nature of our obligations and the unique facts and circumstances involved in each particular agreement.

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Critical Accounting Estimates

This management’s discussion and analysis of financial condition and results of operations is based on our unaudited condensed consolidated financial statements, which have been prepared in accordance with U.S. GAAP. In doing so, we must make estimates and assumptions that affect our reported amounts of assets, liabilities and expenses, as well as related disclosure of contingent assets and liabilities. On an ongoing basis, management evaluates its estimates and judgments, including, but not limited to, those related to (i) stock-based compensation, (ii) fair value of warrants classified as liabilities, (iii) research and development prepayments, accruals and related expenses, (iv) income taxes, and (v) intangible assets impairment. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We regard an accounting estimate or assumption underlying our financial statements as a “critical accounting estimate” if:

●	the nature of the estimate or assumption is material due to the level of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change; and

●	the impact of the estimates and assumptions on financial condition or operating performance is material.

While our significant accounting policies are described in more detail in Note 2 to our consolidated financial statements appearing elsewhere in this prospectus, we believe the following accounting policies to be the most critical to the judgments and estimates used in the preparation of our financial statements.

Stock-based compensation

We measure all stock-based awards granted to employees, directors and non-employees based on the estimated fair value on the date of grant and recognizes compensation expense of those awards over the requisite service period, which is generally the vesting period of the respective awards. Forfeitures are accounted for as they occur. We classify stock-based compensation expense in our consolidated statements of operations and comprehensive loss in the same manner in which the award recipient’s payroll costs are classified or in which the award recipient’s service payments are classified.

The fair value of each restricted ordinary share award is estimated on the date of grant based on the fair value of our Ordinary Shares on that same date. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model, which requires inputs based on certain assumptions, including the expected stock price volatility, the expected term of the award, the risk-free interest rate, and expected dividends. We estimate our expected stock price volatility based on the historical volatility of our ADSs, considering the expected term of the options. The expected term of our options has been determined utilizing the “simplified” method for awards that qualify as “plain-vanilla” options. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. The expected dividend yield is based on the fact that we have never paid cash dividends on ordinary shares and do not expect to pay any cash dividends in the foreseeable future.

Fair value of warrants classified as liabilities

We utilize a Black-Scholes model to value our outstanding September 2022 Warrants and the Peak Bio Warrants, at each reporting period, with changes in fair value recognized in the consolidated statements of operations and comprehensive loss. The estimated fair value of warrant liabilities is determined using Level 3 inputs. Inherent in an options pricing model are assumptions related to expected share-price volatility, expected life, risk-free interest rate and dividend yield. We estimate the expected volatility of our stock price based on historical volatility of our ADSs, considering the expected remaining life of the September 2022 Warrants and the Peak Bio Warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the valuation date for a maturity similar to the expected remaining life of the September 2022 Warrants and the Peak Bio Warrants. The expected life of the September 2022 Warrants and the Peak Bio Warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on our historical rate, which we anticipate to remain at zero. Due to the nature of and inputs in the model used to assess the fair value of the warrants, it is not unusual to experience significant fluctuations during each remeasurement period.

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Research and development prepayments, accruals and related expenses

As part of the process of preparing our financial statements, we are required to estimate our accrued and prepaid expenses for research and development activities performed by third parties, including CROs and clinical investigators. These estimates are made as of the reporting date of the work completed over the life of the individual study in accordance with agreements established with CROs and clinical trial sites. Some CROs invoice on a monthly basis, while others invoice upon achievement of milestones and the expense is recorded as services are rendered. We determine the estimates of research and development activities incurred at the end of each reporting period through discussion with internal personnel and outside service providers as to the progress or stage of completion of trials or services, as of the end of each reporting period, pursuant to contracts with clinical trial centers and CROs and the agreed upon fee to be paid for such services. We periodically confirm the accuracy of our estimates with the service providers and make adjustments if necessary.

Income Tax

When determining if the realization of a deferred tax asset is likely to assess the need to record a valuation allowance, estimates and judgment are required. We consider all available evidence, both positive and negative, including estimated future taxable earnings, ongoing planning strategies, future reversals of existing temporary differences and historical operating results. Additionally, changes to tax laws and statutory tax rates can have an impact on our determination. Our intention is to evaluate the realizability of our deferred tax assets quarterly.

We follow the provisions of ASC 740 “Accounting for Uncertainty in Income Taxes” (“ASC 740”), which prescribes recognition thresholds that must be met before a tax position is recognized in the financial statements and provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. Under ASC 740, an entity may only recognize or continue to recognize tax positions that meet a “more-likely-than-not” threshold. Interest and penalties related to uncertain tax positions are recognized as general and administrative expense.

Peak Bio Inc. Acquisition

On March 4, 2024, we entered into the Merger Agreement with Peak Bio and Merger Sub. On November 14, 2024, we completed the business combination contemplated by the Merger Agreement, pursuant to which, Merger Sub merged with and into Peak Bio, with Peak Bio surviving the acquisition as a wholly-owned subsidiary of Akari.

In connection with the acquisition, we issued a total of 12,613,942 ADSs which reflected the conversion of each issued and outstanding share of Peak Bio Common Stock into the right to receive ADSs equal to the Exchange Ratio. Each Peak Warrant and Peak Option was converted into Adjusted Warrants and Adjusted Options, respectively, to purchase a number of Ordinary Shares or ADSs, based on the Exchange Ratio. The Adjusted Warrants and the Adjusted Options have substantially similar terms and conditions as were applicable to such Peak Warrants and Peak Options immediately prior to the Closing.

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The estimated fair value of the Adjusted Warrants of $1.8 million at the acquisition closing date was calculated using the Black Scholes Option Pricing Model. The following assumptions were used to determine the fair value of the assumed warrants as of November 14. 2024:

	Peak Bio Assumed Warrants
	November 2022	April 2023
Stock (ADS) price	$2.23	$2.23
Exercise price	$39.18	$2.04
Expected term (in years)	3.0	3.5
Expected volatility	86.4%	84.1%
Risk-free interest rate	4.3%	4.3%
Expected dividend yield	-	-

We assumed Peak Bio’s outstanding stock option awards and granted options to purchase 1,618,081 ADSs as replacement awards for the Peak Bio Adjusted Options. We determined the Peak Bio Adjusted Options were not probable of vesting prior to the consummation of the Merger Agreement. For this reason, the fair value of the replacement awards was not included as consideration transferred in the business combination. Instead, the entire fair value of the adjusted options will be recognized as compensation cost in the post-combination period. The estimated fair value of the Adjusted Options of $1.8 million at the acquisition closing date was calculated using the Black Scholes Option Pricing Model. The valuation assumptions used in the Black Scholes Option Pricing Model include our stock price on the date of closing of $2.23, volatility ranging from 84.1% to 86.4%, an expected dividend yield of 0.0%, an expected term ranging from 0.20 years to 5.32 years, and a risk-free interest rate ranging from 4.3% to 4.6%.

We recognized in-process research and development, or IPR&D, in connection with the acquisition. The fair value of the acquired IPR&D was determined based upon the income approach using a multi period excess earnings model which included a forecast of the expected cash flows, as discussed in more detail under “Valuation of Intangible Assets.”

Valuation of Intangible Assets

In a business combination, the fair value of acquired IPR&D is capitalized and accounted for as indefinite-lived intangible assets, and not amortized until the underlying project receives regulatory approval, at which point the intangible assets will be accounted for as definite-lived intangible assets or discontinued. If discontinued, the intangible assets will be written off. R&D costs incurred after the acquisition are expensed as incurred.

The estimated fair values of identifiable intangible assets were determined using the multi-period excess earnings method, which is a valuation methodology that provides an estimate of the fair value of an asset based on market participant expectations of the cash flows an asset would generate over its remaining useful life. The projected discounted cash flow models used to estimate the fair value of assets of our IPR&D reflect significant assumptions and are level 3 unobservable data regarding the estimates a market participant would make in order to evaluate a drug development asset, including the following:

●Probability of clinical trial success and obtaining regulatory approval;

●Forecasted gross sales from up-front and milestone payments, royalties and product sales; and

●A discount rate reflecting our weighted average cost of capital and specific risk inherent in the underlying assets.

The valuation of our acquired IPR&D has significant measurement uncertainty given the lack of historical data on which to base assumptions. We engaged a third-party valuation firm to assist us with the valuation of the IPR&D. Assumptions are difficult to make accurately and were mainly derived from life science studies, industry data, and peer company information that our management believes represent appropriate comparable data.

We test indefinite-lived intangible assets for impairment by first assessing qualitative factors to determine whether it is more likely than not that the fair value is less than its carrying amount. If we conclude it is more likely than not that the fair value is less than its carrying amount, a quantitative impairment test is performed.

Intangible Assets Impairment

We recognized goodwill and other intangible assets comprised of IPR&D during the year ended December 31, 2024 in connection with our acquisition of Peak Bio (collectively, our “Intangible Assets”).

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For our Intangible Assets, we have the option to first assess qualitative factors to determine whether the fair value of our reporting unit is “more likely than not” less than its carrying value. For IPR&D, the qualitative assessment focuses on key inputs, assumptions and rationale utilized in the establishment of the carrying value. When performing a quantitative analysis, we use our overall market capitalization as a basis to determine the fair value of our reporting unit. When the carrying value of our reporting unit exceeds its fair value, an impairment charge is recorded in current earnings for the difference up to the carrying value of the Intangible Assets recorded.

We manage our operations as a single operating segment for the purposes of assessing performance, making operating decisions and allocating resources, resulting in a single reportable segment, or reporting unit. Subsequent to our acquisition of Peak Bio, the fair market value of our ADSs experienced a significant decline. As a result, we performed a qualitative assessment as of December 31, 2024 to determine whether our Intangible Assets were impaired.

In our qualitative assessment, we considered relevant facts and circumstances for our reportable segment, including (i) overall financial performance, including recent fundraising activities and our strategic acquisition of Peak Bio (ii) industry and market conditions in which we operate, (iii) changes in the reporting unit carrying value since prior year, (iv) macroeconomic conditions, and (v) changes in the fair market value of our ADSs.

Based on the results of our qualitative assessment, we concluded that it is not more likely than not that the fair value of our reporting unit is less than its carrying value.

Recent Accounting Pronouncements

We periodically monitor and review all current accounting pronouncements and standards from the Financial Accounting Standards Board (“FASB”) for applicability to our operations. We do not expect the adoption of accounting pronouncements recently issued to have a material impact on our results of operations, financial position or cash flow.

Quantitative and Qualitative Disclosures About Market Risk.

We are a smaller reporting company, as defined by Rule 12b-2 of the Securities Exchange Act of 1934, as amended, and are not required to provide this information.

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BUSINESS

Overview

We are an oncology company developing next-generation antibody-drug conjugates (“ADCs”) designed around novel, proprietary cancer-killing toxins (“payloads”). We believe these novel payloads may have the potential to transform the efficacy and safety outcomes of ADCs as cancer therapies beyond options that are currently available or in development.

Cancers are the second leading cause of mortality in the United States and the leading cause of death for those under 65 years of age. The American Cancer Society estimates that approximately 618,000 people will die of cancer in the United States in 2025.

ADCs are a class of cancer therapies that combine the precision targeting of antibodies with payload toxins that attack cancer cells. To date, innovation in the field of ADC therapies has focused primarily on the development of novel antibodies linked to existing classes of payload toxins. For example, there is a range of approved ADCs with antibodies that target the Her2, Trop2, CD19, CD22, CD30, Nectin-4, Tissue Factor, and FR alpha antibodies. But there is a surprising lack of diversity in the payload toxins to which those antibodies are linked, as all of these marketed products, and more than 90% of ADCs in late-stage clinical development of which we are aware, utilize payloads from just two standard classes: (1) microtubule inhibitors or (2) DNA-damaging agents such as topoisomerase I inhibitors.

Despite the initial success of ADCs as oncology therapies, each of these payload classes has limitations in terms of providing significant and enduring efficacy and manageable toxicity and tolerability for cancer patients:

●	Microtubule Inhibitors: resistance by cancer cells after initial response, off-target toxicity to healthy tissues and cells, and limited efficacy against static cancer cells that are not in division mode.

●	Topoisomerase I Inhibitors: resistance by cancer cells after initial response, off-target toxicities, that include lung scarring, gastrointestinal and hematological toxicities (including low white blood cells and platelets), and limited ability to combine with other cancer therapies due to cumulative toxicities.

Our approach centers on creating novel payloads that work through different biological mechanisms than these standard payload classes. We believe that doing so may allow us to discover and develop ADCs that solve for the known limitations of therapies that utilize existing payload classes. However, our strategy is new and unproven, and we cannot guarantee that we will be successful in our efforts.

Our differentiated ADC discovery and development platform (our “ADC Platform”) enables us to generate a range of ADC product candidates that pair our novel payloads with biologically validated antibody targets prevalent in cancer tumors. We believe that our focus on the development of ADCs that utilize our novel payloads may allow us to develop ADCs with benefits that include:

●	more effective cancer-killing properties, or cytotoxicity;

●	activating the immune system to harness its power to kill cancer;

●	synergize with other key therapies used today such as anti-PD1 and anti-PD-L1 therapies (“checkpoint inhibitors”) to activate the immune system to potentially deliver even greater efficacy results that either agent alone (more than additive);

●	greater sustained duration and depth of response to ADC therapy to regress or eliminate the cancer;

●	reduced tumor resistance; and

●	improved safety and tolerability relative to ADCs that are currently available.

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Our lead payload, PH1, derives its 1) cytotoxic and 2) immune activating properties from its ability to disrupt the function of spliceosomes, which play a critical role in protein synthesis. In addition to the cytotoxic or cell killing properties of the PH1 payload, we have observed in preclinical studies that PH1 triggers an immune response that leads to additional cancer cell killing via the activation B-cells and T-cells through neoepitope formation on the cancer cell. We believe this dual 1-2 mode of action of tumor killing by PH1 is differentiated from current standard ADC payloads used today and suggests that PH1 presents a unique approach to immune-oncology ADC therapies moving forward.

Our lead product candidate is AKTX-101, a preclinical stage Trop2-targeting ADC that combines PH1 with a novel, proprietary Trop2 antibody. Trop2 is an antigen expressed in the highest number of solid tumor cancer types, including lung, breast, bladder, gastric, head and neck, pancreatic, and several other solid tumors. We aim to establish AKTX-101 as a best-in-class Trop2-targeting ADC for the treatment of a variety of solid tumors.

Beyond AKTX-101, our ADC Platform enables us to develop additional ADCs that combine the PH1 payload and other novel payloads that we are developing or may in the future develop with a number of antibodies known to be key cancer targets. Our pipeline also includes AKTX-102, a discovery-stage ADC that pairs PH1 with an undisclosed target antibody.

We are also pursuing research on two additional novel payloads that possess distinct MoAs from those demonstrated by traditional payloads:

●	PH5: inhibits DNA mismatch repair (“MMR”) and DNA Damage Response (“DDR”) to generate neoepitopes.

●	PH6: inhibits DNA transcription in cancer cells and co-opted immune cells.

We acquired the proprietary rights to PH1, PH5 and PH6 in connection with the Merger, which was completed in November 2024. Prior to that time, we were primarily focused on advancing our former product candidates nomacopan and PAS-nomacopan (longer-acting nomacopan that is PASylated). Since the closing of the Merger, we have focused substantially all of our efforts on the development of ADCs and our ADC Platform. As such, we have been actively seeking strategic partners to license these Legacy assets and advance their development externally. See “—Our Legacy Programs” for more information.

Our Strategy

We aim to create more effective and safer ADC cancer therapies by leveraging our novel payload expertise to potentially create superior ADC therapies for cancer patients. We intend to leverage the core capabilities of our experienced team in cancer biology and chemistry, as well as experienced senior leadership in the oncology space to advance our novel ADC Platform and candidates. In March 2025, we announced that our director Abizer Gaslightwala would be joining our management team as President and CEO effective April 21, 2025. Mr. Gaslightwala brings a proven track record of successfully developing and commercializing oncology therapies as well as expertise in antibody-based therapies.

Our approach is focused on five key areas:

●	Advance AKTX-101 to a potential initiation of a first-in-human (“FIH”) trial to establish its safety and potential clinical activity. AKTX-101 has demonstrated its potential efficacy and safety in several preclinical models to date. We intend to focus on defining the tumor strategy that drives maximum future commercial opportunity, developing additional preclinical data to support this strategy, developing a manufacturing supply, and completing formal non-clinical and toxicology studies to potentially support a future IND or other regulatory submission for a FIH trial.

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●	Progress AKTX-102, our discovery-stage ADC that utilizes PH1 against a novel cancer target. Our AKTX-102 ADC product candidate is a novel antibody construct that is unprecedented, and utilizes PH1 as its payload for robust cell killing and immune activation against the cancer. From our initial early data, we believe AKTX-102 has the potential to overcome limitations of current ADCs in testing that focus on this cancer target. We plan to advance AKTX-102 through additional efficacy and safety preclinical experiments to further understand its potential benefits.

●	Leverage our ADC product candidates and novel PH1 payload to partner with biopharmaceutical companies that desire to develop ADCs with a unique approach that could achieve superior outcomes to current options. Our focus is on the development of novel proprietary payloads and antibody-payload linkers enables a broad and flexible partnering strategy that allows us to out-license rights to specific ADCs, such as AKTX-101, or license rights to our novel proprietary payload PH1 to partners to develop novel ADC product candidates as well.

●	Out-license our legacy non-oncology assets. Nomacopan is a clinical stage asset with key clinical data in inflammation and rare diseases. PAS- nomacopan is a preclinical, longer-acting version of nomacopan with a focus on geographic atrophy for retinal/ophthalmological diseases. We continue to hope to out-license these assets as a means for raising capital that can be applied to the advancement of our ADC product candidates and the development of our ADC Platform.

Our Novel Payload

PH1: Our Lead Payload

PH1, or Thailanstatin ThA13, is an analog of a toxin produced by the bacterium Burkholderia thailandensis MSMB43 with cytotoxic properties that stem from its ability to inhibit the ability of spliceosomes in eukaryotic cells to properly generate mature messenger mRNA (“mRNA”) from pre-messenger RNA (“pre-mRNA”) during the step of protein synthesis called splicing.

We believe spliceosomes are attractive targets for ADCs because the inhibition of spliceosomal function prevents cells from receiving critical information necessary for their continued survival. During splicing, pre-RNA is converted to mRNA via the removal of “junk” sequences of pre-mRNA called introns, and the stitching together of the meaningful parts of pre-mRNA called exons. After the introns have been removed and the exons stitched together, the resulting mRNA is then translated into proteins. The spliceosome is the machinery responsible for the correct splicing of pre-mRNA and resultant formation of mRNA.

Faulty spliceosome function, results in improper construction of exons, leading to faulty mRNA and resultant aberrant proteins. Accumulation of thousands of aberrant mis-spliced RNA sequences and misfolded unnatural proteins within the cell cause it to die by endoplasmic reticulum stress, unfolded protein response, and other various mechanisms. The accumulation of mis-spliced RNA also produces unnatural proteins called neoepitopes, which generate an immunostimulatory response that leads to further elimination by the immune system of cells that express similar neoepitopes. We believe the secondary cytotoxic effect of spliceosome malfunction that results from neoepitope formation makes the use of spliceosome inhibitors attractive in the development of potential ADC therapies due to their potential to exhibit a bifunctional MoA through which the payload targets and kills cancer cells and the resultant formation of neoepitopes triggers the body’s immune system to do the same.

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Preclinical data that we have gathered indicate that PH1 possesses the ability to induce neoepitope formation. In an in vitro study, we performed an unbiased comparison of PH1-, ravtansine (“DM4”)- and dimethyl sulfoxide (“DMSO”) (vehicle control)- treated human gastric cancer cells by performing RNA sequencing all genes and looking for sequences that would give rise to neoepitopes. After identifying the normal and novel RNA species, we highlighted the neoepitope-containing species that respectively increased in response to treatment with DM4 and PH1 as compared to the control treatment. We observed that PH1-treated cells contained 765 neoepitope-containing species, representing approximately 9 times the number of neoepitope-containing species created by DM4, which suggests that PH1 may be highly proficient at recruiting immune cells to the tumor and stimulating immune-cell mediated cancer cell death. When we looked for genes that were negatively impacted and reduced in quantity, we found 660 unique RNA species were depleted in PH1-treated cells which was over three times greater than the number found in DM4-treated cells.

This bifunctional MoA is described in the following two graphics:

Bi-functional results of PH1 targeted splicing
1
PH1 ADC binds to the target receptor.
PH1
TROP2
TUMOR CELL MEMBRANE
MHC
Neoantigen
Neoantigen formation can stimulate the immune response and induce tumor growth inhibition (TGI) in syngeneic model.
Endosome
2
Antibody receptor complex is internalized by endocytosis.
Payload cytotoxicity and TGI in xenograft models
Ribosome
mRNA
SF3B1
PH5α
SF3B2
Resulting mRNA decay deprives cancer cells of essential proteins.
Accumulation of mis-spliced proteins induce cell death by unfolded protein response (UPR) and endoplasmic reticulum stress.
NUCLEUS
3
Lysosome fuses with endosome.
Lysosomal enzymes degrade the ADC, releasing the active payload species.
Active payload
4
PH1 disrupts alternative splicing in the tumor cell, a fundamental process for tumor transformation and growth.
Spliceosome
Pre-mRNA

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PH1 ADC
Target receptor (Her2 or Trop2)
Cancer neoepitope
Payload induced neoepitope
TCR
Checkpoint inhibitor
Myeloid cell
Activation
T cell
Activation
B cell
Myeloid cells phagocytose and release granules
T cells recognize neoantigens and become primed for killing tumor cells
Synergy with **checkpoint inhibitor therapies** that further enhance immune response
B cells recognize neoantigens and become primed for killing tumor cells
Antibody response
MODERATELY IMMUNOGENIC CELL
TARGET^LOW EXPRESSING CELLS
• Some cell death directly from lower payload concentrations
• Some payload-induced neoepitopes
• Immune cell mediated death
HIGHLY IMMUNOGENIC CELL
TARGET CELL
• Active payload kills majority of target cells
• Stimulates payload-induced neoepitopes in survivors
• Resistant cells killed by immune response
WEAKLY IMMUNOGENIC CELL
TARGET^NONE EXPRESSING CELLS
Immune response targets surrounding cancer cells without a chemical bystander effect

Summary of Preclinical Studies of PH1

We have examined the cytotoxic and immunostimulatory effects of PH1 on multiple targets on several solid tumor types and examined PH1’s potential synergies with checkpoint inhibitors in various in vitro and in vivo preclinical studies.

In in vitro gastric and breast cancer models, we compared the cytotoxicity of an ADC comprised of PH1 conjugated to a Her2 antibody (“Her2-PH1 ADC”) with that of Kadcyla®, a Her2-targeting ADC commercially approved for use in the treatment of Her2-positive breast cancer. In both studies, the Her2-PH1 ADC demonstrated superior cytotoxic activity. We also studied PH1 conjugated to a novel target (undisclosed) in an in vitro preclinical model of non-small cell lung cancer (NSCLC) and found that the PH1 ADC showed increased anti-tumor activity in comparison to a vehicle comprised of the antibody target alone.

We have also studied PH1’s bifunctional MoA and its potential synergies with checkpoint inhibitors in a mouse colon cancer model in which we examined tumor regression and survival rates in 76 mice that were injected subcutaneously with colon cancer cells expressing Her2. We compared a Her2-PH1 ADC with Kadcyla®, (Kadcyla® is not approved for colon cancer) both as single treatment agents and in combination with checkpoint inhibitor therapy (“I/O”). When administered as a combination with I/O therapy, the Her2-PH1 ADC induced 14 complete tumor regressions (“CRs”) whereas 5 tumors rebounded after initial shrinkage (n=19 mice per arm). As a result, 73% of Her2-PH1 + I/O treated mice showed complete regressions and were still on study at 5 months, and median survival was not reached. In the Kadcyla® combination arm with I/O, there were 8 CRs and 11 tumor rebounds, and 42% of Kadcyla® + I /O treated mice were tumor-free at 5 months. The median survival of Kadcyla® + I/O treated mice was 149 days.

A second in vivo preclinical mouse study was performed using the identical mouse colon cancer model with the cancer cells expressing Her2. The mice developed measurable tumors and were then treated with two doses of a Her2-PH1 ADC, both as monotherapy and in combination with I/O. Of the eight mice treated with the Her2-PH1 ADC in combination with I/O, seven (87.5%) had achieved CR and survived at 150 days. These seven mice were subsequently rechallenged with colon cancer cells expressing Her2, similar to the cells administered at the onset of the study. No tumor growth was observed in any of the seven mice after they were rechallenged. This zero occurrence of cancer was found despite these mice not receiving any additional treatment with the Her2-PH1 ADC after being rechallenged, indicating that these mice retained immune memory against the colon cancer cells expressing Her2. Based on the results of these two combination studies, we believe that PH1 has the potential to generate an immunostimulatory effect and may possess synergies with checkpoint inhibitors, which could improve the longer term control of cancer after the completion of initial treatment.

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We have also observed that PH1 may be less susceptible to multidrug resistance (“MDR”), which can occur when cancer cells develop resistance to chemotherapeutic agents. One mechanism by which MDR occurs is through the overexpression of what are referred to as MDR transporters, which have the ability to pump standard payloads out of the cell before the payload can kill the cell.

We evaluated PH1 and Monomethyl auristatin E’s (MMAE) ability to kill mouse embryonic stem (“MES”) cells with normal and high levels of MDR. We found that MMAE, but not PH1, was recognized by these pumps, and the presence of high levels of these pumps reduced the in vitro cytotoxicity (IC50) of MMAE 198-fold. The presence of high levels of these pumps had no significant effect on the cytotoxic potency of PH1, as the latter were not substrates and therefore not recognized by MDRs nor pumped out of the cell. The MDR-specific inhibitor Elacridar prevented MDR pumps in MDR-high MES cells from pumping MMAE payload out of the cell, allowing its accumulation, and returning MMAE’s cell killing potency back to baseline. This finding confirmed that the loss of MMAE’s potency was specific to the increase in the number of MDR pumps and did not occur even in the presence of increased numbers, when we blocked MDR’s ability to pump out the payload using Elacridar. We believe this is important because MDR transporters are known to be implicated in the emergence of resistance against many chemotherapies, including some ADC payloads. Furthermore, if MDRs recognized PH1, it would have reduced its potency, and restricted its cytotoxicity to only targets that were highly expressed in cancer cells.

AKTX-101: Our Lead ADC Product Candidate

We aim to establish a best-in-class Trop2-targeting ADC with our lead product candidate AKTX-101. AKTX-101 is designed to treat solid tumors by delivering PH1 into cells expressing Trop2. Trop2 is a cell surface antigen which is upregulated in a variety of malignant tumors, including lung, breast, urothelial, gastric, pancreatic, and other solid tumors, , but has limited expression in normal human tissues, making it an ideal target in cancer.

We have studied AKTX-101 in a number of preclinical models, both in vitro and in vivo, as well as in a non-human primate (“NHP”) toxicity study. Based on our preclinical experiments, we believe AKTX-101 may have the potential to offer advantages over existing therapies in terms of increased cytotoxicity, reduced resistance, better tolerance, and ability to combine with I/O therapies.

In in vitro preclinical studies, we compared AKTX-101 (drug antibody ratio (“DAR”) 4) to a currently approved Trop2-targeting ADC (with DAR 8). We found that AKTX-101 showed greater cytotoxicity at lower drug doses in gastric, pancreatic and bladder cancer models. To further corroborate our in vitro observations, we evaluated AKTX-101 and the same currently approved ADC in an in vivo model against the same Trop2high gastric carcinoma cell-line derived xenograft grown as tumors in mice. Two doses of each agent were given with the currently approved ADC administered at 10 mg/kg while AKTX-101 (DAR 4) was administered at 3 mg/kg. Both treatments induced tumor regression at 3-6 weeks. At the conclusion of the study at 150 days, five out of ten mice (50%) treated with AKTX-101 experienced a tumor regression, as compared to two out of ten mice (20%) treated with currently approved Trop2 ADC.

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The use of our proprietary L22 linker in AKTX-101 may contribute to a safety profile that has the potential to be superior to currently approved Trop2-targeting ADCs. As a non-cleavable linker, L22 causes PH1 to bind irreversibly to the spliceosome machinery, thereby eliminating the potential for PH1 to be released by the cancer cell and thus enter and kill normal, non-cancerous cells, which is referred to as the bystander effect. In pre-clinical in vitro models, AKTX-101 demonstrated minimal killing of normal human fibroblasts not expressing Trop2 in comparison to an approved Trop2-targeting ADC, which, due to its known bystander effect, is toxic to normal human fibroblasts. We believe this preclinical data suggests that a higher therapeutic index may be possible using AKTX-101 over current Trop2 ADCs available today.

We also studied the toxicity and tolerability of AKTX-101 in a NHP model. We evaluated AKTX-101 at DARs of two and four and performed a repeat-dose study wherein three ADC doses were intravenously administered every three weeks, followed by a three-week recovery period. To gain an understanding of the maximal cumulative effects of AKTX-101, animals were evaluated two days after receiving at the conclusion of all three doses being administered. Reversibility was addressed in another set of animals that received all three doses but were allowed a three-week recovery period. Histopathology was performed unilaterally for all tissues in both sets of animals. We found that AKTX-101 was well-tolerated at both dosages, with observed side effects (skin rash, mild thrombocytopenia and mild elevation of liver enzymes) resolving within weeks after administration. Importantly, there was no evidence of neutropenia, leukopenia, interstitial lung disease or mucosal inflammation, which have been associated with other Trop2-targeting ADCs that use standard payloads comprising of topoisomerase I inhibitors. We believe the absence of observed lung complications, colitis and hypothyroidism in this study may further support AKTX-101’s potential suitability and feasibility for use in combination with checkpoint inhibitors, given these side effects are often common with checkpoint inhibitors.

Our Legacy Programs

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Nomacopan

Prior to the Merger, our lead product candidate was nomacopan, a bi-specific complement C5 and leukotriene B4 inhibitor that we had advanced into Phase-3 trials for the treatment of paroxysmal nocturnal hemoglobinuria (“PNH”), a rare, acquired blood disorder characterized by the destruction of red blood cells, and pediatric hematopoietic stem cell transplantation-associated thrombotic microangiopathy (“HSCT-TMA”). HSCT-TMA is a rare but serious complication of hematopoietic stem cell transplant that appears to involve complement activation, inflammation, tissue hypoxia and blood clots, leading to progressive organ damage and death. Mortality in patients who develop severe transplant-related TMAs is 80%.

Nomacopan was also studied in a phase 2 trial in bullous pemphigoid, a chronic autoimmune skin condition, and preclinical testing for the treatment of trauma. We believe that nomacopan’s dual inhibitory action may prevent proinflammatory and prothrombotic activities of two key pathways, and that its biophysical properties may allow it to be used in a variety of formulations and routes of administration, including subcutaneous, intravenous, topical to eye, inhaled and intravitreous. We suspended internal development of nomacopan in June 2024 to shift our resources to ADC development in connection with the Merger.

PAS-Nomacopan

We previously conducted preclinical studies on long-acting PAS-nomacopan for the potential treatment of geographic atrophy, an advanced form of age-related macular degeneration of the eye. We suspended internal development of PAS-nomacopan in November 2024.

PHP-303

We acquired PHP-303, a Phase-2-ready neutrophil elastase inhibitor that Peak Bio was advancing for the potential treatment of a genetic disorder known as alpha-1 antitrypsin disorder, in the Merger. Peak Bio was also conducting preclinical studies on PHP-303 as a potential treatment of acute respiratory distress syndrome. Peak Bio acquired the rights to PHP-303 and licensed associated know-how from Bayer Pharmaceuticals in March 2017.

Competition

The biotechnology and pharmaceutical industries, and the oncology subsector, are characterized by rapid technological evolution, fierce competition and strong defense of intellectual property. While we believe that our technology, the expertise of our team, and our development experience and scientific knowledge provide us with competitive advantages, we face competition from biotechnology and pharmaceutical companies, including companies that are larger and better funded than we are, academic institutions, governmental agencies and public and private research institutions, among others. Moreover, we may also compete with smaller or earlier-stage companies, universities and other research institutions that have developed, are or may be developing or may in the future develop current and future cancer therapeutics. Product candidates that we successfully develop and commercialize may compete with existing therapies and new therapies that may become available in the future.

We also face competition more broadly across the oncology market for cost-effective and reimbursable cancer treatments. The most common methods of treating patients with cancer are surgery, radiation and drug therapy, including chemotherapy, hormone therapy, biologic therapy such as monoclonal and bispecific antibodies, immunotherapy, cell-based therapy and targeted therapy, or a combination of any such methods. There is a variety of available drug therapies marketed for cancer. In many cases, these drugs are administered in combination to enhance efficacy. While our product candidates, if any are approved, may compete with these existing drugs and other therapies, to the extent they are ultimately used in combination with or as an adjunct to these therapies, our product candidates may not be competitive with them. Insurers may also encourage the use of generic products or specific branded products. As a result, obtaining market acceptance of, and gaining significant share of the market for, any product candidates that we successfully introduce to the market may pose challenges. In addition, many companies are developing new oncology therapeutics, and we cannot predict what the standard of care will be as our current and future product candidates progress through development.

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AKTX-101 will compete with approved Trop2-targeting ADCs such as Trodelvy® and Datroway® as well as other programs in clinical trials that also target Trop2. If we are unable to effectively differentiate AKTX-101 from other products and product candidates or other common methods of treating cancer patients our ability to compete would be negatively impacted.

Sales and Marketing

Because we have been focused on discovery and development of drugs, we currently have limited sales, marketing and distribution capabilities in order to commercialize any other product candidates that may be approved in the future. If our lead product candidate is approved, we intend either to establish a sales and marketing organization with technical expertise and supporting distribution capabilities, or to outsource some or all of these functions to third parties. We may take different approaches to commercialization in different geographies. We will adopt a similar strategy for the other compounds in our pipeline.

Manufacturing

We currently employ third-party contract development and manufacturing organizations (“CDMOs”), which manufacture in accordance with current good manufacturing practice (“GMP”) requirements, for our investigational medical products, including active pharmaceutical ingredients, drug substance and drug product for our preclinical research and clinical studies for our product candidates. Analytical methods, compliant with GMP requirements, have been established and qualified for release and stability testing of drug substance and drug products.

We do not own or operate, and currently have no plans to establish, any manufacturing facilities. We currently rely, and expect to continue to rely, on CDMOs for the manufacture of any potential product candidates that we may develop for larger scale preclinical and clinical testing, as well as for commercial quantities of any product candidates that are approved.

We have identified multiple CDMOs with the ability to produce the antibody component of our product candidates at different scales and have strong track records in GMP requirements. The production of all necessary elements for the manufacture of our ADC product candidates, and the final manufacture of the ADC drug product, will be handled entirely by CDMOs.

Intellectual Property

We will be able to protect our technology and products from unauthorized use by third parties only to the extent it is covered by valid and enforceable patents or is effectively maintained as trade secrets. Patents and other proprietary rights are thus an essential element of our business.

Our success will depend in part on our ability to obtain and maintain proprietary protection for our product candidates, technology, and know-how, to operate without infringing on the proprietary rights of others, and to prevent others from infringing our proprietary rights. Our policy is to seek to protect our proprietary position by, among other methods, filing U.S. and foreign patent applications related to our proprietary technology, inventions, and improvements that are important to the development of our business and defending our patent applications and patents if they are subjected to challenge by a third party. We also rely on trade secrets, know-how, continuing technological innovation, and in-licensing opportunities to develop and maintain our proprietary position.

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As of January 1, 2026, our payload platform and ADC pipeline consist of two Patent co-operation treaty (PCT) families and three provisional patents filed at the European Patent Office, or EPO, or the United States Patent and Trademark Office, or USPTO.

The PH-1 payload program was developed in-house. This patent family has been granted in the United States, China, Israel, India, Mexico, and Brazil, with actions pending in Europe, Japan, New Zealand, Canada and Australia. The composition of matter claims describing novel Thailanstatin payloads and linkers have IP coverage through September 2038.

The PCT patent application filed in 2024 has claims describing next-generation Thailanstatin diastereomer payloads, novel Trop2 antibodies and Trop2 ADCs protecting different aspects of pipeline candidate, AKTX-101, while also covering aspects of use or application of AKTX-101 to different cancer settings. This patent also describes a large-scale chemosynthetic process for payload synthesis amenable to manufacturing. This patent family is pending in 12 jurisdictions, and the anticipated expiry of this patent family is April 2043.

In 2025, we filed 3 additional provisional patent applications at USPTO:

●	The first includes claims supporting targeting of specific oncogenic drivers using spliceosome modulators to reverse some aspect of cancer progression- angiogenesis, hormone dependency, and oncogene dependency.
●	The second includes claims supporting use of spliceosome modulators as immunogenic payloads inducing neoepitopes, anti-neoepitope antibodies, macrophage polarization as a single agent. This patent covers elements of the immunomodulatory mechanism of PH1 ADCs and how they are expected to provide a therapeutic benefit by activating the host immune system against cancer.
●	The third includes claims supporting use of spliceosome modulators in synergy with checkpoint inhibitors to improve anti-tumor efficacy or induce immune effectors neither single agent can on its own such as gamma-delta T-cells.

The 2025 provisionals are anticipated to expire between September and October 2045.

We are planning to file composition of matter patents as we continue to research and induct new ADCs into our pipeline. We will continue to create novel composition of matter patents to cover new ADCs not limited to new usage of linkers, formulations, and/or standard-of-care combination patents to secure additional protection after the PH-1 and AKTX-101 patent families expire.

If we are unable to obtain, maintain, defend and enforce patent and other intellectual property rights for our technologies and product candidate, or if the scope of the patent and other intellectual property rights obtained is not sufficiently broad, our competitors and other third parties could develop and commercialize technology, biologics and/or biosimilars similar or identical to ours, and erode or negate any competitive advantage that we may have, which could harm our business and ability to achieve profitability.

We can provide no assurance that our patent applications or those of our licensors will result in additional patents being issued or that issued patents will afford sufficient protection against competitors with similar technologies, nor can there be any assurance that the patents issued will not be infringed, designed around or invalidated by third parties. Even issued patents may later be found unenforceable or may be modified or revoked in proceedings instituted by third parties before various patent offices or in courts. The degree of future protection for our proprietary rights is uncertain. Only limited protection may be available and may not adequately protect our rights or permit us to gain or keep competitive advantage. Composition-of-matter patents on the biological or chemical active pharmaceutical ingredients are generally considered to offer the strongest protection of intellectual property and provide the broadest scope of patent protection for pharmaceutical products, as such patents provide protection without regard to any method of use or any method of manufacturing. While we have issued composition-of-matter patents in the United States and other countries, we cannot be certain that the claims in our issued composition-of-matter patents will not be found invalid or unenforceable if challenged. We cannot be certain that the claims in any patent applications covering composition-of-matter or formulations of our product candidates that are pending, or that we may file, will be considered patentable by the USPTO, and courts in the United States or by the patent offices and courts in foreign countries, nor can we be certain that the claims in our issued composition-of-matter patents will not be found invalid or unenforceable if challenged. Even if any patent applications that we may file relating to specific formulations of our product candidates issue as patents, formulation patents protect a specific formulation of a product and may not be enforced against competitors making and marketing a product that has the same active pharmaceutical ingredient in a different formulation. Method-of-use patents protect the use of a product for the specified method or for treatment of a particular indication. This type of patent may not be enforced against competitors making and marketing a product that has the same active pharmaceutical ingredient for use in a method not claimed by the patent. Moreover, even if competitors do not actively promote their product for our targeted indications, physicians may prescribe these products “off-label.” Although off-label prescriptions may infringe or contribute to the infringement of method-of-use patents, the practice is common and such infringement may be difficult to prevent or prosecute. Also, as is the case for composition-of-matter patents, we cannot be certain that the claims in our issued method-of-use patents will not be found invalid or unenforceable if challenged. We cannot be certain that the claims in any patent applications covering methods of using our product candidates that are pending, or that we may file, will be considered patentable by the USPTO and courts in the United States or by the patent offices and courts in foreign countries, nor can we be certain that the claims in our issued method-of-use patents will not be found invalid or unenforceable if challenged.

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Government Regulation

Government Regulation and Product Approval

Government authorities in the U.S., at the federal, state and local level, and in other countries extensively regulate, among other things, the research, development, testing, manufacture, quality control, approval, labeling, packaging, storage, record-keeping, promotion, advertising, distribution, marketing and export and import of products such as those that we are developing. A new drug must be approved by the FDA, generally through the new drug application (“NDA”) process and a new biologic must be approved by the FDA through the biologics license application (“BLA”) process before it may be legally marketed in the U.S. The animal and other non-clinical data and the results of human clinical trials performed under an Investigational New Drug application (“IND”) and under similar foreign applications will become part of the NDA or BLA.

U.S. Drug Development Process

In the U.S., the FDA regulates drugs under the Federal Food, Drug, and Cosmetic Act (“FDCA”) and in the case of biologics, also under the Public Health Service Act (“PHSA”) and the implementing regulations for both statutes. The process of obtaining marketing authorizations and the subsequent compliance with applicable federal, state, local, and foreign statutes and regulations require the expenditure of substantial time and financial resources. Failure to comply with the applicable U.S. requirements at any time during the product development process, approval process or after approval, may subject an applicant to administrative or judicial sanctions. These sanctions could include the FDA’s refusal to approve pending applications, withdrawal of an approval, a clinical hold, warning letters, requesting product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, refusals of government contracts, restitution, disgorgement, or civil or criminal penalties. Any agency or judicial enforcement action could have a material adverse effect on us. The process required by the FDA before a drug or biologic may be marketed in the U.S. generally involves the following:

●	completion of preclinical laboratory tests, animal studies and formulation studies according to Good Laboratory Practices (“GLP”) and relevant provisions of the Animal Welfare Act, where applicable, or other applicable laws and regulations;

●	submission to the FDA of an IND which must become effective before human clinical trials may begin;

●	performance of adequate and well-controlled human clinical trials according to Good Clinical Practices (“GCP”) to establish the safety and efficacy of the proposed drug for its intended use;

●	submission to the FDA of an NDA or BLA;

●	satisfactory completion of an FDA inspection of the manufacturing facility or facilities at which the drug is produced to assess compliance with current good manufacturing practice (“cGMP”) to assure that the facilities, methods and controls are adequate to preserve the drug’s identity, strength, quality and purity; and

●	FDA review and approval of the NDA or BLA.

Once a product candidate is identified for development, it enters the preclinical testing stage. Preclinical tests include laboratory evaluations of product chemistry, toxicity and formulation, as well as animal studies. An IND sponsor must submit the results of the preclinical tests, together with manufacturing information and analytical data, to the FDA as part of the IND. The sponsor will also include a protocol detailing, among other things, the objectives of the first phase of the clinical trials, the parameters to be used in monitoring safety, and the effectiveness criteria to be evaluated, if the first phase lends itself to an efficacy evaluation. Some preclinical testing may continue even after the IND is submitted. The IND automatically becomes effective 30 days after receipt by the FDA, unless the FDA, within the 30-day time period, places the clinical trial on a clinical hold. In such a case, the IND sponsor and the FDA must resolve any outstanding concerns before the clinical trial can begin. Clinical holds also may be imposed by the FDA at any time before or during studies due to safety concerns or non-compliance.

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All clinical trials must be conducted under the supervision of one or more qualified investigators in accordance with GCP. They must be conducted under protocols detailing the objectives of the trial, dosing procedures, subject selection and exclusion criteria and the safety and effectiveness criteria to be evaluated. Each protocol must be submitted to the FDA as part of the IND, and progress reports detailing the results of the clinical trials must be submitted at least annually. In addition, timely safety reports must be submitted to the FDA and the investigators for serious and unexpected adverse events. An institutional review board (“IRB”) responsible for the research conducted at each institution participating in the clinical trial must review and approve each protocol before a clinical trial commences at that institution and must also approve the information regarding the trial and the consent form that must be provided to each trial subject or his or her legal representative, monitor the study until completed and otherwise comply with IRB regulations.

Human clinical trials are typically conducted in three sequential phases that may overlap or be combined:

●	Phase 1: The product candidate is initially introduced into healthy human subjects and tested for safety, dosage tolerance, absorption, metabolism, distribution and excretion. In the case of some products for severe or life-threatening diseases, such as cancer, especially when the product may be too inherently toxic to ethically administer to healthy volunteers, the initial human testing may be conducted in patients.

●	Phase 2: This phase involves studies in a limited patient population to identify possible adverse effects and safety risks, to preliminarily evaluate the efficacy of the product for specific targeted diseases and to determine dosage tolerance and optimal dosage.

●	Phase 3: Clinical trials are undertaken to further evaluate dosage, clinical efficacy and safety in an expanded patient population at geographically dispersed clinical study sites. These studies are intended to establish the overall risk-benefit ratio of the product candidate and provide, if appropriate, an adequate basis for product labeling.

The FDA or the sponsor may suspend a clinical trial at any time on various grounds, including a finding that the research subjects or patients are being exposed to an unacceptable health risk. Similarly, an IRB can suspend or terminate approval of a clinical trial at its institution if the clinical trial is not being conducted in accordance with the IRB’s requirements or if the drug has been associated with unexpected serious harm to patients. Phase 1, Phase 2, and Phase 3 testing may not be completed successfully within any specified period, if at all.

During the development of a new drug, sponsors are given opportunities to meet with the FDA at certain points. These points may include prior to submission of an IND, at the end of Phase 2, and before an NDA or BLA is submitted. Meetings at other times may be requested. These meetings can provide an opportunity for the sponsor to share information about the data gathered to date, for the FDA to provide advice, and for the sponsor and FDA to reach agreement on the next phase of development. Sponsors typically use the end of Phase 2 meeting to discuss their Phase 2 clinical results and seek feedback on their plans for the pivotal Phase 3 clinical trial that they believe will support approval of the new drug.

Progress reports detailing the results of the clinical trials must be submitted at least annually to the FDA. Safety reports must be submitted to the FDA and the clinical investigators 15 calendar days after the trial sponsor determines that the adverse event information qualifies for reporting. The sponsor also must notify FDA of any unexpected fatal or life-threatening suspected adverse reaction as soon as possible but in no case later than 7 calendar days after the sponsor’s initial receipt of the information. Sponsors of clinical trials of drugs and biologics are required to register and disclose certain clinical trial information on a registry maintained by the National Institutes of Health, at www.clinicaltrials.gov.

Concurrent with clinical trials, sponsors usually complete additional animal studies and must also develop additional information about the chemistry and physical characteristics of the drug and finalize a process for manufacturing the product in commercial quantities in accordance with cGMP requirements. The manufacturing process must be capable of consistently producing quality batches of the product candidate and, among other things, the manufacturer must develop methods for testing the identity, strength, quality and purity of the final drug. Additionally, appropriate packaging must be selected and tested and stability studies must be conducted to demonstrate that the product candidate does not undergo unacceptable deterioration over its shelf life.

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U.S. Review and Approval Processes

The results of product development, preclinical studies and clinical trials, along with descriptions of the manufacturing process, analytical tests conducted on the chemistry of the drug, proposed labeling, and other relevant information are submitted to the FDA as part of an NDA or BLA requesting approval to market the product. The submission of an NDA or BLA is subject to the payment of substantial user fees; a waiver of such fees may be obtained under certain limited circumstances. Within sixty days of receipt, the FDA initially reviews all NDAs and BLAs submitted to ensure that they are sufficiently complete for substantive review before it accepts them for filing. The FDA may request additional information rather than accept a NDA or BLA for filing. In this event, the NDA or BLA must be resubmitted with the additional information. The resubmitted application also is subject to review before the FDA accepts it for filing. Once the submission is accepted for filing, the FDA begins an in-depth substantive review. FDA may refer an NDA or BLA that is novel or that presents difficult questions of safety or efficacy to an advisory committee for review, evaluation and recommendation on questions presented by the FDA, which may include questions related to whether the application should be approved and under what conditions. The FDA is not bound by the recommendation of an advisory committee, but it generally follows such recommendations. Before approving an NDA or BLA, the FDA will typically inspect one or more clinical sites to assure compliance with GCP. Additionally, the FDA will inspect the facility or the facilities at which the product is manufactured to assess compliance with cGMP.

The FDA may also place other conditions on approval, including the requirement for a Risk Evaluation and Mitigation Strategy (“REMS”) to assure the safe use of the product. If the FDA concludes a REMS is needed, the sponsor of the NDA or BLA must submit a proposed REMS, and the FDA will not approve the application without an approved REMS. A REMS could include medication guides, physician communication plans or elements to assure safe use, such as restricted distribution methods, patient registries and other risk minimization tools. Any of these limitations on approval or marketing could restrict the commercial promotion, distribution, prescription or dispensing of a product.

The FDA reviews an NDA to determine, among other things, whether a product is safe and effective for its intended use and whether its manufacturing is cGMP-compliant to assure and preserve the product’s identity, strength, quality and purity. The FDA reviews a BLA to determine, among other things whether the product is safe, pure and potent and the facility in which it is manufactured, processed, packed or held meets standards designed to assure the product’s continued safety, purity and potency.

The FDA may issue an approval letter following its review process if it determines that the NDA or BLA has met all applicable requirements. Alternatively, the FDA may issue a complete response letter (“CRL”), which may require additional clinical or other data or impose other conditions that must be met in order to secure final approval of the NDA or BLA. The applicant may either resubmit the NDA or BLA, addressing all of the deficiencies identified in the letter, withdraw the application, or, in the case of an NDA, request an opportunity for a hearing. The applicant also may request resolution of any dispute concerning the CRL. If the FDA denies approval of a BLA, the applicant may request, and FDA must issue, a notice of opportunity for hearing.

NDAs or BLAs may receive either standard or priority review. Under current FDA review goals, standard review of an NDA for a new molecular entity (“NME”) or original BLA will be ten months from the date that the NDA or BLA is filed. A drug representing a significant improvement in treatment, prevention or diagnosis of a serious disease or condition may receive a priority review of six months. Priority review does not change the standards for approval, but may expedite the approval process.

If a product receives marketing authorization, the approval may be significantly limited to specific diseases and dosages or the indications for use may otherwise be limited, which could restrict the commercial value of the product. In addition, the FDA may require a sponsor to conduct Phase IV testing, such as clinical trials designed to further assess a drug’s safety and/or effectiveness after NDA or BLA approval, and may require testing and surveillance programs to monitor the safety of approved products which have been commercialized.

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The Pediatric Research Equity Act (“PREA”) requires a sponsor to conduct pediatric studies for most drugs and biologics with a new active ingredient, new indication, new dosage form, new dosing regimen or new route of administration. Under PREA, original NDAs and BLAs and certain supplemental applications must contain a pediatric assessment unless the sponsor has received a deferral or waiver. The required assessment must assess the safety and effectiveness of the product for the claimed indications in all relevant pediatric subpopulations and support dosing and administration for each pediatric subpopulation for which the product is safe and effective. The sponsor or FDA may request a deferral of pediatric studies for some or all of the pediatric subpopulations. A deferral may be granted for several reasons, including a finding that the drug or biologic is ready for approval for use in adults before pediatric studies are complete or that additional safety or effectiveness data needs to be collected before pediatric studies can begin.

The Best Pharmaceuticals for Children Act (“BPCA”) provides NDA holders a six-month period of exclusivity attached to any patent or regulatory exclusivity listed in the Orange Book, and BLA holders a six-month period of exclusivity attached to any unexpired regulatory exclusivity, if certain conditions are met. Conditions for pediatric exclusivity include a determination by the FDA that information relating to the use of a new drug in the pediatric population may produce health benefits in that population, a written request by the FDA for pediatric studies, completion of the studies in accordance with the written request, and submission of reports from the requested studies to the FDA. The issuance of a written request does not require the sponsor to undertake the described studies.

Patent Term Restoration and Marketing Exclusivity

Depending upon the timing, duration and specifics of FDA approval of our product candidates, some of our U.S. patents may be eligible for limited patent term extension under the Drug Price Competition and Patent Term Restoration Act of 1984, referred to as the Hatch-Waxman Amendments. The Hatch-Waxman Amendments permit a patent restoration term of up to five years as partial compensation for effective patent term lost due to time spent during product development and the FDA regulatory review process. However, patent term restoration cannot extend the remaining term of a patent beyond a total of 14 years from the product’s approval date. The patent term restoration period is generally one-half the time between the effective date of an IND and the submission date of an NDA or BLA, plus the time between the submission date of an NDA or BLA and the approval of that application, except that the period is reduced by any time during which the applicant failed to exercise due diligence. Only one patent applicable to an approved drug may be extended, and the extension must be applied for prior to expiration of the patent. The United States Patent and Trademark Office, in consultation with the FDA, reviews and approves the application for any patent term extension or restoration.

Biologics Price Competition and Innovation Act of 2009 (BPCIA)

The BPCIA amended the PHSA to create an abbreviated approval pathway for biosimilar and interchangeable biosimilar products and provide for a twelve-year exclusivity period for the first approved biological product, or reference product, against which a biosimilar or interchangeable biosimilar application is evaluated. A biosimilar product is defined as one that is highly similar to a reference product notwithstanding minor differences in clinically inactive components and for which there are no clinically meaningful differences between the biological product and the reference product in terms of the safety, purity and potency of the product. An interchangeable biosimilar product is a biosimilar product that, subject to state pharmacy laws, may be substituted for the reference product without the intervention of the health care provider who prescribed the reference product.

The biosimilar applicant must demonstrate that the product is biosimilar based on data from: (1) analytical studies showing that the biosimilar product is highly similar to the reference product; (2) animal studies (including toxicity); and (3) as applicable, one or more clinical studies to demonstrate safety, purity and potency in one or more appropriate conditions of use for which the reference product is approved. In addition, the applicant must show that the biosimilar and reference products have the same mechanism of action for the conditions of use on the label, route of administration, dosage and strength, and the production facility must meet standards designed to assure product safety, purity and potency.

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An application for a biosimilar product may not be submitted until four years after the date on which the reference product was first approved. The first approved interchangeable biosimilar product will be granted an exclusivity period of up to one year after it is first commercially marketed, but the exclusivity period may be shortened under certain circumstances.

Orphan Drug Designation

Under the Orphan Drug Act, the FDA may grant orphan drug designation to a drug intended to treat a rare disease or condition, which is generally a disease or condition that affects fewer than 200,000 individuals in the U.S., or more than 200,000 individuals in the U.S. and for which there is no reasonable expectation that the cost of developing and making available in the U.S. a drug for this type of disease or condition will be recovered from sales in the U.S. for that drug. Orphan drug designation must be requested before submitting an NDA or BLA. After the FDA grants orphan drug designation, the identity of the therapeutic agent and its potential orphan use are disclosed publicly by the FDA. Orphan drug designation does not itself convey any advantage in or shorten the duration of the regulatory review and approval process. If a product that has orphan drug designation subsequently receives the first FDA approval for the disease for which it has such designation, the product is entitled to orphan product exclusivity, which means that the FDA may not approve any other applications to market the same drug for the same indication, except in very limited circumstances, for seven years. Orphan drug exclusivity, however, also could block the approval of one of our product candidates for seven years if a competitor obtains approval of the same drug, for the same designated orphan indication or if our product candidate is determined to be contained within the competitor’s product for the same indication or disease.

Rare Pediatric Disease

With the Food and Drug Administration Safety and Innovation Act of 2012 (“FDASIA”), Congress authorized the FDA under Section 529 of the FDCA to award priority review vouchers (“PRVs”), to sponsors of certain rare pediatric disease product applications. This provision is designed to encourage development of new drug and biological products for prevention and treatment of certain rare pediatric diseases.

Under this program, a sponsor who receives approval for a new drug or biologic for a rare pediatric disease may qualify for a PRV, which can be redeemed for priority review of a subsequent marketing application for a different product. The sponsor of a rare pediatric disease drug product that receives a PRV may transfer, including by sale, the PRV to another sponsor and that PRV may be further transferred any number of times before it is used. A PRV entitles the holder to designate a single human drug application submitted under Section 505(b)(1) of the FDCA or Section 351 of the PHSA as qualifying for a priority review. An FDA priority review may expedite the review process of a marketing application reducing the review time from ten months after formal acceptance of the file to six months after formal acceptance of the file.

In order for a sponsor to receive a PRV in connection with approval of a BLA or NDA, the investigational product must be designated by the FDA as a product for a rare pediatric disease prior to submission of the marketing application. A rare pediatric disease is a disease that is serious or life-threatening and which primarily affects individuals aged from birth to 18 years and fewer than 200,000 people in the United States. Alternatively, the disease may affect more than 200,000 people in the United States if there is no reasonable expectation that the cost of developing and making available in the United States a product for such disease or condition will be recovered from sales in the United States of such product. In addition, to qualify for a PRV, the sponsor must request the voucher and the BLA or NDA must itself be given priority review, rely on clinical data derived from studies examining a pediatric population and dosages of the product intended for that population, not seek approval for a different adult indication in the original rare pediatric disease product application and be for a product that does not include a previously approved active ingredient.

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The Rare Pediatric Disease PRV program was originally set to expire in October 2020. Under the current statutory sunset provisions, the FDA may only award a rare pediatric disease PRV if a sponsor has a rare pediatric disease designation for the drug or biologic before December 20, 2024, and the NDA or BLA for the product is approved before September 30, 2026.

Fast Track Designation and Accelerated Approval

The FDA has established programs to facilitate the development, and expedite the review of, drugs that are intended for the treatment of a serious or life-threatening disease or condition for which there is no effective treatment and which demonstrate the potential to address unmet medical needs for the condition. Under the fast track program, the sponsor of a product candidate may request that the FDA designate the product candidate for a specific indication as a fast track drug concurrent with or after the filing of the IND for the product candidate. The FDA determines if the product candidate qualifies for fast track designation within 60 days of receipt of the sponsor’s request.

The FDA may designate a drug for fast track status if it is intended to treat a serious or life-threatening illness and nonclinical or clinical data demonstrate the potential to address an unmet medical need. If so designated, the FDA takes steps to expedite the development and review of the product’s marketing application, including by meeting with the sponsor more frequently to provide timely advice so that the development program is as efficient as possible. Another benefit of fast track designation is that the FDA may initiate review of sections of an NDA or BLA before the application is complete. This rolling review is available if the applicant provides, and the FDA approves, a schedule for the submission of the remaining information and the applicant pays applicable user fees. The FDA’s review goal date does not begin until the last section of the application is submitted, however. Fast track designation may be withdrawn by the FDA if the FDA believes that the designation is no longer supported by data emerging in clinical trials.

The agency may determine that an accelerated approval pathway is appropriate if a product candidate is intended to treat a serious condition and provide meaningful therapeutic benefit to patients over existing treatments based upon a surrogate endpoint that is reasonably likely to predict clinical benefit, or on a clinical endpoint that can be measured earlier than irreversible morbidity or mortality, that is reasonably likely to predict an effect on irreversible morbidity or mortality or other clinical benefit, taking into account the severity, rarity, or prevalence of the condition and the availability or lack of alternative treatments.

In clinical trials, a surrogate endpoint is a measurement of laboratory or clinical signs of a disease or condition that substitutes for a direct measurement of how a patient feels, functions, or survives. Surrogate endpoints can often be measured more easily or more rapidly than other clinical endpoints. As a condition of accelerated approval, the FDA generally requires that the sponsor perform adequate and well-controlled post-marketing clinical trials with due diligence to confirm clinical benefit and, under the Food and Drug Omnibus Reform Act of 2022 (“FDORA”), the FDA is now permitted to require, as appropriate, that such trials be underway prior to approval or within a specific time period after the date accelerated approval is granted. Failure to conduct required post-approval studies or to confirm clinical benefit through post-marketing studies allows the FDA to withdraw the drug from the market on an expedited basis. In addition, for products under accelerated approval, FDA generally requires all promotional materials, including launch materials, to be submitted for prior review.

Post-Approval Requirements

Once approval of an NDA or BLA is granted, the FDA may withdraw the approval if compliance with regulatory standards is not maintained or if problems are identified after the product reaches the market. Newly discovered or developed safety or effectiveness data may require changes to a product’s approved labeling, including the addition of new warnings and contraindications, and also may require the implementation of other risk management measures, including a REMS or the conduct of post-marketing studies to assess a newly discovered safety issue. Later discovery of previously unknown problems with a product may result in restrictions on the product or even complete withdrawal of the product from the market. After approval, some types of changes to the approved product, such as adding new indications, manufacturing changes and additional labeling claims, are subject to further FDA review and approval. Drug manufacturers and other entities involved in the manufacture and distribution of approved drugs are required to register their establishments with the FDA and certain state agencies, and are subject to periodic unannounced inspections by the FDA and certain state agencies for compliance with cGMP and other laws and regulations. We rely, and expect to continue to rely, on third parties for the production of clinical and commercial quantities of our products. Future inspections by the FDA and other regulatory agencies may identify compliance issues at the facilities of our contract manufacturers that may disrupt production or distribution, or require substantial resources to correct.

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Any drug products manufactured or distributed by us pursuant to FDA approvals are subject to continuing regulation by the FDA, including, among other things, requirements related to record-keeping, reporting of adverse experiences, submitting periodic reports, updating safety and efficacy information, drug sampling and distribution, and electronic records and signatures. The FDA also closely regulates labeling, advertising, promotion and other types of information that may be disseminated about products that are placed on the market. Drugs may be promoted only for the approved indications and in a manner that is consistent with the approved label.

From time to time, legislation is drafted, introduced and passed in Congress that could significantly change the statutory provisions governing the development, approval, manufacturing and marketing of products regulated by the FDA. It is impossible to predict whether further legislative changes will be enacted, or whether FDA regulations, guidance or interpretations may change or what the impact of such changes, if any, may be.

Regulation and Marketing Authorization in the European Union

Preclinical Studies

Preclinical tests include laboratory evaluations of product chemistry, formulation and stability, as well as studies to evaluate toxicity in animal studies, in order to assess the potential safety and efficacy of the product. The conduct of the preclinical tests and formulation of the compounds for testing must comply with the relevant EU regulations and requirements. The results of the preclinical tests, together with relevant manufacturing information and analytical data, are submitted as part of the CTA and MAA.

Clinical Trial Approval

Clinical trials in the EU are governed by the Clinical Trials Regulation, (EU) No 536/2014, or the CT Regulation. The CT Regulation was adopted in 2014 and replaced the Clinical Trials Directive 2001/20/EC, or the CT Directive and came into effect on January 31, 2022. To ensure that the rules for clinical trials are identical throughout the EU, the EU clinical trials legislation was passed as a “regulation” that is directly applicable in all EU Member States. All clinical trials performed in the EU are required to be conducted in accordance with the CT Regulation.

The CT Regulation aims to harmonize, simplify and streamline the approval of clinical trials in the EU. The main characteristics of the CT Regulation include:

●	A streamlined application procedure via a single-entry point, through the centralized EU portal called the Clinical Trials Information System (CTIS).

●	A single set of documents to be prepared and submitted for the application as well as simplified reporting procedures that will spare sponsors from submitting broadly identical information separately to various bodies and different EU Member States.

●	A harmonized procedure for the assessment of applications for clinical trials, which is divided in two parts. Part I is assessed jointly by all Member States Concerned. Part II is assessed separately by each Member State concerned.

●	Strictly defined deadlines for the assessment of clinical trial application.

●	The involvement of the ethics committees in the assessment procedure in accordance with the national law of the Member State concerned but within the overall timelines defined by the CT Regulation.

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Marketing Authorization

Authorization to market a product in the Member States of the EU proceeds under one of four procedures: a centralized authorization procedure, a mutual recognition procedure, a decentralized procedure or a national procedure.

Centralized Authorization Procedure

The centralized procedure enables applicants to obtain a marketing authorization that is valid in all EU Member States based on a single application. Certain medicinal products (as set out below) must use the centralized authorization procedure to obtain marketing authorization.

The centralized authorization procedure is mandatory for:

●	medicinal products developed by means of biotechnological processes such as genetic engineering;

●	advanced therapy medicinal products as defined in Article 2 of Regulation (EC) No. 1394/2007 on advanced therapy medicinal products (gene-therapy, somatic cell-therapy or tissue-engineered medicines);

●	medicinal products containing a new active substance indicated for any of the following:

○	human immunodeficiency virus;

○	acquired immune deficiency syndrome;

○	cancer;

○	neurodegenerative disorder;

○	diabetes;

○	auto-immune diseases and other immune dysfunctions;

○	viral diseases; and

○	medicinal products that are designated as orphan medicinal products pursuant to Regulation (EC) No 141/2000.

The centralized authorization procedure is optional for other medicinal products if they contain a new active substance for conditions other than those set out above, or if the applicant shows that the medicinal product concerned constitutes a significant therapeutic, scientific or technical innovation or that the granting of authorization is in the interest of public health in the EU.

Administrative Procedure

Under the centralized authorization procedure, the European Medicines Agency’s (“EMA”) Committee for Medicinal Products for Human Use (“CHMP”) serves as the scientific committee that renders opinions about the safety, efficacy and quality of medicinal products for human use on behalf of the EMA. The CHMP has 210 days to adopt an opinion as to whether a marketing authorization should be granted. The process usually takes longer if additional information is requested, which triggers clock-stops in the procedural timelines. When an application is submitted for a marketing authorization in respect of a product that is of major interest from the point of view of public health and in particular from the viewpoint of therapeutic innovation, the applicant may (pursuant to Article 14(9) Regulation (EC) No 726/2004) request an accelerated assessment procedure. If the CHMP accepts such request, the time-limit of 210 days will be reduced to 150 days but it is possible that the CHMP can revert to the standard time limit for the centralized procedure if it considers that it is no longer appropriate to conduct an accelerated assessment. If the opinion is negative, information is given as to the grounds on which this conclusion was reached. After the adoption of the CHMP opinion, a decision on the MAA must be adopted by the European Commission, which is issued within 67 days of the EMA opinion.

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Conditional Approval

In specific circumstances, EU legislation (Article 14(7) Regulation (EC) No 726/2004 and Regulation (EC) No 507/2006 on conditional marketing authorizations for medicinal products for human use) enables applicants to obtain a conditional marketing authorization prior to obtaining the comprehensive clinical data required for an application for a full marketing authorization. Such conditional approvals may be granted for product candidates (including medicines designated as orphan medicinal products) if (1) the risk-benefit balance of the product candidate is positive, (2) it is likely that the applicant will be in a position to provide the required comprehensive clinical trial data, (3) the product fulfills unmet medical needs and (4) the benefit to public health of the immediate availability on the market of the medicinal product concerned outweighs the risk inherent in the fact that additional data are still required. A conditional marketing authorization may contain specific obligations to be fulfilled by the marketing authorization holder following grant of the market authorization, including obligations with respect to the completion of ongoing or new studies, and with respect to the collection of pharmacovigilance data. Conditional marketing authorizations are valid for one year, and may be renewed annually, if the risk-benefit balance remains positive, and after an assessment of the need for additional or modified conditions and/or specific obligations. The timelines for the centralized procedure described above also apply with respect to the review by the CHMP of applications for a conditional marketing authorization.

Marketing Authorization under Exceptional Circumstances

Under Article 14(8) Regulation (EC) No 726/2004, products for which the applicant can demonstrate that comprehensive data (in line with the requirements laid down in Annex I of Directive 2001/83/EC, as amended) cannot be provided (due to specific reasons foreseen in the legislation) might be eligible for marketing authorization under exceptional circumstances. This type of authorization is reviewed annually to reassess the risk-benefit balance. The fulfillment of any specific procedures/obligations imposed as part of the marketing authorization under exceptional circumstances is aimed at the provision of information on the safe and effective use of the product and will normally not lead to the completion of a full dossier/approval.

Market Authorizations Granted by Authorities of EU Member States

In general, if the centralized procedure is not mandatory or followed, there are three alternative procedures as prescribed in Directive 2001/83/EC:

●	The decentralized procedure allows applicants to file identical applications to several EU Member States and receive simultaneous national approvals based on the recognition by EU Member States of an assessment by a reference Member State.

●	The mutual recognition procedure is based on the acceptance by the competent authorities of the EU Member States of the marketing authorization of a medicinal product by the competent authorities of another EU Member State.

●	The national procedure is only available for products intended to be authorized in a single EU Member State.

An EU marketing authorization may only be granted to an applicant established in the EU.

Pediatric Studies

Prior to obtaining a marketing authorization in the EU, applicants have to demonstrate compliance with all measures included in an EMA-approved Pediatric Investigation Plan (“PIP”) covering all subsets of the pediatric population, unless the EMA has granted a product-specific waiver, a class waiver, or a deferral for one or more of the measures included in the PIP. The respective requirements for all marketing authorization procedures are set forth in Regulation (EC) No 1901/2006, which is referred to as the Pediatric Regulation. This requirement also applies when a company wants to add a new indication, pharmaceutical form or route of administration for a medicine that is already authorized. The Pediatric Committee of the EMA (“PDCO”) may grant deferrals for some medicines, allowing a company to delay development of the medicine in children until there is enough information to demonstrate its effectiveness and safety in adults. The PDCO may also grant waivers when development of a medicine in children is not needed or is not appropriate, such as for diseases that only affect the elderly population.

Before an MAA can be filed, or an existing marketing authorization can be amended, the EMA determines that companies actually comply with the agreed studies and measures listed in each relevant PIP.

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Periods of Authorization and Renewals

A marketing authorization is valid for five years in principle and the marketing authorization may be renewed after five years on the basis of a re-evaluation of the risk-benefit balance by the EMA (for a centrally authorized product) or the competent authority of the authorizing EU Member State (for a product with a national authorization). To this end, the marketing authorization holder must provide the EMA or the competent authority with a consolidated version of the file in respect of quality, safety and efficacy, including all variations introduced since the marketing authorization was granted, at least nine months before the marketing authorization ceases to be valid. Once renewed, the marketing authorization is valid for an unlimited period, unless the European Commission or the competent authority decides, on justified grounds relating to pharmacovigilance, to proceed with one additional five-year renewal. Any authorization of a medicinal product which is not followed by the actual placing of the product on the EU market (in case of centralized procedure) or on the market of the authorizing EU Member State within three years after authorization ceases to be valid (the so-called sunset clause).

Orphan Designation and Exclusivity

Pursuant to Regulation (EC) No 141/2000 and Regulation (EC) No. 847/2000, the European Commission can grant orphan medicinal product designation where the sponsor can establish that the product is intended for the diagnosis, prevention or treatment of a life-threatening or chronically debilitating condition affecting not more than five in 10,000 people in the EU when the application is made, or for a life threatening, seriously debilitating or serious and chronic condition in the EU and that without incentives it is unlikely that the product would generate a sufficient return in the EU to justify the necessary investment in its development. In addition, the sponsor must establish that there is no other satisfactory method approved in the EU of diagnosing, preventing or treating the condition, or if such a method exists, the proposed orphan product will be of significant benefit to patients.

Orphan designation is not a marketing authorization. It is a designation that provides a number of benefits, including fee reductions, regulatory assistance, and the possibility to apply for a centralized EU marketing authorization, as well as ten years of market exclusivity following grant of a marketing authorization. During this market exclusivity period, neither the EMA, the European Commission nor the EU Member States can accept an application or grant a marketing authorization for a “similar medicinal product” for the same therapeutic indication as the authorized orphan product. A “similar medicinal product” is defined as a medicinal product containing a similar active substance or substances as those contained in an authorized orphan medicinal product and that is intended for the same therapeutic indication. The market exclusivity period for the authorized therapeutic indication may be reduced to six years if, at the end of the fifth year, it is established that the orphan designation criteria are no longer met, including where it is shown that the product is sufficiently profitable not to justify maintenance of market exclusivity. In addition, a similar medicinal product may, in limited circumstances, be authorized prior to the expiration of the market exclusivity period, including if it is shown to be safer, more effective or otherwise clinically superior to the already approved orphan product. Furthermore, a product can lose orphan designation, and the related benefits, prior to obtaining a marketing authorization if it is demonstrated that the orphan designation criteria are no longer met.

Regulatory Data Protection

EU legislation also provides for a system of regulatory data and market exclusivity. According to Article 14(11) of Regulation (EC) No 726/2004, and Article 10(1) of Directive 2001/83/EC, upon receiving marketing authorization, new active substances approved on the basis of complete and independent data package benefit from eight years of data exclusivity and an additional two years of market exclusivity. Data exclusivity prevents applicants for generic or biosimilar products from referencing the data contained in the dossier of the reference product when applying for a generic or biosimilar marketing authorization in the EU, for a period of eight years from the date on which the reference product was first authorized in the EU. During the additional two-year period of market exclusivity, a generic or biosimilar marketing authorization application can be submitted, and the innovator’s data may be referenced, but no generic medicinal product can be marketed until the expiration of the market exclusivity. The overall ten-year period will be extended to a maximum of eleven years if, during the first eight years of those ten years, the marketing authorization holder (“MAH”) obtains an authorization for one or more new therapeutic indications which, during the scientific evaluation prior to their authorization, are held to bring a significant clinical benefit in comparison with existing therapies. Even if a compound is considered to be a new active substance and the innovator is able to gain the period of data exclusivity, another company nevertheless could also market another version of the product if such company obtained marketing authorization based on an MAA with a complete and independent data package of pharmaceutical tests, preclinical tests and clinical trials.

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Regulatory Requirements after a Marketing Authorization Has Been Obtained

If we obtain authorization for a medicinal product in the EU, we will be required to comply with a range of requirements applicable to the manufacturing, marketing, promotion and sale of medicinal products.

Pharmacovigilance and Other Requirements

We will, for example, have to comply with the EU’s stringent pharmacovigilance or safety reporting rules, pursuant to which post-authorization studies and additional monitoring obligations can be imposed. Other requirements relate, for example, to the manufacturing of products and APIs in accordance with good manufacturing practice standards. EU regulators may conduct inspections to verify our compliance with applicable requirements, and we will have to continue to expend time, money and effort to remain compliant. Non-compliance with EU requirements regarding safety monitoring or pharmacovigilance, and with requirements related to the development of products for the pediatric population, can also result in significant financial penalties in the EU. Similarly, failure to comply with the EU’s requirements regarding the protection of individual personal data can also lead to significant penalties and sanctions. Individual EU Member States may also impose various sanctions and penalties in case we do not comply with locally applicable requirements.

Manufacturing

The manufacturing of authorized product, for which a separate manufacturer’s license is mandatory, must be conducted in strict compliance with the EMA’s Good Manufacturing Practices (“GMP”) requirements and comparable requirements of other regulatory bodies in the EU, which mandate the methods, facilities and controls used in manufacturing, processing and packing of products to assure their safety and identity. The EMA enforces its current GMP requirements through mandatory registration of facilities and inspections of those facilities. The EMA may have a coordinating role for these inspections while the responsibility for carrying them out rests with the EU Member States competent authority under whose responsibility the manufacturer falls. Failure to comply with these requirements could interrupt supply and result in delays, unanticipated costs and lost revenues, and could subject the applicant to potential legal or regulatory action, including but not limited to warning letters, suspension of manufacturing, seizure of product, injunctive action or possible civil and criminal penalties.

Marketing and Promotion

The marketing and promotion of authorized products, including industry-sponsored continuing medical education and advertising directed toward the prescribers of drugs and/or the general public, are strictly regulated in the EU under Directive 2001/83/EC and EU Member States’ national law implementing it. The applicable regulations aim to ensure that information provided by holders of marketing authorizations regarding their products is truthful, balanced and accurately reflects the safety and efficacy claims authorized by the EMA or by the competent authority of the authorizing EU Member State. Failure to comply with these requirements can result in adverse publicity, warning letters, corrective advertising and potential civil and criminal penalties.

Patent Term Extension

In order to compensate the patentee for delays in obtaining a marketing authorization for a patented product, a supplementary protection certificate (“SPC”) may be granted extending the exclusivity period for that specific product by up to five years.

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A six-month pediatric extension of an SPC may be obtained where the patentee has carried out an agreed pediatric investigation plan, the authorized product information includes information on the results of the studies and the product is authorized in all Member States of the EU. The six-month pediatric extension of SPCs is not available for medicinal products that are designated as orphan medicinal products, as such products benefit from a separate two-year pediatric extension of orphan status and exclusivity. The six-month pediatric extension of SPCs is, however, available for medicinal products which were originally designated as orphan medicinal products but were subsequently (voluntarily) removed from the EU’s Register of Orphan Medicinal Products.

All of the aforementioned EU rules are generally applicable in the European Economic Area which includes the EU Member States, Iceland, Liechtenstein and Norway.

Reform of the Regulatory Framework in the European Union

The European Commission introduced legislative proposals in April 2023 that, if implemented, will replace the current regulatory framework in the EU for all medicines (including those for rare diseases and for children). The European Commission has provided the legislative proposals to the European Parliament and the European Council for their review and approval, and in April 2024, the European Parliament proposed amendments to the legislative proposals. Once the European Commission’s legislative proposals are approved (with or without amendment), they will be adopted into EU law.

UK Regulation

The UK ceased being a Member State of the EU on January 31, 2020, and the EU and the UK have concluded a trade and cooperation agreement (“TCA”), which was provisionally applicable since January 1, 2021 and has been formally applicable since May 1, 2021. The TCA includes specific provisions concerning pharmaceuticals, which include the mutual recognition of GMP, inspections of manufacturing facilities for medicinal products and GMP documents issued, but does not provide for wholesale mutual recognition of UK and EU pharmaceutical regulations. At present, the UK has implemented previous EU legislation on the marketing, promotion and sale of medicinal products through the Human Medicines Regulations 2012. Except in respect of the EU Clinical Trials Regulation, the regulatory regime in the UK therefore aligns in many ways with current EU medicines regulations, however it is possible that these regimes will diverge more significantly in the future now that the UK’s regulatory system is independent from the EU and the TCA does not provide for mutual recognition of UK and EU pharmaceutical legislation.

As a result of the Northern Ireland protocol, following Brexit, the EMA remained responsible for approving novel medicines for supply in Northern Ireland under the EU centralized procedure, and a separate authorization was required to supply the same medicine in Great Britain (England, Wales and Scotland). On February 27, 2023, the UK government and the EC announced a political agreement in principle to replace the Northern Ireland Protocol with a new set of arrangements, known as the “Windsor Framework”. The Windsor Framework was approved by the EU-UK Joint Committee on March 24, 2023, and the medicines aspects of the Windsor Framework have applied since January 1, 2025. This new framework fundamentally changes the previous system under the Northern Ireland Protocol, including with respect to the regulation of medicinal products in the UK. In particular, the MHRA is now responsible for approving all medicinal products destined for the UK market (i.e., Great Britain and Northern Ireland), and the EMA no longer has any role in approving medicinal products destined for Northern Ireland under the EU centralized procedure. A single UK-wide MA will be granted by the MHRA for all novel medicinal products to be sold in the UK, enabling products to be sold in a single pack and under a single authorization throughout the UK. In addition, the new arrangements require all medicines placed on the UK market to be labeled “UK only,” indicating they are not for sale in the EU.

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The MHRA has introduced changes to national licensing procedures, including procedures to prioritize access to new medicines that will benefit patients, an accelerated assessment procedure and new routes of evaluation for novel products and biotechnology products. On January 1, 2024, the MHRA put in place a new international recognition framework which means that the MHRA may have regard to decisions on the approval of marketing authorizations made by the EMA and certain other regulators when determining an application for a new UK marketing authorization.

The MHRA offers a 150-day assessment timeline for all high quality applications for a UK, Great Britain or Northern Ireland marketing authorization. The 150 day timeline does not, however, include a “clock-stop” period which may occur if issues arise or points require clarification following an initial assessment of the application. Such issues should be addressed within a 60-day period, although extensions may be granted in exceptional cases. There is now no pre-MA orphan designation in the UK. Instead, the MHRA reviews applications for orphan designation in parallel to the corresponding MAA. The criteria are essentially the same, but have been tailored for the UK market, i.e., the prevalence of the condition in the UK (rather than the European Union) must not be more than five in 10,000. Should an orphan designation be granted, the period of market exclusivity will be set from the date of first approval of the product in the UK.

Foreign Regulation

In addition to regulations in the United States, the European Union and the UK, we will be subject to a variety of other foreign regulations governing clinical trials and commercial sales and distribution of our products. Whether or not we obtain FDA, EMA or MHRA approval for a product, we must obtain approval by the comparable regulatory authorities of other countries or areas before we may commence clinical trials or market products in those countries or areas. The approval process and requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary greatly from place to place, and the time may be longer or shorter than that required for FDA, EMA or MHRA approval.

Pharmaceutical Pricing and Reimbursement

Sales of pharmaceutical products depend in significant part on the extent of coverage and reimbursement from government programs, including Medicare and Medicaid in the U.S., and other third party payers. Third party payers are sensitive to the cost of drugs and are increasingly seeking to implement cost containment measures to control, restrict access to, or influence the purchase of drugs, biologicals, and other health care products and services. Governments may regulate reimbursement, pricing, and coverage of products in order to control costs or to affect levels of use of certain products. Payers may restrict coverage of some products due to cost concerns, by various means such as using payer formularies under which only selected drugs are covered, variable co-payments that make drugs that are not preferred by the payer more expensive in terms of higher out-of-pocket expenses for patients, and by employing utilization management controls, such as discouraging patients’ use of copay coupons and discount cards and imposing requirements for prior authorization before a prescription can be billed or prior clinical failure on another type of treatment before a new product can be prescribed. Payers may especially impose these obstacles to coverage for higher-priced drugs in order to limit the payer’s cost for treatment of the disease. Consequently, any future products may be subject to payer-driven restrictions, rendering patients responsible for a higher percentage of the total cost of drugs in the outpatient setting.

In addition, in some foreign countries, the proposed pricing for a drug must be approved before it may be lawfully marketed. Moreover, the requirements governing drug pricing and reimbursement vary widely from country to country. For example, in the EU, the national authorities of the individual EU Member States are free to restrict the range of medicinal products for which their national health insurance systems provide reimbursement and to control the prices and/or reimbursement of medicinal products for human use. Some individual EU Member States adopt policies according to which a specific price or level of reimbursement is approved for the medicinal product. Other EU Member States adopt a system of reference pricing, basing the price or reimbursement level in their territory either, on the pricing and reimbursement levels in other countries, or on the pricing and reimbursement levels of medicinal products intended for the same therapeutic indication. Some EU Member States may require the completion of additional studies that compare the cost effectiveness of a particular product candidate to currently available therapies (so called health technology assessments) in order to obtain reimbursement or pricing approval. Furthermore, some EU Member States impose direct or indirect controls on the profitability of the company placing the medicinal product on the market. There can be no assurance that any country that has price controls or reimbursement limitations for pharmaceutical products will allow favorable reimbursement and pricing arrangements for any of our product candidates. Historically, products launched in the EU do not follow price structures of the U.S. and generally prices tend to be significantly lower.

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U.S. Healthcare Reform and Other U.S. Healthcare Laws

In addition to FDA restrictions on marketing of pharmaceutical products, several other types of state and federal healthcare laws, including those commonly referred to as “fraud and abuse” laws have been applied in recent years to restrict certain marketing practices in the pharmaceutical industry. These laws impact, among other things, sales, marketing and educational programs associated with approved products. In addition, patient privacy regulations by both the U.S. federal and state governments as well as pharmaceutical pricing and transparency requirements also apply to companies that market approved pharmaceutical products.

Sanctions under these federal and state healthcare laws may include civil monetary penalties, exclusion of a manufacturer’s products from reimbursement under government programs, monetary damages, criminal fines, disgorgement, additional reporting obligations and oversight if the manufacture becomes subject to a corporate integrity agreement or other agreement to resolve allegations of non-compliance with these laws, and individual imprisonment.

In addition, there is significant interest in the United States in promoting changes in healthcare system with the stated goals of containing healthcare costs, improving quality and/or expanding access, including increasing legislative and enforcement interest in the United States with respect to specialty drug pricing practices, particularly with respect to drugs that have been subject to relatively large price increases over relatively short time periods. There have been several recent U.S. Congressional inquiries and proposed bills designed to, among other things, bring more transparency to drug pricing and reform government program reimbursement methodologies for drugs. Further, Executive Orders relating to the regulation of prescription drug pricing have also been introduced over time. We cannot predict the scope or impact of future legislative, judicial, or executive efforts to reform healthcare in the United States.

Other Regulations

We are also subject to the U.S. Foreign Corrupt Practices Act (“FCPA”), the U.K. Bribery Act (“Bribery Act”), and other anticorruption laws and regulations pertaining to our financial relationships with foreign government officials. The FCPA prohibits U.S. companies and their representatives from paying, offering to pay, promising, or authorizing the payment of anything of value to any foreign government official, government staff member, political party, or political candidate to obtain or retain business or to otherwise seek favorable treatment. In many countries in which we operate, the healthcare professionals with whom we interact may be deemed to be foreign government officials for purposes of the FCPA. The Bribery Act, which applies to any company incorporated or doing business in the UK, prohibits giving, offering, or promising bribes in the public and private sectors, bribing a foreign public official or private person, and failing to have adequate procedures to prevent bribery amongst employees and other agents. Penalties under the Bribery Act include potentially unlimited fines for companies and criminal sanctions for corporate officers under certain circumstances. Liability in relation to breaches of the Bribery Act is strict. This means that it is not necessary to demonstrate elements of a corrupt state of mind.

Recent years have seen a substantial increase in anti-bribery law enforcement activity by U.S. regulators, with more frequent and aggressive investigations and enforcement proceedings by both the DOJ and the SEC, increased enforcement activity by non-U.S. regulators, and increases in criminal and civil proceedings brought against companies and individuals. Increasing regulatory scrutiny of the promotional activities of pharmaceutical companies also has been observed in a number of EU member states. In Germany, a specific anti-corruption provision with regard to healthcare professionals was introduced in the Criminal Code in 2017.

Similar strict restrictions are imposed on the promotion and marketing of products in the EU, where a large portion of our non-U.S. business is conducted, and other territories. Laws in the EU, including in the individual EU Member States, require promotional materials and advertising for products to comply with the product’s Summary of Product Characteristics (“SmPC”), which is approved by the competent authorities. Promotion of a medicinal product which does not comply with the SmPC is considered to constitute off-label promotion. The off-label promotion of medicinal products is prohibited in the EU and in other territories. The promotion of medicinal products that are not subject to a marketing authorization is also prohibited in the EU. Laws in the EU, including in the individual EU Member States, also prohibit the direct-to-consumer advertising of prescription-only medicinal products. Violations of the rules governing the promotion of medicinal products in the EU and in other territories could be penalized by administrative measures, fines and imprisonment. Furthermore, illegal advertising can be challenged by competitors, and as a result, can be prohibited by court and the responsible company can be obligated to pay damages to the competitor.

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Interactions between pharmaceutical companies and physicians are also governed by strict laws, regulations, industry self-regulation codes of conduct and physicians’ codes of professional conduct in the individual EU Member States. The provision of any inducements to physicians to prescribe, recommend, endorse, order, purchase, supply, use or administer a medicinal product is prohibited. A number of EU Member States have introduced additional rules requiring pharmaceutical companies to publicly disclose their interactions with physicians and to obtain approval from employers, professional organizations and/or competent authorities before entering into agreements with physicians. These rules have been supplemented by provisions of related industry codes, including the EFPIA Disclosure Code on Disclosure of Transfers of Value from Pharmaceutical Companies to Healthcare Professionals and Healthcare Organizations and related codes developed at national level in individual EU Member States. Additional countries may consider or implement similar laws and regulations. Violations of these rules could lead to reputational risk, public reprimands, and/or the imposition of fines or imprisonment. Our present and future business has been and will continue to be subject to various other laws and regulations. Laws, regulations and recommendations relating to safe working conditions, laboratory practices, the experimental use of animals, and the purchase, storage, movement, import and export and use and disposal of hazardous or potentially hazardous substances, including radioactive compounds, used in connection with our research work are or may be applicable to our activities. We cannot predict the impact of government regulation, which may result from future legislation or administrative action, on our business.

Employees and Human Capital Resources

Our mission is to deliver advanced therapies to improve the lives of patients and families battling autoimmune and inflammatory diseases. Accordingly, we are a team who is passionate about and committed to our mission and establishing a culture where patients and their families are at the center of all we do, with core values that connect us to each other and our stakeholders, and define who we are, what we stand for, and how we work.

As of January 1, 2026, we had six employees, five of whom are full-time, including our President and CEO, Abizer Gaslightwala, and two of whom are engaged in research and development. None of our employees are represented by labor unions or covered by collective bargaining agreements, and we consider our relationship with employees to be good. We also utilize the services of several independent consultants to support our research and development and general and administrative operations.

We are focused on effective identification, recruitment, development, and retention of, and compensation and benefits to, human resource talent, including workforce and management development, diversity and inclusion initiatives, succession planning, and corporate culture and leadership quality, which are vital to our success. The principal purposes of our equity incentive plans are to attract, retain and motivate selected employees, consultants and directors through the granting of stock-based compensation awards and cash-based performance bonus awards.

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MANAGEMENT

The following table sets forth information relating to our executive officers and directors as of the date of this prospectus.

Name	Age	Relationship
Hoyoung Huh, M.D.	55	Chair of the Board
Ray Prudo, M.D.	80	Director
Samir R. Patel, M.D.	55	Director
Robert Bazemore	57	Director
James Neal	69	Director
Sandip I. Patel	58	Director
Abizer Gaslightwala	51	President, Chief Executive Officer and Director
Kameel Farag	47	Interim Chief Financial Officer

The following is a brief biography of each executive officer and director.

Hoyoung Huh, MD, PhD, has served as Chairman of our board of directors since November 2024, following our merger with Peak Bio, Inc. Dr. Huh is the founder of Peak Bio Inc. (f/k/a pH Pharma) and has held positions of Chief Executive Officer and Board Chairman since founding pH Pharma in 2015. Dr. Huh is a Silicon Valley-based entrepreneur and investor in healthcare and technology-based businesses and has served as Lead Director of Pliant Therapeutics since December 2017. Dr. Huh has been involved in the formation and management of multiple biotechnology and innovation-based companies, including holding board positions. He previously served as the Chairman of the board of directors of Geron Corporation from September 2011 to December 2018 and CytomX Therapeutics, Inc. from February 2012 to December 2018 and served as a member of the board of directors of Rezolute, Inc. (f/k/a AntriaBio, Inc.) from 2013 to January 2019. He holds an A.B. in Biochemistry from Dartmouth College, an M.D. from Cornell University Medical College and a Ph.D. in Cell Biology and Genetics from Cornell University Sloan Kettering Institute.

Raymond Prudo-Chlebosz, M.D., has served as a member of our board of directors since September 2015, and has previously served as our Executive Chairman from September 2015 through December 2022 and Chairman of our board of directors from January 1, 2023 through November 14, 2024. Dr. Prudo has been an active investor and developer of healthcare companies for 25 years. Dr. Prudo was the Founder, Chairman, and Chief Executive Officer of Volution and its predecessor company, Varleigh Immuno Pharmaceuticals, since its inception in 2008. Dr. Prudo is also the co-founder of The Doctors’ Laboratory (“TDL”), past CEO and its Chairman since 2002. Since 2015 he has also been a director of Health Services Laboratories (“HSL”). Both TDL and HSL are subsidiaries of Sonic Healthcare Limited (ASX: SHL.AX). Dr. Prudo is also currently a director of CIS Healthcare Limited, a privately-held UK healthcare company. Dr. Prudo holds an MBBS from the University of London, and an FRCP(C) from the Royal College of Physicians and Surgeons of Canada.

James Neal, MS, MBA, has served as a member of our board of directors since November 2024, following our merger with Peak Bio, Inc. He comes to our board of directors as an experienced business professional serving as XOMA Corporation’s Chief Executive Officer and Chairman of the Board, joining that company in 2009. Mr. Neal has more than 25 years’ experience in forming and maximizing business and technology collaborations globally and in bringing novel products and technologies to market. Prior to XOMA, Mr. Neal was Acting Chief Executive Officer of Entelos, Inc., a leading biosimulation company that acquired Iconix Biosciences, a privately held company where Mr. Neal was Chief Executive Officer. At Iconix, Mr. Neal established multi-year collaborations with Bristol-Myers Squibb, Abbott Labs, Eli Lilly and the U.S. Food and Drug Administration. Mr. Neal earned his B.S. in Biology and his M.S. in Genetics and Plant Breeding from the University of Manitoba, Canada, and holds an Executive MBA degree from Washington University in St. Louis, Missouri.

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Sandip I. Patel JD, BBA, has served as a member of our board of directors since November 2024, following our merger with Peak Bio, Inc. Mr. Patel has been involved in the formation, development, growth, and successful exits of several companies in the healthcare services and technology sector, insurance, and financial services. He has served on numerous boards including AtlasClear Holdings, Inc. (NYSE: ATCH), Quantum Fintech (NYSE: QFTA), Monterey Bio (NASDAQ: MTRY), Anderen Bank, Avatar Property & Casualty, and Morton Plant Mease Hospital as a trusted advisor and entrepreneur. Additionally, he has served in executive roles with leading organizations, including American Managed Care, Orion Communities, and WellCare. Mr. Patel received his law degree from the Stetson University College of Law, and a B.B.A in Finance from the University of Georgia.

Robert Bazemore has served as a member of our board of directors since September 2024. Mr. Bazemore has spent over 30 years on the development and commercialization of novel medicines. From 2015 to 2021, Mr. Bazemore served as the President, Chief Executive Officer and member of the Board of Directors of Epizyme, Inc., developing and launching TAZVERIK ® for patients with Follicular Lymphoma and Sarcoma while building on the company’s pipeline of promising epigenetic candidates in oncology. Prior to that, Mr. Bazemore served as the Chief Operating Officer of Synageva BioPharma Corp., where he established the company’s global commercial and medical organization to support the first product launch, helping lead the broader transition to a sustainable commercial enterprise through the company’s acquisition by Alexion Pharmaceuticals, Inc. Mr. Bazemore served in increasing levels of responsibility at Johnson & Johnson including Vice President of Centocor Ortho Biotech Sales & Marketing from 2008 to 2010 and President of Janssen Biotech, where he led the successful launches of numerous products and indications, including the US launches of the oncology therapies ZYTIGA ® and IBRUVICA ®. He was also Vice President of Global Surgery at Ethicon. Prior to Johnson & Johnson, Mr. Bazemore worked at Merck & Co. Inc., where he served in a variety of roles in medical affairs, sales and marketing, including supporting the launch of SINGULAIR ® in the U.S. Mr. Bazemore previously served on the board of Neon Therapeutics prior to its acquisition by BioNTech and served as Board Chairman for Pennsylvania BIO. Mr. Bazemore received a B.S. in Biochemistry from the University of Georgia.

Samir R. Patel, M.D., has served as a member of our board of directors since November 2023, after previously serving as President, Interim President and Chief Executive Officer. Dr. Patel is founder and, since April 2017, principal of PranaBio Investments, LLC, a firm providing consulting, strategic advisory, and investment services for small cap biotechnology companies. He is also a consultant to GE Global Research, Inc., GE’s innovation engine that is creating novel products and solutions across several sectors including biomanufacturing and biotechnology, since May 2019. Dr. Patel has more than 20 years of experience in life sciences including co-founding SPEC Pharma, LLC, a company that develops and manufactures injectables used in rheumatology, obstetric, orthopedic, and veterinary applications. He holds multiple patents, has been an author on several publications and has been an investigator in numerous clinical research studies. Dr. Patel received his medical degree from the Medical College of Ohio (now University of Toledo) in Toledo, Ohio, and completed his internal medicine internship and residency, as well as rheumatology fellowship, at University of New Mexico School of Medicine Affiliated Hospitals.

Abizer Gaslightwala has served as a member of our board of directors since December 2024 and as President and Chief Executive Officer since April 2025. Mr. Gaslightwala is a well-established leader in the biotechnology and pharmaceutical industry. He has a successful track record spanning over 25 years in the development and commercialization of novel medicines across a range of companies and therapeutic areas. Mr. Gaslightwala serves as the Senior Vice President and Franchise Head for Oncology at Jazz Pharmaceuticals, where he manages a portfolio of products spanning both solid and hematological malignancies. Mr. Gaslightwala has led and driven growth in several leadership roles at Amgen, Pfizer, and Johnson & Johnson. His experience spans business unit leadership, brand marketing, sales leadership, commercial pipeline planning, advanced analytics and insights, and business development. Mr. Gaslightwala also helped lead R&D strategic planning within the autoimmune/inflammation portfolio at Johnson & Johnson, as well as lead commercial planning for Remicade® and several novel pipeline molecules focused on rheumatoid arthritis, inflammatory bowel disease, psoriasis, and atopic dermatitis. Additionally, Mr. Gaslightwala advised several life science companies through his time at the Boston Consulting Group. Mr. Gaslightwala holds a BS in Chemical Engineering from Cornell University, and an MBA from the Sloan School of Management, and a MS in Chemical Engineering from the Massachusetts Institute of Technology.

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Kameel Farag has served as our interim Chief Financial Officer since October 2025. Mr. Farag is a biotech and global finance executive with extensive experience in scaling companies through transformational growth. He concurrently serves as a director of Biovie Inc. (NASDAQ: BIVI) and a member of their audit committee. Prior to joining the Company, he was Chief Financial Officer, Treasurer, and Head of Compliance at Aspen Neuroscience, Inc. from 2021 to 2025 where he oversaw tripling the company’s headcount, secured over $150 million in financing, built manufacturing infrastructure and prepared the company for clinical data and a potential future public offering. Prior to that, he served as Senior Vice President, Finance at Ionis Pharmaceuticals from 2018 to 2021. In addition, Mr. Farag spent over 16 years at Amgen Inc. in a variety of finance and operational roles including Chief Financial Officer of Amgen’s Intercontinental Region from 2013 to 2018 and as its Head of International FP&A and Interim International Chief Financial Officer from 2009 to 2013. Mr. Farag holds a BA from the University of California, Santa Barbara.

Corporate Governance

Audit Committee

Our board has established a formal standing Audit Committee. The current members of our Audit Committee are Mr. Patel (Chair), Mr. Neal, and Mr. Bazemore. Our board has determined that Mr. Patel is an “audit committee financial expert” within the meaning of SEC rules and regulations. Each member of the audit committee is independent as defined under applicable rules of the Nasdaq, including the independence requirements contemplated by Rule 10A-3 under the Exchange Act.

The Board has adopted a written Audit Committee Charter. The composition and responsibilities of the Audit Committee and the attributes of its members, as reflected in its Charter, are intended to be in accordance with certain listing requirements of Nasdaq and the rules of the SEC for corporate audit committees. The Audit Committee Charter may be found in the “Investor Relations - Corporate Governance” section of our website, which is located at www.akaritx.com.

Compensation Committee

Our compensation committee currently consists of three members, appointed by the board of directors: Mr. Neal (Chair), Mr. Patel, and Mr. Bazemore, all of whom are independent within the meaning of SEC corporate governance rules of independence for purposes of the compensation committee.

The Board has adopted a written Compensation Committee Charter. The composition and responsibilities of the compensation committee and the attributes of its members, as reflected in its Charter, are intended to be in accordance with certain listing requirements of Nasdaq and the rules of the SEC for corporate compensation committees. The Compensation Committee Charter may be found in the “Investor Relations - Corporate Governance” section of our website, which is located at www.akaritx.com.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee currently consists of three members, appointed by our board of directors: Mr. Bazemore (Chair), Dr. Huh, and Dr. Prudo, all of whom are independent within the meaning of SEC corporate governance rules of independence for purposes of the nominating and corporate governance committee. None of our non-employee directors have any service contracts with us or any of our subsidiaries that provide for benefits upon termination of employment.

The Board has adopted a written Nominating and Corporate Governance Committee Charter. The composition and responsibilities of the nominating and corporate governance committee and the attributes of its members, as reflected in its Charter, are intended to be in accordance with certain listing requirements of Nasdaq and the rules of the SEC for corporate nominating and corporate governance committees. The Nominating and Corporate Governance Committee Charter may be found in the “Investor Relations - Corporate Governance” section of our website, which is located at www.akaritx.com.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the Code of Business Conduct and Ethics in the “Investor Relations - Corporate Governance” section of our website, which is located at www.akaritx.com. We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our code of business conduct and ethics by posting such information on our website at www.akaritx.com.

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EXECUTIVE AND DIRECTOR COMPENSATION

This section discusses the material components of our executive compensation program for our named executive officers, or NEOs, for the fiscal year ended December 31, 2025:

●	Abizer Gaslightwala, President and Chief Executive Officer

●	Kameel Farag, Interim Chief Financial Officer

●	Samir Patel, Former President and Chief Executive Officer

●	Torsten Hombeck, Former Chief Financial Officer

Summary Compensation Table

The following table sets forth information concerning the compensation of our NEOs during the years ended December 31, 2025 and 2024:

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards (S)(7)		Option Awards ($) (8)	All Other Compensation ($) (9)	Total ($)
Abizer Gaslightwala(1)	2025	331,061	–	(5)	–		1,332,542	–	1,663,603
President and Chief Executive Officer	2024	–	–		–		–	–	–

Kameel Farag(2)	2025	43,826	25,000		48,609		–	–	117,435
Interim Chief Financial Officer	2024	-	-		-		-	-	-

Samir R. Patel(3)	2025	–	–		–		324,985	–	324,985
Former President and Chief Executive Officer	2024	-	-		127,497		308,270	-	435,767

Torsten Hombeck(4)	2025	234,091	–		363,421	(6)	–	24,443	621,955
Former Chief Financial Officer	2024	12,500	-		-		-	-	12,500

(1) Mr. Gaslightwala has served as a member of our board of directors since December 2024 and as President and Chief Executive Officer since April 2025.

(2) Mr. Farag has served as our interim Chief Financial Officer since October 2025.

(3) Dr. Patel served as our Chief Executive Officer and President from December 16, 2024 through April 20, 2025, having previously served as Interim Chief Executive Officer and President effective May 1, 2024

(4) Dr. Hombeck served as our Chief Financial Officer from December 16, 2024 through October 10, 2025.

(5) Amounts in respect of annual performance bonuses for the performance period ended December 31, 2025 are not calculable through the latest practicable date, since the compensation committee has not yet determined such bonuses. These bonuses are expected to be determined during the first quarter of 2026.

(6) These options which were previously held by Dr. Hombeck were forfeited as of the date of Dr. Hombeck’s departure.

(7) Represents the aggregate grant date fair value of time-based restricted stock units, or RSUs, issued under our 2014 Equity Incentive Plan, or the 2014 Plan, and 2023 Equity Incentive Plan, the 2023 Plan, as computed in accordance with FASB Accounting Standards Codification, or ASC, Topic 718, disregarding estimated forfeitures related to service-based vesting. See Note 8 to our consolidated financial statements included elsewhere in this prospectus regarding assumptions we made in determining the fair value of RSUs.

(8) Represents the aggregate grant date fair value of options to purchase ordinary shares issued under our 2014 Plan and 2023 Plan, as computed in accordance with FASB ASC Topic 718, disregarding estimated forfeitures related to service-based vesting. See Note 8 to our consolidated financial statements included elsewhere in this prospectus regarding assumptions we made in determining the fair value of option awards.

(9) For 2025, all other compensation includes the following amounts:

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Name	Company 401(k) Plan Match ($)	Separation ($)	Other ($) (a)	Total ($)
Mr. Gaslightwala	—	—	—	—
Mr. Farag	—	—	—	—
Dr. Patel	—	—	—	—
Dr. Hombeck	10,020	—	14,423	24,443

For 2024, all other compensation includes the following amounts:

Name	Company 401(k) Plan Match ($)	Separation ($)	Other ($) (a)	Total ($)
Mr. Gaslightwala	—	—	—	—
Dr. Patel	—	—	—	—
Dr. Hombeck	—	—	—	—

(a) Amounts reported as “Other” in the table above represent earned and unused vacation paid upon termination of their employment with us.

Narrative Disclosure to Summary Compensation Table

Employment Agreements with Our NEOs

We have entered into employment agreements with each of our NEOs (or non-employee consulting services agreements in the case of Dr. Patel and Mr. Farag). All employee NEOs are at-will employees.

Gaslightwala Employment Agreement

We are party to an Executive Offer of Employment Agreement with Mr. Abizer Gaslightwala, or the Gaslightwala Employment Agreement, dated March 14, 2025, as amended by a subsequent Chief Executive Officer Letter Agreement, dated March 18, 2025.

The Gaslightwala Employment Agreement has an indefinite term and either party may terminate it by giving at least 30 days’ prior written notice for any reason or for no particular reason.

Under the Gaslightwala Employment Agreement, Mr. Gaslightwala’s annual base salary is $475,000, or Gaslightwala Base Salary, which is subject to review on a periodic basis. Mr. Gaslightwala is also eligible to receive (i) an annual cash bonus with a target of 50% of the Gaslightwala Base Salary, provided that the actual amount of such bonus shall be based on the achievement of performance goals established between Mr. Gaslightwala and the board of directors of the Company, (ii) a stock option to purchase 1,100,000 ADSs, the equivalent of 2,200,000,000 Ordinary Shares, or the Gaslightwala Option, and (iii) a stock option to purchase 600,000 ADSs, the equivalent of 1,200,000,000 Ordinary Shares, or the Gaslightwala Performance Option. The Gaslightwala Option and the Gaslightwala Performance Option shall be subject to the approval of the board of directors and the terms and conditions of the 2023 Plan. The Gaslightwala Option shall have a four-year vesting schedule pursuant to which 25% shall vest on the twelve month anniversary of the grant date and the remainder shall vest ratably on a monthly basis over the then remaining thirty-six months from the grant date such that it will be fully vested on the fourth anniversary of the grant date. The Gaslightwala Performance Option shall vest if at least one of the following criteria is met: (a) closing of a qualified financing of at least $15,000,000 on or before December 31, 2025, or (b) closing of an antibody drug conjugate focused license transaction, with a minimum upfront payment of $10,000,000, on or before December 31, 2025.

Upon termination of Mr. Gaslightwala’s employment for any reason, he will receive his earned but unpaid Gaslightwala Base Salary and, if applicable, (i) any accrued but unused vacation, through the date of termination, and (ii) the amount of any documented expenses properly incurred on behalf of the Company prior to any such termination and not yet reimbursed, or the Accrued Obligations.

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Upon termination of Mr. Gaslightwala’s employment without cause or by Mr. Gaslightwala with good reason, which does not occur within 12 months of a change of control, in addition to the Accrued Obligations, and subject to his timely execution of a separation agreement and release in a form and manner satisfactory to the Company, he shall be entitled to receive (i) the sum of 12 months of the Gaslightwala Base Salary and target annual performance bonus for the same time period, payable as salary continuation and (ii) reimbursement for any monthly premium paid under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), as amended, by Mr. Gaslightwala on his behalf until the earliest of (a) 12 months following the date of termination, (b) the date on which Mr. Gaslightwala is no longer eligible to receive such coverage, or (b) the date on which Mr. Gaslightwala becomes eligible to receive similar coverage from another employer or other source. Further, Mr. Gaslightwala’s Option will continue to vest for a 6-month period from the date of termination and to the extent Mr. Gaslightwala is terminated without Cause, or he resigns for Good Reason in the first year of employment, at a minimum vest 25% of the Option shall vest on the twelfth month anniversary of the grant date.

Upon termination of Mr. Gaslightwala’s employment by us without cause or by Mr. Gaslightwala for good reason within 12 months of a change of control, in addition to the Accrued Obligations, and subject to his timely execution of a separation agreement and release in a form and manner satisfactory to the Company, he shall be entitled to receive (i) the sum of 1.5 times Accrued Obligations amount. Further, Mr. Gaslightwala’s Option shall immediately accelerate and become fully exercisable or nonforfeitable as of the later of (i) the date of termination or (ii) the effective date of the separation agreement and release.

The Gaslightwala Employment Agreement also contains restrictive covenants for the Company’s benefit, and Mr. Gaslightwala is required to maintain the confidentiality of our confidential information.

Kameel Farag Consulting Agreement

We are party to a consulting agreement with Mr. Kameel Farag and KDF Ventures LLC, as amended on October 31, 2025, or the Farag Consulting Agreement, pursuant to which Mr. Farag will serve as our Interim Chief Financial Officer, effective on October 22, 2025. Mr. Farag succeeds our prior Chief Financial Officer, Torsten Hombeck, whose departure was previously reported.

The Farag Consulting Agreement provides for a monthly cash fee of $18,000 through the end of 2025 and a monthly cash fee of $27,000 starting January 1, 2026 through to February 15, 2026, pro-rated for any partial months. The Farag Consulting Agreement also provides for the grant of RSUs awards as follows: $4,645 in RSUs on October 22, 2025, which vested on October 31, 2025, $24,000 in RSUs on November 1, 2025 which vests on January 1, 2026 (subject to continued service through vesting) and $19,964 in RSUs on November 1, 2025, which vests on February 15, 2026 (subject to continued service through vesting). Further, in connection with certain capital raises by the Company, KDF Ventures shall be entitled to compensation payable in cash and RSUs based on a percentage of total gross proceeds, subject to maximum limits and depending on when the capital raise is completed. The Farag Consulting Agreement provides for a term end date of February 16, 2026 and is extendable on a month-to-month basis at the Company’s discretion.

Samir Patel Consulting Services Agreement

Prior to Dr. Patel’s resignation, we were a party to a consulting services agreement, effective May 1, 2024, with Dr. Patel, who served as our Interim President and Chief Executive Officer, or the Patel Agreement. Pursuant to the Patel Agreement, Dr. Patel was to be paid $50,000 per month which would be in the form of fully vested Ordinary Shares, and valued based on the closing price of the Ordinary shares on the Nasdaq Capital Market on the last day of each month (or partial month) Dr. Patel serves as President and Chief Executive Officer.

On September 16, 2024, we entered into an amendment to the Patel Agreement, or the Amended Patel Agreement, to revise the compensation to be received. Pursuant to the Amended Patel Agreement, in lieu of receiving his stated monthly compensation of $50,000 in the form of fully vested Ordinary Shares, Dr. Patel shall be paid in the form of fully vested non-qualified stock options to purchase Ordinary Shares, or NQSOs, with the number of ADSs underlying each such monthly NQSOs grant to be equal to two times the number determined by dividing (i) $50,000 by (ii) the closing price of our ADSs on the Nasdaq Capital Market on the last day of each month (or partial month) Dr. Patel served as our President and Chief Executive Officer.

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The Amended Patel Agreement includes no annual bonus provisions, no eligibility for employee benefits and no severance entitlements. Further, the Amended Patel Agreement can be terminated by us immediately for any reason.

There were no changes to the Amended Patel Agreement following Dr. Patel’s appointment as President and Chief Executive Officer on December 16, 2024.

Hombeck Employment Agreement

Prior to Dr. Hombeck’s departure in October 2025, we entered into an executive employment agreement, effective December 16, 2024, with Dr. Hombeck, or the Hombeck Agreement. Pursuant to the Hombeck Agreement, Dr. Hombeck’s initial annual base salary is $300,000, which was subject to review and increase on an annual basis and he was eligible to receive an annual cash bonus with a target of 100% of base salary based on the achievement of performance goals established by the board of directors, in consultation with Dr. Hombeck. Further, the Hombeck Agreement provides for participation in employee benefit plans and no severance for termination of services with or without cause.

The Hombeck Agreement also contains restrictive covenants for our benefit and Dr. Hombeck is required to maintain the confidentiality of our confidential information.

Prior to his departure in June 2023, we were a party to an executive employment agreement, effective as of June 30, 2020, with Dr. Hombeck, or the Original Hombeck Agreement. The Original Hombeck Agreement had an initial term of one year from June 30, 2020 with automatic renewals for successive one-year periods, provided that either party could have given written notice of non-renewal of the current term at least three months prior to the expiration of the then-current term. Dr. Hombeck’s annual base salary for 2023 was $303,152 and he was eligible for an annual cash bonus with a target of 30% of base salary. The Original Hombeck Agreement also provided that Dr. Hombeck would be granted an initial option to purchase 7,000,000 shares and an additional option to purchase 3,000,000 shares on January 1, 2021.

Pursuant to the Original Hombeck Agreement, upon termination of Dr. Hombeck’s employment without “cause” (as defined in the Original Hombeck Agreement), or by Dr. Hombeck for “good reason” (as defined in the Original Hombeck Agreement) or upon non-renewal by us of the term of the Original Hombeck Agreement, in addition to any accrued but unpaid base salary, expense reimbursements and vested and accrued benefits and subject to Dr. Hombeck’s execution and the effectiveness of a release of claims in a form acceptable to us, he would have been entitled to receive (i) an amount equal to the sum of (x) his annual base salary at the rate in effect as of the termination date, plus (y) other than in the case of a termination due to non-renewal of the term, an amount equal to the greater of his actual or target annual performance bonus for the year in which the employment terminated and (ii) an amount equal to our share of the premium paid by Dr. Hombeck while he was an active employee for medical insurance coverage under our health care plan (the “Healthcare Subsidy”) for 12 months following termination.

If Dr. Hombeck’s employment had been terminated by us without cause, or by him for good reason, in each case with one year following a “change in control” (as defined in the Original Hombeck Agreement), and subject to Dr. Hombeck’s execution and the effectiveness of a release of claims in a form acceptable to us, in lieu of the severance payments and benefits described in the preceding paragraph, he would have been entitled to receive (i) an amount equal to one and a half times the sum of (x) his annual base salary at the rate in effect as of the termination date, plus (y) his target annual performance bonus for the year in which the employment terminated and (ii) the Healthcare Subsidy for 18 months following termination. If the payments or benefits payable to Dr. Hombeck in connection with a change in control would have been subject to the excise tax on golden parachutes imposed under Section 4999 of the Code, those payments or benefits would have been reduced if such reduction would result in a higher net after-tax benefit to Dr. Hombeck.

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Determining Compensation

Our board of directors and compensation committee review compensation annually for our executives. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our shareholders, and a long-term commitment to us.

Our compensation committee is primarily responsible for determining the compensation for our executive officers. Our compensation committee typically reviews and discusses management’s proposed compensation with our Chief Executive Officer for all executives other than the Chief Executive Officer. Based on those discussions and its discretion, taking into account the factors noted above, the compensation committee then sets the compensation for each executive officer other than the Chief Executive Officer and recommends the compensation for the Chief Executive Officer to our board of directors for approval. Our board of directors discusses the compensation committee’s recommendation and ultimately approves the compensation of our Chief Executive Officer without members of management present.

Elements of Compensation

The compensation of our NEOs generally consists of three primary components, consisting of base salary, annual cash incentive awards, and long-term incentive-based compensation in the form of stock-based awards.

Base Salary

Prior to his departure in October 2025, Dr. Hombeck received an annual salary for 2025 of $234,091, and prior to his departure in April 2025, Dr. Patel received an annual salary for 2025 of $0. Since his appointment as President and Chief Executive Officer in April 2025, Mr. Gaslightwala received an annual salary for 2025 of $331,061 Mr. Farag is a non-employee consultant and received a monthly fee of $18,000 through the end of 2025.

Annual Cash Incentives

Annual cash incentive awards provide an opportunity for additional compensation to employee NEOs if pre-established annual performance goals are attained. The annual cash incentive award targets are based on a target percentage of each employee NEO’s salary. The compensation committee generally links cash awards to the achievement of the annual corporate goals; however, the compensation committee may take into consideration unexpected corporate performance outside of the corporate goals and individual performance. The amount of the bonus paid, if any, may vary among the employee NEOs depending on individual performance, individual contribution to the achievement of our annual corporate goals.

Annual cash incentive awards for 2025 for employees, including our NEOs, were based on corporate goals related to financing, pipeline advancement, reputation, and strengthening our capabilities. For 2025, the annual cash incentive award for Mr. Gaslightwala was targeted at 50% of base salary and the annual cash incentive award for Dr. Hombeck was targeted at 100% of his base salary. Mr. Gaslightwala was eligible to receive an incentive bonus of $165,274 for 2025 and Dr. Hombeck was not eligible to receive an incentive bonus because his employment terminated in October 2025. The compensation committee has not yet determined cash bonuses to the employee NEOs for the year ended December 31, 2025.

Pursuant to the Farag Consulting Agreement, Mr. Farag was eligible for performance bonuses upon successful completion of a capital raise, of which fifty percent is payable in cash and the remaining fifty percent is payable in fully vested restricted stock units. In 2025, Mr. Farag was entitled to total bonuses of $25,000.

Equity-Based Awards

Equity grants are intended as both a reward for contributing to our long-term success and an incentive for future performance. Additionally, the vesting feature of our equity awards is intended to further our goal of executive retention by providing an incentive to our NEOs to remain in our service during the vesting period. The compensation committee typically makes initial stock option awards to our employee NEOs upon commencement of employment and annual equity awards in the form of either stock options, RSUs, or a combination of stock options and RSUs, thereafter.

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In 2025, we awarded equity compensation under the 2023 Plan to the NEOs as follows: (i) Abizer Gaslightwala – options to purchase 2,200,000,000 ordinary shares of which 25% shall vest on March 20, 2026 and the remainder shall vest ratably on a monthly basis over the remaining 36 months, (ii) Kameel Farag – restricted stock units for 129,792,000 ordinary shares of which 12,554,000 in restricted units vested on October 31, 2025, 64,000,000 in restricted units vested on January 1, 2026 and 53,238,000 in restricted units vest February 15, 2026, (iii) Samir R. Patel – options to purchase 801,792,000 ordinary shares which are fully vested and (iv) Torsten Hombeck – options to purchase 600,000,000 ordinary shares of which 25% shall vest on March 20, 2026 and the remainder shall vest ratably on a monthly basis over the remaining 36 months. We also awarded Mr. Gaslightwala and Dr. Hombeck performance-based stock options to purchase 1,200,000,000 ordinary shares and 400,000,000 ordinary shares, respectively, which expired on December 31, 2025. All unvested stock options granted to Mr. Hombeck were forfeited in connection with his separation. We also awarded equity compensation to Dr. Patel and Mr. Farag in accordance with the Patel Agreement and Farag Consulting Agreement, respectively.

We determine equity award amounts based on contractual obligations, competitive market factors in our industry, and the judgment of the compensation committee of the board of directors, taking into account information and recommendations provided by our independent compensation consultant. With respect to our NEO’s other than our Chief Executive Officer, the compensation committee also considers recommendations provided by our Chief Executive Officer. For the 2025 awards of stock options and RSUs to our NEOs, the primary consideration was the award amounts included in the applicable NEO’s employment and/or consulting services agreements.

Other Compensation and Benefits

We have established various employee benefit plans, including medical and 401(k) plans, in which employee NEOs are eligible to participate on the same basis as other employees. It is generally our policy not to extend perquisites to our executives that are not available to our employees generally.

401(k) Plan and Defined Contribution Pension Scheme

We have adopted an employee benefit plan under Section 401(k) of the Code for our U.S.-based employees. The 401(k) plan allows employees to make salary deferral contributions up to the statutorily prescribed annual limit under the Code. We provide matching contributions to the 401(k) plan in an amount equal to 100% of each participant’s contribution up to a maximum of 5% of the participant’s annual eligible cash compensation, subject to certain other limits.

Additionally, we have adopted a defined contribution pension scheme which allows for U.K.-based employees to make salary deferral contributions and we contribute 10% of employee compensation to the pension plan, subject to U.K. law.

Clawback Policy

In November 2023, our compensation committee adopted a formal clawback policy, which applies in the event we are required to prepare an accounting restatement due to any material noncompliance with any financial reporting requirement under the U.S. federal securities laws. This policy requires us to (subject to certain limited exceptions set forth in the clawback policy and permitted under the final clawback rules) recover from any of our current or former executive officers who receive incentive-based compensation (including stock options and RSUs) after the effective date of the clawback policy and during the three-year period preceding the date on which we are required to prepare an accounting restatement, the excess of what would have been paid to such executive officer under the accounting restatement.

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Outstanding Equity Awards at Fiscal End

The following table sets forth information regarding the outstanding equity held by our NEOs as of December 31, 2025.

	Option Awards (in ADSs)					Stock Awards (in ADSs)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Abizer Gaslightwala	—	1,200,000,000	(2)	0.00075	3/20/2035

Kameel Farag	—	—				129,792,000	18,755

Samir R. Patel	3,333,333	1,666,666	(3)	0.00156	12/29/2033
	175,080,000	—		0.00149	9/30/2034
	79,684,000	—		0.00126	10/31/2034
	162,604,000	—		0.00062	11/30/2034
	152,672,000	—		0.00066	1/3/2035
	—	350,000,000	(4)	0.00075	3/20/2035
	225,000,000	225,000,000	(5)	0.00075	3/20/2035
	649,120,000	—		0.00057	7/23/2035

Torsten Hombeck (6)	—	—				—	—

(1) Market Value is calculated based on a price per ADS of $0.289 (equivalent to $0.0001445 per ordinary share), which was the closing price of our ADSs on December 31, 2025.

(2) Represents the unvested portion of a stock option award with twenty-five percent vesting on March 20, 2026 and the remainder vesting ratably on a monthly basis over thirty-six months. that vests, subject to Mr. Gaslightwala’s continued employment with us through the applicable vesting date.

(3) Represents the unvested portion of a stock option award that vests in three equal installments of 1,666,666 on the annual general meeting anticipated to be held June 30, 2026, subject to Dr. Patel’s continued service with us as a board member through the applicable vesting date.

(4) Represents the unvested portion of a stock option award with twenty-five percent vesting on March 20, 2026 and the remainder vesting ratably on a monthly basis over thirty-six months, subject to Dr. Patel’s continued service with us as a board member through the applicable vesting date.

(5) Represents the unvested portion of a stock option award with twenty-five percent vesting on June 30, 2025, twenty-five percent vesting on December 31, 2025, and the remainder vesting ratably on a monthly basis over twenty-four months thereafter, subject to Dr. Patel’s continued employment with us through the applicable vesting date.

(6) All options (vested and unvested) previously held by Dr. Hombeck were forfeited as of the date of Dr. Hombeck’s departure.

Equity Grant Timing

Our compensation committee has generally granted equity awards on an annual basis. During 2025, our compensation committee did not take into account any material nonpublic information when determining the timing and terms of equity incentive awards, and we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. During fiscal year 2025, we did not grant stock options to our named executive officers during any period beginning four business days before and ending one business day after the filing or furnishing of a Form 10-Q, 10-K or 8-K that discloses material nonpublic information.

Our equity awards are granted under a shareholder-approved plan and stock options are granted at an exercise price at or above the closing market price of the Company’s common stock on the date of grant. Equity awards are generally approved on the dates of our regularly scheduled Compensation Committee meetings and are effective as of such dates or specified prospective dates. Outside of the annual grant cycle, we may make equity award grants in connection with a new hire package, retention grant or severance package.

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Director Compensation

Directors who are also employees are not compensated separately for serving on our board of directors or any of its committees. Each of our non-employee directors receives cash compensation for his or her services. In addition, to better align the interests of our board of directors with our shareholders, the compensation committee considers and recommends to the board of directors’ long-term equity compensation in the form of stock options to our non-employee directors. The compensation committee periodically conducts reviews of peer company director compensation practices, including before considering changes to our director compensation program.

Under our director compensation program, each director receives an annual cash retainer for service on the board and for service on each committee of which the director is a member. The chairperson of each committee receives a higher retainer for such service. These fees are typically paid quarterly in arrears. The fees paid to non-employee directors for service on the board and for service on each committee of the board on which the director was a member during 2025 were as follows:

	Member Annual Fee	Chairperson Annual Fee
Board of Directors	$40,000	$80,000
Audit Committee	$7,875	$15,000
Compensation Committee	$5,750	$12,000
Nominating and Corporate Governance Committee	$5,750	$10,000

A non-employee director may elect to receive annual cash payments in the form of fully-vested ordinary shares. During 2025, all directors elected to defer payments of their annual cash retainer and no director elected to receive his or her annual cash retainer in shares.

During 2025, non-employee directors received a one-time grant of an option to purchase 450,000,000 shares which were approved in connection with the annual general meeting of the shareholders. The options were subject to vesting with twenty-five percent vested on June 30, 2025, twenty-five percent vested on December 31, 2025, and the remainder vesting ratably on a monthly basis over twenty-four months thereafter. All non-employee directors also received a grant of an option to purchase 350,000,000 shares whereby twenty-five percent vests on March 20, 2026, and the remainder vesting ratably on a monthly basis over thirty-six months thereafter.

These awards are subject to the non-employee director’s continued service on the board of directors through such date, have a term of 10 years from date of grant, and accelerate upon a change of control.

The following table below sets forth information for the fiscal year ended December 31, 2025 regarding the compensation of our non-employee directors.

	Fees Earned ($)(1)	Option Awards ($)(2)	Total ($)
Hoyoung Huh, M.D.	85,570	463,635	549,205
Ray Prudo, M.D.	45,570	463,635	509,205
Samir R. Patel, M.D.	27,434	463,635	491,069
Robert Bazemore	63,625	463,635	527,260
James Neal	59,875	463,635	523,510
Sandip I. Patel	60,750	463,635	524,385
Abizer Gaslightwala	12,333	-	12,333

(1)Represents cash fees earned (paid and unpaid) for service as a non-employee director for 2025.

(2)Represents the aggregate grant date fair value of option awards made to each listed director in 2025, as computed in accordance with FASB ASC Topic 718, disregarding estimated forfeitures related to service-based vesting. See Note 8 to our consolidated financial statements included in our recent Form 10-K regarding assumptions we made in determining the fair value of option awards. As of December 31, 2025, our non-employee directors held options to purchase our ordinary shares as follows: Dr Huh: 1,504,400,000 shares; Dr. Prudo: 820,000,000 shares; Dr. Patel: 2,024,160,000 shares; Mr. Bazemore: 805,000,000 shares; Mr. Neal: 1,093,500,000 shares; Mr. Patel: 1,034,800,000 shares; and Mr. Gaslightwala: 2,200,000,000 shares. Mr. Gaslightwala options to purchase 2,200,000,000 shares were granted pursuant to his employment contract on appointment as President and CEO. Dr. Patel’s options to purchase 1,219,160,000 shares were awarded pursuant to his prior role as Interim CEO. Messrs. Huh, Neal and Patel options to purchase an aggregate of 1,232,700,000 shares were assumed from the acquisition of Peak Bio Inc., which closed on November 14, 2024.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Related Persons

Since January 1, 2023, we have not entered into or engaged in any related party transactions, as defined by the SEC, with our directors, officers, and shareholders who beneficially owned more than 5% of our outstanding ordinary shares (“5% holders”), as well as affiliates or immediate family members of those directors, officers, and 5% holders, except with respect to the transactions detailed below.

December 2025 Offerings

On December 16, 2025, we entered into a securities purchase agreement with certain institutional investors providing for the issuance and sale, in a Registered Direct Offering, of 10,043,774 ADSs. The ADSs have been offered and sold together with Series G Warrants to purchase up to an aggregate of 10,043,774 ADSs, which were issued in a concurrent private placement. The combined purchase price per ADS and accompanying Series G Warrant sold in the Registered Direct Offering is $0.3883.

In a concurrent private placement, pursuant to a securities purchase agreement dated as of December 16, 2025, the Company agreed to issue to directors and officers of the Company (i) unregistered Pre-Funded Warrants to purchase an aggregate of 2,563,713 ADSs at an exercise price per ADS of $0.00001, and (ii) accompanying Series G Warrants to purchase an aggregate of 2,563,713 ADSs, at a combined purchase price of $0.4041 per Pre-Funded Warrant and Series G Warrant.

For more information, see “Prospectus Summary—Recent Developments—December 2025 Offerings” above.

December 2025 Note Exchange

On December 16, 2025, we entered into privately negotiated note cancellation and exchange agreement (the “Exchange Agreements”) with each holder of the August 2025 Notes (defined below) to exchange the total outstanding principal amount of $1,888,750 for (i) Pre-Funded Warrants to purchase up to an aggregate of 4,673,963 ADSs (“Note Exchange Pre-Funded Warrants”) and (ii) unregistered note exchange warrants to purchase up to an aggregate of 4,673,963 ADSs (“Note Exchange Warrants”). The Pre-Funded Warrants have an exercise price of $0.00001 per ADS, will be immediately exercisable following the Shareholder Approval, and will not expire until fully exercised. The Note Exchange Warrants are exercisable commencing on the Shareholder Approval Date for a term of five years following the Shareholder Approval Date and have an exercise price of $0.4041 per ADS. The Exchange closed on December 17, 2025.

For more information, see “Prospectus Summary—Recent Developments—December 2025 Note Exchange” above.

Interim Chief Financial Officer Agreement

On October 22, 2025, we entered into a consulting agreement with Mr. Kameel Farag and KDF Ventures LLC, as amended on October 31, 2025, pursuant to which Mr. Farag will serve as our Interim Chief Financial Officer, effective on October 22, 2025. See “Executive and Director Compensation” in this prospectus for more information.

August 2025 Note Offering

In August 2025, we issued unsecured promissory notes with a 20% original issuance discount, or the August 2025 Notes, to certain investors, including our directors. In connection with the issuance and sale of the August 2025 Notes, we agreed to extend the expiration date of Series A warrants, or the Series A Warrants, held by August 2025 Note investors, previously issued in connection with the March 2025 Purchase Agreement (defined below), by 48 months from the original date of expiration, or the Warrant Amendment Agreements.

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We closed the August 2025 Note Offering with investors and our directors in three tranches, issuing August 2025 Notes with an aggregate purchase price of $3,011,000 and an aggregate principal amount of $3,763,750. Of this amount, August 2025 Notes issued to our directors had an aggregate purchase price of $1,511,000 and an aggregate principal amount of $1,888,750 (inclusive of a note exchange with the our Chairman, Dr. Hoyoung Huh, as outlined above). The August 2025 Notes issued to related parties have maturity dates ranging from August 15, 2026 through August 18, 2026, depending on the date of issuance, at which time the principal amount is due and payable. The terms of the August 2025 Notes provided for accelerated payment of the outstanding principal amount in the event of a default as defined in the August 2025 Note.

We also entered into Warrant Amendment Agreements with the recipients of the August 2025 Notes, which extended the expiration date of certain Series A Warrants held by related parties to purchase 1,928,569 ADSs, to March 6, 2030 and 44,642 ADSs, to April 25, 2030.

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition, Liquidity and Capital Resources” in this prospectus for more information.

President and Chief Executive Officer Agreement

On March 14, 2025, we entered into the Gaslightwala Employment Agreement with Mr. Abizer Gaslightwala, pursuant to which Mr. Gaslightwala serves, from and after April 21, 2025, as our President and Chief Executive Officer. Mr. Gaslightwala receives a base salary, is eligible for an annual cash bonus target, and is entitled to receive share-based payment compensation based on time service and the achievement of specific performance criteria. See “Executive and Director Compensation” in this prospectus for more information.

March 2025 Private Placement

On March 2, 2025, we entered into a securities purchase agreement with certain investors and all directors, or the March 2025 Purchase Agreement, pursuant to which we agreed to sell and issue in a private placement, or March 2025 Offering, an aggregate of 6,637,626 ADSs, or prefunded warrants in lieu of all or a portion thereof, or the March 2025 Pre-Funded Warrants, each representing 2,000 of the Company’s ordinary shares, and, in each case, Series A Warrants and Series B Warrants (the Series A Warrants and Series B Warrants, together, the March 2025 Warrants, and together with the ADSs or March 2025 Pre-Funded Warrants, the Units). The Series A Warrants have a one-year term, and the Series B Warrants have a five-year term from the date of issuance.

The Units were structured as follows: (i) for investors committing less than $1.0 million in the March 2025 Offering, or Tier 1 Investors: one ADS or March 2025 Pre-Funded Warrant, a Series A Warrant to purchase one ADS, and a Series B Warrant to purchase one ADS; (ii) for investors committing at least $1.0 million but less than $3.0 million in the March 2025 Offering, or Tier 2 Investors: one ADS or March 2025 Pre-Funded Warrant, a Series A Warrant to purchase 1.25 ADSs, and a Series B Warrant to purchase one ADS; and (iii) for investors committing $3.0 million or more in the March 2025 Offering, or Tier 3 Investors: one ADS or March 2025 Pre-Funded Warrant, a Series A Warrant to purchase 1.5 ADSs, and a Series B Warrant to purchase one ADS.

The purchase price per Unit for investors purchasing ADSs was $0.87 plus (a) $0.25 for Tier 1 Investors, (b) $0.28125 for Tier 2 Investors, or (c) $0.3125 for Tier 3 Investors, or the ADS Unit Purchase Price. The purchase price per Unit for investors purchasing March 2025 Pre-Funded Warrant and accompanying Series A and Series B Warrants was $0.67 (representing the ADS Unit Purchase Price minus the $0.20 exercise price for such March 2025 Pre-Funded Warrant) plus (a) $0.25 for Tier 1 Investors, (b) $0.28125 for Tier 2 Investors, or (c) $0.3125 for Tier 3 Investors, or the Pre-Funded Unit Purchase Price.

As part of the March 2025 Offering, the Company’s Chairman, Dr. Hoyoung Huh, purchased $1 million of Units, with the purchase price thereof satisfied through cancelling and extinguishing $1.0 million of notes previously issued to him by the Company, or the March 2025 Note Termination.

The net proceeds from the March 2025 Offering, after deducting placement agent fees and other offering expenses payable by us, were approximately $5.6 million, net of the $1.0 million from the March 2025 Note Termination.

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The placement agent, Paulson Investment Company, LLC, received a cash commission of approximately $0.4 million and was issued ADSs representing three percent (3%) of the total number of ADSs issued in the March 2025 Offering, including ADSs issuable upon exercise of the Pre-Funded Warrants, but excluding the ADSs issued in connection with the March 2025 Note Termination. The estimated fair value of these ADSs was approximately $0.2 million.

Interim CEO Agreement

On December 12, 2024, our board of directors approved the appointment of Dr. Patel to Chief Executive Officer and principal executive officer, effective December 16, 2024. There were no changes to Dr. Patel’s revised compensation as provided for under the September 16, 2024 Interim CEO Amendment Agreement, described below, following Dr. Patel’s appointment as President and Chief Executive Officer on December 16, 2024.

On May 31, 2024, we and Dr. Patel entered into an Interim Chief Executive Officer Agreement, effective as of May 1, 2024, or the Interim CEO Agreement. Pursuant to the Interim CEO Agreement, Dr. Patel served as our Interim President and Chief Executive Officer as an independent contractor on an at-will basis. The Interim CEO Agreement could be terminated by us immediately for any reason. As the sole compensation for services provided under the Interim CEO Agreement, Dr. Patel was paid $50,000 per month in the form of fully vested ordinary shares. On September 16, 2024, we entered into an amendment to the Interim CEO Agreement, or the CEO Agreement Amendment, effective July 1, 2024, to revise Dr. Patel’s compensation in connection with the services as Interim President and Chief Executive Officer. Pursuant to the CEO Agreement Amendment, in lieu of receiving the stated monthly compensation of $50,000 in the form of fully vested ordinary shares, Dr. Patel is paid in the form of fully vested NQSOs, with the number of ADSs underlying each such monthly NQSOs grant equal to two times the number determined by dividing (i) $50,000 by (ii) the closing price of our ADSs on the Nasdaq Capital Market on the last day of each month (or partial month) Dr. Patel serves as our Interim President and Chief Executive Officer.

During the year ended December 31, 2025, we recognized approximately $0.3 million in non-cash stock-based compensation costs pursuant to the Interim CEO Agreement, as amended, pertaining to NQSOs granted to Dr. Patel to purchase 400,896 ADSs, the equivalent of 801,792,000 ordinary shares at a weighted average exercise price of $1.17 per ADS, the equivalent of $0.000585 per ordinary share.

Dr. Huh Notes

Pursuant to the acquisition of Peak Bio, which closed on November 14, 2024, we assumed certain notes payable due to Dr. Huh, the Company’s Chairman of the Board.

We assumed two notes in the amount of a total of $0.9 million, which were entered into in May and August 2021, or the 2021 Notes, and had a one-year maturity date from date of issuance. The 2021 Notes carried an interest rate of 1.0% per annum. We also assumed a note in the amount of $0.75 million, which was entered into in January 2024, or the January 2024 Note, and had an original maturity date of January 23, 2025 which was extended to December 31, 2025 on April 1, 2025. The January 2024 Note carried an interest rate of 15% per annum.

In March 2025, in connection with the March 2025 Private Placement, Dr. Huh’s 2021 Notes including accrued interest, and a portion of his January 2024 Note, aggregating to $1.0 million were cancelled, extinguished and paid in full for an equal amount of Ordinary Shares and warrants of the Company.

In August 2025, in connection with the August 2025 Notes Offering, Dr. Huh agreed to purchase an August 2025 Note with a principal amount of $1,250,000 for a purchase price of $1,000,000, with the purchase price thereof to be satisfied through his agreement to cancel and extinguish $837,433 of outstanding principal and accrued interest under January 2024 Note plus cash of $162,567.

As of December 31, 2025, the balance due to Dr. Huh related to the assumed 2021 Notes and January 2024 Note was $0.

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Other

In November 2024, we assumed an amount due to an entity in which our Chairman, Dr. Hoyoung Huh, is a director. As of December 31, 2025 and 2024, the amounts due totaled less than $0.1 million and are included in accounts payable in our consolidated balance sheets.

May 2024 Convertible Notes

On May 10, 2024, we entered into unsecured convertible promissory notes, or the May 2024 Notes, with Dr. Ray Prudo, the Company’s Chairman at the time, and its then Interim President and Chief Executive Officer and director, Dr. Samir Patel, for an aggregate of $1.0 million in gross proceeds. The May 2024 Notes bear interest at 15% per annum, which may be increased to 17% upon the occurrence of certain events of default as described therein, and the principal and all accrued but unpaid interest is due on the date that is the earlier of (a) ten (10) business days following the Company’s receipt of a U.K. research and development tax credit from HM Revenue and Customs, and (b) November 10, 2024. Provided, however, at any time or times from the date of the note and until the tenth business day prior to closing of the acquisition, the note holders are entitled to convert any portion of the outstanding and unpaid amount, including principal and accrued interest, into Company ADSs at a fixed conversion price equal to $1.59, representing the Nasdaq official closing price of the Company’s ADSs on the issuance date, subject to certain restrictions. In October 2024, the aggregate principal balance of $750,000, was repaid in cash with proceeds from the Company’s U.K. research and development tax credit from the U.K. HM Revenue and Customs. Drs. Prudo and Patel each elected to convert the $125,000 of remaining principal and accrued interest into the Company’s ADSs at a conversion price of $1.59 per ADS. These Ordinary Shares were issued to Drs. Prudo and Patel on April 30, 2025.

The Doctors Laboratory

We leased office space for our U.K. headquarters in London from The Doctors Laboratory, or TDL, an entity with a common director through May 2025, and had incurred expenses of less than $0.1 million plus VAT during each of the years ended December 31, 2025 and 2024. We also received certain administrative services provided by TDL through October 2025 and incurred expenses of less than $0.1 million during each of the years ended December 31, 2025 and 2024. As of December 31, 2025 and 2024, we had a balance due to TDL of $0 and less than $0.1 million, respectively.

Policies and Procedures for Related Person Transactions

Our board of directors is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is our preference to avoid related party transactions.

In accordance with our Audit Committee Charter, members of the Audit Committee, all of whom are independent directors, review and approve all related party transactions for which approval is required under applicable laws or regulations, including SEC and the Nasdaq Listing Rules. Current SEC rules define a related party transaction for smaller reporting companies to include any transaction, arrangement, or relationship in which we are a participant and the amount involved is the lesser of $120,000 or 1% of total assets, and in which any of the following persons has or will have a direct or indirect interest:

●	our executive officers, directors, or director nominees;

●	any person who is known to be the beneficial owner of more than 5% of our ordinary shares;

●	any person who is an immediate family member, as defined under Item 404 of Regulation S-K, of any of our executive officers, directors, or director nominees or beneficial owners of more than 5% of our ordinary shares; or

●	any firm, corporation, or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a 5% or greater beneficial ownership interest.

Under our code of business conduct and ethics, our directors, officers, and employees are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest. Under our code of business conduct and ethics, a director is required to promptly disclose to our board any potential or actual conflict of interest involving him or her. In accordance with our code of business conduct and ethics, the board will determine an appropriate resolution on a case-by-case basis. All directors must recuse themselves from any discussion or decision affecting their personal, business, or professional interests. In addition, the Audit Committee is responsible for reviewing with our primary counsel the results of their review of the monitoring of compliance with our code of business conduct and ethics.

Director Independence

Our securities are listed on the Nasdaq Capital Market, and we use the standards of “independence” prescribed by rules set forth by Nasdaq. Under Nasdaq rules, a majority of a listed company’s board of directors must be comprised of independent directors. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit committee and compensation committee be independent and satisfy additional independence criteria set forth in Rules 10A-3 and 10C-1, respectively, under the Exchange Act. Under the applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of our board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board determined that each of Dr. Huh, Dr. Prudo, Mr. Bazemore, Mr. Neal, Mr. Patel, and Dr. Patel are independent as defined under applicable rules of the Nasdaq, and, in the case of all members of the audit and compensation committees, the independence requirements contemplated by Rule 10A-3 and Rule 10C-1 under the Exchange Act. As Mr. Gaslightwala is our President and Chief Executive Officer, he is not independent.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 22, 2026 (except as otherwise indicated below), information we know about the beneficial ownership of our ordinary shares by:

●	each person or entity, including any “group” as that term is used in Section 13(d)(3) of the Exchange Act, who is known by us to own beneficially more than 5% of the issued and outstanding shares of our ordinary shares;

●	each of our current directors and director nominees;

●	each of our NEOs, as set forth in the Summary Executive Compensation Table set forth in Item 11 of this Form 10-K;

●	all of our current directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information in the table below is not necessarily indicative of beneficial ownership for any other purpose. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. In computing the percentage ownership of each person, ordinary shares subject to options, warrants, or rights held by that person that are currently exercisable, or exercisable within 60 days after January 22, 2026, are deemed to be outstanding and beneficially owned by that person. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

To our knowledge and except as indicated in the notes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholders’ name. The percentage of ownership is based on 91,567,009,533 ordinary shares issued and outstanding on January 22, 2026. All fractional share amounts have been rounded to the nearest whole number. To our knowledge, except as noted below, no person or entity is the beneficial owner of more than 5% of the voting power of our ordinary shares.

	Number of		Percentage of
	Ordinary Shares		Ordinary Shares
	Beneficially		Beneficially
Name and Address of Beneficial Owner(1)	Owned(2)		Owned (%)
5% Shareholders:
Hoyoung Huh and Affiliates	29,168,986,000	(3)	26.2%
PranaBio Investments LLC	15,149,627,333	(4)	15.1%
Ray Prudo and Affiliates	14,086,722,300	(5)	14.1%
Named Executive Officers and Directors:
Abizer Gaslightwala	6,013,464,000	(6)	6.2%
Kameel Farag	228,772,000	(7)	*
Hoyoung Huh	29,168,986,000	(3)	26.2%
Samir Patel	15,149,627,333	(4)	15.1%
Raymond Prudo-Chlebosz	14,086,722,300	(5)	14.1%
Robert Bazemore	1,222,754,000	(8)	1.3%
James Neal	725,584,000	(9)	*
Sandip I. Patel	3,466,620,000	(10)	3.7%
Torsten Hombeck**	400,000	(11)	*
All current directors and executive officers as a group (9 individuals)	70,072,929,633	(12)	50.8%

* Denotes less than 1% beneficial owner.

** Denotes former named executive officer.

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(1) Except as otherwise noted, the address for each person listed above is c/o Akari Therapeutics, Plc, 401 E Jackson Street, Suite 3300, Tampa, FL 33602.

(2) Our shareholders, named executive officers and directors may hold ordinary shares, ADSs or a combination of both. This column shows each holder’s beneficial ownership assuming all shares were held as ordinary shares, which may not be the case. Our ADSs are listed on The Nasdaq Capital Market under the trading symbol “AKTX.” Each ADS represents 2,000 ordinary shares.

(3) Consists of (i) 9,391,708,000 shares held of record by Dr. Huh, (ii) 1,035,650,000 shares underlying options exercisable within 60 days of January 22, 2026 granted to Dr. Huh, (iii) 103,482,000 shares underlying warrants exercisable within 60 days of January 22, 2026 (iv) 7,423,902,000 shares underlying prefunded warrants exercisable within 60 days of January 22, 2026, (v) 10,995,330,000 ordinary shares underlying warrants exercisable within 60 days of January 22, 2026 which are subject to a 9.99% beneficial ownership limitation, and (vi) 218,914,000 shares held of record by Hannol Ventures LLC (“Hannol”). The amounts and percentages in the table do not give effect to the aforesaid beneficial ownership limitation. Dr. Huh is the sole member of Hannol and exercises voting and dispositive power over the shares held of record by Hannol and may be deemed the beneficial owner of such shares. The principal office address of Hannol is 16703 Early Riser Avenue, Suite 563, Land O Lakes, FL 34638.

(4) Consists of (i) 285,336,000 shares held of record by Dr. Patel, (ii) 6,062,010,000 shares held of record by PranaBio Investments LLC (“PranaBio”), (iii) 1,553,743,333 options exercisable within 60 days of January 22, 2026 granted to Dr. Patel, (iv) 1,798,084,000 shares underlying prefunded warrants exercisable within 60 days of January 22, 2026 to PranaBio and (v) 5,450,454,000 shares underlying warrants exercisable within 60 days of January 22, 2026 issued to Dr. Patel which are subject to a 9.99% beneficial ownership limitation. The amounts and percentages in the table do not give effect to such beneficial ownership limitation. Dr. Patel is the manager of PranaBio and may be deemed the beneficial owner of the shares held of record by PranaBio. The principal office address of PranaBio is 1701 Chicon Street, Austin, TX 78745.

(5) Consists of (i) 5,163,920,600 shares held of record by Dr. Prudo, (ii) 351,250,000 shares underlying options exercisable within 60 days of January 22, 2026 granted to Dr. Prudo, (iii) 2,010,638,000 shares underlying prefunded warrants exercisable within 60 days of January 22, 2026, (iv) 5,721,437,500 shares underlying warrants exercisable within 60 days of January 22, 2026 which are subject to a 9.99% beneficial ownership limitation, (v) 800,766,600 shares held of record by RPC Pharma Limited (“RPC”) and (vi) 38,709,600 ordinary shares held of record by Praxis Trustees Limited as trustee of The Sonic Healthcare Holding Company (“Praxis”). The amounts and percentages in the table do not give effect to the aforesaid beneficial ownership limitation. Dr. Prudo controls the voting and investment decisions with respect to the shares held of record by RPC and Praxis and thereby may be deemed the beneficial owner of such shares. The principal office address of RPC is c/o Landmark Fiduciare (Suisse) SA, 6 Place des Eaux-Vives, P.O. Box 3461, Geneva, V8 1211, Switzerland. The principal office address of Praxis is P.O. Box 296, Regency Court, Glategny Esplanade, St. Peter Port, Guernsey, GY1 4NA.

(6) Consists of (i) 597,148,000 shares held of record by Mr. Gaslightwala (ii) 550,000,000 shares underlying options exercisable within 60 days of January 22, 2026, (iii) 2,165,302,000 shares underlying prefunded warrants exercisable within 60 days of January 22, 2026, and (iv) 2,701,014,000 shares underlying warrants exercisable within 60 days of January 22, 2026.

(7) Consists of (i) 129,792,000 shares issuable to Mr. Farag, (ii) 49,490,000 shares underlying prefunded warrants exercisable within 60 days of January 22, 2026, and (iii) 49,490,000 shares underlying warrants exercisable within 60 days of January 22, 2026.

(8) Consists of (i) 89,284,000 shares held of record by Mr. Bazemore and (ii) 336,250,000 shares underlying options exercisable within 60 days of January 22, 2026, (iii) 309,326,000 shares underlying prefunded warrants exercisable within 60 days of January 22, 2026, and (iv) 487,894,000 shares underlying warrants exercisable within 60 days of January 22, 2026.

(9) Consists of (i) 41,144,000 shares held of record by Mr. Neal, (ii) 624,750,000 shares underlying options exercisable within 60 days of January 22, 2026 (iii) 11,132,000 shares underlying prefunded warrants exercisable within 60 days of January 22, 2026, and (iv) 48,558,000 shares underlying warrants exercisable within 60 days of January 22, 2026.

(10) Includes (i) 992,998,000 shares held of record by Mr. Patel, (ii) 566,050,000 shares underlying options exercisable within 60 days of January 22, 2026, (iii) 804,252,000 shares underlying prefunded warrants exercisable within 60 days of January 22, 2026, (iv) 982,820,000 shares underlying warrants exercisable within 60 days of January 22, 2026, (v) 12,500,000 shares held of record by TT Insurance Investment LLC (“TTI”), (vi) 27,802,000 ordinary shares held of record by Innovative Lifesci Investments LLC (“Innovative Lifesci”), (vii) 39,760,000 ordinary shares held of record by Quest Bio LLC (“Quest”) and (viii) 40,438,000 ordinary shares held of record by Davis Island Ventures LLC (“Davis Island”). Mr. Patel, as the managing member of TTI, Innovative Lifesci, Quest Bio and Davis Island, exercises voting and dispositive power with respect to the ordinary shares held by such entities and therefore may be deemed to beneficially own the shares held of record by such entities. The principal office address of each of TTI, Innovative Lifesci and Quest is 4631 W El Prado Blvd., Tampa, FL 33629.

(11) Represent shares held of record by Mr. Hombeck.

(12) Includes (i) 23,802,838,800 ordinary shares, (ii) 5,017,693,333 ordinary shares underlying outstanding stock options that are exercisable within 60 days of January 22, 2026, (iii) 129,792,000 ordinary shares issuable upon settlement of restricted stock award grants, (iv) prefunded warrants exercisable to purchase 14,572,126,000 ordinary shares, and (v) warrants exercisable to purchase 26,550,479,500, which are held by our directors and NEOs as a group.

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SELLING STOCKHOLDERS

The Ordinary Shares represented by ADSs being offered by the selling stockholders are those Ordinary Shares represented by ADSs issuable upon exercise of the Warrants issued in connection with the Offering and the Exchange. The exercisability of the Warrants is conditioned upon the Shareholder Approval and, until such approval is obtained, the Warrants may not be exercised for ADSs representing Ordinary Shares. For additional information regarding the issuance of those Ordinary Shares represented by ADSs and warrants to purchase Ordinary Shares represented by ADSs, see “Prospectus Summary—Recent Developments—December 2025 Offerings” and “Prospectus Summary—Recent Developments—December 2025 Note Exchange” above. We are registering the Ordinary Shares represented by ADSs in order to permit the selling stockholders to offer the Ordinary Shares represented by ADSs for resale from time to time. Other than with respect to (i) Abizer Gaslightwala, who currently serves as our President and Chief Executive Officer and as a director; (ii) Hoyoung Huh, M.D., Ph.D., who currently serves as chairman of our board of directors; (iii) Kameel Farag who currently serves as the Interim Chief Financial Officer; and (iv) Dr. Samir R. Patel, Dr. Ray Prudo, Robert Bazemore, James Neal, and Sandip Patel who each currently serve as a director on our board of directors, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the Ordinary Shares represented by ADSs by each of the selling stockholders. The second column lists the number of Ordinary Shares represented by ADSs beneficially owned by each selling stockholder, based on its ownership of Ordinary Shares represented by ADSs and warrants to purchase Ordinary Shares represented by ADSs, as of January 22, 2026, excluding the Warrants registered by the registration statement of which this prospectus is a part that are not exercisable due to the requirement for Shareholder Approval, but assuming the exercise of the other warrants held by the selling stockholders on that date, without regard to any other limitations on conversions or exercises. The third column lists the maximum number of Ordinary Shares represented by ADSs being offered in this prospectus by the selling stockholders, without regard to any limitations on conversions or exercises. The fourth and fifth columns list the amount and percentage of Ordinary Shares represented by ADSs owned after the Offering and the Exchange, assuming all of the Ordinary Shares represented by ADSs to be registered by the registration statement of which this prospectus is a part are sold in this offering, without regard to any limitations on conversions or exercises, and assuming that the selling stockholders do not acquire additional Ordinary Shares represented by ADSs after the date of this prospectus and prior to completion of this offering. The percentages of Ordinary Shares represented by ADSs owned after the Offering are based on 91,567,009,533 Ordinary Shares outstanding as of January 22, 2026. The information in the table below with respect to the selling stockholders has been obtained from the selling stockholders.

Under the terms of the Warrants, the Warrants cannot be exercised until Shareholder Approval is obtained. In addition, a selling stockholder may not exercise such Warrants to the extent such exercise would cause such selling stockholders, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99% (depending on the individual shareholder) of our then outstanding share capital following such exercise. The number of Ordinary Shares represented by ADSs in the third column does not reflect these limitations.

Information about the selling stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

	Number of Ordinary Shares Owned Prior to	Maximum Number of Ordinary Shares to be Offered Pursuant to this	Number of Ordinary Shares Owned After Offering
Name of Selling Stockholder	Offering (1)	Prospectus(2)	Number(3)	Percent
Matthew Joseph Nachtrab Revocable Trust DTD 12/18/2014(4)	26,611,406,000	13,906,770,000	26,611,406,000	21.3%
Huh Hoyoung(5)	13,285,532,000	14,847,804,000	13,285,532,000	12.1%
Armistice Capital LLC(6)	10,787,122,000	6,695,852,000	10,787,122,000	10.4%
Pranabio Investments LLC(7)	9,917,928,000	3,402,620,000	9,917,928,000	10.0%
Raymond Prudo-Chlebosz(8)	9,714,196,300	4,021,276,000	9,714,196,300	9.8%
3I, LP(9)	6,672,000,000	2,575,328,000	6,672,000,000	6.7%
Thomas Mollick(10)	5,591,804,000	7,468,450,000	5,591,804,000	5.4%
Nomis Bay Ltd.(11)	1,596,702,000	1,596,702,000	1,596,702,000	1.7%
Warberg WF XIII LP(12)	1,558,342,000	257,532,000	1,558,342,000	1.7%
Warberg WF XII LP(13)	1,558,338,000	257,532,000	1,558,338,000	1.7%
BJI Financial Group(14)	1,287,664,000	1,287,664,000	1,287,664,000	1.4%
Alumni Capital LP(15)	1,287,664,000	1,287,664,000	1,287,664,000	1.4%
Sandip Patel(16)	1,171,566,000	1,608,504,000	1,171,566,000	1.3%
Abizer Gaslightwala(17)	1,132,860,000	4,330,604,000	1,132,860,000	1.2%
BPY Limited(18)	978,624,000	978,624,000	978,624,000	1.1%
Red Hook Fund LP(19)	515,064,000	515,064,000	515,064,000	*
Robert Bazemore(20)	267,852,000	618,652,000	267,852,000	*
Nicholas Stergis**(21)	110,624,000	409,996,000	110,624,000	*
Ladenburg Thalmann & Co. Inc. (22)	100,000,000	403,440,000	100,000,000	*
James Neal(23)	78,570,000	22,264,000	78,570,000	*
David Coherd**(24)	22,500,000	90,774,000	22,500,000	*
Andrew Moorefield**(25)	11,250,000	45,388,000	11,250,000	*
Dan Daley**(26)	5,626,000	22,694,000	5,626,000	*
Red Star Capital Partners, LLC(27)	-	1,802,728,000	-	-
Intracoastal Capital LLC(28)	-	772,598,000	-	-
Kameel Farag(29)	-	98,980,000	-	-
Daniel Franzese**(30)	-	22,692,000	-	-
Mohamed Zunair**(31)	-	13,616,000	-	-

106

*	Denotes less than 1%

**	Referenced person is affiliated with Ladenburg Thalmann & Co. Inc., or Ladenburg. Ladenburg is a registered broker-dealer and acted as the placement agent in the December 2025 Offerings. The address of Ladenburg is 640 Fifth Avenue, 4th Floor, New York, NY 10019.

(1)	The Ordinary Shares represented by ADSs set forth in this column excludes the Ordinary Shares represented by ADSs underlying the Warrants issued in connection with the December 2025 Offerings and the Note Exchange Agreements, which are registered under the registration statement of which this prospectus is a part.

(2)	The number of Ordinary Shares represented by ADSs being offered that are issuable upon the exercise of the Warrants issued in connection with the December 2025 Offering and Note Exchange Agreements described elsewhere in this prospectus.

(3)	Assumes that all Ordinary Shares represented by ADSs underlying the Warrants being registered under the registration statement of which this prospectus is a part are resold to third parties.

(4)	Includes (i) 3,347,342,000 ordinary shares represented by 1,673,671 ADSs issued prior to November 2024, (ii) 2,122,014,000 ordinary shares represented by 1,061,007 ADSs issuable upon the exercise of warrants issued prior to November 2024, (iii) 1,176,470,000 ordinary shares represented by 588,235 ADSs issuable upon the exercise of warrants granted in November 2024, (iv) 1,176,470,000 ordinary shares represented by 588,235 ADSs acquired in November 2024, (v) 15,984,986,000 ordinary shares represented by 7,992,493 ADSs issuable upon the exercise of warrants granted in March 2025, (vi) 1,773,994,000 ordinary shares represented by 886,997 ADSs acquired in March 2025, (vii) 1,030,130,000 Ordinary Shares represented by 515,065 ADSs issuable upon exercise of Series G Warrants issued in the December 2025 Offering, (viii) 1,030,130,000 Ordinary Shares represented by 515,065 ADSs issued in the December 2025 Offering, (ix) 6,438,320,000 Ordinary Shares represented by 3,219,160 ADSs issuable upon exercise of Note Exchange Warrants issued in connection with the Exchange in December 2025, and (x) 6,438,320,000 Ordinary Shares represented by 3,219,160 ADSs issuable upon exercise of Pre-Funded Warrants issued in connection with the Exchange in December 2025. All warrants held by Matthew Joseph Nachtrab Revocable Trust dtd 12/18/14 are subject to a 9.99% beneficial ownership limitation. The address for the Matthew Joseph Nachtrab Revocable Trust dtd 12/18/14 is 116 Adalia Avenue, Tampa, Florida 33606.

(5)	Includes (i) 7,824,908,000 Ordinary Shares represented by 3,912,454 ADSs held prior to November 2024, (ii) 103,482,000 Ordinary Shares represented by 51,741 ADSs issuable upon the exercise of warrants held prior to November 2024, (iii) 3,571,428,000 ordinary shares represented by 1,785,714 ADSs issuable upon the exercise of warrants granted in March 2025, (iv) 1,785,714,000 ordinary shares represented by 892,857 ADSs acquired in March 2025, (v) 1,237,316,000 Ordinary Shares represented by 618,658 ADSs issuable upon exercise of Series G Warrants issued in the December 2025 Offering, (vi) 1,237,316,000 Ordinary Shares represented by 618,658 ADSs issuable upon exercise of Pre-Funded Warrants issued in the December 2025 Offering, (vii) 6,186,586,000 Ordinary Shares represented by 3,093,293 ADSs issuable upon exercise of Note Exchange Warrants issued in connection with the Exchange in December 2025, and (viii) 6,186,586,000 Ordinary Shares represented by 3,093,293 ADSs issuable upon exercise of Pre-Funded Warrants issued in connection with the Exchange in December 2025.

(6)	Includes (i) 5,316,532,000 Ordinary Shares represented by 2,658,266 ADSs, (ii) 470,590,000 Ordinary Shares represented by 235,295 ADSs issuable upon exercise of Series B Warrants issued in September 2022, (iii) 2,500,000,000 Ordinary Shares represented by 1,250,000 ADSs issuable upon exercise of Series E Warrants issued in October 2025, (iv) 2,500,000,000 Ordinary Shares represented by 1,250,000 ADSs issuable upon exercise of Series F Warrants issued in October 2025, and (v) 6,695,852,000 Ordinary Shares represented by 3,347,926 ADSs issuable upon exercise of Series G Warrants issued in the December 2025 Offering. The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from exercising that portion of the warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of Ordinary Shares in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(7)	Includes (i) 4,830,224,000 Ordinary Shares represented by 2,415,112 ADSs held prior to November 2024, (ii) 1,811,632,000 Ordinary Shares represented by 905,816 ADSs issuable upon the exercise of warrants and pre-funded warrants held prior to November 2024, (iii) 419,286,000 Ordinary Shares represented by 209,643 ADSs issuable upon the exercise of warrants granted in November 2024, (iv) 419,286,000 Ordinary Shares represented by 209,643 ADSs acquired in November 2024, (v) 1,625,000,000 Ordinary Shares represented by 812,500 ADSs issuable upon the exercise of warrants granted in March 2025, (vi) 812,500,000 Ordinary Shares represented by 406,250 ADSs acquired in March 2025, (vii) 1,237,316,000 Ordinary Shares represented by 618,658 ADSs issuable upon exercise of Series G Warrants issued in the December 2025 Offering, (viii) 1,237,316,000 Ordinary Shares represented by 618,658 ADSs issuable upon exercise of Pre-Funded Warrants issued in the December 2025 Offering, (ix) 463,994,000 Ordinary Shares represented by 231,997 ADSs issuable upon exercise of Note Exchange Warrants issued in connection with the Exchange in December 2025, and (x) 463,994,000 Ordinary Shares represented by 231,997 ADSs issuable upon exercise of Pre-Funded Warrants issued in connection with the Exchange in December 2025. Voting and investment decisions with respect to such shares held by PranaBio Investments LLC are controlled by Dr. Patel. All warrants held by PranaBio Investments LLC are subject to a 9.99% beneficial ownership limitation. The address for PranaBio Investments LLC is 1701 Chicon St, Austin, TX 78745.

(8)	Includes (i) 4,497,314,800 ordinary shares represented by 2,248,657 ADSs issued prior to November 2024, (ii) 1,505,801,500 ordinary shares represented by 752,899 ADSs issuable upon the exercise of warrants issued prior to November 2024, (iii) 419,286,000 ordinary shares represented by 209,643 ADSs issuable upon the exercise of warrants granted in November 2024, (iv) 419,286,000 ordinary shares represented by 209,643 ADSs acquired in November 2024, (v) 193,940,000 ordinary shares represented by 96,970 acquired in connection with the conversion of the outstanding balance of certain promissory note in May 2024, (vi) 1,785,712,000 ordinary shares represented by 892,856 ADSs issuable upon the exercise of warrants granted in March 2025, (vii) 892,856,000 ordinary shares represented by 446,428 ADSs acquired in March 2025, (viii) 1,237,316,000 Ordinary Shares represented by 618,658 ADSs issuable upon exercise of Series G Warrants issued in the December 2025 Offering, (ix) 1,237,316,000 Ordinary Shares represented by 618,658 ADSs issuable upon exercise of Pre-Funded Warrants issued in the December 2025 Offering, (x) 773,322,000 Ordinary Shares represented by 386,661 ADSs issuable upon exercise of Note Exchange Warrants issued in connection with the Exchange in December 2025, and (xi) 773,322,000 Ordinary Shares represented by 386,661 ADSs issuable upon exercise of Pre-Funded Warrants issued in connection with the Exchange in December 2025. The shares are held by Dr. Prudo, either in his individual capacity or as sole manager and member of RPC Pharma Limited, a Maltese corporation, or RPC, and Praxis Trustees Limited As trustee of the Sonic Healthcare Holding Company, or Praxis, respectively. All Warrants held by these holders are subject to a 9.99% beneficial ownership limitation. Voting and investment decisions with respect to such shares are controlled by Dr. Prudo. Dr. Prudo disclaims beneficial ownership of the warrants and securities issuable upon exercise of the warrants.

(9)	Includes (i) 1,663,072,000 Ordinary Shares represented by 831,536 ADSs, (ii) 8,928,000 Ordinary Shares represented by 4,624 ADSs issuable upon exercise of warrants issued in January 2022, (iii) 2,500,000,000 Ordinary Shares represented by 1,250,000 ADSs issuable upon exercise of Series E Warrants issued in October 2025, (iv) 2,500,000,000 Ordinary Shares represented by 1,250,000 issuable upon exercise of Series F Warrants issued in October 2025, and (v) 2,575,328,000 Ordinary Shares represented by 1,287,664 ADSs issuable upon exercise of Series G Warrants issued in the December 2025 Offering. 3i Management LLC is the general partner of 3i, LP, and Maier Joshua Tarlow is the manager of 3i Management LLC. As such, Mr. Tarlow exercises sole voting and investment discretion over securities beneficially owned directly or indirectly by 3i, LP and 3i Management LLC. Mr. Tarlow disclaims beneficial ownership of the securities beneficially owned directly by 3i, LP and indirectly by 3i Management LLC. The business address of each of the aforementioned parties is 2 Wooster Street, 2nd Floor, New York, NY 10013. We have been advised that none of Mr. Tarlow, 3i Management LLC, or 3i, LP is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer.

(10)	Includes (i) 4,561,674,000 ordinary shares represented by 2,280,837 ADSs held prior to December 2025, (ii) 1,030,130,000 Ordinary Shares represented by 515,065 ADSs issuable upon exercise of Series G Warrants issued in the December 2025 Offering, (iii) 1,030,130,000 Ordinary Shares represented by 515,065 ADSs issued in the December 2025 Offering, (iv) 3,219,160,000 Ordinary Shares represented by 1,609,580 ADSs issuable upon exercise of Note Exchange Warrants issued in connection with the Exchange in December 2025, and (v) 3,219,160,000 Ordinary Shares represented by 1,609,580 ADSs issuable upon exercise of Pre-Funded Warrants issued in connection with the Exchange in December 2025.

107

(11)	Includes (i) 1,596,702,000 Ordinary Shares represented by 798,351 ADSs issued in the December 2025 Offering, and (ii) 1,596,702,000 Ordinary Shares represented by 798,351 ADSs issuable upon exercise of Series G Warrants issued in the December 2025 Offering.

(12)	Includes (i) 308,342,000 Ordinary Shares represented by 154,171 ADSs, (ii) 625,000,000 Ordinary Shares represented by 312,500 ADSs issuable upon exercise of warrants issued in October 2025, (iii) 625,000,000 Ordinary Shares represented by 312,500 ADSs issuable upon exercise of warrants issued in October 2025, and (iv) 257,532,000 Ordinary Shares represented by 128,766 ADSs issuable upon exercise of Series G Warrants issued in the December 2025 Offering. Warberg Asset Management LLC serves as investment manager to each of Warberg WF XII LP and Warberg WF XIII LP. Daniel Warsh is the managing member of Warberg Asset Management LLC. In such roles, each of Warberg Asset Management LLC and Mr. Warsh may be deemed to beneficially own the securities owned by each of Warberg WF XII LP and Warberg WF XIII LP. The business address of each of Mr. Warsh, Warberg Asset Management LLC, Warberg WF XII LP and Warberg WF XIII LP I LP is 716 Oak Street, Winnetka, IL 60093.

(13)	Includes (i) 308,338,000 Ordinary Shares represented by 154,169 ADSs, (ii) 625,000,000 Ordinary Shares represented by 312,500 ADSs issuable upon exercise of Series E Warrants issued in October 2025, (iii) 625,000,000 Ordinary Shares represented by 312,500 ADSs issuable upon exercise of Series F Warrants issued in October 2025, and (iv) 257,532,000 Ordinary Shares represented by 128,766 ADSs issuable upon exercise of Series G Warrants issued in the December 2025 Offering. Warberg Asset Management LLC serves as investment manager to each of Warberg WF XII LP and Warberg WF XIII LP. Daniel Warsh is the managing member of Warberg Asset Management LLC. In such roles, each of Warberg Asset Management LLC and Mr. Warsh may be deemed to beneficially own the securities owned by each of Warberg WF XII LP and Warberg WF XIII LP. The business address of each of Mr. Warsh, Warberg Asset Management LLC, Warberg WF XII LP and Warberg WF XIII LP I LP is 716 Oak Street, Winnetka, IL 60093.

(14)	Includes (i) 1,287,664,000 Ordinary Shares represented by 643,832 ADSs issued in the December 2025 Offering, and (ii) 1,287,664,000 Ordinary Shares represented by 643,832 ADSs issuable upon exercise of Series G Warrants issued in the December 2025 Offering.

(15)	Includes (i) 1,287,664,000 Ordinary Shares represented by 643,832 ADSs issued in the December 2025 Offering, and (ii) 1,287,664,000 Ordinary Shares represented by 643,832 ADSs issuable upon exercise of Series G Warrants issued in the December 2025 Offering.

(16)	Includes (i) 903,714,000 ordinary shares represented by 451,857 ADSs held prior to November 2024, (ii) 178,568,000 ordinary shares represented by 89,284 ADSs issuable upon the exercise of warrants granted in March 2025, (iii) 89,284,000 ordinary shares represented by 44,642 ADSs acquired in March 2025, (iv) 494,924,000 Ordinary Shares represented by 247,462 ADSs issuable upon exercise of Series G Warrants issued in the December 2025 Offering, (v) 494,924,000 Ordinary Shares represented by 247,462 ADSs issuable upon exercise of Pre-Funded Warrants issued in the December 2025 Offering, (vi) 309,328,000 Ordinary Shares represented by 154,664 ADSs issuable upon exercise of Note Exchange Warrants issued in connection with the Exchange in December 2025, and (vii) 309,328,000 Ordinary Shares represented by 154,664 ADSs issuable upon exercise of Pre-Funded Warrants issued in connection with the Exchange in December 2025.

(17)	Includes (i) 329,292,000 Ordinary Shares represented by 164,646 ADSs, (ii) 535,712,000 Ordinary Shares represented by 267,856 ADSs issuable upon the exercise of warrants granted in March 2025, (iii) 267,856,000 ordinary shares represented by 133,928 ADSs acquired in March 2025, (iv) 618,656,000 Ordinary Shares represented by 309,328 ADSs issuable upon exercise of Series G Warrants issued in the December 2025 Offering, (v) 618,656,000 Ordinary Shares represented by 309,328 ADSs issuable upon exercise of Pre-Funded Warrants issued in the December 2025 Offering, (vi) 1,546,646,000 Ordinary Shares represented by 773,323 ADSs issuable upon exercise of Note Exchange Warrants issued in connection with the Exchange in December 2025, and (vii) 1,546,646,000 Ordinary Shares represented by 773,323 ADSs issuable upon exercise of Pre-Funded Warrants issued in connection with the Exchange in December 2025.

(18)	Includes (i) 978,624,000 Ordinary Shares represented by 489,312 ADSs issued in the December 2025 Offering, and (ii) 978,624,000 Ordinary Shares represented by 489,312 ADSs issuable upon exercise of Series G Warrants issued in the December 2025 Offering.

(19)	Includes (i) 515,064,000 Ordinary Shares represented by 257,532 ADSs issued in the December 2025 Offering, and (ii) 515,064,000 Ordinary Shares represented by 257,532 ADSs issuable upon exercise of Series G Warrants issued in the December 2025 Offering. The securities are held by Red Hook Fund LP, or the Red Hook Fund. Red Hook Asset Management LLC, or the Investment Manager, a Delaware limited liability company, is the investment advisor to the Red Hook Fund and Red Hook Fund GP LLC, or the General Partner, is the general partner of the Red Hook Fund. Mathew Lazarus and Jeff Lopatin are the managing members of the Investment Manager and the General Partner, and may each be deemed to beneficially own the shares beneficially owned by the Red Hook Fund LP. Mathew Lazarus and Jeff Lopatin each disclaims beneficial ownership of securities beneficially owned by the Red Hook Fund LP. The principal business address of the Red Hook Fund LP is 44 Ball Road, Mountain Lakes, NJ 07046.

(20)	Includes (i) 178,568,000 ordinary shares represented by 89,284 ADSs issuable upon the exercise of warrants granted in March 2025, (ii) 89,284,000 ordinary shares represented by 44,642 ADSs acquired in March 2025, (iii) 247,462,000 Ordinary Shares represented by 123,731 ADSs issuable upon exercise of Series G Warrants issued in the December 2025 Offering, (iv) 247,462,000 Ordinary Shares represented by 123,731 ADSs issuable upon exercise of Pre-Funded Warrants issued in the December 2025 Offering, (v) 61,864,000 Ordinary Shares represented by 30,932 ADSs issuable upon exercise of Note Exchange Warrants issued in connection with the Exchange in December 2025, and (vi) 61,864,000 Ordinary Shares represented by 30,932 ADSs issuable upon exercise of Pre-Funded Warrants issued in connection with the Exchange in December 2025.

(21)	Includes (i) 110,624,000 Ordinary Shares represented by 55,312 ADSs issuable upon exercise of Placement Agent Warrants issued in October 2025, and (ii) 409,996,000 Ordinary Shares represented by 204,998 ADSs issuable upon exercise of Placement Agent Warrants issued in December 2025.

(22)	Includes (i) 100,000,000 Ordinary Shares represented by 50,000 ADSs issuable upon exercise of Placement Agent Warrants issued in October 2025, and (ii) 403,440,000 Ordinary Shares represented by 201,720 ADSs issuable upon exercise of Placement Agent Warrants issued in December 2025. The selling shareholder is a registered broker-dealer and acted as the placement agent in the October 2025 Financing. The address of Ladenburg is 640 Fifth Avenue, 4th Floor, New York, NY 10019.

(23)	Includes (i) 32,216,000 Ordinary Shares represented by 16,108 ADSs held prior to November 2024, (ii) 19,570,000 Ordinary Shares represented by 9,785 ADSs issuable upon the exercise of warrants held prior to November 2024, (iii) 17,856,000 ordinary shares represented by 8,928 ADSs issuable upon the exercise of warrants granted in March 2025, (iv) 8,928,000 ordinary shares represented by 4,464 ADSs acquired in March 2025, (v) 4,946,000 Ordinary Shares represented by 2,473 ADSs issuable upon exercise of Series G Warrants issued in the December 2025 Offering, (vi) 4,946,000 Ordinary Shares represented by 2,473 ADSs issuable upon exercise of Pre-Funded Warrants issued in the December 2025 Offering, (vii) 6,186,000 Ordinary Shares represented by 3,093 ADSs issuable upon exercise of Note Exchange Warrants issued in connection with the Exchange in December 2025, and (viii) 6,186,000 Ordinary Shares represented by 3,093 ADSs issuable upon exercise of Pre-Funded Warrants issued in connection with the Exchange in December 2025.

(24)	Includes (i) 22,500,000 Ordinary Shares represented by 11,250 ADSs issuable upon exercise of Placement Agent Warrants issued in October 2025, and (ii) 90,774,000 Ordinary Shares represented by 45,387 ADSs issuable upon exercise of Placement Agent Warrants issued in December 2025.

(25)	Includes (i) 11,250,000 Ordinary Shares represented by 5,625 ADSs issuable upon exercise of Placement Agent Warrants issued in October 2025, and (ii) 45,388,000 Ordinary Shares represented by 22,694 ADSs issuable upon exercise of Placement Agent Warrants issued in December 2025.

(26)	Includes (i) 5,626,000 Ordinary Shares represented by 2,813 ADSs issuable upon exercise of Placement Agent Warrants issued in October 2025, and (ii) 22,694,000 Ordinary Shares represented by 11,347 ADSs issuable upon exercise of Placement Agent Warrants issued in December 2025.

(27)	Includes 1,802,728,000 Ordinary Shares represented by 901,364 ADSs issuable upon exercise of Series G Warrants issued in the December 2025 Offering.

(28)	Includes 772,598,000 Ordinary Shares represented by 386,299 ADSs issuable upon exercise of Series G Warrants issued in the December 2025 Offering. Mitchell P. Kopin and Daniel B. Asher, each of whom are managers of Intracoastal Capital LLC, or Intracoastal, have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by Intracoastal. The address for Intracoastal is 245 Palm Trail, Delray Beach FL 33483.

(29)	Includes (i) 49,490,000 Ordinary Shares represented by 24,745 ADSs issuable upon exercise of Series G Warrants issued in the December 2025 Offering, and (iii) 49,490,000 Ordinary Shares represented by 24,745 ADSs issuable upon exercise of Pre-Funded Warrants issued in the December 2025 Offering.

(30)	Includes 22,692,000 Ordinary Shares represented by 11,346 ADSs issuable upon exercise of Placement Agent Warrants issued in December 2025.

(31)	Includes 13,616,000 Ordinary Shares represented by 6,808 ADSs issuable upon exercise of Placement Agent Warrants issued in December 2025.

108

Description of SECURITIES and Articles of Association

General

Our securities include (a) our ordinary shares, par value $0.000000005 per share, and (b) our ADSs, each representing 2,000 ordinary shares. Our ordinary shares are registered under the Exchange Act not for trading, but only in connection with the listing of the ADSs on the Nasdaq Capital Market.

Our ADSs are listed on the Nasdaq Capital Market under the trading symbol “AKTX.”

The following is a description of certain of the rights of (i) the holders of ordinary shares and (ii) ADS holders. Ordinary shares underlying the outstanding ADSs are held by Deutsche Bank Trust Company Americas, as depositary.

Issued Share Capital

Certain resolutions were passed by the Company’s shareholders at a general meeting on December 15, 2025 including in respect of a general authorization of our directors for the purposes of section 551 of the Companies Act 2006, or the Companies Act, to allot shares in the Company and to grant rights to subscribe for or to convert any security into shares in the Company up to an aggregate nominal amount of $3,000 for a period expiring on June 30, 2030 (unless otherwise renewed, varied or revoked by the Company at a general meeting) and empowering our directors pursuant to section 570 of the Companies Act to allot equity securities for cash pursuant to the authorization conferred on them as if section 561 of the Companies Act and any pre-emption provisions in the Articles did not apply to the allotment, for a period expiring five years after the date on which said resolution is passed.

Certain resolutions were passed by the Company’s shareholders at a general meeting on November 7, 2024 including in respect of a general authorization of our directors for the purposes of section 551 of the Companies Act, to allot shares in the Company and to grant rights to subscribe for or to convert any security into shares in the Company up to an aggregate nominal amount of $5,546,667 until November 6, 2029 (unless otherwise renewed, varied or revoked by the Company in general meeting) and empowering our directors pursuant to section 570 of the Companies Act to allot equity securities for cash pursuant to the section 551 authority referred to above as if the statutory preemption rights under section 561(1) of the Companies Act and any pre-emption rights in the Company’s Articles of Association, or the Articles, did not apply to such allotments for the same period.

This is in addition to all subsisting authorities to allot shares in the Company including pursuant to the resolutions passed by the Company’s shareholders at the Company’s annual general meeting on June 30, 2023 in respect of: (i) a general authorization of our directors for the purposes of section 551 of the Companies Act to allot shares in the Company and to grant rights to subscribe for or to convert any security into shares in the Company up to an aggregate nominal amount of $3,500,000 until June 30, 2028 (unless otherwise renewed, varied or revoked by the Company in general meeting); and (ii) empowering our directors pursuant to section 570 of the Companies Act to allot equity securities for cash pursuant to the section 551 authority referred to above as if the statutory preemption rights under section 561(1) of the Companies Act and any pre-emption rights in the Articles did not apply to such allotments for the same period.

The Company’s shareholders at the Company’s annual general meeting on June 30, 2025, passed resolutions in respect of: (i) a general authorization of our directors for the purposes of section 551 of the Companies Act to allot shares in the Company and to grant rights to subscribe for or to convert any security into shares in the Company up to an aggregate nominal amount of $20,000,000 until June 30, 2030 (unless otherwise renewed, varied or revoked by the Company in general meeting) and this resolution revokes and replaces all unexercised authorities previously granted to the directors to allot shares; and (ii) empowering our directors pursuant to section 570 of the Companies Act to allot equity securities for cash pursuant to the section 551 authority referred to above as if the statutory preemption rights under section 561(1) of the Companies Act and any pre-emption rights in the Articles did not apply to such allotments for the same period.

As of January 22, 2026, the Company’s issued share capital was 91,567,009,533 ordinary shares with a nominal value of $0.000000005 per share.

109

Ordinary Shares

In accordance with the Articles, the following summarizes the rights of holders of, and attaching to, the Company’s ordinary shares:

●	each holder of the Company’s ordinary shares is entitled to one vote per ordinary share on all matters to be voted on by shareholders generally;

●	the holders of the Company’s ordinary shares shall be entitled to receive notice of, attend, speak and vote at the Company’s general meetings; and

●	holders of the Company’s ordinary shares are entitled to receive such dividends as are recommended by the directors and declared by the shareholders, to be justified by the distributable profits of the Company.

Articles of Association

A summary of certain key provisions of the Articles is set out below. The summary below is not a complete copy of the terms of the Articles. For further information, please refer to the full version of the Articles filed as Exhibit 3.1 to registration statement of which this prospectus forms a part.

The Articles contain no specific restrictions on the Company’s purpose and therefore, by virtue of section 31(1) of the Companies Act, the Company’s purpose is unrestricted.

The Articles contain, among other things, provisions to the following effect:

Share Capital

The Company’s share capital currently consists of ordinary shares. The Board may, in accordance with section 551 of the Companies Act, allot, grant options over, issue warrants to subscribe, offer or otherwise deal with or dispose of any shares of the Company to such persons, at such times and generally on such terms and conditions as they may determine, including issuing shares with such preferred or deferred rights as resolved by the Company in general meeting.

Voting

Holders of ordinary shares have one vote for each ordinary share held on all matters submitted to a vote of shareholders. These voting rights may be affected by the grant of any special voting rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Modification of Rights

Subject to the Statutes and the Articles, whenever the Company’s share capital is divided into different classes of shares, all or any of the special rights or privileges attached to any class may be varied or abrogated with the consent in writing of the holders of at least three-fourths in nominal value of that class (excluding any shares of that class held as treasury shares) or with the sanction of a special resolution passed at a separate meeting of the holders of that class, but not otherwise. The quorum at any such meeting is two or more persons holding, or representing by proxy, at least one-third in nominal value of the issued shares in question.

Dividends

The Company in general meeting may declare dividends in respect of the profits of the Company available for distribution. The Board may, subject to the provisions of the Companies Act and the Articles, from time to time, pay to the members such interim dividends as appear to the Board to be justified by the distributable profits of the Company.

110

Any dividend which has remained unclaimed for a period of twelve (12) years from the date on which such dividend becomes due for payment will, if the Board so resolve, be forfeited and cease to remain owing by the Company and will from then on belong to the Company absolutely. No dividend will bear interest as against the Company.

Liquidation

If the Company is wound up, whether the liquidation is voluntary, under supervision or by the court, the liquidator may, with the authority of a special resolution, divide among the members (excluding any holding shares or treasury shares) in specie the whole or part of the assets of the Company, whether or not the assets consist of property of one kind or of different kinds. For those purposes the liquidator may set such value as he deems fair upon any one or more class or classes of property and may determine how such division will be effected as between the members or different classes of members. If any such division is carried out otherwise than in accordance with the existing rights of the members, every member will have the same right of dissent and other ancillary rights as if such resolution were a special resolution passed in accordance with section 110, Insolvency Act 1986. The liquidator may, with the same authority, vest any part of the assets in trustees upon such trusts for the benefit of members as the liquidator, with the same authority, thinks fit and the liquidation of the Company may be closed and the Company dissolved. No member will be compelled to accept any shares in respect of which there is a liability.

Transfer of Ordinary Shares in Certificated Form

Each shareholder may transfer all or any of his or her shares which are in certificated form by means of an instrument of transfer in any usual form or in any other form which the Board may approve. The instrument must be executed by or on behalf of the transferor and (except in the case of a share which is fully paid up) by or on behalf of the transferee but need not be under seal.

Subject to applicable law, the Board may refuse to register a transfer or a certified share unless the instrument of transfer:

●	is in respect of only one class of shares;

●	is in favor of not more than four joint transferees;

●	is duly stamped (if required);

●	is in compliance with all applicable rules and regulations; and

●	is lodged at our registered office or such other place as the Board may decide accompanied by the certificate for the shares to which it relates (except in the case of a transfer by a recognized person to whom no certificate was issued) and such other evidence (if any) as the Board may reasonably require to prove the title of the transferor and the due execution by him or her of the transfer or, if the transfer is executed by some other person on their behalf, the authority of that person to do so.

The Board may in its absolute discretion and without giving any reasons, refuse to register any transfer of a certificated share which is not fully paid, but this discretion may not be exercised in such a way as to prevent dealings in the shares from taking place on an open and proper basis.

Preemptive Rights

There are no rights of preemption under the Articles in respect of transfers of issued ordinary shares. In certain circumstances, our shareholders have preemptive rights with respect to new issuances of equity securities. As set out in the section “Issued Share Capital”, the shareholders have approved by resolution in general meeting or annual general meeting the disapplication of preemptive rights in connection with new issuances of equity securities up to certain authorized amounts.

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Alteration of Share Capital

We may, in accordance with the Companies Act, by ordinary resolution:

●	consolidate and divide all or any of our share capital into shares of larger nominal value than its existing shares;

●	subdivide its shares, or any of them, into shares of smaller nominal value subject nevertheless to the Companies Act and all other statutes and secondary legislation for the time being in force relating to companies to the extent that they apply to us, or the Statutes, and reclassify them, and so that the resolution by which any share is subdivided may determine that, as between the holders of the shares resulting from such subdivision, one or more of the shares may have any such preferred or other special rights over or may have such deferred rights or be subject to any such restrictions as compared with the others, as we have power to attach to new shares; and

●	cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person, and diminish the amount of its share capital by the amount of the shares so cancelled.

We may from time to time by special resolution reduce its share capital, any redenomination reserve, capital redemption reserve or share premium account, and (if permitted by the Statutes) any other non-distributable reserves in any manner authorized by the Statutes and diminish the amount of its share capital by the amount of the shares so cancelled.

Board of Directors

Appointment of Directors

Our directors are categorized into three classes: Class A directors, appointed as director of the Company for a one-year term, Class B directors, appointed as director of the Company for a two-year term, and Class C directors, appointed as director of the Company for a three-year term (in each case subject to reappointment in accordance with the Articles). Unless otherwise determined by the Company in general meeting, the number of directors is not subject to a maximum but must not be fewer than three directors. The chairman of the board shall be elected by the shareholders at a general meeting.

We may from time to time by ordinary resolution increase or reduce the number of directors and may also determine in what rotation such increased or reduced number is to go out of office. We may, by ordinary resolution, appoint any person to be a director, either to fill a casual vacancy or as an additional director.

We and the Board, in general meetings, each have power at any time, and from time to time, to appoint any person to be a director, either to fill a casual vacancy or as an additional director, but so that the total number of directors does not at any time exceed the maximum number, if any, fixed by or in accordance with the Articles at any time. Subject to the provisions of the Statutes and of the Articles, any director so appointed by the directors holds office only until the conclusion of the next following annual general meeting and is eligible for reappointment at that meeting. Any director who retires under this regulation is not taken into account in determining the directors who are to retire by rotation at such meeting.

Each director shall retire at the next general meeting after the term of their office ends. A director retiring at a general meeting, if he or she is not re-appointed, retains office until the meeting appoints someone in their place or, if it does not do so, until the end of that meeting. Subject to the provisions of the Statutes, the directors to retire in every year include, so far as necessary to obtain the required number, any director who wishes to retire and not to offer himself or herself for re-election. Any further directors so to retire are those who have been longest in office since their last appointment or reappointment but, as between persons who became or were last re-appointed directors on the same day, those to retire are determined by the Board at the recommendation of the chairman of the Board. A retiring director is eligible for re-appointment, subject as set out in the Articles.

In any two year period, a majority of the directors must stand for re-election or replacement. In the event that this majority has not been met and the number of directors eligible for retirement by rotation under the provisions of the Articles are not met, any further directors so to retire are those who have been longest in office since their last appointment or re-appointment but, as between persons who became or were last re-appointed directors on the same day, those to retire are determined by the Board at the recommendation of the chairman of the Board. A retiring director is eligible for re-appointment, subject as set out in the Articles.

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Proceedings of Directors

Subject to the provisions of the Articles, the Board may regulate their proceedings as they deem appropriate. A director may, and the secretary at the request of a director shall, at any time call a meeting of the directors.

The quorum necessary for the transaction of the business of the board may be fixed by the directors and, unless so fixed at any other number, is a majority of the board of directors, to include (except in respect of any matter on which he is not eligible to vote) the chairman of the board. A meeting of directors for the time being at which a quorum is present is competent to exercise all powers and discretions for the time being exercisable by the board. Questions arising at any meeting are determined by a majority of votes. In case of an equality of votes, the chairman shall have a casting vote.

General Meetings

We must convene and hold annual general meetings once a year in accordance with the Companies Act. Under the Companies Act, an annual general meeting must be called by notice of at least 21 clear days and a general meeting must be called by notice of at least 14 clear days. The notice is exclusive of the day on which it is served, or deemed to be served, and of the day for which it is given.

No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the choice or appointment of a chairperson of the meeting, which shall not be treated as part of the business of the meeting. Save as otherwise provided by the Articles, two persons entitled to vote at the meeting each being a member or a proxy for a member or a representative of a corporation which is a member, duly appointed as such in accordance with the Statutes, holding in the aggregate at least one-third (33 1/3 percent) of our outstanding share capital, shall constitute a quorum. If at any time we only have one member, such member in person, by proxy or if a corporation by its representative, shall constitute a quorum.

Borrowing Powers

Subject to the Articles and the Companies Act, the Board may:

●	exercise all of our powers as a company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part of it, and subject to the provisions of the Statutes, to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of ours or of any third party;

●	secure or provide for the payment of any money to be borrowed or raised by a mortgage of or charge upon all or any part of the undertaking or property of ours, both present and future, and upon any capital remaining unpaid upon our shares whether called up or not, or by any other security;

●	confer upon any mortgagees or persons in whom any debenture or security is vested such rights and powers as they think necessary or expedient;

●	vest any of our property in trustees for the purpose of securing any money so borrowed or raised and confer upon the trustees, or any receiver to be appointed by them, or by any debenture holder, such rights and powers as the Board may think necessary or expedient in relation to the undertaking or our property or its management or realization, or the making, receiving, or enforcing of calls upon the members in respect of unpaid capital, and otherwise;

●	make and issue debentures to trustees for the purpose of further security and we may remunerate any such trustees;

●	give security for the payment of any money payable by us in the same manner as for the payment of money borrowed or raised.

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Capitalization of Profits

The directors may, with the authority of an ordinary resolution of ours:

●	resolve to capitalize any of our undivided profits (including profits standing to the credit of any reserve), whether or not they are available for distribution, or any sum standing to the credit of our share premium account, redenomination reserve or capital redemption reserve;

●	appropriate the profits or sum resolved to be capitalized to the members in proportion to the nominal amount of ordinary shares, whether or not fully paid, held by them respectively, and apply such profits or sum on their behalf, either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by such members respectively, or in paying up in full shares or debentures of ours of a nominal amount equal to such profits or sum, and allot and distribute such shares or debentures credited as fully paid up, to and amongst such members, or as they may direct, in due proportion, or partly in one way and partly in the other;

●	resolve that any shares allotted under this regulation to any member in respect of a holding by him or her of any partly paid ordinary shares will, so long as such ordinary shares remain partly paid, rank for dividends only to the extent that such partly paid ordinary shares rank for dividend;

●	make such provisions by the issue of fractional certificates or by payment in cash or otherwise as the Board think fit for the case of shares or debentures becoming distributable under this regulation in fractions; and

●	authorize any person to enter on behalf of all the members concerned into an agreement with us providing for the allotment to them respectively, credited as fully paid up, of any shares or debentures to which they may be entitled upon such capitalization and any agreement made under such authority being effective and binding on all such members.

Uncertificated Shares

Under and subject to the Uncertificated Securities Regulations 2001 (SI 2001/3755), or the Uncertificated Securities Regulations, the Board may permit title to shares of any class to be evidenced otherwise than by certificate and title to shares of such a class to be transferred by means of a relevant system and may make arrangements for a class of shares (if all shares of that class are in all respects identical) to become a participating class. Title to shares of a particular class may only be evidenced otherwise than by a certificate where that class of shares is at the relevant time a participating class. The Board may also, subject to compliance with the Uncertificated Securities Regulations, determine at any time that title to any class of shares may from a date specified by the Board no longer be evidenced otherwise than by a certificate or that title to such a class shall cease to be transferred by means of any particular relevant system.

●	In relation to a class of shares which is a participating class and for so long as it remains a participating class, no provision of the Articles shall apply or have effect to the extent that it is inconsistent in any respect with:

○	the holding of shares of that class in uncertificated form;

○	the transfer of title to shares of that class by means of a relevant system; or

○	any provision of the Uncertificated Securities Regulations; and, without prejudice to the generality of this article, no provision of the Articles shall apply or have effect to the extent that it is in any respect inconsistent with the maintenance, keeping or entering up by the operator so long as that is permitted or required by the Uncertificated Securities Regulations, of an operator register of securities in respect of that class of shares in uncertificated form.

Shares of a class which is at the relevant time a participating class may be changed from uncertificated to certificated form, and from certificated to uncertificated form, in accordance with and subject as provided in the Uncertificated Securities Regulations.

If, under the Articles or the Statutes, we are entitled to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of or otherwise enforce a lien over an uncertificated share, then, subject to the Articles and the Statute, such entitlement shall include the right of the Board to: (i) require the holder of the uncertificated share by notice in writing to change that share from uncertificated to certificated form within such period as may be specified in the notice and keep it as a certificated share for as long as the Board requires; (ii) appoint any person to take such other steps, by instruction given by means of a relevant system or otherwise, in the name of the holder of such share as may be required to effect the transfer of such share and such steps shall be as effective as if they had been taken by the registered holder of that share; and (iii) take such other action that the Board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share or otherwise to enforce a lien in respect of that share.

Unless the Board determines otherwise, shares which a member holds in uncertificated form shall be treated as separate holdings from any shares which that member holds in certificated form but a class of shares shall not be treated as two classes simply because some shares of that class are held in certificated form and others in uncertificated form.

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Description of American Depositary Shares

Stock Exchange Listing

Our ADSs have been listed on the Nasdaq Capital Market under the symbol “AKTX” since September 21, 2015.

American Depositary Shares

Deutsche Bank Trust Company Americas, as our depositary, registers and delivers the ADSs. Each ADS represents ownership of 2,000 ordinary shares deposited with Deutsche Bank AG, London Branch with its principal office at Winchester House, 1 Great Winchester Street, London EC2N 2DB, U.K., as custodian for the depositary. Each ADS also represents ownership of any other securities, cash or other property, which may be held by the depositary. The depositary’s corporate trust office at which the ADSs are administered is located at 1 Columbus Circle, New York, NY 10019, USA. The principal executive office of the depositary is located at 1 Columbus Circle, New York, NY 10019, USA.

The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, or DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto.

We do not treat ADS holders as shareholders and accordingly, ADS holders, do not have shareholder rights. English law governs shareholder rights. The depositary or its custodian is the holder of the ordinary shares underlying the ADSs. A holder of ADSs only has ADS holder rights. A deposit agreement among us, the depositary and the ADS holder, and the beneficial owners of ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. The laws of the State of New York govern the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement.

Holding the ADSs

Each holder of ADSs may hold their ADSs either (1) directly (a) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in the name of the holder, or (b) by holding ADSs in the DRS, or (2) indirectly through each holder’s broker or other financial institution. If one holds ADSs directly, then they are an ADS holder. The description set forth herein assumes that each holder holds their ADSs directly. If a holder holds the ADSs indirectly, they must rely on the procedures of their broker or other financial institution to assert the rights of ADS holders described in this section. Each holder of ADSs should consult with their broker or financial institution to find out what those procedures are.

Dividends and Other Distributions

The depositary has agreed to pay to ADS holders the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. The holder of ADSs receives these distributions in proportion to the number of ordinary shares their ADSs represent as of the record date (which will be as close as practicable to the record date for our ordinary shares) set by the depositary with respect to the ADSs.

●	Cash. The depositary converts any cash dividend or other cash distribution we pay on the ordinary shares or any net proceeds from the sale of any ordinary shares, rights, securities or other entitlements into U.S. dollars if it can do so on a reasonable basis, and can transfer the U.S. dollars to the United States. If that is not possible or lawful or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. The depositary holds the foreign currency it cannot convert for the account of the ADS holders who have not been paid. The depositary does not invest the foreign currency and is not liable for any interest.

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●	Shares. The depositary may distribute additional ADSs representing any ordinary shares we distribute as a dividend or free distribution to the extent reasonably practicable and permissible under law. The depositary only distributes whole ADSs. It will try to sell ordinary shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new ordinary shares. The depositary may sell a portion of the distributed ordinary shares sufficient to pay its fees and expenses in connection with that distribution.

●	Other Distributions. Subject to receipt of timely notice from us with the request to make any such distribution available to ADS holders, and provided the depositary has determined such distribution is lawful and reasonably practicable and feasible and in accordance with the terms of the deposit agreement, the depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice: it may decide to sell what we distributed and distribute the net proceeds in the same way as it does with cash; or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

●	Rights to Purchase Additional Shares. If we offer holders of our ordinary shares any rights to subscribe for additional shares or any other rights, the depositary may after consultation with us and having received timely notice as described in the deposit agreement of such distribution by us, make these rights available to ADS holders. We must first instruct the depositary to make such rights available to ADS holders and furnish the depositary with satisfactory evidence that it is legal to do so. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the net proceeds in the same way as it does with cash. The depositary allows rights that are not distributed or sold to lapse. In that case, ADS holders receive no value for them. If the depositary makes rights available to ADS holders, it will exercise the rights and purchase the shares on ADS holders’ behalf. The depositary will then deposit the shares and deliver ADSs to ADS holders. The depositary only exercises rights if ADS holders pay it the exercise price and any other charges the rights require that ADS holders to pay. U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, ADS holders may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

●	Elective Distributions in Cash or Shares. If we offer holders of our ordinary shares the option to receive dividends in either cash or shares, the depositary, after consultation with us and having received timely notice as described in the deposit agreement of such elective distribution by us, has discretion to determine to what extent such elective distribution will be made available to ADS holders. We must first instruct the depositary to make such elective distribution available to ADS holders and furnish it with satisfactory evidence that it is legal to do so. The depositary could decide it is not legal or reasonably practical to make such elective distribution available to ADS holders, or it could decide that it is only legal or reasonably practical to make such elective distribution available to some but not all holders of the ADSs. In such case, the depositary shall, on the basis of the same determination as is made in respect of the ordinary shares for which no election is made, distribute either cash in the same way as it does in a cash distribution, or additional ADSs representing ordinary shares in the same way as it does in a share distribution. The depositary is not obligated to make available to ADS holders a method to receive the elective dividend in shares rather than in ADSs. There can be no assurance that ADS holders will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of ordinary shares.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that ADS holders may not receive the distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to ADS holders.

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Deposit, Withdrawal and Cancellation

The depositary will deliver ADSs if an ADS holder or its broker deposits ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names the ADS holder requests and will deliver the ADSs to or upon the order of the person or persons entitled thereto.

You may turn in your ADSs at the depositary’s corporate trust office or by providing appropriate instructions to your broker. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, if feasible.

The depositary may refuse to accept for surrender ADSs only in the case of (i) temporary delays caused by closing our transfer books or those of the depositary or the deposit of our ordinary shares in connection with voting at a shareholders’ meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges and (iii) compliance with any laws or governmental regulations relating to depositary receipts or to the withdrawal of deposited securities. Subject thereto, in the case of surrender of a number of ADSs representing other than a whole number of our ordinary shares, the depositary will cause ownership of the appropriate whole number of our ordinary shares to be delivered in accordance with the terms of the deposit agreement and will, at the discretion of the depositary, either (i) issue and deliver to the person surrendering such ADSs a new ADS representing any remaining fractional ordinary share or (ii) sell or cause to be sold the fractional ordinary shares represented by the ADSs surrendered and remit the proceeds of such sale (net of applicable fees and charges of, and expenses incurred by, the depositary and taxes and/or governmental charges) to the person surrendering the ADS.

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.

Voting Rights

As an ADS holder, you may instruct the depositary how to vote the deposited shares your ADSs represent. Otherwise, you could exercise your right to vote directly if you withdraw the ordinary shares your ADSs represent. However, you may not know about the meeting enough in advance to withdraw the ordinary shares.

If we ask for your instructions and upon timely notice from us as described in the deposit agreement, the depositary will notify you of the upcoming vote and arrange to deliver our voting materials to you. The materials will (1) describe the matters to be voted on and (2) explain how you may instruct the depositary to vote the ordinary shares or other deposited securities underlying your ADSs as you direct.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the ordinary shares underlying your ADSs. In addition, the depositary and its agents are not responsible for failing to carry out your voting instructions or for the manner of carrying out your voting instructions. This means that you may not be able to exercise your right to vote and you may have no recourse if the ordinary shares underlying your ADSs are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we are required to give the depositary 30 days’ advance notice of any such meeting and details concerning the matters to be voted upon sufficiently in advance of the meeting date, and the depositary will mail you a notice.

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Fees and Expenses

As a holder of ADSs, you will be required to pay the following fees to the depositary under the terms of the deposit agreement:

Service:	Fee:
Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property	Up to $0.05 per ADS issued
Cancellation of ADSs, including in the case of termination of the deposit agreement	Up to $0.05 per ADS cancelled
Distribution of cash dividends or other cash distributions	Up to $0.02 per ADS held
Distribution of ADSs pursuant to share dividends, free share distributions or exercise of rights	Up to $0.05 per ADS held
Operation and maintenance costs in administering the ADSs	An annual fee of $0.02 per ADS held
Inspections of the relevant share register maintained by the local registrar and/or performing due diligence on the central securities depository for England and Wales	An annual fee of $0.01 per ADS held (such fee to be assessed against holders of record as at the date or dates set by the depositary as it sees fit and collected at the sole discretion of the depositary by billing such holders for such fee or by deducting such fee from one or more cash dividends or other cash distributions)

Payment of Taxes

As an ADS holder, you will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any net proceeds, or send to you any property, remaining after it has paid the taxes. You agree to indemnify us, the depositary, the custodian and each of our and their respective agents, directors, employees and affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for you.

Amendment and Termination

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until thirty (30) days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by virtue of continuing to hold your ADSs, to have agreed to the amendment and to be bound by the ADRs and the deposit agreement as amended.

The depositary will terminate the deposit agreement if we ask it to do so, in which case the depositary will give notice to you at least 90 days prior to termination. The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign and we have not appointed a new depositary within 90 days. In such case, the depositary must notify you at least 30 days before termination.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property and deliver ordinary shares and other deposited securities upon cancellation of ADSs after payment of any fees, charges, taxes or other governmental charges. Six months or more after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the money and other cash. After termination, our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

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Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

●	are only obligated to take the actions specifically set forth in the deposit agreement without gross negligence or willful misconduct;

●	are not liable if either of us is prevented or delayed by law or circumstances beyond our control from performing our obligations under the deposit agreement, including, without limitation, requirements of any present or future law, regulation, governmental or regulatory authority or share exchange of any applicable jurisdiction, any present or future provisions of our memorandum and articles of association, on account of possible civil or criminal penalties or restraint, any provisions of or governing the deposited securities or any act of God, war or other circumstances beyond our control as set forth in the deposit agreement;

●	are not liable if either of us exercises, or fails to exercise, discretion permitted under the deposit agreement;

●	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf, as an ADS holder, or on behalf of any other party;

●	may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party;

●	disclaim any liability for any action/inaction in reliance on the advice or information of legal counsel, accountants, any person presenting ordinary shares for deposit, holders and beneficial owners (or authorized representatives) of ADSs, or any person believed in good faith to be competent to give such advice or information;

●	disclaim any liability for inability of any holder to benefit from any distribution, offering, right or other benefit made available to holders of deposited securities but not made available to holders of ADSs; and

●	disclaim any liability for any indirect, special, punitive or consequential damages.

The depositary and any of its agents also disclaim any liability for any failure to carry out any instructions to vote, the manner in which any vote is cast or the effect of any vote or failure to determine that any distribution or action may be lawful or reasonably practicable or for allowing any rights to lapse in accordance with the provisions of the deposit agreement, the failure or timeliness of any notice from us, the content of any information submitted to it by us for distribution to you, as an ADS holder, or for any inaccuracy of any translation thereof, any investment risk associated with the acquisition of an interest in the deposited securities, the validity or worth of the deposited securities, the credit-worthiness of any third party, or for any tax consequences that may result from ownership of ADSs, ordinary shares or deposited securities.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will issue, deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of ordinary shares, the depositary may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities and payment of the applicable fees, expenses and charges of the depositary;

●	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

●	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

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The depositary may refuse to issue and deliver ADSs or register transfers of ADSs generally when the register of the depositary or our transfer books are closed or at any time if the depositary or we think it is necessary or advisable to do so.

Your Right to Receive the Shares Underlying Your ADSs

You have the right to cancel your ADSs and withdraw the underlying shares at any time except:

●	when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (3) we are paying a dividend on our ordinary shares;

●	when you owe money to pay fees, taxes and similar charges; or

●	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on, and compliance with, instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement, shall not constitute negligence or bad faith on the part of the depositary.

Pre-release of ADSs

The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying ordinary shares. This is called a pre-release of the ADSs. The depositary may also deliver ordinary shares upon cancellation of pre-released ADSs (even if the ADSs are cancelled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying ordinary shares are delivered to the depositary. The depositary may receive ADSs instead of ordinary shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer (a) owns the ordinary shares or ADSs to be deposited, (b) assigns all beneficial rights, title and interest in such ordinary shares or ADSs to the depositary for the benefit of the owners, (c) will not take any action with respect to such ordinary shares or ADSs that is inconsistent with the transfer of beneficial ownership, (d) indicates the depositary as owner of such ordinary shares or ADSs in its records, and (e) unconditionally guarantees to deliver such ordinary shares or ADSs to the depositary or the custodian, as the case may be; (2) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days’ notice. Each pre-release is subject to further indemnities and credit regulations as the depositary considers appropriate. In addition, the depositary will normally limit the number of ADSs that may be outstanding at any time as a result of pre-release to 30% of the aggregate number of ADSs then outstanding, although the depositary, in its sole discretion, may disregard the limit from time to time, if it thinks it is appropriate to do so, including (1) due to a decrease in the aggregate number of ADSs outstanding that causes existing pre-release transactions to temporarily exceed the limit stated above or (2) where otherwise required by market conditions. The depositary may also set limits with respect to the number of ADSs and shares involved in pre-release transactions with any one person on a case-by-case basis as it deems appropriate

120

PLAN OF DISTRIBUTION

The selling stockholders of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

●	block trades in which the broker dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker dealer as principal and resale by the broker dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling Ordinary Shares represented by ADSs to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the ordinary shares represented by ADSs for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of Ordinary Shares represented by ADSs or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the ordinary shares represented by ADSs in the course of hedging in positions they assume. The selling stockholders may also sell Ordinary Shares represented by ADSs short and deliver ordinary shares represented by ADSs covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge Ordinary Shares represented by ADSs to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the ADSs or Warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the ordinary shares represented by ADSs from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the Ordinary Shares represented by ADSs in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the Ordinary Shares represented by ADSs may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Ordinary Shares represented by ADSs is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Ordinary Shares represented by ADSs being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

121

Under the securities laws of some states Ordinary Shares represented by ADSs may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states ordinary shares represented by ADSs may not be sold unless such Ordinary Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholders will sell any or all of the Ordinary Shares represented by ADSs registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Ordinary Shares represented by ADSs by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Ordinary Shares represented by ADSs to engage in market-making activities with respect to the Ordinary Shares represented by ADSs. All of the foregoing may affect the marketability of the Ordinary Shares represented by ADSs and the ability of any person or entity to engage in market-making activities with respect to the Ordinary Shares represented by ADSs.

We will pay all expenses of the registration of the Ordinary Shares represented by ADSs, estimated to be $65,336.26 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any.

Our ADSs are currently listed on The Nasdaq Capital Market under the symbol “AKTX”.

122

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Greenberg Traurig, LLP, London, England.

123

EXPERTS

The consolidated financial statements of Akari Therapeutics, Plc (the Company) as of December 31, 2024 and 2023 and for the years then ended have been included herein and in the registration statement in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

The consolidated financial statements of Peak Bio, Inc. as of December 31, 2023 and 2022 and for the years then ended have been included herein and in the registration statement in reliance on the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph expressing substantial doubt about the ability of Peak Bio, Inc. to continue as a going concern.

124

ENFORCEMENT OF FOREIGN JUDGMENTS

We are incorporated under the laws of England and Wales. Several of our directors and officers reside outside the United States, and a portion of our assets and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may be difficult for you to serve legal process on us or certain of our directors and executive officers or have any of them appear in a U.S. court.

It may be difficult for U.S. investors to bring and/or effectively enforce suits against our company in England. Although English courts do recognize U.S. judgments unless there is an overriding jurisdictional or public policy reason not to do so, if a judgment is obtained in the U.S. courts based on the civil liability provisions of U.S. federal securities laws against us, difficulties may arise in enforcing the judgment against us in the English courts. The enforceability of any U.S. judgment in the United Kingdom will depend on the particular facts of the case as well as the laws and treaties in effect at the time. The United States and the United Kingdom do not currently have a treaty providing for reciprocal recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. It may similarly be difficult for U.S. investors to bring an original action in the English courts to enforce liabilities based on U.S. federal securities laws.

125

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements, or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement, or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly, and current reports, proxy statements, and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to the public over the Internet on the SEC’s website at http://www.sec.gov.

Our website address is www.akaritx.com. The information contained on, or accessible through, our website is not incorporated into this prospectus and does not form a part hereof (other than those filings with the SEC that we specifically incorporate by reference into the prospectus or any supplement to this prospectus).

126

F-1

Report of Independent Registered Public Accounting Firm

Shareholders and Board of Directors

Akari Therapeutics, Plc

Boston, Massachusetts

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Akari Therapeutics, Plc (the “Company”) as of December 31, 2024 and 2023, the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity (deficit), and cash flows for each of the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations, defaults on debt obligations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

F-2

Valuation of Intangible Assets Related to In-process Research and Development (IPR&D)

As disclosed in Note 3 to the consolidated financial statements, the Company completed its acquisition of Peak Bio, Inc. in November 2024. As a result of the acquisition, the Company recognized approximately $34.0 million of AKTX-101 IPR&D and $5.2 million of PHP 303 IPR&D, both valued using the multi-period excess earnings method. Significant assumptions used in determining the fair value of the IPR&D include forecasted gross product sales, discount rates and probability of clinical trial success and obtaining regulatory approval.

We identified the valuation of intangible assets related to acquired IPR&D as a critical audit matter. The principal considerations for our determination are the significant judgments and subjectivity required in assessing the fair value of the acquired IPR&D and certain significant assumptions related to: (i) the forecasted gross product sales for AKTX-101 IPR&D, and (ii) discount rates and probability of clinical trial success and obtaining regulatory approval for both AKTX-101 and PHP 303 IPR&D. Auditing these elements involved especially challenging and subjective auditor judgment due to the nature and extent of audit effort required to address this matter, including the involvement of professionals with specialized skills or knowledge.

The primary procedures we performed to address this critical audit matter included:

●	Evaluating the reasonableness of forecasted gross product sales for AKTX-101 IPR&D by comparing them against relevant life science studies, market and industry data, and historical sales trend of comparable products.

●	Utilizing professionals with specialized skills and knowledge in valuation to assist in: (i) evaluating the reasonableness of the discount rates used in the valuation models; (ii) developing independent estimates of the discount rates and comparing those to the discount rates selected by management; and (iii) assessing the reasonableness of the probability of clinical trial success and obtaining regulatory approval used in the valuation models.

Classification of Warrants

As described in Note 3 to the consolidated financial statements, in connection with the acquisition of Peak Bio, Inc., the Company assumed the April 2023 Peak Warrants issued to investors. The Company determined that the April 2023 Peak Warrants met the criteria for liability classification and recorded them as derivative liabilities within its consolidated balance sheet.

In addition, as described in Note 7 to the consolidated financial statements, in November 2024 and in May 2024, the Company sold to certain investors its American Depository Shares (“ADSs”) in private placement offerings. In connection with these offerings, the Company also issued registered warrants to the investors (the “Series D Warrants” and “Series C Warrants”). The Company determined that the Series D Warrants and the Series C Warrants met all of the criteria for equity classification and recorded them as a component of additional paid-in capital upon the closing of the transactions in November 2024 and May 2024.

We identified the evaluation of the consolidated financial statement classification for the April 2023 Peak Warrants, the Series D Warrants, and the Series C Warrants as a critical audit matter. Our principal considerations included the existence of accounting complexities related to certain provisions of the warrant agreements, including settlement provisions and derivative elements. Auditing these elements involved especially complex auditor judgment due to the terms of the relevant agreements, including the extent of expertise needed.

F-3

The primary procedures we performed to address this critical audit matter included:

●	Evaluating the appropriateness of management’s conclusions through the review of: (i) the relevant terms of the warrant agreements, (ii) the completeness and accuracy of the Company’s technical accounting analysis, and (iii) the appropriateness of application of the relevant accounting literature.

●	Utilizing personnel with expertise in relevant technical accounting to assist in: (i) evaluating relevant terms of the warrant agreements in relation to the appropriate accounting literature, and (ii) assessing the appropriateness of conclusions reached by the Company related to the Series C Warrants and the April 2023 Peak Warrants.

Convertible Notes, Related Party

As described in Note 2 and Note 9 to the consolidated financial statements, the Company entered into unsecured convertible promissory notes with certain related parties in May 2024 (the “May 2024 Notes”). In accounting for the issuance of the May 2024 Notes, the Company concluded that there were no potential derivatives that should be accounted for separately.

We identified the accounting evaluation of the May 2024 Notes as a critical audit matter. The principal considerations for our determination were: (i) the evaluation of the contract terms and conditions in accordance with the appropriate existing and recently adopted accounting literature, and (ii) the evaluation of the potential derivatives that may require bifurcation from the debt instrument and evaluation of the appropriate accounting treatment. Auditing these elements involved especially complex auditor judgment due to the terms of the relevant agreements, including the extent of expertise needed.

The primary procedures we performed to address this critical audit matter included:

●	Utilizing personnel with expertise in relevant technical accounting to assist in: (i) evaluating relevant contract terms and conditions of the May 2024 Notes in relation to the relevant accounting literature, and (ii) assessing the appropriateness of conclusions reached by the Company with respect to the evaluation of potential derivatives, bifurcation, and accounting treatment for the May 2024 Notes.

/S/ BDO USA, P.C.

We have served as the Company’s auditor since 2016.

New York, New York

April 15, 2025

F-4

AKARI THERAPEUTICS, PLC

Consolidated Balance Sheets

(amounts in thousands, except share and per share data)

	December 31,
	2024	2023
ASSETS
Current assets:
Cash	$2,599	$3,845
Restricted cash	60	—
Prepaid expenses	92	299
Other current assets	201	197
Total current assets	2,952	4,341
Goodwill	8,430	—
Other intangible assets	39,180	—
Patent acquisition costs, net	—	14
Total assets	$50,562	$4,355

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$12,407	$1,671
Accrued expenses	3,137	1,566
Convertible notes	700	—
Convertible notes, related party	250	—
Notes payable	659	—
Notes payable, related party	1,651	—
Warrant liabilities	1,012	1,253
Other current liabilities	94	94
Total current liabilities	19,910	4,584
Other non-current liabilities	383	—
Deferred tax liability	8,040	—
Total liabilities	28,333	4,584

Commitments and contingencies (Note 10)

Shareholders’ equity (deficit):
Share capital of $0.0001 par value
Authorized: 245,035,791,523 and 45,122,321,523 ordinary shares at December 31, 2024 and 2023, respectively; issued and outstanding: 53,186,919,523 and 13,234,315,298 at December 31, 2024 and 2023, respectively	5,319	1,324
Additional paid-in capital	212,706	174,754
Capital redemption reserve	52,194	52,194
Accumulated other comprehensive loss	(738)	(1,040)
Accumulated deficit	(247,252)	(227,461)
Total shareholders’ equity (deficit)	22,229	(229)
Total liabilities and shareholders’ equity (deficit)	$50,562	$4,355

The accompanying notes are an integral part of these consolidated financial statements.

F-5

AKARI THERAPEUTICS, PLC

Consolidated Statements of Operations and Comprehensive Loss

(amounts in thousands, except share and per share data)

	Year Ended
	December 31,
	2024	2023
Operating expenses:
Research and development	$6,983	$5,450
General and administrative	9,664	11,356
Merger-related expenses	3,273	—
Restructuring and other expenses	1,723	—
Total operating expenses	21,643	16,806
Loss from operations	(21,643)	(16,806)
Other income (expense):
Interest income	8	82
Interest expense	(244)	—
Change in fair value of warrant liabilities	2,085	6,599
Foreign currency exchange gains (losses), net	6	136
Other expense, net	(3)	(19)
Total other income, net	1,852	6,798
Net loss	$(19,791)	$(10,008)

Net loss per share –– basic and diluted	$(0.00)	$(0.00)
Weighted-average number of ordinary shares used in computing net loss per share –– basic and diluted	23,888,010,485	9,788,980,193

Comprehensive loss:
Net loss	$(19,791)	$(10,008)
Other comprehensive income, net of tax:
Foreign currency translation adjustment	302	(269)
Total other comprehensive income, net of tax	302	(269)
Total comprehensive loss	$(19,489)	$(10,277)

The accompanying notes are an integral part of these consolidated financial statements.

F-6

AKARI THERAPEUTICS, PLC

Consolidated Statements of Changes in Shareholders’ Equity (Deficit)

(amounts in thousands, except share data)

	Share Capital $0.0001 par value		Additional Paid-in-	Capital Redemption	Accumulated Other Comprehensive	Accumulated	Total Shareholders’ Equity
	Shares	Amount	Capital	Reserve	Income (Loss)	Deficit	(Deficit)
Balance, December 31, 2022	7,444,917,123	$745	$167,076	$52,194	$(771)	$(217,453)	$1,791
Issuance of share capital related to financing, net of issuance costs	5,666,034,700	567	6,394	—	—	—	6,961
Issuance of shares for services	80,000,000	8	134	—	—	—	142
Vesting of restricted shares	43,363,475	4	—	—	—	—	4
Stock-based compensation	—	—	1,150	—	—	—	1,150
Foreign currency translation	—	—	—	—	(269)	—	(269)
Net loss	—	—	—	—	—	(10,008)	(10,008)
Balance, December 31, 2023	13,234,315,298	$1,324	$174,754	$52,194	$(1,040)	$(227,461)	$(229)
Issuance of share capital related to financing, net of issuance costs	14,127,540,000	1,413	10,054	—	—	—	11,467
Issuance of share capital related to acquisition of Peak Bio, Inc., net of issuance costs	25,227,884,000	2,523	25,606	—	—	—	28,129
Issuance of shares for services	334,396,000	33	238	—	—	—	271
Vesting of restricted shares	383,275,400	38	(10)	—	—	—	28
Shares withheld for payroll taxes	(120,491,175)	(12)	(181)	—	—	—	(193)
Stock-based compensation	—	—	2,245	—	—	—	2,245
Foreign currency translation	—	—	—	—	302	—	302
Net loss	—	—	—	—	—	(19,791)	(19,791)
Balance, December 31, 2024	53,186,919,523	$5,319	$212,706	$52,194	$(738)	$(247,252)	$22,229

The accompanying notes are an integral part of these consolidated financial statements.

F-7

AKARI THERAPEUTICS, PLC

Consolidated Statements of Cash Flows

(amounts in thousands)

	Year Ended
	December 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(19,791)	$(10,008)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	14	4
Stock-based compensation	2,245	1,150
Issuance of shares for services	271	142
Change in fair value of warrant liabilities	(2,085)	(6,599)
Unrealized foreign currency exchange losses (gains)	255	(255)
Change in assets and liabilities, net of acquisition of Peak Bio:
Prepaid expenses and other current assets	1,316	70
Accounts payable and accrued expenses	5,223	(936)
Net cash used in operating activities	(12,552)	(16,432)
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash acquired in Peak Bio Acquisition	382	—
Net cash provided by investing activities	382	—
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of shares, net of issuance costs	11,815	7,016
Proceeds from issuance of convertible notes	1,000	—
Repayment of convertible notes	(750)	—
Proceeds from issuance of restricted shares	26	—
Proceeds from employee vesting of restricted shares	2	4
Payments on short-term financing arrangement	(1,105)	—
Net cash provided by financing activities	10,988	7,020
Effect of exchange rates on cash	(4)	7
Net decrease in cash	(1,186)	(9,405)
Cash and restricted cash at beginning of period	3,845	13,250
Cash and restricted cash at end of period	$2,659	$3,845

Components of cash and restricted cash
Cash	$2,599	$3,845
Restricted cash	60	—
Total cash and restricted cash	$2,659	$3,845

SUPPLEMENTAL DISCLOSURES OF NON-CASH ACTIVITIES:
Financing costs in accounts payable and accrued expenses	$348	$55
Seller-financed purchases	$1,105	$—
Payroll taxes on stock-based compensation in accrued expenses	$193	$—
Issuance of ordinary shares for Peak Bio Acquisition	$28,129	$—
Warrants assumed in connection with Peak Bio Acquisition	$1,844	$—
SUPPLEMENTAL CASH FLOW DISCLOSURES:
Cash paid for interest	$143	$—

The accompanying notes are an integral part of these consolidated financial statements.

F-8

AKARI THERAPEUTICS, PLC

Notes to Consolidated Financial Statements

Note 1. Description of Business

Business Overview

Akari Therapeutics, Plc, (the “Company” or “Akari”) is incorporated in the United Kingdom. The Company is developing next-generation antibody-drug conjugates, or ADCs, through its proprietary technology platform that enables Akari to generate a range of ADC candidates and optimize them to target a range of cancers. Since the Company’s acquisition of Peak Bio in November 2024, Akari has focused substantially all of its efforts on the ADC platform and pipeline of novel anti-cancer payloads with mechanisms of action that differ from existing therapies and the application of those payloads against clinically validated targets. Through its platform, the Company aims to establish a pipeline of ADC candidates that target and kill cancer cells and stimulate the immune system, or bifunctional ADCs, all while overcoming the limitations inherent in existing therapies. The Company’s activities since inception have consisted of performing research and development activities and raising capital.

The Company is subject to a number of risks similar to those of preclinical and clinical stage companies, including dependence on key individuals, uncertainty of product development and generation of revenues, dependence on outside sources of capital, risks associated with clinical trials of products, dependence on third-party collaborators for research and development operations, need for marketing authorization of products, risks associated with protection of intellectual property, and competition with larger, better-capitalized companies.

To fully execute its business plan, the Company will need, among other things, to complete its research and development efforts, preclinical and regulatory activities, and clinical trials. These activities may take several years and will require significant operating and capital expenditures in the foreseeable future. There can be no assurance that these activities will be successful. If the Company is not successful in these activities it could delay, limit, reduce or terminate its preclinical studies or other discovery and research activities.

Agreement and Plan of Merger with Peak Bio Inc.

On March 4, 2024, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Peak Bio, Inc. (“Peak Bio”) and Pegasus Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Akari (“Merger Sub”), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into Peak Bio (the “acquisition”), with Peak Bio surviving the Acquisition as a wholly-owned subsidiary of Akari.

On November 14, 2024, the Company completed the previously announced strategic business combination contemplated by the Merger Agreement (“Closing”), pursuant to which, Merger Sub merged with and into Peak Bio, with Peak Bio surviving the acquisition as a wholly owned subsidiary of Akari.

At the Closing, the Company issued a total of 12,613,942 Akari American Depositary Shares (“Akari ADSs” or “ADSs”) which reflected the conversion of each issued and outstanding share of Peak Bio Common Stock into the right to receive Akari ADSs representing a number of Akari Ordinary Shares equal to 0.2935 (the “Exchange Ratio”). The Exchange Ratio was calculated in accordance with the terms of the Merger Agreement and is such that the total number of shares of Akari ADSs issued in connection with the acquisition is approximately 48.4% of the outstanding shares of Akari on a fully diluted basis.

At the Closing, each warrant to purchase capital stock of Peak Bio (“Peak Warrant”) that was outstanding immediately prior to the Closing was converted into warrants to purchase a number of Akari Ordinary Shares or Akari ADSs, as determined by Akari (each, an “Adjusted Warrant”), on substantially similar terms and conditions as were applicable to such Peak Warrant immediately prior to the Closing. The number of Akari Ordinary Shares (or the number of Akari Ordinary Shares underlying Akari ADSs, as applicable) subject to each Adjusted Warrant is equal to the number of shares of Peak Bio Common Stock issuable upon exercise of such Peak Warrant immediately prior to the Closing multiplied by the Exchange Ratio, with any fractional Akari Ordinary Shares or Akari ADSs rounded down to the nearest whole Akari Ordinary Share or Akari ADS, as applicable, and the exercise price with respect to each Akari Ordinary Share (or each Akari Ordinary Share underlying Akari ADSs, as applicable) underlying such Adjusted Warrant equal to the exercise price of such Peak Warrant immediately prior to the Closing divided by the Exchange Ratio.

F-9

Further, at the Closing, each option to acquire shares of Peak Bio Common Stock (“Peak Option”) that was outstanding and unexercised immediately prior to the Closing, whether or not vested, was assumed and converted into an option to purchase a number of Akari ordinary shares or Akari ADSs, as determined by Akari (each, an “Adjusted Option”). The number of Akari Ordinary Shares (or the number of Akari Ordinary Shares underlying Akari ADSs, as applicable) subject to the Adjusted Option is equal to the product of (i) the total number of shares of Peak Common Stock subject to such Peak Option immediately prior to the Closing multiplied by (ii) the Exchange Ratio, with any fractional Akari Ordinary Shares or Akari ADSs rounded down to the nearest whole Akari Ordinary Share or Akari ADS, as applicable, and the exercise price per share of each Adjusted Option equal to the exercise price of such Peak Option immediately prior to the Closing divided by the Exchange Ratio.

Liquidity and Financial Condition

The Company follows the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 205-40, Presentation of Financial Statements—Going Concern, which requires management to assess the Company’s ability to continue as a going concern within one year after the date the consolidated financial statements are issued.

The Company has incurred substantial losses and negative cash flows since inception and had an accumulated deficit of $247.3 million as of December 31, 2024. The Company’s cash balance of $2.6 million as of December 31, 2024 is not sufficient to fund its operations for the one-year period after the date these consolidated financial statements are issued. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

The Company anticipates incurring additional losses until such time, if ever, that it can generate significant sales of its product candidates currently in research and development. The Company is subject to a number of risks and uncertainties similar to those of other companies of the same size within the biotechnology industry, such as uncertainty of preclinical research outcomes, uncertainty of additional funding, and history of operating losses. Substantial additional financing will be needed by the Company to fund its operations. Management is currently evaluating different strategies to obtain the required funding for future operations. These strategies may include, but are not limited to: private placements and/or public offerings of equity and/or debt securities, and strategic research and development collaborations and/or similar arrangements. There can be no assurance that these future funding efforts will be successful.

ADS Ratio Change

Effective August 17, 2023, the Company changed the ratio of its ADSs to ordinary shares, par value $0.0001 per share, from one ADS representing 100 ordinary shares to a new ratio of one ADS representing 2,000 ordinary shares (the “ADS Ratio Change”). All ADS and per ADS amounts in the accompanying consolidated financial statements and notes thereto have been retroactively adjusted for all impacted periods presented to reflect the ADS Ratio Change.

Note 2. Summary of Significant Accounting Policies

Basis of presentation – The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and assumes that the Company will continue to operate as a going concern.

F-10

Principles of consolidation – The consolidated financial statements include the accounts of the Company, Celsus Therapeutics, Inc., a Delaware corporation, Volution Immuno Pharmaceuticals SA, a private Swiss company, Akari Malta Limited, a private Maltese company, Peak Bio, Inc, a Delaware corporation, Peak Bio Co., Ltd, a private Republic of Korea corporation, and Peak Bio, Inc., a California corporation, each wholly-owned subsidiaries. All intercompany transactions have been eliminated.

Foreign currency – The functional currency of the Company is U.S. dollars, as that is the currency of the primary economic environment in which the Company operates as well as the currency in which it has been financed.

The reporting currency of the Company is U.S. dollars. The Company translates its non-U.S. operations’ assets and liabilities denominated in foreign currencies into U.S. dollars at current rates of exchange as of the balance sheet date and income and expense items at the average exchange rate for the reporting period. Translation adjustments resulting from exchange rate fluctuations are recorded as foreign currency translation adjustments, a component of accumulated other comprehensive loss. Gains or losses from foreign currency transactions are included in foreign currency exchange gains/(losses), net.

Use of estimates – The preparation of the Company’s consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that may affect the reported amounts of assets, liabilities, expenses and related disclosures. Significant estimates and assumptions reflected in these consolidated financial statements include, but are not limited to, the valuation of share-based awards, the valuation of warrant liabilities, the valuation of goodwill and indefinite-lived intangible assets, research and development prepayments, accruals and related expenses, and the valuation allowance for deferred income taxes. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. Estimates are periodically reviewed considering changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results may differ from those estimates or assumptions.

Segment information – The Company manages its operations as a single operating segment, or reporting unit, for the purposes of assessing performance, making operating decisions and allocating resources, resulting in a single reportable segment. The Company has determined that its Chief Operating Decision Maker (“CODM”) is its Chief Executive Officer. The Company’s CODM reviews the Company’s financial information on a consolidated basis for purposes of allocating resources and assessing financial performance. All of the Company’s tangible assets are held in the United States. See Note 12, Segment Information, for additional details.

Concentration of credit risk – Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash. The Company generally maintains balances in various operating accounts at financial institutions in amounts that may exceed federally insured limits. The Company has not experienced any losses related to its cash and does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

Fair value measurements – Certain assets and liabilities are carried at fair value under U.S. GAAP. Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability. As a basis for considering such assumptions, ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) establishes a three-tier value hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value:

●	Level 1 – quoted prices in active markets for identical assets and liabilities.

●	Level 2 – inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3 – unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

F-11

Determining which category an asset or liability falls within the hierarchy requires significant judgment. The Company evaluates its hierarchy disclosures each reporting period. The fair value hierarchy also requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The carrying values of the Company’s cash, prepaid expenses and other current assets, accounts payable and accrued expenses approximate their fair values due to the short-term nature of these assets and liabilities. The Company’s liability-classified warrants are recorded at their estimated fair value. See Note 4.

Business combinations – The Company includes the results of operations of the acquired business in the consolidated financial statements prospectively from the acquisition date. The Company allocates the purchase consideration to the assets acquired and liabilities assumed in the acquired entity based on their fair values at the acquisition date. The excess of the fair value of purchase consideration over the fair value of these assets acquired and liabilities assumed in the acquired entity is recorded as goodwill. Management’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. During the measurement period, which is one year from the acquisition date, we may record adjustments to the assets acquired and liabilities assumed, with the corresponding offset to goodwill. Upon the conclusion of the measurement period, any subsequent adjustments are recorded to earnings.

Transaction expenses are recognized separately from the business combination and are expensed as incurred. These charges primarily include direct third-party professional fees for advisory and consulting services and other incremental costs related to the acquisition.

Cash – The Company considers all highly-liquid investments with original maturities of 90 days or less at the time of acquisition to be cash equivalents. The Company had no cash equivalents as of December 31, 2024 or 2023.

Prepaid expenses – Payments made prior to the receipt of goods or services are capitalized until the goods or services are received.

Other current assets – Other current assets as of December 31, 2024 and 2023 were principally comprised of Value Added Tax (“VAT”) receivables.

Restricted cash – Restricted cash of $60,000 and $0 as of December 31, 2024 and 2023, respectively, is a restricted bank account established to secure the Company’s credit cards.

Patent acquisition costs – Patent acquisition costs and related capitalized legal fees are amortized on a straight-line basis over the shorter of the legal or economic life. The estimated useful life is 22 years. The Company expenses costs associated with maintaining and defending patents after their issuance in the period incurred. Amortization expense for each of the years ended December 31, 2024 and 2023 was less than $0.1 million.

Goodwill and intangible assets – The Company recognized goodwill and other intangible assets comprised of in-process research and development (“IPR&D”) during the year ended December 31, 2024, in connection with its acquisition of Peak Bio (Note 3), which closed on November 14, 2024.

The fair value of acquired IPR&D was capitalized and accounted for as an indefinite-lived intangible asset and is not subject to amortization. Subsequent to the acquisition, the Company will assess goodwill and the IPR&D assets (collectively, the “Intangible Assets”) for impairment at least annually or whenever changes in circumstances indicate the carrying amount may not be recoverable. Acquired IPR&D is subject to impairment testing until completion or abandonment of the associated R&D efforts. If abandoned, the carrying value of the IPR&D asset is written off. Once the associated R&D efforts are completed, the carrying value of the acquired IPR&D is reclassified as a finite-lived asset and amortized over its useful life. Incremental R&D costs incurred subsequent to the acquisition are expensed as incurred.

F-12

For its Intangible Assets, the Company has the option to first assess qualitative factors to determine whether the fair value of its reporting unit is “more likely than not” less than its carrying value. For IPR&D, the qualitative assessment focuses on key inputs, assumptions and rationale utilized in the establishment of the carrying value. When performing a quantitative analysis, the Company uses its overall market capitalization as a basis to determine the fair value of its reporting unit. When the carrying value of its reporting unit exceeds its fair value, an impairment charge is recorded in current earnings for the difference up to the carrying value of the Intangible Assets recorded.

The Company manages its operations as a single operating segment for the purposes of assessing performance, making operating decisions and allocating resources, resulting in a single reportable segment, or reporting unit. Subsequent to the Company’s acquisition of Peak Bio, the fair market value of the Company’s ADSs experienced a significant decline. As a result, the Company performed a qualitative assessment as of December 31, 2024 to determine whether its Intangible Assets were impaired.

In its qualitative assessment, the Company considered relevant facts and circumstances for its reporting unit, including (i) overall financial performance, including recent fundraising activities and its strategic acquisition of Peak Bio (ii) industry and market conditions in which the Company operates, (iii) changes in the reporting unit carrying value since prior year, (iv) macroeconomic conditions, and (v) changes in the fair market value of the Company’s ADSs.

Based on the results of its qualitative assessment, the Company concluded that it is not more likely than not that the fair value of its reporting unit is less than its carrying value.

Accrued expenses – As part of the process of preparing the consolidated financial statements, the Company estimates accrued expenses. This process involves identifying services that third parties have performed on the Company’s behalf and estimating the level of service performed and the associated cost incurred on these services as of each balance sheet date in the Company’s consolidated financial statements. Examples of estimated accrued expenses include contract service fees in conjunction with pre-clinical and clinical trials, professional service fees and contingent liabilities. In connection with these service fees, the Company’s estimates are most affected by its understanding of the status and timing of services provided relative to the actual services incurred by the service providers. If the Company does not identify certain costs that have been incurred, or it under or over-estimates the level of services or costs of such services, the Company’s reported expenses for a reporting period could be understated or overstated. The date on which certain services commence, the level of services performed on or before a given date, and the cost of services are often subject to the Company’s estimation and judgment. The Company makes these judgments based upon the facts and circumstances known to it in accordance with U.S. GAAP. See Note 5.

Convertible notes and notes payable – The Company accounts for convertible promissory notes in accordance with ASC Topic 470-20, Debt with Conversion and Other Options (“ASC 470-20”) and has not elected the fair value option as provided for within ASC Topics 815 and 825. Accordingly, the Company evaluated the embedded conversion and other features within the May 2024 Notes (Note 9) to determine whether any of the embedded features should be bifurcated from the host instrument and accounted for as a derivative at fair value. Based on management’s evaluation, the Company determined that the May 2024 Notes were not issued at a substantial premium and none of the embedded features were required to be bifurcated and accounted for separately. Accordingly, the May 2024 Notes are accounted for as a single liability measured at its amortized cost. Issuance costs incurred in connection with the issuance of the May 2024 Notes were immaterial. Interest expense incurred on the May 2024 Notes was less than $0.1 million for the year ended December 31, 2024. As of December 31, 2024, accrued interest of less than $0.1 million is included within “Accrued expenses” in the Company’s consolidated balance sheets.

In November 2024, the Company assumed convertible promissory notes issued by Peak Bio in April 2023 in the principal amount of $0.7 million. The Company evaluated the embedded conversion and other features within the April 2023 Convertible Notes (Note 6) to determine whether any of the embedded features should be bifurcated from the host instrument and accounted for as a derivative at fair value. Based on management’s evaluation, the Company determined that the April 2023 Convertible Notes were not issued at a substantial premium and none of the embedded features were required to be bifurcated and accounted for separately. The April 2023 Convertible Notes are in default and the Company concluded their fair value approximates their carrying value. Accordingly, the April 2023 Convertible Notes are accounted for at carrying value as of December 31, 2024. Subsequent to the acquisition date, through December 31, 2024, interest expense of less than $0.1 million was recognized. As of December 31, 2024, accrued interest of less than $0.1 million is included within “Accrued expenses” in the Company’s consolidated balance sheet.

F-13

Warrant liabilities – The Company accounts for ordinary share or ADS warrants as either equity instruments, liabilities or derivative liabilities in accordance with ASC Topic 480, Distinguishing Liabilities from Equity (“ASC 480”) and/or ASC Topic 815, Derivatives and Hedging (“ASC 815”), depending on the specific terms of the warrant agreement. Liability-classified warrants are recorded at their estimated fair values at issuance and are remeasured each reporting period until they are exercised, terminated, reclassified or otherwise settled. Changes in the estimated fair value of liability-classified warrants are recorded in “change in fair value of warrant liabilities” in the Company’s consolidated statements of operations and comprehensive loss. Equity-classified warrants are recorded within “additional paid-in capital” in the Company’s consolidated statements of shareholders’ equity (deficit) at the time of issuance and are not subject to remeasurement.

In connection with the sale of the ADSs in the September 2022 Registered Direct Offering, the Company issued to the investors registered Series A warrants (“Series A Warrants”) to purchase an aggregate of 755,000 ADSs at $17.00 per ADS and registered Series B warrants (“Series B Warrants”) to purchase an aggregate of 755,000 ADSs at $17.00 per ADS (collectively, the “September 2022 Warrants”).The Company determined that the September 2022 Warrants are not indexed to the Company’s own stock in the manner contemplated by ASC 815-40-15, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock. Accordingly, the Company classifies the September 2022 Warrants as a derivative liability in its consolidated balance sheets. In September 2024, all outstanding Series A Warrants expired unexercised.

In connection with the acquisition of Peak Bio, the Company assumed warrants issued to investors to purchase an aggregate of 1,577,566 ADSs at $39.18 per ADS (“November 2022 Peak Bio Warrants”) and an aggregate of 1,187,013 ADSs at $2.04 per ADS (“April 2023 Peak Bio Warrants”). The Company determined that the November 2022 Peak Bio Investor Warrants and the April 2023 Peak Bio Investor Warrants are not indexed to the Company’s own stock in the manner contemplated by ASC 815-40-15, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock. Accordingly, the Company classifies the assumed warrants as derivative liabilities in its consolidated balance sheets.

Research and development expenses – Costs associated with research and development are expensed as incurred unless there is an alternative future use in other research and development projects. Research and development expenses include, among other costs, salaries and personnel–related expenses, fees paid for contract research services, fees paid to clinical research organizations, costs incurred by outside laboratories, manufacturers and other accredited facilities in connection with clinical trials and preclinical studies.

Payments made prior to the receipt of goods or services to be used in research and development are capitalized until the goods or services are received. The Company records expenses related to clinical studies and manufacturing development activities based on its estimates of the services received and efforts expended pursuant to contracts with multiple contract research organizations and manufacturing vendors that conduct and manage these activities on its behalf. The financial terms of these agreements are subject to negotiation, vary from contract to contract, and may result in uneven cash flows. There may be instances in which payments made to the Company’s vendors will exceed the level of services provided and result in a prepayment of the expense. Payments under some of these contracts depend on factors such as the successful enrollment of subjects and the completion of clinical study milestones. In amortizing or accruing service fees, the Company estimates the time period over which services will be performed, enrollment of subjects, number of sites activated and the level of effort to be expended in each period. If the actual timing of the performance of services or the level of effort varies from the Company’s estimate, the Company will adjust the accrued or prepaid expense balance accordingly.

The Company accounts for research and development tax credits at the time its realization becomes probable as a credit to research and development expenses in the consolidated statements of operations and comprehensive loss.

Merger-related expenses – Merger-related expenses include direct expenses incurred in connection with the acquisition of Peak Bio, as more fully described in Note 3, and are comprised primarily of legal and professional fees and other incremental costs directly associated to the acquisition.

F-14

Restructuring and other expenses – In May 2024, the Company implemented a reduction-in-force of approximately 67% of its total workforce as a result of the recently announced program prioritization under which the Company’s nomacopan HSCT-TMA program was suspended. The reduction-in-force was part of an operational restructuring plan (the “May 2024 Plan”) which included the elimination of certain senior management positions and was completed in the third quarter of 2024. The purpose of the restructuring plan, including the reduction-in-force, was to reduce HSCT-TMA related operating costs, while supporting the execution of the Company’s long-term strategic plan. As of December 31, 2024, the Company does not expect to incur additional restructuring-related expenses related to the May 2024 Plan.

The following table presents the restructuring reserve and accrual activity for the year ended December 31, 2024:

	Severance and	Other
(In thousands)	Employee Benefit Costs	Restructuring Charges	Total
Balance at December 31, 2023	$—	$—	$—
Restructuring charges	1,645	78	1,723
Cash payments	(910)	(78)	(988)
Non-cash stock-based compensation	(285)	—	(285)
Balance at December 31, 2024	$450	$—	$450

No restructuring activities existed for the year ended December 31, 2023.

Stock-based compensation expense – The Company measures all stock-based awards granted to employees, directors and non-employees based on the estimated fair value on the date of grant and recognizes compensation expense of those awards over the requisite service period, which is generally the vesting period of the respective awards. Forfeitures are accounted for as they occur. The Company classifies stock-based compensation expense in its consolidated statements of operations and comprehensive loss in the same manner in which the award recipient’s payroll costs are classified or in which the award recipient’s service payments are classified.

The fair value of each restricted ordinary share award is determined on the date of grant based on the fair value of the Company’s ordinary shares on that same date. The fair value of each share option grant is determined on the date of grant using the Black-Scholes option pricing model, which requires inputs based on certain assumptions, including the expected stock price volatility, the expected term of the award, the risk-free interest rate, and expected dividends (See Note 8). The Company estimates its expected stock price volatility based on the historical volatility of its ADSs, considering the expected term of the options. The expected term of the Company’s options has been determined utilizing the “simplified” method for awards that qualify as “plain-vanilla” options. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. The expected dividend yield is based on the fact that the Company has never paid cash dividends on ordinary shares and does not expect to pay any cash dividends in the foreseeable future.

Leases – The Company accounts for its leases in accordance with ASC 842, Leases. In accordance with ASC 842, the Company records a right-of-use (“ROU”) asset and corresponding lease liability on the balance sheet for all leases with terms longer than 12 months. Leases with an initial term of twelve months or less are not recorded on the consolidated balance sheet and are recognized on a straight-line basis over the lease term. As of December 31, 2024 and 2023, the Company did not have any leases with a term longer than twelve months. Accordingly, no ROU assets and corresponding lease liabilities are included in the Company’s consolidated balance sheets as of December 31, 2024 or 2023.

Income taxes – The Company accounts for income taxes in accordance with the accounting rules that require an asset and liability approach to accounting for income taxes based upon the future expected values of the related assets and liabilities. Deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and for tax loss and credit carry forwards and are measured using the expected tax rates estimated to be in effect when such basis differences reverse. A valuation allowance against deferred tax assets is recorded if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

F-15

The Company follows the provisions of ASC 740 “Accounting for Uncertainty in Income Taxes” (“ASC 740”), which prescribes recognition thresholds that must be met before a tax position is recognized in the financial statements and provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. Under ASC 740, an entity may only recognize or continue to recognize tax positions that meet a “more-likely-than-not” threshold. Interest and penalties related to uncertain tax positions are recognized as general and administrative expense. At December 31, 2024 and 2023, the Company had no uncertain tax positions.

Comprehensive income (loss) - Comprehensive loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. The Company’s other comprehensive loss is comprised of foreign currency translation adjustments.

Net loss per share – Basic net income (loss) per ordinary share is computed by dividing net income (loss) available to ordinary shareholders by the weighted average number of ordinary shares outstanding during the period, which includes ordinary shares underlying pre-funded warrants, as such warrant is exercisable, in whole or in part, for nominal cash consideration with no expiration date. Diluted net income (loss) per ordinary share is computed by dividing the diluted net income (loss) available to ordinary shareholders by the weighted average number of ordinary shares, including potential dilutive ordinary shares assuming the dilutive effect as determined using the treasury stock method.

For periods in which the Company has reported net losses, diluted net loss per ordinary share is the same as basic net loss per ordinary share, since dilutive ordinary shares are not assumed to have been issued if their effect is anti-dilutive. The Company reported a net loss for each of the years ended December 31, 2024 and 2023.

The following potential dilutive securities, presented based on amounts outstanding at the end of each reporting period, have been excluded from the calculation of diluted net loss per share because including them would have had an anti-dilutive impact:

	As of December 31,
	2024	2023
Stock options	3,963,964,688	651,237,400
Restricted stock units	—	385,954,925
Warrants	20,518,595,300	4,240,447,500
Convertible notes	406,236,000	—
Total	24,888,795,988	5,277,639,825

Loss contingencies, legal matters – Akari is involved from time to time in various claims, proceedings, and litigation, including those described in Note 10. The Company establishes reserves for specific legal proceedings when we determine that the likelihood of an unfavorable outcome is probable and the amount of loss can be reasonably estimated.

New accounting pronouncements – From time to time, new accounting pronouncements are issued by the FASB and rules are issued by the SEC that the Company has or will adopt as of a specified date. Unless otherwise noted, management does not believe that any other recently issued accounting pronouncements issued by the FASB or guidance issued by the SEC had, or is expected to have, a material impact on the Company’s present or future consolidated financial statements.

Recently Issued (Not Yet Adopted) Accounting Standards

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The objective of ASU 2023-09 is to enhance disclosures related to income taxes, including specific thresholds for inclusion within the tabular disclosure of income tax rate reconciliation and specified information about income taxes paid. ASU 2023-09 is effective for public companies starting in annual periods beginning after December 15, 2024. The amendments should be applied on a prospective basis, with retrospective application permitted. The Company is currently assessing the impact of ASU 2023-09 on its consolidated financial statements and related disclosures.

F-16

In February 2024, the FASB issued ASU 2024-03, Income Statement Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40). The objective of ASU 2024-03 is to require entities to provide enhanced disclosures of income statement expenses through disaggregation of specific expense captions. ASU 2024-03 is effective for public companies starting in annual periods beginning after December 15, 2026 and in interim periods beginning after December 15, 2027. The Company is currently evaluating ASU 2024-03 and the impact of the disclosures to its consolidated financial statements.

Recently Adopted Provisions of U.S. GAAP

On January 1, 2024, the Company adopted ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The objective of ASU 2023-07 is to require entities to provide enhanced disclosures on significant segment expenses. ASU 2023-07 is effective for public companies in annual periods beginning after December 15, 2023, and interim periods beginning after December 15, 2024. Refer to Note 12, Segment Information, for additional details.

Note 3. Agreement and Plan of Merger

On November 14, 2024, the Company completed its previously announced strategic combination contemplated by the Merger Agreement (the “Closing”), pursuant to which, Merger Sub merged with and into Peak Bio, Inc. with Peak Bio surviving the acquisition as a wholly owned subsidiary of Akari. Peak Bio, organized under the laws of Delaware, is a biotechnology company with a portfolio of potential therapies focused on cancer and immunological diseases. The Company acquired all outstanding equity interests in Peak Bio, Inc., which includes Peak Bio’s therapeutic pipeline consisting of one clinical stage and one pre-clinical stage asset supported by an intellectual property portfolio consisting of various granted and pending patents in various jurisdictions worldwide.

Peak Bio’s pipeline includes an ADC Platform for oncology and PHP-303 program for genetic disease, liver disease and inflammation, specifically for Alpha-1 antitrypsin deficiency (AATD).

Per the terms of the Merger Agreement, at the Closing, the Company issued a total of 12,613,942 Akari ADSs which reflected the conversion of each issued and outstanding share of Peak Bio Common Stock into the right to receive Akari ADSs representing a number of Akari Ordinary Shares equal to 0.2935 (the “Exchange Ratio”). The Exchange Ratio was calculated in accordance with the terms of the Merger Agreement and is such that the total number of shares of Akari ADSs issued in connection with the acquisition is approximately 48.4% of the outstanding shares of Akari on a fully diluted basis.

At the Closing, each Peak Warrant and Peak Option was converted into an Adjusted Warrant and Adjusted Option to purchase a number of Akari ordinary shares or Akari ADSs, based on the Exchange Ratio. The Adjusted Warrants and the Adjusted Options have substantially similar terms and conditions as were applicable to such Peak Warrants and Peak Options immediately prior to the Closing.

Consideration Paid

The following table summarizes the total consideration paid pursuant to the Merger Agreement, which was based on the closing market price of Akari’s ADS as of the November 14, 2024 acquisition date:

($ in thousands)	Number of ADSs issued and issuable on exercise	Consideration
Company ADSs issued to Peak Bio Inc. shareholders	12,613,942	$28,129
Company ADSs issuable on exercise of November 2022 Peak Investor Warrants and April 2023 Peak Investor Warrants	2,764,569	1,844
Company ADSs issuable on exercise of Peak Bio Adjusted Options	1,618,081	—
Total consideration	16,996,592	$29,973

F-17

The fair value of the 12,613,942 ADS issued in connection with the acquisition is based on the closing price of the Company’s ADSs on the Closing Date multiplied by the number of ADSs issued.

In connection with the acquisition of Peak Bio, the Company assumed (i) warrants issued to investors (“November 2022 Peak Warrants”) to purchase an aggregate of 1,577,556 ADSs at $39.18 per ADS, and (ii) warrants issued to investors (“April 2023 Peak Warrants”) to purchase an aggregate of 1,187,013 ADSs at $2.04 per ADS. The assumed Peak Bio warrants are fully vested, and thus are included in the consideration transferred.

The Company determined that the November 2022 Peak Warrants and the April 2023 Peak Warrants are not indexed to the Company’s own stock in the manner contemplated by the relevant accounting standard (Note 2). Accordingly, on the Closing of the acquisition, the Company classified these warrants as derivative liabilities in its consolidated balance sheets.

The estimated fair value of the Adjusted Warrants of $1.8 million at the acquisition closing date was calculated using the Black Scholes Option Pricing Model. The following assumptions were used to determine the fair value of the assumed warrants as of November 14, 2024:

	Peak Bio Assumed Warrants
	November 2022	April 2023
Stock (ADS) price	$2.23	$2.23
Exercise price	$39.18	$2.04
Expected term (in years)	3.0	3.5
Expected volatility	86.4%	84.1%
Risk-free interest rate	4.3%	4.3%
Expected dividend yield	—	—

The Company assumed Peak Bio’s outstanding stock option awards and granted options to purchase 1,618,081 ADSs as replacement awards for the Peak Bio Adjusted Options. The Company determined the Peak Bio Adjusted Options were not probable of vesting prior to the consummation of the Merger Agreement. For this reason, the fair value of the replacement awards was not included as consideration transferred in the business combination. Instead, the entire fair value of the adjusted options will be recognized as compensation cost in the post-combination period. The estimated fair value of the Adjusted Options of $1.8 million at the acquisition closing date was calculated using the Black Scholes Option Pricing Model. The valuation assumptions used in the Black Scholes Option Pricing Model include the Company’s stock price on the date of closing of $2.23, volatility ranging from 84.1% to 86.4%, an expected dividend yield of 0.0%, an expected term ranging from 0.20 years to 5.32 years, and a risk-free interest rate ranging from 4.3% to 4.6%.

Total Assets Acquired and Liabilities Assumed

The acquisition of Peak Bio has been accounted for as a business combination using the acquisition method of accounting. The fair value of the purchase price was allocated to the assets acquired and liabilities assumed at their respective fair values. Management estimated the fair value of the IPR&D intangible assets using a multi-period excess earnings method. The significant assumptions used in the valuation are the probability of clinical trial success and obtaining regulatory approval, forecasted gross sales from up-front and milestone payments, royalties and product sales, and the discount rate reflecting the Company’s weighted average cost of capital. This acquisition method requires, among other things, that assets acquired, and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date.

F-18

The following table summarizes the final fair values of assets acquired and liabilities assumed as of the acquisition date (in thousands):

Assets acquired
Cash and restricted cash	$382
Prepaid expenses and other current assets	10
Acquired in-process research and development	39,180
Total assets acquired	39,572
Liabilities assumed
Accounts payable and accrued expenses	6,979
Convertible notes	700
Notes payable	659
Notes payable, related party	1,651
Deferred tax liability	8,040
Total liabilities assumed	18,029
Total assets acquired and liabilities assumed	21,543
Goodwill	8,430
Net assets acquired	$29,973

Intangible assets of approximately $38.1 million and $9.5 million were recorded related to the value of IPR&D from Peak Bio’s therapeutic pipeline, consisting of two separate pipelines supported by intellectual property, and goodwill, respectively. The recognized goodwill is attributable primarily to the expected synergies and other benefits from the merger and the deferred tax liability associated with the Company’s acquired IPR&D, which is not deductible for income tax purposes.

The fair value of IPR&D intangible assets were as follows (in thousands):

In-Process Research and Development
AKTX 101	$34,000
PHP 303	5,180
Acquired intangible assets	$39,180

The Company assumed convertible notes and notes payable with third parties, and notes payable with a related party, which are described in Note 6 and Note 9, respectively.

Merger-related expenses, which were comprised primarily of regulatory, financial advisory and legal fees, totaled $3.3 million for the year ended December 31, 2024 and were included in the consolidated statements of operations and comprehensive loss. The Company issued Paulson Investment Company LLC (“Paulson”) an advisory fee in connection with the acquisition equal to 243,000,000 ordinary shares or 121,500 ADS equivalents for a value of $270,945, based on the closing price of the Company’s ADS on the Closing Date multiplied by the number of ADS issued.

F-19

Peak Bio’s operating results were consolidated with the Company’s beginning on November 14, 2024. Therefore, the consolidated results of operations for the year ended December 31, 2024 may not be comparable to the same period in 2023. Peak Bio’s results of operations included in the Company’s consolidated results of operations from the acquisition date to December 31, 2024 are presented in the table below (in thousands):

Operating expenses:
Research and development	$7,230
General and administrative	104,756
Merger-related expenses	—
Restructuring and other expenses	—
Total operating expenses	111,986
Loss from operations	(111,986)
Other expense, net	(28,007)
Net loss	$(139,993)

Pro Forma Financial Information (Unaudited)

The following table summarizes certain of the Company’s supplemental pro forma financial information for the years ended December 31, 2024 and 2023, as if the acquisition of Peak Bio had occurred as of January 1, 2023. The unaudited pro forma financial information for the years ended December 31, 2024 and 2023 reflect (i) the reversal of a gain recognized on Peak Bio’s office lease termination and corresponding impairment of its right to use asset, (ii) the reversal of fair value adjustments recognized on Peak Bio’s warrant liabilities and derivative liability, and (iii) the reversal of interest and accretion expense on Peak Bio’s debt that was settled on the acquisition date. For the year ended December 31, 2024, transaction costs incurred by the Company and Peak Bio were $3.2 million and $1.5 million, respectively. The unaudited pro forma financial information is for comparative purposes only and is not necessarily indicative of what would have occurred had the acquisition been made at that date or of results which may occur in the future (in thousands).

	Year Ended December 31,
	2024		2023
	As Reported	Pro Forma	As Reported	Pro Forma
Net loss	$(19,791)	$(23,791)	$(10,008)	$(19,851)

Note 4. Fair Value Measurements

Assets and Liabilities Measured at Fair Value on a Recurring Basis

The following table presents information about the Company’s financial liabilities measured at fair value on a recurring basis and indicates the level of the fair value hierarchy used to determine such values:

	December 31, 2024
(In thousands)	Total	Level 1	Level 2	Level 3
Liabilities
Warrant liability - November 2022 Peak Warrants	$95	$—	$—	$95
Warrant liability - April 2023 Peak Warrants	736	—	—	736
Warrant liability - Series B	181	—	—	181
Total warrant liabilities	$1,012	$—	$—	$1,012

	December 31, 2023
(In thousands)	Total	Level 1	Level 2	Level 3
Liabilities
Warrant liability - Series A	$15	$—	$—	$15
Warrant liability - Series B	1,238	—	—	1,238
Total warrant liabilities	$1,253	$—	$—	$1,253

F-20

The Company’s Level 3 liabilities consist of the September 2022 Warrants, the November 2022 Peak Warrants and the April 2023 Peak Warrants, which were determined to be liability-classified instruments. There were no transfers between Level 1, Level 2, and Level 3 during the years ended December 31, 2024 and 2023.

Changes in Level 3 Liabilities Measured at Fair Value on a Recurring Basis

The following table summarizes the activity in the warrant liabilities measured at fair value on a recurring basis using unobservable inputs (Level 3) during the years ended December 31, 2024 and 2023:

	Warrant Liabilities
(In thousands)	Series A	Series B	November 2022 Warrants	April 2023 Warrants	Total
Balance, December 31, 2022	$1,812	$6,040	$—	$—	$7,852
Change in the fair value of liability	(1,797)	(4,802)	—	—	(6,599)
Balance, December 31, 2023	$15	$1,238	$—	$—	$1,253
Assumption of Peak Bio warrants	—	—	213	1,631	1,844
Change in the fair value of liability	(15)	(1,056)	(119)	(895)	(2,085)
Balance, December 31, 2024	$—	$182	$94	$736	$1,012

Assumptions Used in Determining Fair Value of Liability-Classified Warrants

The fair value of the warrant liabilities is based on significant inputs not observable in the market, which represents a Level 3 measurement within the fair value hierarchy. The fair value of the Series A Warrants, the Series B Warrants, the November 2022 Peak Warrants and the April 2023 Peak Warrants was determined using the Black-Scholes Option Pricing Model, which uses various assumptions, including (i) fair value of the Company’s ADSs, (ii) exercise price of the warrant, (iii) expected term of the warrant, (iv) expected volatility and (v) expected risk-free interest rate.

Below are the assumptions used for the fair value calculations of the Series A Warrants, Series B Warrants, November 2022 Peak Warrants and April 2023 Peak Warrants, as of December 31, 2024 and 2023:

	December 31, 2024			December 31, 2023
	Series B	November 2022 Warrants	April 2023 Warrants	Series A	Series B
Stock (ADS) price	$1.22	$1.22	$1.22	$3.12	$3.12
Exercise price	$17.00	$39.18	$2.04	$17.00	$17.00
Expected term (in years)	4.7	2.8	3.3	0.7	5.7
Expected volatility	85.0%	95.0%	90.0%	85.0%	95.0%
Risk-free interest rate	4.4%	4.3%	4.3%	5.1%	3.9%
Expected dividend yield	—	—	—	—	—

F-21

Note 5. Accrued Expenses

Accrued expenses consisted of the following:

	December 31,	December 31,
(In thousands)	2024	2023
Employee compensation and benefits	$473	$187
External research and development expenses	178	635
Professional and consulting fees	1,305	669
Restructuring	450	—
Other	731	75
Total accrued expenses	$3,137	$1,566

Note 6. Convertible Notes and Notes Payable

September 2024 Note Payable

In November 2024, the Company assumed a promissory note issued by Peak Bio in September 2024 in the amount of $0.3 million (the “September 2024 Note”) to its former California landlord. Due to the short-term nature of the September 2024 Note, the Company concluded that its carrying value approximated its fair value as of November 14, 2024. The note bears no interest and is payable over twenty equal monthly installments beginning on November 1, 2024 and expiring on June 1, 2026.

The Company began making payments subsequent to the acquisition of Peak Bio. As of December 31, 2024, the outstanding balance on the September 2024 Note was $0.3 million. The installment due on December 1, 2024 was made in February 2025.

November 2023 Note Payable

In November 2024, the Company assumed a promissory note issued by Peak Bio in November 2023 in the amount of $0.4 million (the “November 2023 Note”) bearing interest at 6% per annum with a maturity date of December 31, 2024. Due to the short-term nature of the November 2023 Note, the Company concluded that its carrying value approximated its fair value as of November 14, 2024. The Company recognized interest expense of less than $0.1 million subsequent to the acquisition date, through December 31, 2024. As of December 31, 2024, accrued interest on the November 2023 Note of less than $0.1 million is presented within “Accrued expenses” in the Company’s consolidated balance sheets.

As of December 31, 2024, the principal balance of $0.4 million plus accrued interest of less than $0.1 million was due for payment in order to settle the November 2023 Note obligation. On February 28, 2025 (Note 13), the Company signed a Settlement Agreement and Release for full satisfaction of the outstanding principal and accrued interest owed on the November 2023 Notes in the amount of $325,000.

April 2023 Convertible Notes

In November 2024, the Company assumed convertible promissory notes issued by Peak Bio in April 2023 in the principal amount of $0.7 million (the “April 2023 Convertible Notes”). Due to the short-term nature of the April 2023 Convertible Notes, the Company concluded that its carrying value approximated its fair value as of November 14, 2024. The April 2023 Convertible Notes bear interest at a default rate of 10% per annum and were originally due in October 2023. The April 2023 Convertible Notes permitted the holder to convert the outstanding principal and accrued interest at any time at a price of $0.001 per ordinary share of the Company, after giving effect to the Exchange Ratio. As of December 31, 2024, the outstanding balance of $0.7 million was in default.

The Company evaluated the embedded conversion and other features within the April 2023 Convertible Notes to determine whether any of the embedded features should be bifurcated from the host instrument and accounted for as a derivative at fair value. Based on management’s evaluation, the Company determined that the April 2023 Convertible Notes were not issued at a substantial premium and none of the embedded features were required to be bifurcated and accounted for separately. The April 2023 Convertible Notes are in default and the Company concluded their fair value approximates their carrying value. Accordingly, the April 2023 Convertible Notes are accounted for at carrying value as of December 31, 2024.

F-22

The Company recognized interest expense of less than $0.1 million subsequent to the acquisition date, through December 31, 2024. As of December 31, 2024, accrued interest on the April 2023 Notes of less than $0.1 million is presented within “Accrued expenses” in the Company’s consolidated balance sheets.

Refer to Note 9 for notes payable, related party and convertible notes, related party.

Note 7. Shareholders’ Equity (Deficit)

Ordinary Shares

On November 7, 2024, the Company’s shareholders approved an increase to the number of authorized ordinary shares the Company can issue by 199,913,470,000 ordinary shares in addition to the number of shares outstanding on December 31, 2023. Accordingly, following November 7, 2024 and as of December 31, 2024, the Company was authorized to issue up to 245,035,791,523 ordinary shares. As of December 31, 2023, the Company was authorized to issue up to 45,122,321,523 ordinary shares.

Currently, each ADS represents 2,000 ordinary shares (the “ADS Ratio”). All ADS and per ADS amounts in the accompanying consolidated financial statements reflect the ADS Ratio.

Merger with Peak Bio, Inc.

On November 14, 2024, the Company completed its previously announced strategic combination with Peak Bio (Note 3). In connection with the acquisition, the Company issued 25,227,884,000 ordinary shares and assumed (i) November 2022 Peak Warrants to purchase an aggregate of 1,577,566 ADSs at $39.18 per ADS, and (ii) April 2023 Peak Warrants to purchase an aggregate of 1,187,013 ADSs at $2.04 per ADS.

The Company determined that the November 2022 Peak Warrants and the April 2023 Peak Warrants are not indexed to the Company’s own stock in the manner contemplated by the relevant accounting standard (Note 2). Accordingly, on the Closing of the acquisition, the Company classified these warrants as derivative liabilities in its consolidated balance sheets.

November 2024 Private Placement

In November 2024, the Company entered into a definitive purchase agreement with certain investors, Dr. Prudo and Dr. Patel, pursuant to which the Company sold and issued in a private placement an aggregate of 3,426,804,000 ordinary shares (1,713,402 ADSs), and Series D Warrants (the “Series D Warrants”) to purchase up to 1,713,402 ADSs, at a per unit price of $2.26 for aggregate gross proceeds of $3.2 million (the “November 2024 Private Placement”). The Series D Warrants have 3-year terms ranging from December 2, 2027 to June 2, 2028 and have cashless exercise provisions in limited circumstances.

At close of the November 2024 Private Placement, the Company incurred $204,000 in placement agent fees with Paulson Investment Company, LLC (“Paulson”). Net proceeds from the November 2024 Private Placement were approximately $2.8 million after deducting placement agent fees and other expenses. In April 2025, the Company issued 408,000,000 ordinary shares (204,000 ADSs) to Paulson in lieu of $204,000 in cash payment.

The Company determined that the Series D Warrants met all of the criteria for equity classification. Accordingly, upon closing of the November 2024 Private Placement, each of the Series D Warrants was recorded as a component of additional paid-in capital.

F-23

May 2024 Private Placement

In May 2024, the Company entered into a definitive purchase agreement with certain investors, Dr. Prudo and Dr. Patel, pursuant to which the Company sold and issued in a private placement an aggregate of 8,059,508,000 ordinary shares (4,029,754 ADSs), and Series C Warrants (the “Series C Warrants”) to purchase up to 4,029,754 ADS, at a per unit price of $1.885 per ADS and Series C Warrant for aggregate gross proceeds of approximately $7.6 million (the “May 2024 Private Placement”). The Series C Warrants have 3-year terms ranging from May 31, 2027 to June 21, 2027 and have cashless exercise provisions in limited circumstances. The Series C Warrants (other than those issued to Dr. Prudo and Dr. Patel) have an exercise price of $1.76 per ADS. The Series C Warrants issued to Dr. Prudo and Dr. Patel have an exercise price of $1.79 per ADS. Net proceeds from the May 2024 Private Placement were approximately $7.0 million after deducting placement agent fees and other expenses.

At close of the May 2024 Private Placement, the Company issued to Paulson, as placement agent for the May 2024 Private Placement, warrants to purchase 332,380 ADSs at an exercise price of $1.885 per ADS and a term expiring on May 31, 2029 (the “May 2024 Placement Agent Warrants”). The estimated fair value of the May 2024 Placement Agent Warrants on the issuance date was approximately $0.4 million.

The Company determined that the Series C Warrants and May 2024 Placement Agent Warrants met all of the criteria for equity classification. Accordingly, upon closing of the May 2024 Private Placement, each of the Series C Warrants and May 2024 Placement Agent Warrants was recorded as a component of additional paid-in capital.

March 2024 Private Placement

In March 2024, the Company entered into a definitive purchase agreement with certain existing investors, pursuant to which the Company sold and issued in a private placement an aggregate of 2,641,228,000 ordinary shares (1,320,614 ADSs) at $1.48 per ADS, for aggregate gross proceeds of approximately $2.0 million (the “March 2024 Private Placement”). Net proceeds from the March 2024 Private Placement were approximately $1.7 million after deducting placement agent fees and other expenses.

At close of the March 2024 Private Placement, the Company issued to Paulson, as placement agent for the March 2024 Private Placement, warrants to purchase 132,061 ADSs at an exercise price of $1.85 per ADS (representing 125% of the purchase price per ADS sold in the March 2024 Private Placement) and a term expiring on March 27, 2029 (the “March 2024 Placement Agent Warrants”). The estimated fair value of the March 2024 Placement Agent Warrants on the issuance date was approximately $0.2 million.

The Company determined that the March 2024 Placement Agent Warrants met all of the criteria for equity classification. Accordingly, upon closing of the March 2024 Private Placement, each of the March 2024 Placement Agent Warrants was recorded as a component of additional paid-in capital.

December 2023 Private Placement

In December 2023, the Company entered into purchase agreements to sell, in a private placement, to existing investors, Dr. Ray Prudo and Dr. Patel, (the “December 2023 Private Placement”) an aggregate of 947,868 ADSs at $2.11 per ADS, for aggregate gross proceeds of approximately $2.0 million. Net proceeds from the December 2023 Private Placement were approximately $1.8 million after deducting placement agent fees and other expenses.

September 2023 Private Placement

In September 2023, the Company entered into purchase agreements to sell in a private placement to existing investors and directors, including Dr. Prudo and Ms. Rachelle Jacques, the Company’s then President and Chief Executive Officer (the “September 2023 Private Placement”) an aggregate of 551,816 ADSs at $3.30 per ADS, and pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 48,387 ADSs at a purchase price per Pre-Funded Warrant of $3.10, for aggregate gross proceeds of approximately $2.0 million. The Pre-Funded Warrants are exercisable at an exercise price of $0.20 per ADS and will not expire until exercised in full. The September 2023 Private Placement closed in October 2023 resulting in net proceeds of approximately $1.7 million after deducting placement agent fees and other expenses.

F-24

At close of the September 2023 Private Placement, the Company issued to Paulson, as placement agent for the September 2023 Private Placement, warrants to purchase 42,550 ADSs at an exercise price of $4.13 per ADS (representing 125% of the purchase price per ADS sold in the September 2023 Private Placement) and a term expiring on October 6, 2028 (the “October 2023 Placement Agent Warrants”). The estimated fair value of the October 2023 Placement Agent Warrants on the issuance date was approximately $0.1 million.

The Company determined that the Pre-Funded Warrants and October 2023 Placement Agent Warrants met all of the criteria for equity classification. Accordingly, upon closing of the September 2023 Private Placement, each of the Pre-Funded Warrants and October 2023 Placement Agent Warrants were recorded as a component of additional paid-in capital.

March 2023 Registered Direct Offering

On March 31, 2023, the Company entered into securities purchase agreements with certain accredited and institutional investors, including Dr. Prudo (the “March 2023 Registered Direct Offering”) providing for the issuance of an aggregate of 1,333,333 ADSs in a registered direct offering at $3.00 per ADS, resulting in gross proceeds of approximately $4.0 million. Net proceeds from the March 2023 Registered Direct Offering were approximately $3.5 million after deducting placement agent fees and expenses.

Warrants

In connection with various financing transactions, the Company has issued warrants to purchase the Company’s ordinary shares represented by ADSs. The Company accounts for such warrants as equity instruments or liabilities, depending on the specific terms of the warrant agreement. See Note 2 for further details on the accounting policy related to the Company’s warrants.

F-25

The following table summarizes the Company’s outstanding warrants as of December 31, 2024 and 2023:

	Number of Warrant ADSs		Weighted-
	December 31,	December 31,	Average
	2024	2023	Exercise Price	Expiration Date
Equity-classified Warrants
2019 Investor Warrants	—	59,211	$60.00	7/1/2024
2019 Placement Warrants	—	8,881	$57.00	6/28/2024
2020 Investor Warrants	139,882	139,882	$44.00	Feb-Mar 2025
2020 Placement Warrants	22,481	22,481	$51.00	Feb-Mar 2025
July 2021 Placement Agent Warrants	19,919	19,919	$46.40	7/7/2026
December 2021 Investor Warrants	107,775	107,775	$33.00	1/4/2027
December 2021 Placement Agent Warrants	8,622	8,622	$35.00	12/29/2026
March 2022 Investor Warrants	186,020	186,020	$28.00	3/10/2027
March 2022 Placement Agent Warrants	14,882	14,882	$30.00	3/10/2027
October 2023 Investor Prefunded Warrants	48,387	48,387	$0.20	None
October 2023 Placement Agent Warrants	42,550	42,550	$4.13	10/6/2028
March 2024 Placement Agent Warrants	132,061	—	$1.85	3/27/2029
May 2024 Investor Warrants	4,029,754	—	$1.77	May-Jun 2027
May 2024 Placement Agent Warrants	322,380	—	$1.89	5/31/2029
November 2024 Investor Warrants	1,713,402	—	$2.26	Dec 2027-Jun 2028
	6,788,115	658,610
Liability-classified Warrants
September 2022 Series A Investor Warrants	—	755,000	$17.00	9/14/2024
September 2022 Series B Investor Warrants	755,000	755,000	$17.00	9/14/2029
November 2022 Peak Bio Warrants	1,577,556	—	$39.18	11/1/2027
April 2023 Peak Bio Warrants	1,187,013	—	$2.04	4/28/2028
	3,519,569	1,510,000
Total outstanding	10,307,684	2,168,610

F-26

The following table summarizes the Company’s warrants activity for the year ended December 31, 2024:

	Number of	Weighted-Average
	Warrant ADSs	Exercise Price
Outstanding at December 31, 2023	2,168,610	$21.97
Issued	6,197,597	1.91
Assumed	2,764,569	23.23
Expired	(823,092)	20.52
Outstanding at December 31, 2024	10,307,684	$4.37

Note 8. Stock-Based Compensation

2023 Equity Incentive Plan

On November 7, 2024, the Company’s shareholders approved an increase in the number of shares available for the grant of awards under the 2023 Plan by 7,800,000,000 Ordinary Shares to an aggregate of 8,780,000,000 Ordinary Shares, plus such additional number of ordinary shares subject to awards granted under the 2014 Plan, to the extent such awards are forfeited, cancelled, or expire unexercised. Accordingly, the total number of ordinary shares that may ultimately be issued under rights granted under the 2023 Plan, including shares subject to outstanding grants under the 2014 Plan, shall not exceed 9,635,637,300 ordinary shares. In addition, if an award issued under the 2023 Plan is terminated or results in any shares not being issued, the unissued or reacquired shares shall again be available for issuance under the 2023 Plan.

On June 30, 2023, the Company’s shareholders approved the 2023 Equity Incentive Plan (the “2023 Plan”), which provides for the grant of stock options, both incentive stock options and nonqualified stock options, stock, with and without vesting restrictions, restricted stock units (“RSUs”) and stock appreciation rights, to be granted to employees, directors and consultants. The Company is permitted to issue up to 980,000,000 ordinary shares under the 2023 Plan, plus such additional number of ordinary shares (up to 855,637,300 ordinary shares) subject to awards granted under the 2014 Equity Incentive Plan (the “2014 Plan”), to the extent such awards are forfeited, cancelled, or expire unexercised.

As of December 31, 2024, the Company had 474,368,000 ordinary shares underlying outstanding equity awards under the 2023 Plan and 8,148,713,522 ordinary shares were available for future issuance under the 2023 Plan.

The 2023 and 2014 Plans provide that they be administered by the compensation committee of the board of directors. The exercise price for stock option awards may not be less than 100% of the fair market value of the Company’s ordinary shares on the date of grant and the term of awards may not be greater than ten years. The Company determines the fair value of its ordinary shares based on the quoted market price of its ADSs. Vesting periods are determined at the discretion of the compensation committee. Awards granted to employees typically vest over two to four years and directors over one year.

2014 Equity Incentive Plan

Under the 2014 Plan the Company was authorized to grant stock options, restricted stock units and other awards, to employees, members of the board of directors and consultants. Upon effectiveness of the 2023 Plan, no further awards are available to be issued under the 2014 Plan. As of December 31, 2023, the Company had 253,434,688 ordinary shares underlying outstanding equity awards under the 2014 Plan, consisting of stock option awards.

F-27

Stock Options

The following is a summary of the Company’s stock option activity under the 2023 Plan and the 2014 Plan for the year ended December 31, 2024:

	Stock Options	Weighted- Average Exercise Price	Weighted-Average Remaining Contractual Life (in years)	Aggregate Intrinsic Value (in thousands)
Outstanding at December 31, 2023	651,237,400	$0.01	8.5	$—
Granted	447,368,000	0.00
Assumed	3,236,162,000	0.00
Exercised	—	—
Forfeited	(319,302,712)	0.01
Expired	(51,500,000)	0.01
Outstanding at December 31, 2024 (1)	3,963,964,688	$0.01	7.5	$—
Exercisable at December 31, 2024	1,473,081,355	$0.01	3.9	$—

(1)	Includes both vested stock options as well as unvested stock options for which the requisite service period has not been rendered but that are expected to vest based on achievement of a service condition.

Pursuant to the Merger Agreement with Peak Bio, the Company assumed the outstanding options of Peak Bio. Based on the Exchange Ratio, the Company assumed options to purchase 1,618,081 ADSs or 3,236,162,000 ordinary shares of the Company. The exercise price ranges from $27.43 per ADS to $2.73 per ADS. The assumed options, vested and unvested, will continue to be governed by the terms of the Peak Bio 2022 Long Term Incentive Plan, which was assumed by the Company in connection with the closing of the acquisition.

The aggregate intrinsic value of options is calculated as the difference between the exercise price of the options and the fair value of the Company’s ADSs for those options that had exercise prices lower than the fair value of the Company’s ordinary shares.

The weighted-average grant-date fair value per share of options granted during each of the years ended December 31, 2024 and 2023 was less than $0.01.

Option Valuation

The weighted-average assumptions that the Company used to determine the fair value of share options granted were as follows, presented on a weighted average basis:

	2024	2023
Expected volatility	83.0%	99.2%
Risk-free interest rate	3.9%	3.8%
Expected dividend yield	—	—
Expected term (in years)	5.0	6.0

Restricted Stock Units

The 2014 Plan provided, and the 2023 Plan provides, for the award of restricted stock units (“RSUs”). RSUs are granted to employees that are subject to time-based vesting conditions that lapse between one year and four years from date of grant, assuming continued employment. Compensation cost for time-based RSUs, which vest only on continued service, is recognized on a straight-line basis over the requisite service period based on the grant date fair of the RSU’s, which is derived from the closing price of the Company’s ADS’s on the date of grant.

F-28

The following table summarizes the Company’s restricted stock activity for the year ended December 31, 2024:

	Time-based Awards
($ in thousands, except per share data)	Number of Shares	Weighted-Average Grant Date Fair Value
Nonvested shares at December 31, 2023	385,954,925	$0.00
Granted	731,393,807	0.00
Forfeited	(482,249,417)	0.00
Vested	(635,099,315)	0.00
Nonvested shares at December 31, 2024	—	$—

The fair value of time-based RSUs that vested during the years ended December 31, 2024 and 2023 was approximately $0.5 million and $0.2 million, respectively.

During the year ended December 31, 2024, 276,000,000 ordinary shares underlying unvested time-based RSUs held by a former executive upon termination of employment were accelerated, resulting in additional stock-based compensation expense of $0.3 million.

As of December 31, 2024, there were no ordinary shares underlying vested time-based RSUs. As of December 31, 2023, 28,151,775 ordinary shares underlying vested time-based RSUs, which have been included in the consolidated statement of shareholders’ equity (deficit), were pending issuance.

Stock-Based Compensation Expense

The Company classifies stock-based compensation expense in the statement of operations in the same manner in which the award recipients’ payroll costs are classified or in which the award recipients’ service payments are classified. Total stock-based compensation expense attributable to stock-based payments made to employees, consultants and directors included in operating expenses in the Company’s consolidated statements of operations and comprehensive loss for the years ended December 31, 2024 and 2023, was as follows:

	Year Ended
	December 31,
($ in thousands)	2024	2023
Research and development	$577	$153
General and administrative	1,383	997
Restructuring and other costs	285	—
Total stock-based compensation expense	$2,245	$1,150

As of December 31, 2024, total unrecognized compensation cost related to unvested stock options and time-based RSUs was $1.1 million, which is expected to be recognized over a weighted average period of 1.1 years.

Note 9. Related Party Transactions

Interim CEO Agreement

On December 12, 2024, the Company’s board of directors approved the appointment of Dr. Patel to Chief Executive Officer and principal executive officer, effective December 16, 2024. There were no changes to Dr. Patel’s revised compensation as provided for under the September 16, 2024 Interim CEO Amendment Agreement, described below, following Dr. Patel’s appointment as President and Chief Executive Officer on December 16, 2024.

F-29

On May 31, 2024, the Company and Dr. Patel entered into an Interim Chief Executive Officer Agreement, effective as of May 1, 2024 (the “Interim CEO Agreement”). Pursuant to the Interim CEO Agreement, Dr. Patel served as the Company’s Interim President and Chief Executive Officer as an independent contractor on an at-will basis. The Interim CEO Agreement could be terminated by the Company immediately for any reason. As the sole compensation for services provided under the Interim CEO Agreement, Dr. Patel was paid $50,000 per month in the form of fully vested ordinary shares. On September 16, 2024, the Company entered into an amendment to the Interim CEO Agreement (the “Amendment”), effective July 1, 2024, to revise Dr. Patel’s compensation in connection with the services as Interim President and Chief Executive Officer. Pursuant to the Amendment, in lieu of receiving the stated monthly compensation of $50,000 in the form of fully vested ordinary shares, Dr. Patel is paid in the form of fully vested non-qualified stock options to purchase ordinary shares (“NQSO”), with the number of ADSs underlying each such monthly NQSOs grant to be equal to two times the number determined by dividing (i) $50,000 by (ii) the closing price of the Company’s ADSs on the Nasdaq Capital Market on the last day of each month (or partial month) Dr. Patel serves as the Company’s Interim President and Chief Executive Officer.

During the year ended December 31, 2024, the Company recognized approximately $0.3 million in non-cash stock-based compensation costs pursuant to the Interim CEO Agreement, as amended, pertaining to (i) NQSOs granted to Dr. Patel to purchase 422,368,000 ordinary shares at an exercise price of less than $0.01 per ordinary share with a grant date fair value of approximately $0.3 million, and (ii) 91,396,000 fully vested ordinary shares granted to Dr. Patel.

Notes Payable, Related Party

Pursuant to the acquisition of Peak Bio (Note 3), which closed on November 14, 2024, the Company assumed three notes payable due to Dr. Huh, the Company’s Chairman of the Board.

January 2024 Note

As a result of the business combination, the Company assumed a note in the amount of $0.75 million owed to Dr. Huh, which was entered into in January 2024 (the “January 2024 Note”). Prior to the March 2025 Private Placement, the January 2024 Note had a maturity date of January 23, 2025, and carries an interest rate of 15% per annum. In connection with the closing of the acquisition, Dr. Huh released Peak Bio of its rights to any security interest in all of the assets of Peak Bio and its subsidiaries.

As of the closing date, and as of December 31, 2024, the outstanding balance of the January 2024 Note was $0.75 million. The Company recognized interest expense of less than $0.1 million subsequent to the acquisition date, through December 31, 2024. As of December 31, 2024, accrued interest of $0.1 million is presented within accrued expenses in the consolidated balance sheets.

2021 Notes

As a result of the business combination, the Company assumed a note in the amount of $0.9 million owed to Dr. Huh, which was entered into at various dates in 2021 (the “2021 Notes”). The 2021 Notes, which matured at various dates in 2022, carried an interest rate of 1.0% per annum.

As of the closing date, and as of December 31, 2024, the outstanding balance of the 2021 Notes was $0.9 million. The Company recognized interest expense of less than $0.1 million subsequent to the acquisition date, through December 31, 2024. As of December 31, 2024, accrued interest of $0.1 million is presented within accrued expenses in the consolidated balance sheets.

In connection with the March 2025 Private Placement (Note 13), Dr. Huh’s 2021 Notes and a portion of his January 2024 Note aggregating to $1.0 million were cancelled, extinguished and paid in full for an equal amount of ordinary shares and warrants. On March 17, 2025, Dr. Huh’s January 2024 Note was amended to extend the maturity date to December 31, 2025 (Note 13).

F-30

Convertible Notes, Related Party

On May 10, 2024, the Company entered into unsecured convertible promissory notes (the “May 2024 Notes”) with Dr. Ray Prudo, the Company’s Chairman at the time, and its then Interim President and Chief Executive Officer and director, Dr. Samir Patel, for an aggregate of $1.0 million in gross proceeds. The May 2024 Notes bear interest at 15% per annum, which may be increased to 17% upon the occurrence of certain events of default as described therein, and the principal and all accrued but unpaid interest is due on the date that is the earlier of (a) ten (10) business days following the Company’s receipt of a U.K. research and development tax credit from HM Revenue and Customs, and (b) November 10, 2024. Provided, however, at any time or times from the date of the note and until the tenth business day prior to closing of the acquisition, the note holders are entitled to convert any portion of the outstanding and unpaid amount, including principal and accrued interest, into Company ADSs at a fixed conversion price equal to $1.59, representing the Nasdaq official closing price of the Company’s ADSs on the issuance date, subject to certain restrictions. In October 2024, Drs. Prudo and Patel each elected to convert $125,000 of principal and accrued interest into the Company’s ADSs at a conversion price of $1.59 per ADS. These ordinary shares remain unissued as of December 31, 2024 and are expected to be issued during the second quarter of 2025. The remaining unconverted aggregate principal balance of the May 2024 Notes, or $750,000, was repaid in cash with proceeds from the Company’s U.K. research and development tax credit from HM Revenue and Customs.

The Company recognized interest expense of less than $0.1 million during the year ended December 31, 2024. As of December 31, 2024, accrued interest on the May 2024 Notes of less than $0.1 million is presented within “Accrued expenses” in the Company’s consolidated balance sheets.

The Doctors Laboratory

The Company leases office space for its U.K. headquarters in London from The Doctors Laboratory (“TDL”) and has incurred expenses of approximately $0.1 million plus VAT during each of the years ended December 31, 2024 and 2023, respectively. Dr. Ray Prudo, the Company’s Director, is the non-Executive Chairman of the Board of Directors of TDL.

The Company received certain laboratory testing services for its clinical trials provided by TDL, including certain administrative services, and incurred expenses of approximately $0.1 million during each of the years ended December 31, 2024 and 2023.

The Company recorded payable balances owed to TDL of less than $0.1 million as of December 31, 2024 and 2023.

Other

In November 2024, the Company assumed an amount due to an entity in which the Company’s Chairman, Dr. Hoyoung Huh, is a director. As of December 31, 2024, the amounts due totaled less than $0.1 million and are included in accounts payable in the consolidated balance sheets.

Note 10. Commitments and Contingencies

Leases

The Company currently leases office space for both our U.K. and U.S. headquarters on a short-term basis. The lease for our U.K. headquarters, located in London, expires in July 2025, unless terminated earlier with not less than three months notice. We lease our U.S. headquarters virtual office, located in Boston, Massachusetts, on a month-to-month basis. The Company also leases laboratory space, located in San Francisco, California, which expires in September 2025 and is cancellable anytime with 60 days’ notice. We are not party to any material lease agreements.

For each of the years ended December 31, 2024 and 2023, the Company incurred rent expense of approximately $0.2 million.

Employee Benefit Plans

The Company adopted an employee benefit plan under Section 401(k) of the Internal Revenue Code for its U.S.-based employees. The plan allows employees to make contributions up to a specified percentage of their compensation. Under the plan, the Company matches 100% of employees’ contributions up to 5% of annual eligible compensation contributed by each employee, subject to Internal Revenue Code limitations.

F-31

The Company also adopted a defined contribution pension scheme which allows for U.K. employees to make contributions and provides U.K. employees with a Company contribution of 10% of compensation, subject to U.K. law.

During the years ended December 31, 2024 and 2023, the Company charged less than $0.1 million and approximately $0.2 million to operating expenses, respectively, which related to the Company’s contributions to employee benefit plans.

Bayer Acquisition Agreement

In November 2024, the Company assumed an assignment, license, development and commercialization agreement dated March 17, 2017 with Bayer (the “Bayer Acquisition Agreement”), to acquire from Bayer all right, title and interest in and to PHP-303, including each and every invention and any priority rights relating to its patents.

Under the Bayer Acquisition Agreement, the Company is committed to pay certain development and regulatory milestones up to an aggregate amount of $23,500,000 and high single digit royalties based on the sale of products developed based on the licensed compound. Royalties will be payable on a licensed product-by-licensed product and country-by-country basis until the later of ten years after the first commercial sale of such licensed product in such country and expiration of the last patent covering such licensed product in such country that would be sufficient to prevent generic entry.

Either party may terminate the Bayer Acquisition Agreement upon prior written notice for the other party’s material breach that remains uncured for a specified period of time or insolvency. Bayer agreed not to assert any Bayer intellectual property rights that were included in the scope of the Bayer Acquisition Agreement against the Company.

The Company incurred zero expenses under this agreement as no milestones have been achieved since inception, and no products were sold from inception through December 31, 2024.

Legal Proceedings

In December 2024, the Company received demand letters from two individuals formerly serving the Company as consultants outlining claims relating to wrongful termination. The wrongful termination claims included claims for unpaid wages, wages owed due to improper termination notice, unpaid bonuses, severance, and the accelerated vesting of outstanding restricted stock unit awards as of the termination date. In March 2025, the Company entered into a settlement agreement with one of the former consultants (Note 13). The events took place prior to December 31, 2024, and for this reason the Company treated the March 2025 litigation settlement as a recognized subsequent event. As of December 31, 2024, the Company accrued $0.5 million in aggregate representing the settlement amount and an estimate for the second individual’s claims. In addition, the Company recognized stock-based compensation expense of $0.2 million related to the continued vesting of restricted stock units as allowed under the settlement agreement.

On November 21, 2024, “Sabby” Volatility Warrant Master Fund Ltd. (“Sabby”) filed a lawsuit against the Company in New York state court for alleged breach of contract. Sabby alleges that it validly exercised a warrant issued to Sabby in September 2022 and alleges that the Company breached the warrant by not honoring Sabby’s exercise request. The Company filed a motion to dismiss on February 3, 2025, which the court denied on March 25, 2025. The case is currently in discovery. The Company denies Sabby’s claim and intends to vigorously defend itself against the lawsuit. As of December 31, 2024, the Company accrued its best estimate of potential losses relating to Sabby’s lawsuit.

F-32

Note 11. Income Taxes

The components of net loss before income tax are as follows:

	Year Ended December 31,
(In thousands)	2024	2023
Domestic (UK)	$(19,424)	$(10,267)
Foreign	(367)	259
Net loss before income tax	$(19,791)	$(10,008)

The components of income tax expense are as follows:

Year Ended December 31,
	2024	2023
Current income taxes
Domestic (UK)	$—	$—
U.S.	—	—
Foreign	—	—
Deferred income taxes
Domestic (UK)	—	—
U.S.	—	—
Foreign	—	—
Income tax expense	$—	$—

Deferred tax assets and liabilities reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities were as follows:

	December 31,
(In thousands)	2024	2023
Deferred tax assets:
Net operating loss carryforwards	$56,704	$42,978
Accrued expenses	700	445
Capitalized research and development	1,023	440
Stock-based compensation	809	480
Intangibles	863	780
Tax credits	331	—
Other	6	18
Total gross deferred tax assets	60,436	45,141
Valuation allowance	(60,340)	(42,242)
Deferred tax assets, net of valuation allowance	$96	$2,899
Deferred tax liabilities:
In-process research and development	$(8,040)	$—
Revaluation of warrant liabilities	—	(2,895)
Other	(96)	(4)
Total deferred tax liabilities	(8,136)	(2,899)
Net deferred tax liabilities	$(8,040)	$—

During the years ended December 31, 2024 and 2023, the Company’s valuation allowance increased by $18.1 million and $7.6 million, respectively, primarily as a result of its U.S. operating loss, increases in accrued expenses and capitalized research and development costs.

In connection with the Company’s acquired IPR&D assets, it recognized a deferred tax liability of $8.0 million because the Company does not have sufficient indefinite-lived deferred tax assets to fully offset the indefinite-lived deferred tax liability. Management currently believes that since the Company has a history of losses, it is more likely than not that the deferred tax assets relating to the loss carryforwards and other temporary differences will not be realized in the foreseeable future. Therefore, the Company maintains a full valuation allowance against its net deferred tax assets as of December 31, 2024 and 2023.

The United Kingdom’s Finance Act 2021, which was enacted on June 10, 2021, maintained the corporate income tax rate at 19% up until the tax year commencing April 1, 2023, at which point the rate rose to 25%. As of December 31, 2024, the Company used a 25% and 21% tax rate in respect of the measurement of deferred taxes existing in the U.K. and the U.S., respectively, which reflects the currently enacted tax rates and the anticipated timing of the reversing of the deferred tax balances.

F-33

The following is a reconciliation of income tax expense computed at the UK statutory rate (2024: 25.0%, 2023: 23.5% (pro-rated)) compared to the Company’s income tax expense as reported in its consolidated statements of operations and comprehensive loss:

	Year Ended December 31,
(In thousands)	2024	2023
Net loss before income tax	$(19,791)	$(10,008)
Statutory income tax rate	25.00%	23.50%
Expected income tax benefit	(4,948)	(2,352)
Impact on income tax expense/(benefit)
Change in valuation allowance	7,434	7,617
Permanent differences	1	4
U.S. state income taxes, net of FBOS	949	1,394
Tax rate difference in foreign jurisdictions	(1,295)	(974)
Change in stock-based compensation	685	123
Change in operating losses	—	(94)
Change of tax rate from prior year	—	(6,635)
Sec. 382 limitation	1,035	—
Deferred tax adjustments	(4,158)	760
Non-deductible transaction costs	818	157
Revaluation of warrant liabilities	(521)	—
Income tax expense	$—	$—

As of December 31, 2024 and 2023, there were no known domestic or foreign uncertain tax positions and the Company has not identified any tax positions for which it is reasonably possible that a significant change will occur during the next 12 months. The Company’s position is to record penalties and interest on any uncertain tax position, if any, to general and administrative expense in the consolidated statements of operations.

As of December 31, 2024, the Company had cumulative U.K., U.S. federal, various U.S. state, Switzerland, and South Korea net operating loss carryforwards (“NOLs”) of approximately $145.7 million, $38.1 million, $71.8 million, less than $0.3 million, and $87.0 million, respectively, available to reduce U.K., U.S. federal, U.S. state, Switzerland, and South Korea taxable income, respectively. The U.K. NOLs do not expire. Of the $38.1 million of U.S. federal NOLs, $37.1 million have an unlimited carryforward and the remaining NOLs are subject to expiration through 2037. Of the $71.8 million of U.S. state NOLs, less than $0.3 million have an unlimited carryforward and the remaining NOLs are subject to expiration through 2044. The South Korea NOLs are subject to expiration through 2039.

In general, an ownership change, as defined by Section 382 of the Internal Revenue Code (“Section 382”), results from transactions increasing the ownership of certain shareholders or public groups in the stock of a corporation by more than 50% over a three-year period. Since inception, the Company has raised capital through the issuance of capital stock on multiple occasions. These financings could result in a change of control as defined by Section 382. In the fourth quarter of 2024, the Company conducted a study to assess whether a change of control occurred. The Company concluded that it had experienced a change of control, as defined by Section 382, and utilization of certain net operating loss carryforwards would be limited under Section 382. The Company determined that the limitation would result in approximately $4.9 million of net operating loss carryforwards to expire unused, which is reflected in the Company’s consolidated financial statements. In addition, the merger of the Company with Peak Bio also resulted in approximately $6.4 million of Peak Bio net operating loss carryforwards to expire unused.

Research and development credits

The Company conducts extensive research and development activities and may benefit from the U.K. research and development tax relief regime, whereby the Company can receive an enhanced U.K. tax deduction on its research and development activities. Qualifying expenditures comprise of chemistry and manufacturing consumables, employment costs for research staff, clinical trials management, and other subcontracted research expenditures.

F-34

When the Company is loss-making for a period, it can elect to surrender taxable losses for a refundable tax credit. The losses available to surrender are equal to the lower of the sum of the research and development qualifying expenditure and enhanced tax deduction and the Company’s taxable losses for the period with the tax credit for December 31, 2024 available at a rate of 14.5%. The credit therefore gives a cash flow advantage to the Company at a lower rate than would be available if the enhanced losses were carried forward and relieved against future taxable profits.

The Company accounts for research and development tax credits at the time its realization becomes probable (Note 2). Due to the uncertainty of the approval of these tax credit claims and the potential that an election for a tax credit in the form of cash is not made, the Company did not record a receivable for the 2024 tax year as of December 31, 2024.

Note 12. Segment Information

The Company manages its operations as a single operating segment for the purpose of assessing performance, making operating decisions and allocating resources, resulting in a single reportable segment. The Company has determined that its CODM is its Chief Executive Officer. The Company’s CODM reviews the Company’s financial information on a consolidated basis for the purpose of allocating resources and assessing financial performance.

The Company has assembled a portfolio of preclinical product candidates that aim to develop next-generation precision bi-functional ADCs for the treatment of cancer. The Company has not generated any revenue since its inception and does not expect to generate any revenue from the sale of products in the near future. The Company primarily incurs expenses in connection with the research and development of its product candidates as well as general and administrative costs consisting of salaries and related costs for personnel in executive, finance and administrative functions, as well as consulting, restructuring and merger-related expenses.

The key measure of segment profit or loss that the CODM uses to allocate resources and assess performance is the Company’s consolidated net loss, as reported on the consolidated statements of operations and comprehensive loss. In addition, the CODM is regularly provided the following significant segment expense categories which are reviewed against budgeted expectations to assist in resource allocation decision-making:

	Year Ended December 31,
(In thousands)	2024	2023
HSCT-TMA (AK901) program expense	$(1,896)	$(1,802)
BP (AK802) program expense	—	1,073
ADC preclinical development	(47)	—
Chemistry, manufacturing and control	(3,497)	(2,684)
Other external development expense	(837)	(1,498)
Internal and other research and development expense	(129)	(386)

General and administrative expense	(8,281)	(10,359)

Merger-related expense	(3,273)	—

Restructuring and other expense	(1,438)	—

Stock-based compensation expense	(2,245)	(1,150)

Other segment items (1)	1,852	6,798

Net loss	$(19,791)	$(10,008)

(1)	Other segment items include interest income, interest expense, change in fair value of warrant liabilities, net foreign currency exchange gains (losses) and other expense, net as reported on the consolidated statements of operations and comprehensive loss.

F-35

Assets regularly provided to the CODM are consistent with those reported on the consolidated balance sheets with particular emphasis on the Company’s available liquidity, including its cash and restricted cash. All of the Company’s tangible assets are held in the United States.

Note 13. Subsequent Events

The Company considers events or transactions that occur after the balance sheet date but prior to the issuance of the financial statements to provide additional evidence relative to certain estimates or to identify matters that require additional disclosure. In some instances, such subsequent events may require retroactive adjustment to information reported at the balance sheet date.

Settlement of the November 2023 Note Payable

On February 28, 2025, the Company signed a Settlement Agreement and Release for full satisfaction of the outstanding principal and accrued interest owed on the November 2023 Note (Note 6) in the amount of $325,000. Payment was made in March 2025.

March 2025 Private Placement

On March 2, 2025, the Company entered into a securities purchase agreement (the “March 2025 Purchase Agreement”) with certain investors, including the Company’s Chairman, Dr. Hoyoung Huh, director, President and Chief Executive Officer, Dr. Samir R. Patel, and all other members of the Company’s board, pursuant to which the Company agreed to sell and issue in a private placement (the “March 2025 Offering”) an aggregate of 6,637,626 unregistered ADSs, each representing 2,000 of the Company’s ordinary shares (the “Shares”), or prefunded warrants in lieu thereof (“Pre-Funded Warrants”), and, in each case, Series A warrants to purchase ADSs (“Series A Warrants”) and Series B warrants to purchase ADSs (“Series B Warrants”), together with the Pre-Funded Warrants and Series A Warrants, the “Warrants,” and together with the ADSs or Pre-Funded Warrants, the “Units”)). The Units consist of (i) for investors committing less than $1.0 million in the March 2025 Offering (“Tier 1 Investors”) one ADS or Pre-Funded Warrant plus a Series A Warrant to purchase one ADS and a Series B Warrant to purchase one ADS, (ii) for investors committing at least $1.0 million but less than $3.0 million in the March 2025 Offering (“Tier 2 Investors”) one ADS or Pre-Funded Warrant plus a Series A Warrant to purchase 1.25 ADSs and a Series B Warrant to purchase one ADS, and (iii) for investors committing $3.0 million or more in the March 2025 Offering (“Tier 3 Investors”), one ADS or Pre-Funded Warrant plus a Series A Warrant to purchase 1.5 ADSs and a Series B Warrant to purchase one ADS. The purchase price per Unit for investors purchasing ADSs is equal to $0.87 plus (a) $0.25 for Tier 1 Investors, (b) $0.28125 for Tier 2 Investors, or (c) $0.3125 for Tier 3 Investors (the “ADS Unit Purchase Price”). The purchase price per Pre-Funded Warrant and accompanying Series A Warrant and Series B Warrant is equal to $0.67 (which represents the ADS purchase price minus the $0.20 exercise price for such Pre-Funded Warrant) plus (a) $0.25 for Tier 1 Investors, (b) $0.28125 for Tier 2 Investors, or (c) $0.3125 for Tier 3 Investors (the “Pre-Funded Unit Purchase Price”).

As part of the March 2025 Offering, Dr. Huh agreed to purchase $1 million of Units, with the purchase price thereof to be satisfied through his agreement to cancel and extinguish $1.0 million of notes previously issued to him by the Company (the “Note Termination”) for an equal amount of ordinary shares and warrants.

The gross proceeds from the March 2025 Offering are expected to be approximately $6.6 million, net of the $1.0 million from the Note Termination, before deducting placement agent fees and other offering expenses payable by the Company.

The placement agent will be paid three percent (3%) of the total number of ADSs issued in the March 2025 Offering, including any of the ADSs issuable upon exercise of the Pre-Funded Warrants (excluding the ADSs issued to Dr. Huh in respect to the Note Termination).

Legal Settlement

On March 3, 2025, the Company signed a Settlement Agreement and Mutual Release with a former consultant to settle the demand letter claims received in December 2024 (Note 10). The agreement requires the Company to make a payment in the amount of $0.3 million in nine equal monthly installments beginning in March 2025. In addition, the agreement allows for the terms of the restricted stock unit award to continue to govern, including the continued vesting of the restricted stock units through the first anniversary of the grant (May 1, 2025).

Appointment of New President and Chief Executive Officer

On March 14, 2025, the Company entered into an Executive Offer of Employment Agreement (as amended by a subsequent Chief Executive Officer Letter Agreement, dated March 18, 2025, the “Employment Agreement”) with Mr. Abizer Gaslightwala pursuant to which Mr. Gaslightwala will serve as the President and Chief Executive Officer of the Company, effective on or around April 21, 2025. Mr. Gaslightwala will earn a base salary, which includes an annual cash bonus target, and receive share-based payment compensation based on time service and the achievement of specific performance criteria.

Note Payable, Related Party

On March 17, 2025, Dr. Huh’s January 2024 Note (Note 9) was amended to extend the maturity date to December 31, 2025.

F-36

Akari Therapeutics Plc

F-37

AKARI THERAPEUTICS, PLC

Condensed Consolidated Balance Sheets

(amounts in thousands, except share and per share data)

(unaudited)

	September 30,	December 31,
	2025	2024
ASSETS
Current assets:
Cash	$2,484	$2,599
Restricted cash	60	60
Prepaid expenses	349	92
Other current assets	53	201
Total current assets	2,946	2,952
Goodwill	8,430	8,430
Other intangible assets	34,000	39,180
Total assets	$45,376	$50,562

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,844	$12,407
Accrued expenses	1,623	3,137
Convertible notes, net	663	700
Convertible notes - related party	—	250
Notes payable, net	198	659
Notes payable - related party, net	1,256	1,651
Warrant liabilities	503	1,012
Other current liabilities	481	94
Total current liabilities	15,568	19,910
Derivative liability	100	—
Other non-current liabilities	69	383
Deferred tax liability	6,952	8,040
Total liabilities	22,689	28,333

Commitments and contingencies (Note 14)

Shareholders’ equity:
Share capital of $0.0001 par value
Authorized: 330,854,276,210 and 245,035,791,523 Ordinary Shares at September 30, 2025 and December 31, 2024, respectively; issued and outstanding: 65,229,461,523 and 53,186,919,523 Ordinary Shares at September 30, 2025 and December 31, 2024, respectively	6,523	5,319
Additional paid-in capital	224,366	212,706
Capital redemption reserve	52,194	52,194
Accumulated other comprehensive loss	(1,144)	(738)
Accumulated deficit	(259,252)	(247,252)
Total shareholders’ equity	22,687	22,229
Total liabilities and shareholders’ equity	$45,376	$50,562

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-38

AKARI THERAPEUTICS, PLC

Condensed Consolidated Statements of Operations

and Comprehensive Loss

(amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Operating expenses:
Research and development	$249	$143	$1,729	$5,736
General and administrative	1,975	1,709	7,139	6,616
Impairment loss on other intangible assets	5,180	—	5,180	—
Merger-related costs	—	992	—	2,290
Restructuring and other costs	—	83	—	1,723
Loss from operations	(7,404)	(2,927)	(14,048)	(16,365)
Other income (expense):
Interest income	1	3	1	7
Interest expense	(121)	(69)	(226)	(120)
Gain on settlement of current liabilities	774	—	2,018	—
Loss on debt extinguishment	(967)	—	(967)	—
Change in fair value of warrant liabilities	253	30	333	528
Foreign currency exchange gain (loss), net	76	68	(99)	(67)
Loss on derivative liability	(100)	—	(100)	—
Other expense, net	—	—	—	(2)
Total other income (expense), net	(84)	32	960	346

Net loss before income taxes	(7,488)	(2,895)	(13,088)	(16,019)
Benefit from deferred income taxes	1,088	—	1,088	—
Net loss	$(6,400)	$(2,895)	$(12,000)	$(16,019)

Net loss per share –– basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Weighted-average number of Ordinary Shares used in computing net loss per share –– basic and diluted	65,326,236,698	24,386,005,523	60,968,766,829	18,911,928,794

Comprehensive loss:
Net loss	$(6,400)	$(2,895)	$(12,000)	$(16,019)
Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustment	(38)	(177)	(406)	114
Total other comprehensive (loss) income, net of tax	(38)	(177)	(406)	114
Total comprehensive loss	$(6,438)	$(3,072)	$(12,406)	$(15,905)

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-39

AKARI THERAPEUTICS, PLC

Condensed Consolidated Statements of Changes in Shareholders’ Equity (Deficit)

(amounts in thousands, except share data)

(unaudited)

	Nine Months Ended September 30, 2025
	Share Capital				Accumulated
	Ordinary Shares,		Additional	Capital	Other		Total
	$0.0001 par value		Paid-in-	Redemption	Comprehensive	Accumulated	Shareholders’
	Shares	Amount	Capital	Reserve	Loss	Deficit	Equity
Balance, December 31, 2024	53,186,919,523	$5,319	$212,706	$52,194	$(738)	$(247,252)	$22,229
Issuance of share capital related to financing, net of issuance costs	4,566,062,000	457	1,785	—	—	—	2,242
Stock-based compensation	—	—	1,015	—	—	—	1,015
Foreign currency translation	—	—	—	—	(35)	—	(35)
Net loss	—	—	—	—	—	(3,705)	(3,705)
Balance, March 31, 2025	57,752,981,523	$5,776	$215,506	$52,194	$(773)	$(250,957)	$21,746
Issuance of share capital related to financing, net of issuance costs	5,753,878,000	575	3,829	—	—	—	4,404
Issuance of share capital on conversion of convertible notes, related party	387,880,000	39	270	—	—	—	309
Issuance of share capital for services	1,002,900,000	100	522	—	—	—	622
Vesting of restricted shares	331,822,000	33	—	—	—	—	33
Stock-based compensation	—	—	719	—	—	—	719
Foreign currency translation	—	—	—	—	(333)	—	(333)
Net loss	—	—	—	—	—	(1,895)	(1,895)
Balance, June 30, 2025	65,229,461,523	$6,523	$220,846	$52,194	$(1,106)	$(252,852)	$25,605
Modification of warrants in connection with issuance of notes payable	—	—	2,643	—	—	—	2,643
Reclassification and modification of warrants in connection with amendment of convertible notes	—	—	192	—	—	—	192
Stock-based compensation	—	—	685	—	—	—	685
Foreign currency translation	—	—	—	—	(38)	—	(38)
Net loss	—	—	—	—	—	(6,400)	(6,400)
Balance, September 30, 2025	65,229,461,523	$6,523	$224,366	$52,194	$(1,144)	$(259,252)	$22,687

F-40

	Nine Months Ended September 30, 2024
	Share Capital				Accumulated		Total
	Ordinary Share,		Additional	Capital	Other		Shareholders’
	$0.0001 par value		Paid-in-	Redemption	Comprehensive	Accumulated	Equity
	Shares	Amount	Capital	Reserve	(Income) Loss	Deficit	(Deficit)
Balance, December 31, 2023	13,234,315,298	$1,324	$174,754	$52,194	$(1,040)	$(227,461)	$(229)
Issuance of share capital related to financing, net of issuance costs	2,641,228,000	264	1,400	—	—	—	1,664
Vesting of restricted shares	97,578,000	10	(7)	—	—	—	3
Stock-based compensation	—	—	296	—	—	—	296
Foreign currency translation	—	—	—	—	279	—	279
Net loss	—	—	—	—	—	(5,566)	(5,566)
Balance, March 31, 2024	15,973,121,298	$1,598	$176,443	$52,194	$(761)	$(233,027)	$(3,553)
Issuance of share capital related to financing, net of issuance costs	8,059,508,000	806	6,145	—	—	—	6,951
Issuance of share capital for services	91,396,000	9	(9)	—	—	—	—
Vesting of restricted shares	285,697,400	29	(29)	—	—	—	—
Shares withheld for payroll taxes	(120,490,000)	(12)	12	—	—	—	—
Stock-based compensation	—	—	445	—	—	—	445
Foreign currency translation	—	—	—	—	12	—	12
Net loss	—	—	—	—	—	(7,558)	(7,558)
Balance, June 30, 2024	24,289,232,698	$2,430	$183,007	$52,194	$(749)	$(240,585)	$(3,703)
Proceeds from issuance of restricted shares	—	—	26	—	—	—	26
Shares withheld for payroll taxes	(1,175)	—	(193)	—	—	—	(193)
Stock-based compensation	—	—	248	—	—	—	248
Foreign currency translation	—	—	—	—	(177)	—	(177)
Net loss	—	—	—	—	—	(2,895)	(2,895)
Balance, September 30, 2024	24,289,231,523	$2,430	$183,088	$52,194	$(926)	$(243,480)	$(6,694)

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-41

AKARI THERAPEUTICS, PLC

Condensed Consolidated Statements of Cash Flows

(amounts in thousands)

(unaudited)

	Nine Months Ended
	September 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(12,000)	$(16,019)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	—	13
Stock-based compensation	2,419	989
Issuance of share capital for payments in kind	27	—
Accretion of debt issuance costs on notes payable and notes payable, related party	93	—
Gain on settlement of current liabilities	(2,018)	—
Loss on debt extinguishment	967	—
Change in fair value of warrant liabilities	(333)	(528)
Impairment loss on other intangible assets	5,180	—
Loss on derivative liability	100	—
Deferred tax benefit	(1,088)	—
Unrealized foreign currency exchange (gains) losses	(450)	121
Change in assets and liabilities:
Prepaid expenses and other current assets	392	1,114
Accounts payable and accrued expenses	(816)	3,882
Net cash used in operating activities	(7,527)	(10,428)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of shares, net of issuance costs	5,879	8,687
Proceeds from issuance of convertible notes	—	1,000
Proceeds from issuance of notes payable	2,099	—
Proceeds from employee vesting of restricted shares	33	29
Proceeds from pre-funded warrants	330	—
Repayments of notes payable	(488)	—
Payments on short-term financing arrangement	(442)	(882)
Net cash provided by financing activities	7,411	8,834
Effect of exchange rates on cash	1	(5)
Net change in cash	(115)	(1,599)
Cash and restricted cash at beginning of period	2,659	3,845
Cash and restricted cash at end of period	$2,544	$2,246

Components of cash and restricted cash
Cash	$2,484	$2,246
Restricted cash	60	—
Total cash and restricted cash	$2,544	$2,246

SUPPLEMENTAL DISCLOSURES OF NONCASH ACTIVITIES:
Financing costs in accounts payable	$—	$72
Issuance of share capital for settlement of convertible notes, related party	$309	$—
Issuance of share capital for settlement of note payable, related party	$1,000	$—
Issuance of share capital for payments in kind	$595	$—
Seller-financed purchases	$499	$1,105
Modification of warrants in connection with issuance of notes payable	$2,643	$—
Reclassification and modification of warrants in connection with amendment of convertible notes	$192	$—
Payroll taxes on share-based compensation in accrued expenses	$—	$193
SUPPLEMENTAL CASH FLOW DISCLOSURES:
Cash paid for interest	$101	$120

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-42

AKARI THERAPEUTICS, PLC

Notes to Condensed Consolidated Financial Statements

(unaudited)

Note 1. Description of Business

Business Overview

Akari Therapeutics, Plc, (the “Company” or “Akari”) is incorporated in the United Kingdom. The Company is developing next-generation antibody-drug conjugates, or ADCs, through its proprietary technology platform of novel payloads, enabling Akari to generate multiple ADC candidates to target a range of cancers. On March 4, 2024, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Peak Bio, Inc. (“Peak Bio”) and Pegasus Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Akari (“Merger Sub”). On November 14, 2024, the Company completed the previously announced strategic business combination contemplated by the Merger Agreement (“Closing”), pursuant to which, Merger Sub merged with and into Peak Bio, with Peak Bio surviving the acquisition as a wholly owned subsidiary of Akari.

Since the Company’s acquisition of Peak Bio in November 2024, Akari has focused substantially all of its efforts on its ADC platform utilizing a novel anti-cancer payload called PH1, a spliceosome modulator. Through its payload platform, the Company aims to establish a pipeline of ADC candidates that target and directly kill cancer cells, while also activating the immune system to provide for potentially more durable and sustained efficacy and responses, thereby overcoming limitations inherent in existing ADC therapies. The Company’s activities since inception have consisted of performing research and development activities and raising capital.

The Company is subject to a number of risks similar to those of pre-clinical and clinical stage companies, including dependence on key individuals, uncertainty of product development and generation of revenues, dependence on outside sources of capital, risks associated with clinical trials of products, dependence on third-party collaborators for research and development operations, need for marketing authorization of products, risks associated with protection of intellectual property, and competition with larger, better-capitalized companies.

To fully execute its business plan, the Company will need, among other things, to complete its research and development efforts, pre-clinical and regulatory activities, and clinical trials. These activities may take several years and will require significant operating and capital expenditures in the foreseeable future. There can be no assurance that these activities will be successful. If the Company is not successful in these activities it could delay, limit, reduce or terminate its pre-clinical studies or other discovery and research activities.

Basis of presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) for interim financial information and the rules and regulations of the SEC and assumes that the Company will continue to operate as a going concern. Accordingly, they do not include all the information and footnotes required by U.S. GAAP for complete financial statements. These condensed consolidated financial statements have been prepared on the same basis as the Company’s annual consolidated financial statements and, in the opinion of management, reflect all adjustments, including normal and recurring adjustments, which the Company considers necessary for the fair statement of financial information. The results of operations and comprehensive loss for the three and nine months ended September 30, 2025 are not necessarily indicative of expected results for the fiscal year ending December 31, 2025 or any other future period. The condensed balance sheet at December 31, 2024 has been derived from the audited consolidated financial statements at that date. These unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements as of December 31, 2024 and notes thereto included in its Form 10-K, as filed with the SEC on April 15, 2025.

F-43

Use of estimates

The preparation of the Company’s condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that may affect the reported amounts of assets, liabilities, expenses and related disclosures. Significant estimates and assumptions reflected in these condensed consolidated financial statements include, but are not limited to, the valuation of share-based awards, the valuation of warrant liabilities, the valuation of goodwill and indefinite-lived intangible assets, research and development prepayments, accruals and related expenses, and the valuation allowance for deferred income taxes. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. Estimates are periodically reviewed considering changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results may differ from those estimates or assumptions.

Liquidity and Financial Condition

The Company follows the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 205-40, Presentation of Financial Statements—Going Concern, which requires management to assess the Company’s ability to continue as a going concern within one year after the date the consolidated financial statements are issued.

The Company has incurred substantial losses and negative cash flows since inception and had an accumulated deficit of $259.3 million as of September 30, 2025. The Company’s cash balance of $2.5 million as of September 30, 2025 is not sufficient to fund its operations for the one-year period after the date these condensed consolidated financial statements are issued. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying unaudited condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The condensed consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

The Company anticipates incurring additional losses until such time, if ever, that it can generate significant sales of its product candidates currently in research and development. The Company is subject to a number of risks and uncertainties similar to those of other companies of the same size within the biotechnology industry, such as uncertainty of pre-clinical research outcomes, uncertainty of additional funding, and history of operating losses. Substantial additional financing will be needed by the Company to fund its operations. Management is currently evaluating various strategies to obtain the required funding for future operations. These strategies may include, but are not limited to: private placements and/or public offerings of equity and/or debt securities, and strategic research and development collaborations and/or similar arrangements. There can be no assurance that these future funding efforts will be successful.

Note 2. Summary of Significant Accounting Policies

The significant accounting policies and estimates used in the preparation of the accompanying unaudited condensed consolidated financial statements are described in the Company’s audited consolidated financial statements for the year ended December 31, 2024, included in the Company’s Annual Report on Form 10-K filed with the SEC on April 15, 2025. There have been no material changes in the Company’s significant accounting policies during the three and nine months ended September 30, 2025.

Recent accounting pronouncements

Periodically, new accounting pronouncements are issued by the FASB or other standard setting bodies. Recently issued standards typically do not require adoption until a future effective date. Prior to their effective date, we evaluate the pronouncements to determine the potential effects of adoption on our accompanying unaudited consolidated financial statements. During the nine months ended September 30, 2025, no new accounting pronouncements issued or effective in the period had or are expected to have a material impact on our accompanying unaudited consolidated financial statements.

F-44

Note 3. Agreement and Plan of Merger

In connection with the November 14, 2024 acquisition of Peak Bio, the Company issued a total of 12,613,942 Akari ADSs which reflected the conversion of each issued and outstanding share of Peak Bio Common Stock into the right to receive Akari ADSs representing a number of Akari Ordinary Shares equal to 0.2935 (the “Exchange Ratio”). The Exchange Ratio was calculated in accordance with the terms of the Merger Agreement and is such that the total number of shares of Akari ADSs issued in connection with the acquisition is approximately 48.4% of the outstanding shares of Akari on a fully diluted basis.

At the Closing, each Peak Warrant and Peak Option was converted into an Adjusted Warrant and Adjusted Option to purchase a number of Akari Ordinary Shares or Akari ADSs, based on the Exchange Ratio. The Adjusted Warrants and the Adjusted Options have substantially similar terms and conditions as were applicable to such Peak Warrants and Peak Options immediately prior to the Closing.

Consideration Paid

The following table summarizes the total consideration paid pursuant to the Merger Agreement, which was based on the closing market price of Akari’s ADS as of the November 14, 2024 acquisition date:

($ in thousands)	Number of ADSs issued and issuable on exercise	Consideration
Company ADSs issued to Peak Bio Inc. shareholders	12,613,942	$28,129
Company ADSs issuable on exercise of November 2022 Peak Investor Warrants and April 2023 Peak Investor Warrants	2,764,569	1,844
Company ADSs issuable on exercise of Peak Bio Adjusted Stock Options	1,618,081	—
Total consideration	16,996,592	$29,973

The fair value of the 12,613,942 ADS issued in connection with the acquisition is based on the closing price of the Company’s ADSs on the Closing Date multiplied by the number of ADSs issued.

In connection with the acquisition of Peak Bio, the Company assumed (i) warrants issued to investors (“November 2022 Peak Bio Warrants”) to purchase an aggregate of 1,577,556 ADSs at $39.18 per ADS, and (ii) warrants issued to investors (“April 2023 Peak Bio Warrants”) to purchase an aggregate of 1,187,013 ADSs at $2.04 per ADS. The assumed Peak Bio warrants are fully vested, and thus are included in the consideration transferred.

The Company determined that the November 2022 Peak Bio Warrants and the April 2023 Peak Bio Warrants are not indexed to the Company’s own stock in the manner contemplated by the relevant accounting guidance. Accordingly, on the Closing of the acquisition, the Company classified the assumed Peak Bio warrants as derivative liabilities in its consolidated balance sheets.

The estimated fair value of the Adjusted Warrants of $1.8 million at the acquisition closing date was calculated using the Black Scholes Option Pricing Model. The following assumptions were used to determine the fair value of the assumed Peak Bio warrants as of November 14, 2024:

	Peak Bio Assumed Warrants
	November 2022	April 2023
Stock price per ADS	$2.23	$2.23
Exercise price	$39.18	$2.04
Expected term (in years)	3.0	3.5
Expected volatility	86.4%	84.1%
Risk-free interest rate	4.3%	4.3%
Expected dividend yield	0.0%	0.0%

F-45

The Company assumed Peak Bio’s outstanding stock option awards to purchase 1,618,081 ADSs. The Company determined the Peak Bio Adjusted Options were not probable of vesting prior to the consummation of the Merger Agreement. For this reason, the fair value of the replacement awards was not included as consideration transferred in the business combination. Instead, the entire fair value of the adjusted options will be recognized as compensation cost in the post-combination period. The estimated fair value of the Adjusted Options of $1.8 million at the acquisition closing date was calculated using the Black Scholes Option Pricing Model. The valuation assumptions used in the Black Scholes Option Pricing Model include the Company’s stock price on the date of closing of $2.23, volatility ranging from 84.1% to 86.4%, an expected dividend yield of 0.0%, an expected term ranging from 0.20 years to 5.32 years, and a risk-free interest rate ranging from 4.3% to 4.6%.

Total Assets Acquired and Liabilities Assumed

The acquisition of Peak Bio has been accounted for as a business combination using the acquisition method of accounting. The fair value of the purchase price was allocated to the assets acquired and liabilities assumed at their respective fair values. Management estimated the fair value of the acquired in-process research and development (“IPR&D”) intangible assets using a multi-period excess earnings method. The significant assumptions used in the valuation are the probability of clinical trial success and obtaining regulatory approval, forecasted gross sales from up-front and milestone payments, royalties and product sales, and the discount rate reflecting the Company’s weighted average cost of capital. This acquisition method requires, among other things, that assets acquired, and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date.

The following table summarizes the fair values of assets acquired and liabilities assumed as of the acquisition date (in thousands):

Assets acquired
Cash and restricted cash	$382
Prepaid expenses and other current assets	10
Acquired IPR&D	39,180
Total assets acquired	39,572
Liabilities assumed
Accounts payable and accrued expenses	6,979
Convertible notes	700
Notes payable	659
Notes payable, related party	1,651
Deferred tax liability	8,040
Total liabilities assumed	18,029
Total assets acquired and liabilities assumed	21,543
Goodwill	8,430
Net assets acquired	$29,973

Intangible assets of approximately $39.2 million and $8.4 million were recorded related to the value of acquired IPR&D from Peak Bio’s therapeutic pipeline, consisting of two separate pipelines supported by intellectual property, and goodwill, respectively. The recognized goodwill is attributable primarily to the expected synergies and other benefits from the merger and the deferred tax liability associated with the Company’s acquired IPR&D, which is not deductible for income tax purposes.

The fair value of IPR&D intangible assets was as follows (in thousands):

In-Process Research and Development
AKTX-101	$34,000
PHP-303	5,180
Total in-process research and development	$39,180

The Company assumed convertible notes and notes payable with third parties, and notes payable with a related party, which are described in Note 7 and Note 13, respectively.

F-46

Pro Forma Financial Information (Unaudited)

The following table summarizes certain of the Company’s supplemental pro forma financial information for the three and nine months ended September 30, 2024, as if the acquisition of Peak Bio had occurred as of January 1, 2024. The unaudited pro forma financial information for the three and nine months ended September 30, 2024 reflect (i) the reversal of fair value adjustments recognized on Peak Bio’s warrant liabilities and derivative liability, (ii) the reversal of interest and accretion expense on Peak Bio’s debt that was settled on the acquisition date, and (iii) the reversal of a gain recognized on Peak Bio’s office lease termination and corresponding impairment of its right to use asset. The unaudited pro-forma financial information is for comparative purposes only and is not necessarily indicative of what would have occurred had the acquisition been made at that date or of results which may occur in the future (in thousands).

	Three Months Ended September 30, 2024		Nine Months Ended September 30, 2024
	As Reported	Pro Forma	As Reported	Pro Forma
Net loss	$(2,895)	(4,387)	$(16,019)	(21,107)

Note 4: Intangible Assets

The Company’s IPR&D and goodwill are tested for impairment at least annually, or more frequently if impairment indicators are present. The Company performed qualitative assessments to determine whether it was more likely than not that the assets were impaired in order to determine the necessity of performing a quantitative impairment test, under which management would calculate the asset’s fair value. When performing the qualitative assessments, the Company evaluated events and circumstances that would affect the significant inputs used to determine the fair value of the assets.

During the three and nine months ended September 30, 2025, we recorded an impairment charge of $5.18 million related to the Company’s PHP 303 asset due to reprioritization of resources to our ADC platform, no further development plans and inability to find a collaborative partner to date for this program.

The following table presents information about the Company’s IPR&D assets:

	September 30, 2025
(In thousands)	Gross Carrying Amount	Cumulative Impairment Charge	Net Book Value
AKTX-101	$34,000	$—	$34,000
PHP-303	5,180	5,180	—
Total other intangible assets	$39,180	$5,180	$34,000

	December 31, 2024
(In thousands)	Gross Carrying Amount	Cumulative Impairment Charge	Net Book Value
AKTX-101	$34,000	$—	$34,000
PHP-303	5,180	—	5,180
Total other intangible assets	$39,180	$—	$39,180

There were no changes in the carrying value of goodwill during the three and nine months ended September 30, 2025.

F-47

Note 5. Fair Value Measurements

Assets and Liabilities Measured at Fair Value on a Recurring Basis

The following table presents information about the Company’s financial liabilities measured at fair value on a recurring basis and indicates the level of the fair value hierarchy used to determine such values:

	September 30, 2025
(In thousands)	Total	Level 1	Level 2	Level 3
Liabilities
Warrant liability - November 2022 Peak Bio Warrants	$32	$—	$—	$32
Warrant liability - April 2023 Peak Bio Warrants	388	—	—	388
Warrant liability - September 2022 Series B Warrants	83	—	—	83
Derivative liability - ELOC	100	—	—	100
Total liabilities	$603	$—	$—	$603

	December 31, 2024
(In thousands)	Total	Level 1	Level 2	Level 3
Liabilities
Warrant liability - November 2022 Peak Bio Warrants	$95	$—	$—	$95
Warrant liability - April 2023 Peak Bio Warrants	736	—	—	736
Warrant liability - September 2022 Series B Warrants	181	—	—	181
Total liabilities	$1,012	$—	$—	$1,012

The Company’s Level 3 liabilities consist of the September 2022 Warrants, the November 2022 Peak Bio Warrants and the April 2023 Peak Bio Warrants, which were determined to be liability-classified instruments, and a derivative liability related to the ELOC Purchase Agreement (described in Note 7). There were no transfers between Level 1, Level 2, and Level 3 during the three and nine months ended September 30, 2025 and the year ended December 31, 2024.

Changes in Level 3 Liabilities Measured at Fair Value on a Recurring Basis

The following table summarizes the activity in the warrant liabilities measured at fair value on a recurring basis using unobservable inputs (Level 3) during the three and nine months ended September 30, 2025:

	Warrant Liability
(In thousands)	September 2022 Series B Warrants	November 2022 Peak Bio Warrants	April 2023 Peak Bio Warrants	Derivative Liability	Total
Balance, December 31, 2024	$181	$95	$736	$—	$1,012
Change in the fair value of liability	30	—	24	—	54
Balance, March 31, 2025	211	95	760	—	1,066
Extinguishment of liability	(66)	—	—	—	(66)
Change in the fair value of liability	(31)	(32)	(71)	—	(134)
Balance, June 30, 2025	114	63	689	—	866
Initial recognition of liability	—	—	—	100	100
Reclassification to equity	—	—	(110)	—	(110)
Change in the fair value of liability	(31)	(31)	(191)	—	(253)
Balance, September 30, 2025	$83	$32	$388	$100	$603

F-48

The following table summarizes the activity in the warrant liabilities measured at fair value on a recurring basis using unobservable inputs (Level 3) during the three and nine months ended September 30, 2024:

	Warrant Liability
(In thousands)	September 2022 Series A Warrants	September 2022 Series B Warrants	Total
Balance, December 31, 2023	$15	$1,238	$1,253
Change in the fair value of liability	(15)	(634)	(649)
Balance, March 31, 2024	—	604	604
Change in the fair value of liability	—	151	151
Balance, June 30, 2024	—	755	755
Change in the fair value of liability	—	(30)	(30)
Balance, September 30, 2024	$—	$725	$725

Liability-Classified Warrants

The fair value of the warrant liabilities is based on significant inputs not observable in the market, which represents a Level 3 measurement within the fair value hierarchy. The fair value of the liability classified warrants (each defined below) were determined using the Black-Scholes Option Pricing Model, which uses various assumptions, including (i) fair value of the Company’s ADSs, (ii) exercise price of the warrant, (iii) expected term of the warrant, (iv) expected volatility and (v) expected risk-free interest rate.

Below are the assumptions used for the fair value calculations of the liability classified warrants as of September 30, 2025 and December 31, 2024:

	September 30, 2025			December 31, 2024
	September 2022 Series B Warrants	November 2022 Warrants	April 2023 Warrants	September 2022 Series B Warrants	November 2022 Warrants	April 2023 Warrants
Stock (ADS) price	$1.01	$1.01	$1.01	$1.22	$1.22	$1.22
Exercise price	$17.00	$39.18	$2.04	$17.00	$39.18	$2.04
Expected term (in years)	4.0	2.1	2.6	4.7	2.8	3.3
Expected volatility	90.0%	100.0%	100.0%	85.0%	95.0%	90.0%
Risk-free interest rate	3.6%	3.6%	3.6%	4.4%	4.3%	4.3%
Expected dividend yield	—	—	—	—	—	—

Derivative Liability

The derivative liability related to the ELOC Purchase Agreement (described in Note 7) is valued using the Monte Carlo simulation model and as such is considered to be a Level 3 fair value measurement, as the fair value was determined based on significant inputs not observable in the market. The significant unobservable inputs used to determine the fair value were the projected volume weighed average share price at each trading date and the use of the maximum draw down potential. The fair value of the ELOC Purchase Agreement derivative liability at inception of the agreement was $100,000. The fair value of the ELOC Purchase Agreement was approximately the same as the fair value at inception and therefore no change in fair value of the derivative liability was recorded for the three and nine months ended September 30, 2025.

F-49

Note 6. Accrued Expenses

Accrued expenses consisted of the following as of September 30, 2025 and December 31, 2024 (in thousands):

	September 30,	December 31,
	2025	2024
Employee compensation and benefits	$607	$473
External research and development expenses	117	178
Professional and consulting fees	814	1,305
Restructuring	—	450
Other	85	731
Total accrued expenses	$1,623	$3,137

Note 7. Convertible Notes and Notes Payable

September 2024 Note Payable

In November 2024, the Company assumed a promissory note issued by Peak Bio in September 2024 in the amount of $0.3 million (the “September 2024 Note”) to its former California landlord. Due to the short-term nature of the September 2024 Note, the Company concluded that its carrying value approximated its fair value as of the Closing on November 14, 2024. The September 2024 Note bears no interest and is payable over twenty equal monthly installments beginning on November 1, 2024 and expiring on June 1, 2026.

As of September 30, 2025 and December 31, 2024, the outstanding balance on the September 2024 Note was $0.1 million and $0.3 million, respectively.

November 2023 Note Payable

In November 2024, the Company assumed a promissory note issued by Peak Bio in November 2023 in the amount of $0.4 million (the “November 2023 Note”) bearing interest at 6% per annum with a maturity date of December 31, 2024. Due to the short-term nature of the November 2023 Note, the Company concluded that its carrying value approximated its fair value as of the Closing on November 14, 2024.

As of December 31, 2024, the principal balance of $0.4 million plus accrued interest of less than $0.1 million was due for payment in order to settle the November 2023 Note obligation. On February 28, 2025, the Company signed a Settlement Agreement and Release in the amount of $325,000 for full satisfaction of the outstanding principal and accrued interest owed on the November 2023 Notes. The payment of $325,000 was made on March 6, 2025 and the Company recognized a gain on debt extinguishment of less than $0.1 million, which is reflected in the gain on settlement of current liabilities in the statements of operations, during the nine months ended September 30, 2025.

The Company did not recognize any interest expense during the three and nine months ended September 30, 2025.

April 2023 Convertible Notes

In November 2024, the Company assumed convertible promissory notes issued by Peak Bio in April 2023 in the principal amount of a total of $0.7 million (the “April 2023 Convertible Notes”). The April 2023 Convertible Notes permitted the holder to convert the outstanding principal and accrued interest at any time at a price of $2.04 per ADS (representing $0.00102 per underlying Ordinary Share of the Company), after giving effect to the Exchange Ratio. Due to the short-term nature of the April 2023 Convertible Notes, the Company concluded that its carrying value approximated its fair value as of the Closing on November 14, 2024. The April 2023 Convertible Notes were due on October 31, 2024 and bore interest at a default rate of 10% per annum.

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On September 19, 2025, the Company entered into a letter agreement (the “April 2023 Convertible Notes and Warrants Amendment”) with the holders of the April 2023 Convertible Notes to (i) extend the maturity date of the April 2023 Convertible Notes to August 31, 2026, (ii) amend the conversion price of the April 2023 Convertible Notes to $0.81 per ADS (representing $0.000405 per underlying Ordinary Share) and permit the holders of the April 2023 Convertible Notes to voluntarily convert, in whole or in part, the outstanding principal and accrued but unpaid interest on the April 2023 Convertible Notes into ADSs at any time, (iii) extend the expiration date of warrants held by the April 2023 Convertible Note holders (“April 2023 Peak Bio Convertible Noteholder Warrants”) from April 28, 2028 to August 31, 2030, and (iv) amend the exercise price of the April 2023 Peak Bio Warrants to $0.81 per ADS (representing $0.000405 per underlying Ordinary Share). In connection with the April 2023 Convertible Notes and Warrants Amendment, the Company paid the holders an aggregate of $81,700, representing all interest accrued on the April 2023 Convertible Notes through September 30, 2025.

The Company accounted for April 2023 Convertible Notes and Warrants Amendment as a debt extinguishment in accordance with ASC 470. As the present value of the future cash flows was substantially different than the net carrying value of the original debt, a loss on debt extinguishment of less than $0.1 million was recognized. The discount of less than $0.1 million is being amortized as interest expense over the term of the convertible notes using the effective interest method.

In November 2024, in connection with the acquisition of Peak Bio, the April 2023 Peak Bio Convertible Noteholder Warrants were accounted for as a liability, as the April 2023 Peak Bio Convertible Noteholder Warrants were not considered indexed to the Company’s own stock in the manner contemplated by ASC 815-40-15, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock. Following the April 2023 Convertible Notes and Warrants Amendment on September 19, 2025, the Company determined that the amended April 2023 Peak Bio Convertible Noteholder Warrants for the issuance of 342,420 ADSs (equivalent to 684,840,000 Ordinary Shares) met the requirements to be considered indexed to the Company’s own stock and therefore were reclassified to equity. The fair value of the warrant liability, immediately prior to the modification, was $109,700 at the reclassification date. The Company determined the fair value of the April 2023 Peak Bio Convertible Noteholder Warrants after the modification, using a Black Scholes Option Pricing Model was $191,800 based on a stock price of $0.81, expected volatility of 86%, a risk-free rate of 3.68% and an expected term of 5 years. The change in fair value of $82,100 was recognized as additional paid in capital.

As of September 30, 2025 and December 31, 2024, the outstanding principal amount of the April 2023 Convertible Note was $0.7 million.

As of September 30, 2025 and December 31, 2024, accrued interest on the April 2023 Convertible Notes of $0 and less than $0.1 million is presented within accrued expenses in the unaudited condensed consolidated balance sheets. The Company recognized interest expense, including amortization of the discount, of less than $0.1 million during the three and nine months ended September 30, 2025.

Refer to Note 13 for convertible notes, related party.

August 2025 Notes

In August 2025, the Company issued unsecured promissory notes with a 20% original issuance discount (each a “August 2025 Note” and together, the “August 2025 Notes”) to certain investors, including the Company’s directors. In connection with the issuance and sale of the August 2025 Notes, the Company agreed to extend the expiration date of Series A warrants held by August 2025 Note investors, previously issued in the March 2025 Private Placement (as defined in Note 8) (the “Series A Warrants”), by 48 months from the original date of expiration (the “Warrant Amendment Agreements”).

The Company closed the August 2025 Note Offering with investors and Company directors in three tranches and issued August 2025 Notes with an aggregate purchase price of $3,011,000 and an aggregate principal amount of $3,763,750, of which the Company issued August 2025 Notes with an aggregate purchase price of $1,500,000 and an aggregate principal amount of $1,875,000 to third party investors. The August 2025 Notes have maturity dates ranging from August 15, 2026 through September 26, 2026, depending on the date of issuance, at which time the principal amount is due and payable. The terms of the August 2025 Notes provided for accelerated payment of the outstanding principal amount in the event of a default as defined in the August 2025 Note (the Accelerated Payment Feature”).

The Company also entered into Warrant Amendment Agreements with the recipients of such August 2025 Notes, which extended the expiration date of the Series A Warrants to purchase 4,891,272 ADSs held by third party investors to April 25, 2030.

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At the close of the August 2025 Note Offering, the Company incurred a total of approximately less than $0.1 million in placement agent fees with Paulson Investment Company, LLC, which were accounted for as debt issuance costs.

The amended Series A Warrants were accounted for in accordance with ASC 815 with the change in fair value, as a result of the amendment, being recognized first as a loss on debt extinguishment to the extent of the purchase price and the remainder as a debt issuance cost. The aggregate fair value of the Series A Warrants at issuance date using a Black Scholes Option Pricing Model was $2.1 million based on a stock price of $1.11, expected volatility of 93%, a risk-free rate of 3.82% and an expected term of 0.6 years. The aggregate fair value of the Series A Warrants at the amendment date using a Black Scholes Option Pricing Model was $3.9 million based on a stock price of $1.11, expected volatility of 88%, a risk-free rate of 3.70% and an expected term of 4.6 years, resulting in a change in fair value of $1.9 million from the issuance date. The Company recognized a loss on debt issuance, which is recorded in loss on debt extinguishment on the condensed consolidated statements of operations and comprehensive loss for the three and nine months ended September 30, 2025, of $0.4 million and the remaining $1.5 million was accounted for as a debt issuance cost.

The Company determined that the Accelerated Repayment Feature is subject to bifurcation under the guidance in ASC 815 as redemption features at a discount. The fair value of the derivative liability related to the Accelerated Repayment Feature was immaterial as the probability that the Company will trigger an event of default was deemed minimal.

At the issuance date, debt issuance costs were capitalized and is being amortized as interest expense over the term of the notes using the effective interest method.

The Company recorded amortization of debt issuance costs of $0.1 million in interest expense for the three and nine months ended September 30, 2025. At September 30, 2025, the outstanding principal balance of the August 2025 Notes was less than $0.1 million.

Refer to Note 13 for notes payable, related party.

White Lion Ordinary Share Purchase and Registration Rights Agreements

On August 29, 2025, the Company entered into an Ordinary Share Purchase Agreement (the “ELOC Purchase Agreement”) and a Registration Rights Agreement (the “White Lion RRA”) with White Lion Capital, LLC, a Delaware limited liability company (“White Lion”). Pursuant to the ELOC Purchase Agreement, the Company had the right, but not the obligation, to require White Lion to purchase, from time to time, up to $25,000,000 in aggregate gross purchase price of newly issued Ordinary Shares, which may be exchanged for ADSs, subject to certain limitations and conditions set forth in the ELOC Purchase Agreement.

The Company does not have a right to commence any sales of Ordinary Shares to White Lion under the ELOC Purchase Agreement until all conditions to the Company’s right to commence sales, as set forth in the ELOC Purchase Agreement, have been satisfied, including that a registration statement covering the resale of such shares is declared effective by the SEC and the final form of prospectus is filed with the SEC. Over the period ending on the earlier of (i) the date on which the Purchaser shall have purchased Ordinary Shares pursuant to the ELOC Purchase Agreement for an aggregate purchase price equal to the Commitment Amount or (ii) August 29, 2028 (the “Commitment Period”), subject to the conditions of the ELOC Purchase Agreement, the Company will control the timing and amount of any sales of Ordinary Shares to the Purchaser. Actual sales of Ordinary Shares to the Purchaser under the ELOC Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the ADSs, and determinations made by the Company as to appropriate levels and sources of funding.

The purchase price of the Ordinary Shares that the Company elects to sell to the Purchaser pursuant to the ELOC Purchase Agreement will be determined based on the type of Purchase Notice issued, as follows:

●	Rapid Purchase Option 1: The lowest traded price of the ADSs on the notice date.
●	Rapid Purchase Option 2: 97% of the lowest traded price of the ADSs during the two hours following the Purchaser’s confirmed receipt of the notice.

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●	Rapid Purchase Option 3: The lowest of (i) the opening price of the ADSs on the notice date, (ii) the closing price of the ADSs on the prior business day, or (iii) the volume-weighted average price (VWAP) on the notice date, with a 20% discount if the trading price is below the opening price.
●	VWAP Purchase: 97% of the lowest daily VWAP during a two-day valuation period for the first $12,500,000 of closings, and 98% thereafter.

In no event may the Company issue to the Purchaser under the ELOC Purchase Agreement more than 13,039,369,358 Ordinary Shares (the “Exchange Cap”), which equals 19.99% of the Company’s outstanding Ordinary Shares as of the Execution Date, unless the Company obtains shareholder approval to issue shares in excess of the Exchange Cap or the average price paid for all Ordinary Shares issued under the agreement is equal to or greater than the Minimum Price (as defined in the ELOC Purchase Agreement). In any event, the ELOC Purchase Agreement provides that the Company may not issue or sell any Ordinary Shares if such issuance or sale would breach any applicable Nasdaq rules.

The ELOC Purchase Agreement prohibits the Company from directing the Purchaser to purchase any Ordinary Shares if those shares, when aggregated with all other Ordinary Shares then beneficially owned by the Purchaser (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended), would result in the Purchaser beneficially owning more than 4.99% of the outstanding Ordinary Shares (the “Beneficial Ownership Limitation”), which may be increased to 9.99% at the Purchaser’s discretion upon 61 days’ prior written notice.

As consideration for the Purchaser’s execution of the ELOC Purchase Agreement, the Company will pay a document preparation fee of $15,000, to be deducted from the proceeds related to the first Purchase Notice, and cash commitment fees of $37,500 when aggregate Purchase Notices exceed $500,000 and $87,500 (or $125,000 if $1,000,000 is reached first) when aggregate Purchase Notices exceed $1,000,000. Additionally, if the Company fails to close at least $625,000 in purchases by the 180th day after the Registration Statement’s effective date, the Company will issue ADSs, represented by Ordinary Shares, equivalent to $75,000 divided by the lowest traded ADS price during a 10-day period preceding that date (the “Commitment Shares”).

Concurrently with the ELOC Purchase Agreement, the Company and the Purchaser entered into a Registration Rights Agreement, dated August 29, 2025 (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement on Form S-1 (or any successor form) with the SEC within thirty (30) calendar days following August 29, 2025, to register the resale of the maximum number of Registrable Securities (including the Ordinary Shares, Commitment Shares, and ADSs representing such shares) permitted by applicable SEC rules.

The ELOC Purchase Agreement was accounted for as a standby equity purchase agreement under ASC 815 as it includes an embedded put option and an embedded forward option. The put option is recognized on inception and the forward option is recognized upon issuance of notice for the sale of the Company’s Common Stock. The fair value of the derivative liability related to the embedded put option (“White Lion Derivative Liability) was $100,000 at the inception of the agreement. The fair value of the White Lion Derivative Liability was determined using a Monte Carlo simulation based on the projected stock price of $0.76, expected volatility of 97%, risk-free rate of 3.52% and discounted at 71.3% for the probability of the Company timely filing all SEC documents and meeting the NASDAQ listing requirements.

As of September 30, 2025, the Company had no outstanding purchase notices issued to White Lion.

Note 8. Shareholders’ Equity (Deficit)

Ordinary Shares

On June 30, 2025, the Company’s shareholders approved an increase to the number of authorized Ordinary Shares, par value $0.0001 (the “Ordinary Shares”). The Company can issue up to 200,000,000,000 Ordinary Shares plus 130,854,276,210 Ordinary Shares previously granted under previous allotments. All previously unallocated authorized shares were revoked. Accordingly, as of September 30, 2025, the Company was authorized to issue up to 330,854,276,210 Ordinary Shares.

Currently, each ADS represents 2,000 Ordinary Shares (the “ADS Ratio”). All ADS and per ADS amounts in the accompanying condensed consolidated financial statements reflect the ADS Ratio.

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March 2025 Private Placement

In March 2025, the Company entered into a securities purchase agreement with certain investors and all directors of the Company, pursuant to which the Company sold and issued in a private placement (the “March 2025 Private Placement”) ADSs, or pre-funded warrants (“Pre-Funded Warrants”) in lieu thereof, each representing 2,000 of the Company’s Ordinary Shares (the “Shares”), and, in each case, Series A warrants to purchase ADSs (“Series A Warrants”) and Series B warrants to purchase ADSs (“Series B Warrants”), the “Warrants,” and together with the ADSs or Pre-Funded Warrants, the “Units”). The Series A Warrants and Series B Warrants had a one-year term and a five-year term from the date of issuance, respectively, and the number of ADSs issuable pursuant to the exercise of each Series A Warrant ranges from 1 ADS to 1.5 ADSs depending on the “tier” of investment made.

In March 2025, the Company closed its first round of financing under the March 2025 Private Placement and issued 2,238,031 ADSs, Series A Warrants to purchase up to 2,283,031 ADS, at an exercise price of $0.87 per ADS, and Series B Warrants to purchase up to 2,283,031 ADS, at an exercise price of $0.87 per ADS. In connection with this round of financing, the Company’s Chairman, Dr. Hoyoung Huh, agreed to purchase $1.0 million of Units, with the purchase price thereof to be satisfied through his agreement to cancel and extinguish $1.0 million of notes previously issued to him by Peak Bio in January 2024, which were assumed by the Company (the “March 2025 Note Termination”) for an equal amount of Ordinary Shares and warrants.

In April 2025, the Company closed its final round of financing under the March 2025 Private Placement and issued 2,704,595 ADSs, Pre-Funded Warrants to purchase up to 1,650,000 ADS at an exercise price of $0.20 per ADS, Series A Warrants to purchase up to 6,057,405 ADS, at an exercise price of $0.87 per ADS, and Series B Warrants to purchase up to 4,354,595 ADS, at an exercise price of $0.87 per ADS. The Company received approximately $0.3 million in advance for the potential exercise of the Pre-funded Warrants which is reflected in other current liabilities.

At close of the March 2025 Private Placement, the Company incurred a total of approximately $0.4 million in placement agent fees with Paulson Investment Company, LLC (“Paulson”) and issued to Paulson 172,344 ADSs with an estimated fair value of $0.2 million. Net proceeds from the March 2025 Private Placement were approximately $5.6 million, net of the $1.0 million from the March 2025 Note Termination.

Merger with Peak Bio, Inc.

On November 14, 2024, the Company completed its previously announced strategic combination with Peak Bio. In connection with the acquisition, the Company issued 25,227,884,000 Ordinary Shares and assumed (i) November 2022 Peak Warrants to purchase an aggregate of 1,577,566 ADSs at $39.18 per ADS, and (ii) April 2023 Peak Warrants to purchase an aggregate of 1,187,013 ADSs at $2.04 per ADS.

The Company determined that the November 2022 Peak Warrants and the April 2023 Peak Warrants are not indexed to the Company’s own stock in the manner contemplated by the relevant accounting standard. Accordingly, on the Closing of the acquisition, the Company classified these warrants as derivative liabilities in its condensed consolidated balance sheets.

Warrants

In connection with various previous financing transactions, the Company has issued warrants to purchase the Company’s Ordinary Shares represented by ADSs. The Company accounts for such warrants as equity instruments or liabilities, depending on the specific terms of the warrant agreement.

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The following table summarizes the Company’s outstanding warrant ADSs, with each ADS representing 2,000 Ordinary Shares, as of September 30, 2025 and December 31, 2024:

	Number of Warrant ADSs		Weighted-
	September 30,	December 31,	Average	Expiration
	2025	2024	Exercise Price	Date
Equity-classified Warrants
October 2023 Investor Pre-funded Warrants	48,387	48,387	$0.20	None
April 2025 Investor Pre-funded Warrants	1,650,000	—	$0.20	None
April 2023 Peak Bio Warrants	342,420	—	$0.81	8/31/2030
March 2025 Series A Investor Warrants	354,462	—	$0.87	3/6/2026
March 2025 Series A Investor Warrants	1,928,569	—	$0.87	3/6/2030
March 2025 Series B Investor Warrants	2,283,031	—	$0.87	3/6/2030
April 2025 Series A Investor Warrants	1,121,491	—	$0.87	4/25/2026
April 2025 Series A Investor Warrants	4,935,914	—	$0.87	4/25/2030
April 2025 Series B Investor Warrants	4,354,595	—	$0.87	4/25/2030
May 2024 Investor Warrants	4,029,754	4,029,754	$1.77	May-Jun 2027
March 2024 Placement Agent Warrants	132,061	132,061	$1.85	3/27/2029
May 2024 Placement Agent Warrants	322,380	322,380	$1.89	5/31/2029
November 2024 Investor Warrants	1,713,402	1,713,402	$2.26	Dec 2027-Jun 2028
October 2023 Placement Agent Warrants	42,550	42,550	$4.13	10/6/2028
March 2022 Investor Warrants	186,007	186,007	$28.00	3/10/2027
March 2022 Placement Agent Warrants	14,874	14,874	$30.00	3/10/2027
December 2021 Investor Warrants	107,768	107,768	$33.00	1/4/2027
December 2021 Placement Agent Warrants	8,615	8,615	$35.00	12/29/2026
2020 Investor Warrants	-	139,882	$44.00	Feb-Mar 2025
July 2021 Placement Agent Warrants	19,909	19,909	$46.40	7/7/2026
2020 Placement Warrants	-	22,481	$51.00	Feb-Mar 2025
	23,596,189	6,788,070
Liability-classified Warrants
April 2023 Peak Bio Warrants	844,593	1,187,013	$2.04	4/28/2028
September 2022 Series B Investor Warrants	519,703	754,997	$17.00	9/14/2029
November 2022 Peak Bio Warrants	1,577,556	1,577,556	$39.18	11/1/2027
	2,941,852	3,519,566
Total outstanding warrants	26,538,041	10,307,636

The following table summarizes the Company’s warrant ADS activity, with each ADS representing 2,000 Ordinary Shares, for the nine months ended September 30, 2025:

	Number of	Weighted- Average
	Warrants	Exercise Price
Outstanding at December 31, 2024	10,307,636	$10.37
Issued	16,628,062	0.80
Exercised	—	—
Forfeited	(235,294)	17.00
Expired	(162,363)	44.97
Outstanding at September 30, 2025	26,538,041	$4.09

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Note 9. Stock-Based Compensation

Stock Options

The following is a summary of the Company’s stock option ADSs activity, with each ADS representing 2,000 Ordinary Shares, under the 2014 Equity Incentive Plan, the 2023 Equity Incentive Plan and the Peak Bio 2022 Long Term Incentive Plan for the nine months ended September 30, 2025:

	Stock Options	Weighted- Average Exercise Price	Weighted-Average Remaining Contractual Life (in years)	Aggregate Intrinsic Value
Outstanding at December 31, 2024	1,981,982	$8.21	7.5	$—
Granted	6,140,896	1.45
Exercised	—	—
Forfeited	(587,130)	5.21
Expired	(120,256)	20.87
Outstanding at September 30, 2025 (1)	7,415,492	$2.64	9.1	$—
Exercisable at September 30, 2025	2,177,421	$5.14	8.1	$—

(1)	Includes both vested stock options as well as unvested stock options for which the requisite service period has not been rendered but that are expected to vest based on achievement of a service condition.

The aggregate intrinsic value of options is calculated as the difference between the exercise price of the options and the fair value of the Company’s ADSs for those options that had exercise prices lower than the fair value of the Company’s Ordinary Shares.

The weighted-average grant-date fair value per ADS of options granted during each of the nine months ended September 30, 2025 and 2024 was $1.45 and $2.96, respectively.

Option Valuation

The weighted-average assumptions that the Company used to determine the fair value of share options granted were as follows, presented on a weighted average basis:

	2025	2024
Expected volatility	94.1%	83.0%
Risk-free interest rate	4.0%	3.9%
Expected dividend yield	—	—
Expected term (in years)	5.7	5.0

Restricted Stock Units

The 2014 Plan provided, and the 2023 Plan provides, for the award of restricted stock units (“RSUs”). RSUs are granted to employees that are subject to time-based vesting conditions that lapse between one year and four years from date of grant, assuming continued employment. Compensation cost for time-based RSUs, which generally vest only on continued service, is recognized on a straight-line basis over the requisite service period based on the grant date fair value of the RSUs, which is derived from the Nasdaq closing price of the Company’s ADSs on the date of grant.

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The following table summarizes the Company’s RSU ADSs activity, with each ADS representing 2,000 Ordinary Shares, for the nine months ended September 30, 2025:

	Time-based Awards
	Number of Shares	Weighted- Average Grant Date Fair Value
Nonvested shares at December 31, 2024	—	—
Granted	40,000	1.34
Forfeited	—	—
Vested	(40,000)	1.34
Nonvested shares at September 30, 2025	—	—

The fair value of time-based RSUs that vested during the nine months ended September 30, 2025 and 2024 was less than $0.1 million and approximately $0.5 million, respectively.

As of September 30, 2025, there were no Ordinary Shares underlying vested time-based RSUs pending issuance that were included in the unaudited condensed consolidated statement of shareholders’ equity (deficit).

Performance-Based Stock Options

During the nine months ended September 30, 2025, the Company granted performance-based stock options (“PSOs”) to executives and consultants exercisable for the purchase of an aggregate of 975,000 ADSs of the Company. Vesting of PSOs granted to executives is based upon (i) a qualified financing or (ii) attainment of an ADC focused licensing deal by December 31, 2025. Vesting of PSOs granted to consultants is based upon attainment of certain research and licensing agreements. All PSOs are subject to continuous service by the executives. The probability of vesting is reviewed each reporting period and management has concluded that the PSOs have not vested until the performance conditions have been satisfied. Therefore, the PSOs remain unvested and outstanding as of September 30, 2025. The Company has not recognized stock-based compensation expense associated with these performance awards during the three and nine months ended September 30, 2025. As of September 30, 2025, total unrecognized compensation cost related to these performance-based stock options awards was $0.9 million, which will be recognized if the awards are deemed to be probable of vesting.

Stock-Based Compensation Expense

The Company classifies stock-based compensation expense in the statements of operations in the same manner in which the award recipients’ payroll costs are classified or in which the award recipients’ service payments are classified. Total stock-based compensation expense attributable to share-based payments made to employees, consultants and directors included in operating expenses in the Company’s condensed consolidated statements of operations and comprehensive loss for the three and nine months ended September 30, 2025 and 2024, was as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2025	2024	2025	2024
Research and development	$34	$27	$409	$83
General and administrative	651	221	2,010	621
Restructuring and other costs	—	—	—	285
Total stock-based compensation expense	$685	$248	$2,419	$989

As of September 30, 2025, total unrecognized compensation cost related to unvested stock options was $4.3 million, which is expected to be recognized over a weighted average period of 2.8 years. As of September 30, 2025, no unrecognized compensation cost remains related to time-based RSUs.

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Note 10. Net Loss per Share

The following potential dilutive securities, presented based on Ordinary Shares outstanding at the end of each reporting period, have been excluded from the calculation of diluted net loss per share because including them would have had an anti-dilutive impact:

	As at September 30,
	2025	2024
Stock options	14,830,984,000	507,014,688
Restricted stock units	—	251,823,915
Warrants	53,076,082,000	11,562,563,300
Convertible notes	1,728,414,000	1,257,860,000
Total	69,635,480,000	13,579,261,903

Note 11. Income Taxes

In accordance with ASC 270, Interim Reporting, and ASC 740, Income Taxes, the Company is required at the end of each interim period to determine the best estimate of its annual effective tax rate and then apply that rate in providing for income taxes on a current year-to-date (interim period) basis. The Company recorded an income tax benefit of $1.1 million for the three and nine months ended September 30, 2025 in connection with the impairment loss on one of the Company’s IPR&D assets. For the three and nine months ended September 30, 2024, the Company recorded no tax expense or benefit due to the expected current year loss and its historical losses. The Company has not recorded its net deferred tax asset as of either September 30, 2025 or December 31, 2024 because it maintained a full valuation allowance against all deferred tax assets as of these dates as management has determined that it is not more likely than not that the Company will realize these future tax benefits. As of September 30, 2025 and December 31, 2024, the Company had no uncertain tax positions.

Note 12. Segment Information

The Company manages its operations as a single operating segment for the purpose of assessing performance, making operating decisions and allocating resources, resulting in a single reportable segment. The Company has determined that its Chief Operating Decision Maker (“CODM”) is its Chief Executive Officer. The Company’s CODM reviews the Company’s financial information on a consolidated basis for the purpose of allocating resources and assessing financial performance.

The Company has assembled a portfolio of pre-clinical product candidates that aim to develop next-generation precision bifunctional ADCs for the treatment of cancer. The Company has not generated any revenue since its inception and does not expect to generate any revenue from the sale of products in the near future. The Company primarily incurs expenses in connection with the research and development of its product candidates as well as general and administrative costs consisting of salaries and related costs for personnel in executive, finance and administrative functions, as well as consulting, restructuring and merger-related expenses.

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The key measure of segment profit or loss that the CODM uses to allocate resources and assess performance is the Company’s consolidated net loss, as reported on the consolidated statements of operations and comprehensive loss. In addition, the CODM is regularly provided the following significant segment expense categories which are reviewed against budgeted expectations to assist in resource allocation decision-making:

	Three Months Ended September 30		Nine Months Ended September 30
(In thousands)	2025	2024	2025	2024
ADC preclinical development	$(464)	$—	$(626)	$—
HSCT-TMA (AK901) clinical program expense	36	(477)	(70)	(1,560)
Chemistry, manufacturing and control	(21)	(459)	(69)	(3,401)
Other external development expense	(57)	(159)	(92)	(754)
Internal and other research and development expense	(227)	(303)	(981)	(1,220)
U.K. Research and Development Tax Credit	518	1,282	518	1,282
General and administrative expense	(1,324)	(1,488)	(5,129)	(5,995)
Impairment loss on other intangible assets	(5,180)	—	(5,180)	—
Merger-related costs	—	(992)	—	(2,290)
Restructuring and other costs	—	(83)	—	(1,438)
Stock-based compensation expense	(685)	(248)	(2,419)	(989)
Other segment items (1)	(84)	32	960	346
Deferred tax benefit	1,088	—	1,088	—
Net loss	$(6,400)	$(2,895)	$(12,000)	$(16,019)

(1)	Other segment items include interest income, interest expense, gain on settlement of accounts payable, loss on debt extinguishment, change in fair value of warrant liabilities, net foreign currency exchange gains (losses), loss on derivative liability, and other expense, net as reported in the Company’s condensed consolidated statements of operations and comprehensive loss.

Assets regularly provided to the CODM are consistent with those reported on the consolidated balance sheets with particular emphasis on the Company’s available liquidity, including its cash and restricted cash. All of the Company’s tangible assets are held in the United States.

Note 13. Related Party Transactions

CEO Agreement

On May 31, 2024, the Company and Dr. Samir Patel entered into an Interim Chief Executive Officer Agreement, effective as of May 1, 2024 (the “Interim CEO Agreement”). Pursuant to the Interim CEO Agreement, Dr. Patel served as the Company’s Interim President and Chief Executive Officer as an independent contractor on an at-will basis. The Interim CEO Agreement could be terminated by the Company immediately for any reason. As the sole compensation for services provided under the Interim CEO Agreement, Dr. Patel was paid $50,000 per month in the form of fully vested Ordinary Shares. On September 16, 2024, the Company entered into an amendment to the Interim CEO Agreement (the “CEO Amendment Agreement”), effective July 1, 2024, to revise Dr. Patel’s compensation in connection with the services as Interim President and Chief Executive Officer. Pursuant to the CEO Amendment Agreement, in lieu of receiving the stated monthly compensation of $50,000 in the form of fully vested Ordinary Shares, Dr. Patel is paid in the form of fully vested non-qualified stock options to purchase Ordinary Shares (“NQSO”), with the number of ADSs underlying each such monthly NQSOs grant to be equal to two times the number determined by dividing (i) $50,000 by (ii) the closing price of the Company’s ADSs on the Nasdaq Capital Market on the last day of each month (or partial month) Dr. Patel has served as the Company’s Interim President and Chief Executive Officer.

On December 12, 2024, the Company’s board of directors approved the appointment of Dr. Samir Patel to President and Chief Executive Officer, effective December 16, 2024. There were no changes to Dr. Patel’s revised compensation under the CEO Amendment Agreement described above, following Dr. Patel’s appointment as President and Chief Executive Officer on December 16, 2024. On April 21, 2025, Dr. Patel stepped down as President and Chief Executive Officer.

F-59

During the three months ended September 30, 2025, the Company recognized $0.3 million in non-cash stock-based compensation pursuant to the CEO Amendment Agreement, pertaining to NQSOs granted to Dr. Patel to purchase Ordinary Shares.

During the nine months ended September 30, 2025, the Company recognized $0.3 million in non-cash stock-based compensation pursuant to the CEO Amendment Agreement, pertaining to NQSOs granted to Dr. Patel to purchase 400,896 ADSs at a weighted average exercise price of $1.17 per ADS.

Notes Payable, Related Party

Dr. Huh Notes

Pursuant to the acquisition of Peak Bio, which closed on November 14, 2024, the Company assumed certain notes payable due to Dr. Huh, the Company’s Chairman of the Board. The Company assumed two notes in the amount of a total of $0.9 million, which were entered into in May and August 2021 (the “2021 Notes”) and had a one-year maturity date from date of issuance. The 2021 Notes carried an interest rate of 1.0% per annum. The Company also assumed a note in the amount of $0.75 million, which was entered into in January 2024 (the “January 2024 Note”) and had an original maturity date of January 23, 2025 which was extended to December 31, 2025 on April 1, 2025. The January 2024 Note carried an interest rate of 15% per annum.

In March 2025, in connection with the March 2025 Private Placement (Note 8), Dr. Huh’s 2021 Notes including accrued interest, and a portion of his January 2024 Note, aggregating to $1.0 million were cancelled, extinguished and paid in full for an equal amount of Ordinary Shares and warrants of the Company.

In September 2025, in connection with the August 2025 Notes Offering (see below), Dr. Huh agreed to purchase an August 2025 Note with a principal amount of $1,250,000 for a purchase price of $1,000,000, with the purchase price thereof to be satisfied through his agreement to cancel and extinguish $837,433 of outstanding principal and accrued interest under January 2024 Note plus cash of $162,567. The Company accounted for the cancellation and extinguishment in exchange for the issuance of the August 2025 Note as a debt extinguishment in accordance with ASC 470. As the present value of the future cash flows was substantially different than the net carrying value of the original debt, a loss of approximately $0.5 million was recognized.

The Company recognized interest expense of less than $0.1 million during each of the three and nine months ended September 30, 2025.

As of September 30, 2025 and December 31, 2024, the outstanding principal and accrued interest on the 2021 Notes and the January 2024 Note was $0 and $1.651 million, respectively. As of each of September 30, 2025, and December 31, 2024, accrued interest of $0 million and $0.1 million, respectively is presented within accrued expenses in the consolidated balance sheets.

August 2025 Notes, Related Party

In August 2025, the Company issued notes to the Company’s directors with the same terms as the August 2025 Notes (as described in Note 7) with an aggregate purchase price of $1,511,000 and an aggregate principal amount of $1,888,750, inclusive of a note exchange with the Company’s Chairman, Dr. Hoyoung Huh, as outlined above. The Notes have maturity dates ranging from August 15, 2026 through August 18, 2026, at which time the principal amount is due and payable.

The Company also entered into Warrant Amendment Agreements with the recipients of such August 2025 Notes, which extended the expiration date of certain Series A Warrants held by such investors to purchase 1,928,569 ADSs to March 6, 2030 and 44,642 ADSs to April 25, 2030.

F-60

The amended Series A Warrant were accounted for in accordance with ASC 815 with the change in fair value, as a result of the amendment, being recognized as a debt issuance cost. The aggregate fair value of the warrants at issuance date using a Black Scholes Option Pricing Model was $0.6 million based on a weighted average stock price of $0.98, weighted average expected volatility of 83%, a weighted average risk-free rate of 4.12% and an expected term of 0.6 years. The aggregate fair value of the warrants at the amendment date using a Black Scholes Option Pricing Model was $1.4 million based on a weighted average stock price of $0.98, weighted average expected volatility of 88%, a weighted average risk-free rate of 3.85% and an expected term of 4.6 years, resulting in a change in fair value of $0.8 million from the issuance date.

At the issuance date, the change in fair value of the amended Series A Warrants was capitalized and is being amortized as interest expense over the term of the notes using the effective interest method.

The Company recorded amortization of debt issuance costs of less than $0.1 million in interest expense for the three and nine months ended September 30, 2025. At September 30, 2025, the outstanding principal balance of the August 2025 Notes was $1.3 million.

Convertible Notes, Related Party

On May 10, 2024, the Company entered into unsecured convertible promissory notes (the “May 2024 Notes”) with Dr. Ray Prudo, the Company’s Chairman at the time, and its then Interim President and Chief Executive Officer and director, Dr. Samir Patel, for an aggregate of $1.0 million in gross proceeds. The May 2024 Notes bear interest at 15% per annum, which may be increased to 17% upon the occurrence of certain events of default as described therein, and the principal and all accrued but unpaid interest is due on the date that is the earlier of (a) ten (10) business days following the Company’s receipt of a U.K. research and development tax credit from HM Revenue and Customs, and (b) November 10, 2024. Provided, however, at any time or times from the date of the note and until the tenth business day prior to closing of the acquisition, the note holders are entitled to convert any portion of the outstanding and unpaid amount, including principal and accrued interest, into Company ADSs at a fixed conversion price equal to $1.59, representing the Nasdaq official closing price of the Company’s ADSs on the issuance date, subject to certain restrictions. In October 2024, the aggregate principal balance of $750,000, was repaid in cash with proceeds from the Company’s U.K. research and development tax credit from the U.K. HM Revenue and Customs. Drs. Prudo and Patel each elected to convert the $125,000 of remaining principal and accrued interest into the Company’s ADSs at a conversion price of $1.59 per ADS. These Ordinary Shares were issued to Drs. Prudo and Patel on April 30, 2025.

The Company recognized no interest expense during the three and nine months ended September 30, 2025.

As of September 30, 2025 and December 31, 2024, the outstanding principal and accrued interest, presented within accrued expenses, on the May 2024 Notes was $0 and $0.3 million, respectively.

The Doctors Laboratory

The Company leased office space for its U.K. headquarters in London from The Doctors Laboratory (“TDL”), an entity with a common director, and had incurred expenses of less than $0.1 million plus VAT during each of the three and nine months ended September 30, 2025 and 2024. The Company also received certain administrative services provided by TDL and incurred expenses of less than $0.1 million during each of the three and nine months ended September 30, 2025 and 2024. The Company recorded payable balances owed to TDL of less than $0.1 million as of September 30, 2025 and December 31, 2024.

Other

In November 2024, the Company assumed an amount due to an entity in which the Company’s Chairman, Dr. Hoyoung Huh, is a director. As of September 30, 2025 and December 31, 2024, the amounts due totaled less than $0.1 million and are included in accounts payable in the Company’s condensed consolidated balance sheets.

F-61

Note 14. Commitments and Contingencies

Leases

The Company currently leases office space for both our U.S. headquarters on a short-term basis. The lease for our U.K. headquarters, located in London, was vacated in May 2025. The Company leased its U.S. headquarters virtual office, located in Boston, Massachusetts, on a month-to-month basis through September 30, 2025. In October 2025, the Company moved its U.S. headquarters virtual office to Tampa, Florida. The Company also leases laboratory space, located in San Francisco, California, on a month-to-month basis and is cancellable anytime with 60 days’ notice. The Company is not party to any material lease agreements.

For each of the three months ended September 30, 2025 and 2024, the Company incurred lease costs of less than $0.1 million.

For the nine months ended September 30, 2025 and 2024, the Company incurred lease costs of less than $0.1 million and approximately $0.2 million, respectively.

Employee Benefit Plans

The Company adopted an employee benefit plan under Section 401(k) of the Internal Revenue Code for its U.S.-based employees. The plan allows employees to make contributions up to a specified percentage of their compensation. Under the plan, the Company matches 100% of employees’ contributions up to 5% of the annual eligible compensation contributed by each employee, subject to Internal Revenue Code limitations.

The Company also adopted a defined contribution pension scheme which allows for U.K. employees to make contributions and provides U.K. employees with a Company contribution of 10% of compensation, subject to U.K. law.

During each of the three and nine months ended September 30, 2025 and 2024, respectively, the Company charged less than $0.1 million to operating expenses related to the Company’s contributions to employee benefit plans.

Bayer Acquisition Agreement

In November 2024, the Company assumed an assignment, license, development and commercialization agreement dated March 17, 2017 with Bayer (the “Bayer Acquisition Agreement”), to acquire from Bayer all right, title and interest in and to PHP-303, including each and every invention and any priority rights relating to its patents.

Under the Bayer Acquisition Agreement, the Company is committed to pay certain development and regulatory milestones up to an aggregate amount of $23,500,000 and high single digit royalties based on the sale of products developed based on the licensed compound. Royalties will be payable on a licensed product-by-licensed product and country-by-country basis until the later of ten years after the first commercial sale of such licensed product in such country and expiration of the last patent covering such licensed product in such country that would be sufficient to prevent generic entry.

Either party may terminate the Bayer Acquisition Agreement upon prior written notice for the other party’s material breach that remains uncured for a specified period of time or insolvency. Bayer agreed not to assert any Bayer intellectual property rights that were included in the scope of the Bayer Acquisition Agreement against the Company.

The Company incurred zero expenses under this agreement as no milestones have been achieved since inception, and no products were sold from inception through September 30, 2025.

Legal Proceedings

In May 2025, a former employee of Peak Bio CA, Inc. subsidiary filed a claim stating that they are entitled to certain discretionary bonuses from 2022 totaling less than $0.1 million. The Company denies the former employee’s claim and intends to defend itself.

F-62

In December 2024, the Company received demand letters from two individuals formerly serving the Company as consultants outlining claims relating to wrongful termination. The wrongful termination claims included claims for unpaid consulting fees, consulting fees owed due to improper termination notice, unpaid bonuses, severance, and the accelerated vesting of outstanding restricted stock unit awards as of the termination date. On March 3, 2025 and on May 30, 2025, the Company signed separate Settlement Agreements and Mutual Releases with each of such former consultants. The agreements require the Company to make a payment totaling $0.4 million in equal monthly installments with the last installment being payable November 2025. In addition, the agreements allowed for the terms of the previously awarded restricted stock units to continue to govern, including the continued vesting of the restricted stock units. Accordingly, during the nine months ended September 30, 2025, the Company issued 125,911 ADSs (representing 251,822,000 Ordinary Shares) on vesting of these restricted stock awards. As of September 30, 2025, the Company recognized $0.1 million, representing the remainder aggregate settlement amount, which is presented within accounts payable in the Company’s condensed consolidated balance sheets.

On November 21, 2024, “Sabby” Volatility Warrant Master Fund Ltd. (“Sabby”) filed a lawsuit against the Company in New York state court for alleged breach of contract. Sabby alleges that it validly exercised a warrant issued to Sabby in September 2022 and alleges that the Company breached the warrant by not honoring Sabby’s exercise request. On May 7, 2025, the Company and Sabby entered into a Settlement Agreement pursuant to which the Company agreed to issue 272,450 ADSs (representing 544,900,000 Ordinary Shares) to Sabby, which were issued on June 13, 2025.

Accounts Payable Settlements

During the nine months ended September 30, 2025, the Company entered into settlement agreements with vendors for the settlement of outstanding payables. This resulted in a $0.8 million and a $2.0 million gain on settlement of current liabilities, which is reflected in the condensed consolidated statements of operations for the three and nine months ended September 30, 2025, respectively.

On April 4, 2025, the Company issued 204,000 ADS (representing 408,000,000 Ordinary Shares) to Paulson for the settlement of outstanding placement agent fees earned in connection with a private placement in November 2024.

Note 15. Restructuring

In May 2024, the Company implemented a reduction-in-force of approximately 67% of its total workforce as a result of the recently announced research and development program prioritization under which the Company’s hematopoietic stem cell transplantation-associated thrombotic microangiopathy (“HSCT-TMA”) program with investigational nomacopan was suspended. The reduction-in-force was part of an operational restructuring plan (the “May 2024 Restructuring Plan”) which also included the elimination of certain senior management positions. The May 2024 Restructuring Plan was completed in the third quarter of 2024. The purpose of the May 2024 Restructuring Plan, including the reduction-in-force, was to reduce HSCT-TMA program related operating costs, while supporting the execution of the Company’s long-term strategic plan including the acquisition of Peak Bio. As of September 30, 2025, the Company does not expect to incur additional restructuring-related expenses related to the May 2024 Restructuring Plan.

The following table presents the restructuring reserve and activity for the nine months ended September 30, 2025:

	Severance and	Other
(In thousands)	Employee Benefit Costs	Restructuring Charges	Total
Balance at December 31, 2024	$450	$—	$450
Restructuring adjustment	(50)	—	(50)
Cash payments	(400)	—	(400)
Balance at September 30, 2025	$—	$—	$—

F-63

The following table presents the restructuring reserve and activity for the nine months ended September 30, 2024:

	Severance and	Other
(In thousands)	Employee Benefit Costs	Restructuring Charges	Total
Balance at December 31, 2023	$—	$—	$—
Restructuring charges	1,562	78	1,640
Cash payments	(827)	(78)	(905)
Non-cash stock-based compensation	(285)		(285)
Balance at September 30, 2024	$450	$—	$450

The restructuring reserve is presented within accrued expenses in the Company’s condensed consolidated balance sheets for the nine months ended September 30, 2024.

Note 16. Subsequent Events

On October 16, 2025, the Company closed a registered direct offering (the “2025 Registered Direct Offering”) with certain institutional investors providing for the issuance and sale of 3,125,000 ADSs of the Company. The ADSs have been offered and sold together with series E warrants to purchase up to an aggregate of 3,125,000 ADSs (“Series E Warrants”) and series F warrants to purchase up to an aggregate of 3,125,000 ADSs (“Series F Warrants”, and, with the Series E Warrants, the “Warrants”), which are being issued in a concurrent private placement. The combined purchase price per each ADS and accompanying Warrants sold in the 2025 Registered Direct Offering was $0.80. The aggregate gross proceeds from the 2025 Registered Direct Offering were $2.5 million, excluding any proceeds from any future exercises of Warrants.

The Series E Warrants have an exercise price of $0.98 per share, subject to customary adjustments as set forth therein, are exercisable commencing on the effective date (the “Shareholder Approval Date”) of shareholder approval of the issuance of the ADSs issuable upon exercise of the Warrants (the “Shareholder Approval”), and will have a 5-year term from the Shareholder Approval Date. The Series F Warrants have an exercise price of $0.98 per share, subject to customary adjustments as set forth therein, are exercisable on the Shareholder Approval Date, and will have a thirty-month term from the Shareholder Approval Date. If at the time of exercise there is no effective registration statement registering the ADSs underlying the Warrants, the Warrants may be exercised on a cashless basis. The Company has agreed to file a registration statement registering for resale the ADSs issuable upon exercise of the Warrants and the Placement Agent Warrants (defined below) within 30 days of the Closing Date.

The Company entered into a placement agency agreement (the “Placement Agent Agreement”) with Ladenburg Thalmann & Co. Inc. (the “Placement Agent”), pursuant to which the Company paid $262,500 in cash at closing of the 2025 Registered Direct Offering. The Placement Agent also received warrants (the “Placement Agent Warrants”) on substantially the same terms as the Series E Warrants in an amount equal to 4.0% of the aggregate number of ADSs sold in the 2025 Registered Direct Offering to purchase up to 125,000 ADSs, at an exercise price of $1.00 per share and will have a 5-year term expiring October 14, 2030.

F-64

PEAK BIO

Consolidated Financial Statements

As of and for the Years Ended December 31, 2023 and 2022

F-65

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Peak Bio, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Peak Bio Inc. (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations and comprehensive loss, deficit and cash flows for the years then ended and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has a working capital deficiency, an accumulated deficit and negative cash flows in operating activities. The Company needs to raise additional capital to meet its obligations, fund operations and continue developing its product candidates. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that may be necessary should the Company be unable to continue as a going concern.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2022.

New York, NY

August 5, 2024

F-66

PEAK BIO

CONSOLIDATED BALANCE SHEETS

	December 31,
	2023	2022
Assets
Current assets
Cash	$381,649	$654,892
Derivative asset	—	13,000
Prepaid expenses and other current assets	1,992,458	2,562,901
Total current assets	2,374,107	3,230,793
Property and equipment, net	153,108	376,648
Restricted cash	60,000	239,699
Operating lease right-of-use asset	—	3,681,072
Other noncurrent assets	9,200	1,500
Total assets	$2,596,415	$7,529,712
Liabilities and deficit
Current liabilities
Accounts payable	$5,862,435	$3,618,026
Accrued expenses	3,576,768	2,038,291
Operating lease liability, current	4,439,235	720,577
Insurance financing note	631,993	921,576
Derivative liability	361,704	166,000
Promissory note	350,000	—
Convertible notes	2,872,131	1,374,698
Convertible notes, related party	1,527,078	—
Related party loans	901,370	1,961,953
Total current liabilities	20,522,714	10,801,121
Operating lease liability, net of current portion	—	3,507,268
Warrant liability	—	525,000
Other noncurrent liabilities	230,650	790,800
Total liabilities	20,753,364	15,624,189
Commitments and contingencies (Note 8)
Stockholders’ Deficit
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; none issued and outstanding	—	—
Common stock, par value of $0.0001 per share; 60,000,000 shares authorized; 23,124,888 shares issued and outstanding as of December 31, 2023 and 21,713,248 shares issued and 19,782,747 issued and outstanding as of December 31, 2022	2,312	1,978
Additional paid-in capital	19,918,594	17,219,593
Accumulated deficit	(38,171,483)	(25,345,566)
Accumulated other comprehensive income	93,628	29,518
Total stockholders’ deficit	(18,156,949)	(8,094,477)
Total liabilities and deficit	$2,596,415	$7,529,712

See accompanying notes to consolidated financial statements.

F-67

PEAK BIO

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Year Ended December 31,
	2023	2022
Revenue
Grant revenue	$367,877	$607,681
Total revenue	367,877	607,681
Operating expenses
Research and development	1,627,389	3,924,253
General and administrative	8,292,072	8,531,276
Impairment loss on operating right-of-use asset	3,513,999	—
Total operating expenses	13,433,460	12,455,529
Operating loss	(13,065,583)	(11,847,848)
Other income (expense)
Interest income	43	2,114
Interest expense	(2,728,101)	(47,958)
Change in fair value of convertible notes	—	(1,186,800)
Change in fair value of warrant liability	2,100,123	(75,000)
Change in fair value of derivative liability	837,146	92,110
Other income	45,945	367,738
Loss on extinguishment of debt	(15,490)	(467,073)
Total other income (expense), net	239,666	(1,314,869)
Loss before income tax expense	(12,825,917)	(13,162,717)
Income tax benefit	—	74,000
Net loss	$(12,825,917)	$(13,088,717)
Other comprehensive income (loss):
Foreign currency translation	64,110	(58,925)
Total comprehensive loss	$(12,761,807)	$(13,147,642)
Basic and diluted weighted average shares outstanding	21,175,668	17,711,842
Basic and diluted net loss per share	$(0.61)	$(0.74)

See accompanying notes to consolidated financial statements.

F-68

PEAK BIO

CONSOLIDATED STATEMENTS OF DEFICIT

	Common Stock		Additional Paid-In	Accumulated Other Comprehensive	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Income (Loss)	Deficit	Deficit
Balance, December 31, 2021	17,162,742	$1,716	$6,428,837	$88,443	$(8,454,264)	$(1,935,268)
Capital contribution from pH Pharma Ltd .	—	—	1,363,974	—	—	1,363,974
Issuance of common stock	132,302	13	1,152,150	—	—	1,152,163
Business Combination with Ignyte, net of transaction costs (Note 1)	2,234,363	224	127,937	—	—	128,161
Issuance of PIPE Shares (Notes 1 and 11)	402,500	40	4,024,960	—	—	4,025,000
Issuance of common stock in settlement of 2022 Pre-Business Combination Convertible Notes and the Director Loan	176,579	18	3,419,694	—	—	3,419,712
Issuance of common stock under White Lion Purchase Agreement	50,200	5	249,995	—	—	250,000
Repurchase and retirement of share under Forward Share Purchase Agreement	(375,939)	(38)	—	—	(3,802,585)	(3,802,623)
Share-based compensation	—	—	452,046	—	—	452,046
Foreign currency translation	—	—	—	(58,925)		(58,925)
Net loss	—	—	—	—	(13,088,717)	(13,088,717)
Balance, December 31, 2022	19,782,747	$1,978	$17,219,593	$29,518	$(25,345,566)	$(8,094,477)
Issuance of common stock under White Lion Purchase Agreement as a financing fee	412,763	41	249,959	—	—	250,000
Issuance of common stock under White Lion Purchase Agreement	729,000	73	105,244	—	—	105,317
Issuance of common stock upon exercise of April 2023 Convertible Note Warrants	1,708,333	171	1,786,397	—	—	1,786,568
Issuance of common stock upon exercise of PIPE Warrants	492,045	49	4,871	—	—	4,920
Reclassification of April 2023 Convertible Note Warrants from Liability to Equity	—	—	65,469	—	—	65,469
Capital Contribution from Extinguishment of Ignyte Sponsor Promissory Note	—	—	211,643	—	—	211,643
Share-based compensation	—	—	275,418	—	—	275,418
Foreign currency translation	—	—	—	64,110	—	64,110
Net loss	—	—	—	—	(12,825,917)	(12,825,917)
Balance, December 31, 2023	23,124,888	$2,312	$19,918,594	$93,628	$(38,171,483)	$(18,156,949)

See accompanying notes to consolidated financial statements.

F-69

PEAK BIO

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2023	2022
Cash flows from operating activities
Net loss	$(12,825,917)	$(13,088,717)
Adjustment to reconcile net loss to net cash used in operating activities
Share-based compensation	275,418	560,060
Depreciation	144,045	151,873
Impairment loss on operating right-of-use-asset	3,513,999	—
Loss on disposal of equipment	79,495	—
Loss on extinguishment of debt	15,490	467,073
Amortization of right-of-use lease asset	167,073	634,611
Issuance of shares for financing fee	250,000	250,000
Change in fair value of convertible notes payable	—	1,186,800
Change in fair value of warrant liability	(2,100,123)	75,000
Change in fair value of derivative liability	(837,146)	(92,110)
Accretion of discount on convertible notes payable	2,511,296	—
Accretion of the operating lease liability	388,501	—
Changes in operating assets and liabilities
Prepaid expenses and other current assets	569,403	(698,741)
Other noncurrent assets	(7,700)	—
Accounts payable	2,234,921	816,037
Accrued expenses and other current liabilities	1,600,486	1,771,097
Operating lease liability	(177,111)	(87,838)
Other noncurrent liabilities	(560,150)	569,230
Net cash used in operating activities	(4,758,020)	(7,485,625)
Cash flows from investing activities
Purchase of property and equipment	—	(142,249)
Net cash used in investing activities	—	(142,249)
Cash flows from financing activities
Proceeds from issuance of common shares	105,317	5,177,163
Proceeds from exercise of warrants	1,029,920	—
Proceeds from issuance of April 2023 Convertible Notes, net of debt issuance costs	2,069,231	—
Proceeds from issuance of December 2023 Convertible Notes, net of debt issuance costs	1,416,400	—
Repayment of Insurance Financing Note	(921,576)	—
Proceeds from Insurance Financing Note	631,993	—
Repayment of Promissory Note	(300,000)	—
Proceeds from completion of Ignyte business combination	—	3,910,375
Settlement of Forward Share Purchase Agreement	—	(3,802,623)
Proceeds from net shareholder contributions	—	1,250,298
Proceeds from 2022 Pre-Business Combination Convertible Notes	—	1,250,000
Proceeds from Director Loans	—	500,000
Proceeds from (repayment of) Founder Loans	250,000	(150,000)
Net cash provided by financing activities	4,281,285	8,135,213
Net (decrease) increase in cash	(476,735)	507,339
Effect of exchange rate changes on cash	23,793	(55,225)
Cash and restricted cash, beginning of year	894,591	442,477
Cash and restricted cash, end of year	$441,649	$894,591
Components of cash, cash equivalents and restricted cash
Cash	381,649	654,892
Restricted cash	60,000	239,699
Total cash, cash equivalents and restricted cash	441,649	894,591
Supplemental disclosures of non-cash financing activities:
Cash paid for interest	$—	$—
Cash paid for taxes	$—	$8,844
Non-cash investing and financing activities:
Exchange of related party loans for convertible notes, related party	$1,130,775	$—
Fair value of warrants exercised and reclassified to additional paid in capital	$761,568	$—
Fair value of warrants reclassified to additional paid in capital	$65,469	$—
Capital Contribution from Extinguishment of Ignyte Sponsor Promissory Note	$211,643	$—
Purchase of property and equipment included in accounts payable	$—	$33,060
Warrant liability assumed in Business Combination	$—	$450,000
Related party loans assumed in Business Combination	$—	$211,953
Convertible notes payable and derivative liability assumed in Business Combination	$—	$1,512,500
Related party loan entered into for settlement of accrued expenses	$—	$400,000
Shares issued for settlement of related party loan and accrued interest	$—	$502,740
Financing received for annual insurance policy	$—	$921,576
Shares issued for settlement of convertible notes payable and accrued interest	$—	$1,263,099
Operating lease liabilities arising from obtaining right-of-use assets	$—	$4,189,492

See accompanying notes to consolidated financial statements.

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PEAK BIO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Description of the Business

Peak Bio, Inc., together with its fully-owned subsidiaries, Peak Bio Co. Ltd (“Peak Bio Ltd”) and Peak Bio CA, Inc. (the “Company” or “Peak Bio”), is a clinical-stage biotechnology company focused on discovering, developing and delivering innovative therapies for multiple therapeutic areas. The Company has established a portfolio of potential therapies focused on cancer and immunological diseases. The Company’s pipeline includes the PH-1 ADC Platform for oncology, PHP-303 program for genetic disease, liver disease and inflammation, specifically for Alpha-1 antitrypsin deficiency (AATD) and acute respiratory distress syndrome (ARDS) including COVID-19. Prior to March 1, 2022 (see below), the Company operated as pH Pharma Ltd, a Korean company.

Spin-Off

On March 1, 2022, pH Pharma Ltd completed the spin-off of certain assets and liabilities into a newly formed entity, pH Pharma Co., Ltd, except for the assets and liabilities related to PHP-303 and PH-1 ADC Platform programs, and changed its name to Peak Bio Co., Ltd. (the “Spin-Off”). The Spin-Off resulted in Peak Bio Co., Ltd. retaining 17,162,742 shares of common stock, which has been retroactively presented as of the beginning of the earliest period presented.

Ignyte Acquisition Corp (Ignyte)

On November 1, 2022 (the “Closing Date”), the Company completed the transactions contemplated by the certain business combination agreement, dated as of April 28, 2022 (the “Business Combination Agreement”), by and among Ignyte Acquisition Corp. (“Ignyte”), a public company, Ignyte Korea Co., Ltd., a corporation organized under the laws of the Republic of Korea (“Korean Sub”), and Peak Bio Co., Ltd (“Ignyte Business Combination”). At the closing of the Ignyte Business Combination, the stockholders of Peak Bio Ltd transferred their common stock shares to Korean Sub in exchange for shares of Ignyte common stock held by Korean Sub, which Korean Sub received in exchange for the shares of Peak Bio Ltd common stock from Ignyte (the “Share Swap”). Upon consummation of the Share Swap, Peak Bio Ltd became a direct wholly owned subsidiary of Ignyte. At the Closing Date, Ignyte changed its name to “Peak Bio, Inc.”

At the Closing Date, each common stock share of Peak Bio Ltd was converted into 2.0719 Ignyte common stock shares (the “Ignyte Exchange Ratio”). Each option of Peak Bio Ltd that was outstanding and unexercised immediately prior to the Ignyte Business Combination was assumed by Ignyte and converted into an option to acquire shares of common stock of Ignyte, as adjusted for the Ignyte Exchange Ratio.

At the Closing Date, a purchaser (the “Original Subscriber”) purchased from the Company an aggregate of 50,000 shares of the Company’s common stock (the “Original PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $500,000, pursuant to a subscription agreement entered into effective as of April 28, 2020 (the “Original Subscription Agreement”).

At the Closing Date, certain additional purchasers (each, a “New Subscriber”) purchased from the Company an aggregate of (i) 302,500 shares of the Company’s common stock (the “New PIPE Shares”) and (ii) 281,325 warrants (the “PIPE Financing Warrants”) to purchase shares of Ignyte common stock, at an exercise price of $0.01 per share, for a purchase price of $10.00 per share for an aggregate purchase price of $3,025,000, pursuant to separate subscription agreements entered into effective as of October 31, 2022 (each a “New Subscription Agreement”).

Finally, at the Closing Date, certain Peak Bio Ltd.’s lenders received from the Company an aggregate of (i) 176,579 shares of Ignyte common stock and (ii) 164,220 warrants (together with the PIPE Financing Warrants, the “PIPE Warrants”) to purchase shares of Ignyte common stock, at an exercise price of $0.01 per share, in settlement of the 2022 Pre-Business Combination Promissory Notes and the loan from a director nominee (see Note 10).The PIPE Warrants were on substantially same terms as the Public Warrants (as described in Note 11), except that the PIPE Warrants were not redeemable, and were exercisable for one year with an expiration date of November 1, 2023. The PIPE warrants were exercised on November 1, 2023 (see Note 11).

Akari Merger Agreement

On March 4, 2024, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Akari Therapeutics, Plc, a public company limited by shares incorporated in England and Wales (“Akari”), and Pegasus Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Akari (“Merger Sub”), pursuant to which, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Akari.

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Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of the Company’s Common Stock will be converted into the right to receive Akari American Depositary Shares (“Akari ADSs”) representing a number of Akari ordinary shares, par value $0.0001 per share (the “Akari Ordinary Shares”), equal to an exchange ratio calculated in accordance with the Merger Agreement (the “Exchange Ratio”), each such share duly and validly issued against the deposit of the requisite number of Akari Ordinary Shares in accordance with the Deposit Agreement (as defined in the Merger Agreement). The Exchange Ratio will be calculated such that the total number of shares of Akari ADSs to be issued as merger consideration for the Company’s Common Stock will be expected to be, upon issuance, approximately 50% of the outstanding shares of Akari ADSs (provided, certain adjustments to this ratio will be made in respect of the net cash, as determined in accordance with the Merger Agreement, of each of Peak Bio and Akari at the close of business one business day prior to the anticipated consummation of the Merger).

At the Effective Time, each warrant and option to purchase capital stock of the Company (“Peak Warrant”) outstanding immediately prior to the Effective Time will be exchanged for a warrant or option to purchase a number of Akari ordinary shares or Akari ADSs, as determined by Akari, based on the Exchange Ratio.

To date, the Akari merger has not been consummated.

Voting Agreements

Concurrently with the Merger Agreement, the Company and Akari entered into voting and support agreements (the “Voting Agreements”) with certain stockholders of the Company (the “Peak Stockholders”) and certain shareholders of Akari (the “Akari Shareholders” and, together with the Peak Stockholders, the “Supporting Holders”). The Supporting Holders have agreed to, among other things, vote their shares in favor of the Merger Agreement and the Merger or the issuance of Akari Ordinary Shares in connection therewith, as applicable, in accordance with the recommendation of the respective boards of directors of Peak Bio and Akari.

Risks and Uncertainties

The Company is subject to a number of risks similar to other companies in its industry, including competition from larger pharmaceutical and biotechnology companies, delays in research and development activities due to lack of financial resources and dependence on key personnel.

Results of operations may be adversely affected by various factors that could cause economic uncertainty and volatility in the financial markets, many of which are beyond the Company’s control. The Company’s business could be impacted by, among other things, downturns in the financial markets or in economic conditions, inflation, increases in interest rates, and geopolitical instability, such as the military conflicts in Ukraine and the Israel-Hamas war. While the Company has not been impacted by the abovementioned risks and uncertainties to date, the Company cannot at this time fully predict the likelihood of one or more of the above events, their duration or magnitude or the extent to which they may negatively impact the Company’s business.

Going Concern

The Company incurred significant net losses since inception, including net losses of $12.8 million and $13.1 million for the years ended December 31, 2023 and 2022, respectively. Since the beginning of 2024, the Company raised aggregate gross proceeds of approximately $0.7 million from the continued issuances of December 2023 Convertible Notes (see Note 10), $0.75 million from the issuance of secured note (see Note 15) and $3.5 million from the issuance of May 2024 Convertible Notes (see Note 15). The Company expects to incur significant expenses and operating losses for the foreseeable future as it continues its efforts to identify product candidates and seek regulatory approvals within its portfolio.

The Company will need additional financing to fund its ongoing activities and to close the Merger with Akari. The Company may raise this additional funding through the sale of equity, debt financings or other capital sources, including potential collaborations with other companies or other strategic transactions and funding under government contracts.

On November 1, 2022, the Company received written notice (the “Notice”) from the Staff of the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) stating that the Staff determined that the Company had not complied with the listing requirements because (i) the Company had not demonstrated that its common stock complied with the minimum 1,000,000 unrestricted publicly held shares requirement. The Company requested, and received, a hearing with the Hearings Panel (the “Panel”) on December 8, 2022 to appeal Nasdaq’s determination, which request stayed the suspension of the Company’s common stock and warrants and the filing by Nasdaq of a Form 25-NSE pending the Panel’s decision.

On January 6, 2023, the Company received the determination letter (the “Determination Letter”) from the Panel to delist the Company’s common stock and warrants from Nasdaq. Nasdaq suspended trading in Company’s common stock and warrants effective at the open of business on January 10, 2023. Upon suspension from Nasdaq, the Company’s securities began trading on the OTC Markets’ “OTC Pink Market” tier.

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The Company may be unable to raise additional funds or enter into other arrangements when needed on favorable terms, or at all. There can be no assurances that other sources of financing will be available. Due to these uncertainties, there is substantial doubt about the Company’s ability to continue as a going concern.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or classification of liabilities that might result from the outcome of the uncertainties discussed above.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates include but are not limited to fair value of the Company’s stock, stock-based compensation expense, warrant liability, derivative liability, and discount rates used to establish operating lease liability. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Actual results could differ from those estimates.

Basis of Presentation Prior to Spin-Off

The financial results prior to the Spin-Off, were extracted from the accounting records of pH Pharma Ltd. on a carve-out basis. The historical results of operations, financial position, and cash flows may not be indicative of what such results of operations, financial position, and cash flows would have been had the Company been a separate standalone entity, nor are they indicative of what the results of operations, financial position and cash flows may be in the future.

The carve-out financial position and results reflect assets, liabilities, revenue, and expenses that are directly attributable to the Company, including the assets, liabilities, revenue and expenses of the PHP-303 and PH-1 ADC Platform programs. The majority of the Company’s operating expenses related to research and development (“R&D”). R&D expenses directly related to the Company were entirely attributed to the Company in the carve-out consolidated financial statements. R&D salaries, wages and benefits were allocated to the Company using methodologies based on the proportionate share of R&D expenses for the PHP-303 and PH-1 ADC Platform programs compared to the R&D expenses for pH Pharma Ltd as a whole prior to the Spin-Off. The Company was also receiving services and support from other functions of pH Pharma Ltd. The Company’s operations were dependent upon the ability of these other functions to provide these services and support. The costs associated with these services and support were allocated to the Company using methodologies based on the proportionate share of R&D expenses for the PHP-303 and PH-1 ADC Platform programs compared to the total R&D expenses and certain administrative expenses for pH Pharma Ltd as a whole. These allocated costs were primarily related to corporate administrative expenses, non-R&D employee related costs, including salaries and other benefits, for corporate and shared employees, and other expenses for shared assets for the following functional groups: information technology, legal, accounting and finance, human resources, facilities, and other corporate and infrastructural services. These allocated costs were primarily recorded as R&D expenses and general and administrative (“G&A”) expenses in the statements of operations and comprehensive loss.

The assets and liabilities excluded from the accompanying carve-out consolidated financial statements consist of:

●	Cash provided by pH Pharma Ltd to fund operations. pH Pharma Ltd used a centralized approach to cash management and financing of its operations. Accordingly, only the cash and restricted cash residing in pH Pharma, Inc., a 100% owned U.S. subsidiary of pH Pharma Ltd, has been reflected in the carve-out consolidated financial statements.

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●	Other assets and liabilities at pH Pharma Ltd which are not directly related to, or are not specifically owned by, or are not commitments, of the Company, including fixed assets and leases shared by the Company with other businesses of pH Pharma Ltd.

The Company believes the assumptions and allocations underlying the carve-out financial statements were reasonable and appropriate under the circumstances.

The following activity was extracted from the accounting records of pH Pharma Ltd. on a carve-out basis for the period from January 1, 2022 to March 1, 2022:

Year Ended December 31,
2022
Corporate allocations
Research and development	$482,160
Selling, general and administrative	72,345
Accounts payable and general financing activities	809,469
Net increase in contributions from member	$1,363,974

Accounting for Ignyte Business Combination

The Ignyte Business Combination was accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Ignyte is treated as the “acquired” company and Peak Bio Ltd is treated as the acquirer for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Peak Bio Ltd issuing stock for the net assets of Ignyte, accompanied by a recapitalization. The net assets of Ignyte were stated at historical cost, with no goodwill or other intangible assets recorded. Peak Bio Ltd was determined to be the accounting acquirer based on the following predominant factors:

●	Peak Bio’s shareholders have the largest portion of voting rights in the Company;

●	the Board and Management are primarily composed of individuals associated with Peak Bio;

●	the operations of Peak Bio comprise the ongoing operations of the Company.

The consolidated assets, liabilities and results of operations prior to the Ignyte Business Combination are those of Peak Bio Ltd. At the closing date, and subject to the terms and conditions of the Business Combination Agreement, each share of Peak Bio Ltd.’s common stock, par value $0.0001 per share, was converted into Ignyte common stock equal to 2.0719 (the “Exchange Ratio”). The shares and corresponding capital amounts and losses per share prior to the Business Combination have been retroactively restated to reflect the effect of the conversion based on the Exchange Ratio.

The following table details the number of outstanding shares of common stock of the combined Company immediately following the consummation of the Ignyte Business Combination:

Shares
Common stock redeemable and outstanding prior to business combination on September 30, 2022	5,750,000
Less: redemption of Ignyte shares	(5,159,287)
Common stock of Ignyte	590,713
Ignyte founder shares	1,537,500
Shares issued for services and debt settlement	106,150
Total Ignyte shares	2,234,363
Peak Bio shareholders	17,295,044
Total shares of common stock immediately after business combination on November 1, 2022	19,529,407

The following table provided the detail of the proceeds from completion of Ignyte business combination in the consolidated statement of cash flows for the year ended December 31, 2022:

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Recapitalization
Cash - Ignyte trust and cash, net of redemptions and PIPE proceeds	$13,766
Plus: restricted cash - Forward Share Purchase Agreement	4,551,750
Less: cash transaction costs allocated to the Company’s equity	(655,141)
Total	$3,910,375

The following table reconciles the elements of the Business Combination to the consolidated statement of changes in stockholders’ deficit for the year ended December 31, 2022:

Recapitalization
Cash - Ignyte trust and cash, net of redemptions and PIPE proceeds	$13,766
Plus: restricted cash - Forward Share Purchase Agreement	4,551,750
Less: fair value of private warrants	(450,000)
Less: derivative liability on Forward Share Purchase Agreement	(80,110)
Less: transaction costs allocated to the Company’s equity	(3,907,245)
Total	$128,161

The following table details the allocated assets acquired and liabilities assumed from Ignyte at the Closing Date:

Assets Acquired
Cash - Ignyte trust and cash, net of redemptions	$3,538,766
Plus: restricted cash - Forward Share Purchase Agreement	4,551,750
Other assets	692,487
Assets acquired	8,783,003
Liabilities Assumed
Fair value of private warrants	450,000
Derivative liability on Forward Share Purchase Agreement	80,110
Other liabilities and accrued expenses	3,944,592
Liabilities assumed	4,474,702
Net assets acquired	$4,308,301

Segment Information

Operating and reportable segments (referred to as “segments”) reflect the way the Company is managed and for which separate financial information is available and evaluated regularly by the Company’s chief operating decision maker (“CODM”) in deciding how to allocate resources and assess performance. Our chief executive officer, who is our CODM, views the Company’s operations and manages its business in one operating segment, focused on the discovery and development of innovative therapies for multiple therapeutic areas.

Fair Value Measurements

The Company records certain liability balances under the fair value measurements as defined by the FASB guidance. Current FASB fair value guidance emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, current FASB guidance establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions that market participants would use in pricing assets or liabilities (unobservable inputs classified within Level 3 of the hierarchy).

Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at measurement date.

Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals.

Level 3 inputs are unobservable inputs for the asset or liability, which is typically based on an entity’s own assumptions, as there is little, if any, related market activity. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

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Restricted Cash

Restricted cash included $60,000, as of December 31, 2023 and 2022, in a restricted bank account established to secure the Company’s credit cards.

Restricted cash included approximately $177,000, as of December 31, 2022, deposited to secure a letter of credit in the same amount, established in lieu of a lease deposit for the Palo Alto Lease (Note 7). This secured lease deposit was applied against unpaid lease payments due during the year ended December 31, 2023.

Currency and currency translation

The consolidated financial statements are presented in U.S. dollars, the Company’s reporting currency. The functional currency of Peak Bio CA, Inc. is the U.S. dollar. The functional currency of Peak Bio Co., Ltd is the Korean Won. Adjustments that arise from exchange rate changes on transactions of each group entity denominated in a currency other than the functional currency are included in other income and expense in the consolidated statements of operations. Assets and liabilities of Peak Bio Co., Ltd are recorded in their Korean Won functional currency and translated into the U.S. dollar reporting currency of the Company at the exchange rate on the balance sheet date. Revenue, when recorded, and expenses of Peak Bio Co., Ltd are recorded in their Korean Won functional currency and translated into the U.S. dollar reporting currency of the Company at the average exchange rate prevailing during the reporting period. Resulting translation adjustments are recorded to other comprehensive income (loss).

Concentration of credit risk

The Company maintains its cash balances in the form of business checking accounts and money market accounts in the U.S., the balances of which, at times, may exceed federally insured limits. The Federal Deposit Insurance Corporation (“FDIC”) insurance coverage limit is $250,000 per depositor, per FDIC-insured bank, per ownership category. Exposure to credit risk is reduced by placing such deposits in high credit quality federally insured financial institutions. Although the Company currently believes that the financial institutions with whom it does business will be able to fulfill their commitments to the Company, there is no assurance that those institutions will be able to continue to do so. The Company has not experienced any credit losses associated with its balances in such accounts for the years ended December 31, 2023 and 2022.

Prepaid expenses and Other Current Assets

Prepaid expenses and other current assets include other receivables. Other receivables are presented net of an allowance for credit losses, which is an estimate of amounts that may not be collectible. The Company performs ongoing credit evaluations of its counter parties and monitors economic conditions to identify facts and circumstances that may indicate its receivables are at risk of collection.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is calculated over the estimated useful lives of the respective assets, which range from two to five years, or the lesser of the related initial term of the lease or useful life for leasehold improvements.

The initial cost of property and equipment consists of its purchase price and any directly attributable costs of bringing the asset to its working condition and location for its intended use. Expenditures incurred after the assets have been put into operation, such as repairs and maintenance, are charged to expense in the period in which the costs are incurred. Major replacements, improvements, and additions are capitalized in accordance with Company policy.

Impairment of Long-lived Assets

Long-lived assets consist primarily of property and equipment, and operating right-of-use assets. The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset is not recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value would be assessed using discounted cash flows or other appropriate measures of fair value. The Company recognized an impairment loss on its operating right-of-use assets, totaling $3,513,999 during the year ended December 31, 2023 (see Note 7). No impairment losses were recognized during the year ended December 31, 2022.

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Derivative Instruments

The Company issued warrants to its investors and accounts for warrant instruments as either equity-classified or liability-classified instruments based on an assessment of the specific terms of the warrants and applicable authoritative guidance in ASC 480 and ASC 815, “Derivatives and Hedging” (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, “Distinguishing Liabilities from Equity” (“ASC 480”), meet the definition of a liability pursuant to ASC 480, and meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own stock and whether the holders of the warrants could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification.

The Key Company Stockholder Forward Purchase Liability entered into on April 28, 2022 resulted in the Company holding a put option on shares to be purchased. The Forward Share Purchase Agreement entered into on October 22, 2022 resulted in the Company holding a put option on shares to be purchased. The White Lion Purchase Agreement includes an embedded put option and an embedded forward option (see Note 11). Pursuant to ASC 815, these instruments meet the definition of a derivative and accordingly were recognized at fair value and are remeasured at fair value at each period end.

Grant Revenue

The Company’s grant revenues are derived from research programs with the Department of Defense, US Army Medical Research Acquisition Activity for work on a COVID-19 therapeutic.

Grants awarded to the Company for research and development by government entities are outside the scope of the contracts with customers and contributions guidance. This is because these granting entities are not considered to be customers and are not receiving reciprocal value for their grant support provided to the Company. These grants provide the Company with payments for certain types of expenditures in return for research and development activities over a contractually defined period.

The Company recognizes grant revenue based on the reimbursable costs that are incurred due the period, up to pre-approved award limits. The expenses associated with these reimbursements are reflected as a component of research and development expense in the accompanying consolidated statements of operations and comprehensive loss. For the years ended December 31, 2023 and 2022, the Company recognized grant revenue of approximately $0.4 million and $0.6 million, respectively.

Research and Development Expenses

Research and development costs are expensed as incurred. Research and development expenses consist primarily of costs related to personnel, including salaries and other personnel related expenses, contract manufacturing and supply, consulting fees, and the cost of facilities and support services used in drug development. Assets acquired that are used for research and development and have no future alternative use are expensed as in-process research and development.

General and Administrative Costs

General and administrative expenses consist primarily of salaries and related benefits, including stock-based compensation, related to our executive, finance, business development, legal, human resources and support functions. Other general and administrative expenses include professional fees for auditing, tax, consulting and patent-related services, rent and utilities and insurance.

Share-based Compensation

The Company accounts for stock option awards in accordance with ASC 718, Compensation-Stock Compensation (“ASC 718”). The estimated grant date fair value of the stock option awards are recognized as compensation expense over the requisite service period of the awards (usually the vesting period) on a straight-line basis The Company estimates the fair value of each stock-based award on the date of grant using the Black-Scholes option pricing model. The Black-Scholes option pricing model incorporates various assumptions, such as the value of the underlying common stock, the risk-free interest rate, expected volatility, expected dividend yield, and expected life of the options. Expected volatility is based on the historical volatility of a publicly traded set of peer companies. The Company’s historical share option exercise experience does not provide a reasonable basis upon which to estimate an expected term because of a lack of sufficient data. Therefore, the Company estimates the expected term by using the simplified method, which calculates the expected term as the average of the time-to-vesting and the contractual life of the options. The risk-free interest rate is based on U.S. Treasury, zero-coupon issues with a remaining term equal to the expected life assumed at the date of grant (or modification, as applicable). Equity-based compensation expense is classified in the statements of operations in the same manner in which the award recipients’ payroll costs or service payments are classified. Forfeitures are recognized as a reduction of stock-based compensation expense as they occur.

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The following weighted average assumptions were used in determining the fair value of stock options modified during the year ended December 31, 2023:

Year Ended December 31,
2023
Expected volatility	79.3%
Risk-free interest rate	4.66%
Expected term (in years)	1.0
Expected dividend yield	0%

The following weighted average assumptions were used in determining the fair value of stock options during the year ended December 31, 2022:

Year Ended December 31,
2022
Expected volatility	75.1%
Risk-free interest rate	1.81%
Expected term (in years)	7.0
Expected dividend yield	0%

Other Income

Other income consists primarily of funds related to shared research evaluation costs and employee retention tax credits received during the year ended December 31, 2023 and 2022.

Net Loss Per Share

The Company computes basic net loss per share attributable to common stockholders by dividing net loss attributable to common stockholders by the weighted-average number of common shares outstanding for the period, without consideration for potentially dilutive securities.

The Company computes diluted net loss per share after giving consideration to all potentially dilutive common shares resulting from the exercise of options and warrants and the conversion of convertible notes, outstanding during the period determined using the treasury-stock and if-converted methods, as applicable, except where the effect of including such securities would be antidilutive.

The December 2023 Convertible Notes (see Note 10) are contingently convertible notes and are not included for purposes of calculating the number of diluted shares outstanding as the number of dilutive shares is based on a non-market-based conversion contingency that had not been met, and the contingency was not resolved, in the reporting periods presented herein.

For all periods presented, there is no difference in the number of shares used to calculate basic and diluted shares outstanding as inclusion of the potentially dilutive securities would be antidilutive.

The following table sets forth the potentially dilutive securities that have been excluded from the calculation of diluted net loss per share because to include them would be anti-dilutive (in common stock equivalent shares):

	December 31,
	2023	2022
Common stock options	1,698,754	1,750,967
Common stock warrants	9,419,352	5,867,045
April 2023 Convertible Notes convertible into common stock	5,493,515	—

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Income Taxes

Deferred income taxes reflect future tax effects of temporary differences between the tax and financial reporting basis of the Company’s assets and liabilities measured using enacted tax laws and statutory tax rates applicable to the periods when the temporary differences will affect taxable income. When necessary, deferred tax assets are reduced by a valuation allowance, to reflect realizable value, and all deferred tax balances are reported as long-term on the balance sheet. Accruals are maintained for uncertain tax positions, as necessary.

The Company uses a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return. The Company has elected to treat interest and penalties related to income taxes, to the extent they arise, as a component of income taxes.

The Company recognizes the tax benefits of uncertain tax positions only when the positions are “more likely than not” to be sustained assuming examination by tax authorities and determined to be attributed to the Company. The determination of attribution, if any, applies for each jurisdiction where the Company is subject to income taxes on the basis of laws and regulations of the jurisdiction. The application of laws and regulations is subject to legal and factual interpretation, judgment, and uncertainty. Tax laws and regulations themselves are subject to change as a result of changes in fiscal policy, changes in legislation, the evolution of regulations, and court rulings. Therefore, the actual liability of the various jurisdictions may be materially different from management’s estimate. As of December 31, 2023, and 2022 the Company has not recorded any amounts related to uncertain tax positions. The Company has no accruals for interest or penalties related to income tax matters. Tax years subsequent to 2020 remain open to examination by federal and state tax authorities.

Leases

The Company accounts for leases in accordance with ASC Topic 842, Leases (“ASC 842”). The Company determines the initial classification and measurement of its right-of-use assets and lease liabilities at the lease commencement date and, if modified, on the date of modification. The lease term includes any renewal options and termination options that the Company is reasonably certain to exercise. The present value of lease payments is determined by using the incremental borrowing rate determined by using the rate of interest that the Company would pay to borrow on a collateralized basis an amount equal to the lease payments for a similar term and in a similar economic environment.

Rent expense is recognized on a straight-line basis, over the reasonably assured lease term based on total lease payments and is included in operating expenses in the consolidated statements of operations and comprehensive loss.

The Company has elected the practical expedient to not separate lease and non-lease components. The Company has also elected not to record on the consolidated balance sheets a lease for which the term is 12 months or less and does not include a purchase option that the Company is reasonably certain to exercise.

Recently Adopted Accounting Standards

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses: Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 requires measurement and recognition of expected credit losses for financial assets. In April 2019, the FASB issued clarification to ASU 2016-13 within ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments-Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments, or ASU 2016-13. The guidance is effective for fiscal years beginning after December 15, 2022. The adoption of ASU No. 2016-13 on January 1, 2023 did not have a material effect on the Company’s consolidated financial statements.

Recently Issued Accounting Standards

In August 2020, the FASB issued ASU 2020-06, “Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU 2020-06”), which simplifies the accounting for convertible instruments by removing major separation models required under current U.S. GAAP. ASU 2020-06 removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for such exception and simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective for public business entities that meet the definition of a SEC filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company adopted ASU 2020-06 on January 1, 2024 and the adoption did not have a material effect on the Company’s consolidated financial statements.

F-79

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which includes amendments that further enhance income tax disclosures, primarily through standardization and disaggregation of rate reconciliation categories and income taxes paid by jurisdiction. The amendments are effective for all public entities for fiscal years beginning after December 15, 2024. Early adoption is permitted and should be applied either prospectively or retrospectively. The Company plans to adopt ASU 2023-09 and related updates on January 1, 2025. The Company is currently evaluating the impact that the updated standard will have on its financial statement disclosures.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting: Improvements to Reportable Segment Disclosures. This ASU modified the disclosure and presentation requirements primarily through enhanced disclosures of significant segment expenses and clarified that single reportable segment entities must apply Topic 280 in its entirety. This guidance is effective for the Company for the year beginning January 1, 2024, with early adoption permitted. The amendments should be applied retrospectively to all prior periods presented in the financial statement. The Company adopted ASU 2023-07 on January 1, 2024 and the adoption did not have a material effect on the Company’s consolidated financial statements.

3. Assets

Prepaid and other current assets

Prepaid and other current assets consist of the following:

	December 31,
	2023	2022
Prepaid expenses	$1,917,266	$2,317,925
Other receivables	75,192	244,976
Prepaid and other current assets	$1,992,458	$2,562,901

Property and Equipment

Property and equipment consist of the following:

	December 31,
	2023	2022
Lab equipment	$682,209	$682,209
Leasehold improvements	41,578	41,578
Computer and office equipment	25,380	120,774
Computer software	3,725	3,725
Gross property and equipment	$752,892	$848,286
Less: accumulated depreciation	(599,784)	(471,638)
Net property and equipment	$153,108	$376,648

Depreciation expense was $144,045 and $151,873 for the years ended December 31, 2023 and 2022, respectively.

4. Accrued Expenses

Accrued expenses consist of the following:

	December 31,
	2023	2022
Professional Fees	$43,552	$608,846
Accrued compensation	3,322,454	1,364,142
Other	210,762	65,303
Total accrued expenses	$3,576,768	$2,038,291

F-80

During the year ended December 31, 2023, the Company recorded a liability of $3,038,399 for unpaid compensation due to current and former directors and officers, of which $2,807,749 is included in accrued expenses and $230,650 is included in other noncurrent liabilities.

During the year ended December 31, 2022, the Company recorded a liability of $1,885,843 for unpaid compensation due to current and former directors and officers, of which $1,095,043 is included in accrued expenses and $790,800 is included in other noncurrent liabilities.

Other noncurrent liabilities of $790,800, as noted above, solely related to the founder and director’s employment contract dated January 2022 for forwent salary that is repayable over four years. Amounts repayable within one year are classified as accrued expenses and amounts repayable in more than one year are recognized as noncurrent liabilities. During the year ended December 31, 2023, $560,150 was reclassified from other noncurrent liabilities to accrued expenses.

5. Share-Based Compensation

Prior to the Spin-Off, the pH Pharma Ltd Stock Option Plan (the “Plan”) provided for the granting of stock options to purchase common stock in pH Pharma Ltd to employees, directors, advisors, and consultants at a price to be determined by pH Pharma Ltd’ Board of Directors. The Plan was intended to encourage ownership of stock by employees and consultants of the Company and to provide additional incentives for them to promote the success of pH Pharma Ltd’ business. Under the provisions of the Plan, stock options would generally have a term of 7 years. Stock options granted pursuant to the Plan generally vested on the second-year anniversary date of grant and could be exercised in whole or in part for 100% of the shares vested at any time after the date of grant.

As a result of the Spin-Off completed on March 1, 2022, 1,762,667 options of pH Pharma Ltd shares were exchanged into the same number of the options in the Company’s 2022 Long Term Incentive Plan. The terms of the options remained unchanged. This exchange did not result in an incremental stock-based compensation expense.

As of December 31, 2023, there were 2,994,226 number of shares available to grant under the 2022 Long Term Incentive Plan.

The following table summarizes the stock option activity:

	Number of Options	Weighted-average exercise price per share	Weighted average remaining contractual term (in years)	Aggregate intrinsic value
Outstanding at December 31, 2022	1,750,967	$5.36	2.9	$486,097
Granted	—	$—
Cancelled/Forfeited	(52,213)	$8.05
Exercised	—	$—
Outstanding at December 31, 2023	1,698,754	$5.28	1.9	$—
Exercisable at December 31, 2023	1,525,334	$4.97	1.6	$—

In February 2023, the Company extended the term of 335,646 outstanding options to allow the exercise of these options for an additional one year period. As a result, the Company recorded an expense of $16,782 included in general and administrative expenses during the year ended December 31, 2023.

For the years ended December 31, 2023 and 2022, the share-based compensation expense was $275,418 and $560,060, respectively. As of December 31, 2023, there was $0.03 million of unrecognized compensation cost related to unvested stock-based compensation arrangements that is expected to be recognized over a weighted average period of 0.07 years.

The following table summarizes information related to share-based compensation expense recognized in the statements of operations and comprehensive loss related to the equity awards:

	Year Ended December 31,
	2023	2022
Research and development	$95,938	$380,631
General and administrative	179,480	179,429
Total equity-based compensation	$275,418	$560,060

F-81

6. Related Party Transactions and Shared Service Costs

At the date of the Spin-Off, the Company and pH Pharma Co., Ltd entered into an administrative services and facilities agreement whereby pH Pharma Co., Ltd would perform services, functions and responsibilities for the Company. Under the agreement, the Company paid pH Pharma Co., Ltd $100,000 per month through August 30, 2022 and $15,000 per month from September 1, 2022 through February 28, 2023 based on the estimated value of the level of service to be performed. Additionally, the Company reimbursed pH Pharma Co., Ltd $3,000 per month in lease payments from the date of the Spin-Off through February 28, 2023. At December 31, 2023 and 2022, the amounts payable to pH Pharma Co., Ltd under this agreement totaled $309,534 and $426,673, respectively, included in accounts payable in the consolidated balance sheets. On January 31, 2024, the Company and pH Pharma Co., Ltd entered into a settlement agreement, settled the outstanding debt for a one-time payment of $85,000, resulting in a gain on debt extinguishment of $207,967, recognized during January 2024, and terminated the administrative services and facilities agreement.

7. Leases

The Company had a lease for laboratory and office facilities in Palo Alto, California (the “Palo Alto Lease”). The Palo Alto Lease was entered into in October 2021 and expires in April 2027, with a five-year renewal option. Base rent for this lease is approximately $89,000 monthly with annual escalations of 3%. Pursuant to the terms of the lease, the Company received from the lessor approximately $300,000 for tenant improvements. The Company is required to repay this amount over the remaining term of the lease with 7% interest. The Company has applied the guidance in ASC 842 and has determined that this lease should be classified as an operating lease.

In March 2023, the Company vacated, and returned possession of, the premises to the lessor. The Company is still responsible for the outstanding payments under the lease. As a result, the Company recognized an impairment loss of $3,513,999 on its operating right-of-use asset during the year ended December 31, 2023.

As of December 31, 2023, the Palo Alto Lease is in default and the operating lease liability of $4,439,235 is due on demand.

Rent expense, including an allocation of costs from pH Pharma Ltd and leases subject to the short-term lease exception, for the years ended December 31, 2023 and 2022 was $0.6 million and $0.9 million, respectively.

Quantitative information regarding the Company’s operating lease in Palo Alto for the year ended December 31, 2023 and 2022 is as follows:

	Year Ended December 31,
	2023	2022
Operating cash flows paid for amounts included in the measurement of lease liabilities	$177,111	$786,563
Operating lease liabilities arising from obtaining right of use assets	$-	$4,189,492
Weighted-average remaining lease terms (years)	1.0	4.3
Weighted-average discount rate	10.0%	10.0%

8. Commitments and Contingencies

Bayer Acquisition Agreement

In March 2017, the Company entered into an assignment, license, development and commercialization agreement (the “Bayer Acquisition Agreement”) with Bayer, to acquire from Bayer all right, title and interest in and to PHP-303, including each and every invention and any priority rights relating to its patents.

Under the Bayer Acquisition Agreement, the Company is committed to pay certain development and regulatory milestones up to an aggregate amount of $23,500,000 and high single digit royalties based on the sale of products developed based on the licensed compound. Royalties will be payable on a licensed product-by-licensed product and country-by-country basis until the later of ten years after the first commercial sale of such licensed product in such country and expiration of the last patent covering such licensed product in such country that would be sufficient to prevent generic entry.

Either party may terminate the Bayer Acquisition Agreement upon prior written notice for the other party’s material breach that remains uncured for a specified period of time or insolvency. Bayer agreed not to assert any Bayer intellectual property rights that were included in the scope of the Bayer Acquisition Agreement against the Company.

F-82

The Company incurred zero expenses under this agreement as no milestones have been achieved since inception, and no products were sold during the years ended December 31, 2023 and 2022.

Legal proceedings

The Company is not currently a party to any material legal proceedings. At each reporting date, the Company evaluates whether a potential loss amount or a potential range of loss is probable and reasonably estimable under the provisions of the authoritative guidance that addresses accounting for contingencies. The Company expenses the costs related to its legal proceedings as incurred.

9. Collaborative and Licensing Agreements

Venn License Agreement

In December 2019, the Company entered into a collaboration and license agreement (the “License Agreement”) with VennDC, LLC (“Venn”) to pursue research and development of certain payload and linker technologies that are useful for the development of antibody-drug conjugates. This collaboration was expected to allow Venn to further develop and commercialize such antibody-drug conjugates developed under the collaboration. Under the collaboration agreement with Venn, the Company received a $400,000 upfront payment and was expected to be eligible to receive reimbursement of costs and expenses incurred, certain development and regulatory milestone payments, royalties and commercial milestone payments with respect to licensed products for each product. Milestone payments were expected to be payable following the achievement of certain development, regulatory and commercial milestone events in each product, up to an aggregate of $107.1 million per product. Royalty percentages in the mid-single digits were expected to be based on net sales on a product-by-product basis. The initial term of the research collaboration was expected to be three years.

In May 2022, the Venn License Agreement was terminated and the upfront payment was repaid using the proceeds from the Venn Loan (see Note 10).

For the year ended December 31, 2022, the Company did not perform any services and did not recognize any revenue and received no reimbursement of costs and expenses under the Venn License Agreement.

10. Debt

Related Party Loans

Founder Loans

In May 2021, the Company received proceeds from a loan in the amount of approximately $750,000 from its chairman and founding chief executive officer, Dr. Hoyoung Huh. The loan, which was scheduled to mature on May 31, 2022, bore interest at a rate of 1.0% per annum. The loan could be prepaid by the Company at any time prior to maturity with no prepayment penalties.

In August 2021, the Company received proceeds from the additional loan in the amount of approximately $750,000 from its chairman and founding chief executive officer (together with the May 2021 loan, “Founder Loans”). The loan, which was scheduled to mature on July 31, 2022, bore interest at a rate of 1.0% per annum. The loan could be prepaid by the Company at any time prior to maturity with no prepayment penalties.

The Company made a $150,000 payment on the Founder Loans in December 2022. On April 28, 2023, $448,940 of the principal balance of this related party loan, and $26,830 of accrued interest, was settled through the issuance of the April 2023 Convertible Notes, related party (see below). As of December 31, 2023 and 2022, $901,060 and $1,375,000 was outstanding under this loan.

In March 2023, the Company received proceeds from an additional Founder Loans in the amount of $250,000. The loan had the maturity date of December 31, 2023 and bore interest at a rate of 5.0% per annum. The loan could be prepaid by the Company at any time prior to maturity without the consent of the lender. On April 28, 2023, this related party loan, including the accrued interest of $1,199, was settled through the issuance of the April 2023 Convertible Notes, related party (see below).

The interest expense on the Founder Loans totaled $11,757 and $22,388 for the years ended December 31, 2023 and 2022.

Venn Loan

In April 2022, the Company entered into an agreement (the “Venn Loan Agreement”) with its founder and director, Dr. Huh under which it received $400,000, used to repay the upfront payment under the Venn License Agreement (Note 9). The Venn Loan balance accrued interest at the rate of 1% per annum. The timing of the repayment was determined at the discretion of the Company’s Board of Directors. On April 28, 2023, the Venn Loan, including the accrued interest of $3,806, was settled through the issuance of the April 2023 Convertible Notes, related party (see below). The interest expense on the Venn Loan totaled $1,069 and $2,737 for the years ended December 31, 2023 and 2022.

F-83

Employee and Director Loans

In May 2022, the Company received proceeds from a loan in the amount of approximately $23,000 from an employee of the Company to settle certain payables of the Company. The loan accrued interest at 4% per annum and totaled $516. The loan and accrued interest was repaid in December 2022. The interest expense on the loan totaled $0 and $516 for the years ended December 31, 2023 and 2022.

In September 2022, the Company received proceeds from a loan in the amount of $500,000 from one of its director nominees. The loan matured on the second anniversary and bore the interest at a rate of 5.0% per annum. At the closing date of the Ignyte Business Combination, the outstanding principal and accrued interest under the loan was converted into 50,273 shares of common stock at a price of $10.00 per share and the holder also received 46,754 PIPE Warrants. The conversion resulted in a loss on debt extinguishment of $467,073 during the year ended December 31, 2022.

Ignyte Sponsor Promissory Note

In November 2022, upon consummation of the Business Combination, the Company assumed the promissory note of $211,643 from Ignyte Sponsor LLC. The note was payable upon consummation of the Business Combination and accrued no interest. In May 2023, the promissory note was cancelled and forgiven and the Company recognized the extinguishment as $211,643 capital contribution from a related party.

2022 Pre-Business Combination Convertible Notes

From July through September 2022, the Company received proceeds from loans in the amount of $1,250,000 from several third-party lenders (the “2022 Pre-Business Combination Convertible Notes”). The loans mature on the second anniversary and bear interest at a rate of 5.0% per annum. The principal and interest of the 2022 Pre-Business Combination Convertible Notes were convertible into shares of common stock at the consummation of the Ignyte Business Combination at the conversion rate equal to the fair market value. In addition, the holders were to receive warrants to purchase the Company’s common stock at $0.01 per share upon the closing of the Ignyte Business Combination equal to 25% of the number of the common stock received upon conversion (the “Warrant Coverage”). At the issuance date, the Company elected the fair value option to account for the 2022 Pre-Business Combination Convertible Notes . In November 2022, the Company amended the terms of the 2022 Pre-Business Combination Convertible Notes to increase the Warrant Coverage from 25% to 93%. At the closing date of the Ignyte Business Combination, the outstanding principal and accrued interest under the 2022 Pre-Business Combination Convertible Notes converted into 126,306 shares of common stock at the conversion price of $10.00 per share. In addition, the note holders received 117,466 in PIPE Warrants. The Company recorded $1,186,800 change in the fair value of the 2022 Pre-Business Combination Convertible Notes between their issuance date and the closing date of the Ignyte Business Combination. At the issuance date, the PIPE Warrants were accounted for as equity instruments as they meet all of the requirements for equity classification under ASC 815 based on current expected terms, which are subject to change.

November 2022 Convertible Notes

On November 1, 2022, the Company issued $1,512,500 in convertible notes (the “November 2022 Convertible Notes”). The convertible notes accrued interest at a rate of 8% per annum and had the maturity date of October 31, 2023, provided however that the Company agreed to make mandatory prepayments on this note (which were first be applied to accrued interest and then to principal) from time to time in amounts equal to 15% of the gross proceeds received by the Company from any equity lines, forward purchase agreements or other equity financings consummated by Company prior to the maturity date. The November 2022 Convertible Notes were convertible at the maturity date at the option of the holder in all or part of the principal and/or accrued interest into shares of common stock of the Company at a per share conversion price equal to 90% of the volume weighted average price of a share of common stock of the Company for the five trading days immediately prior to the maturity date. The Company determined that the conversion upon maturity represented an embedded derivative that was subject to bifurcation and separate accounting with the change in the fair value recorded as other expense during each reporting period under the guidance in ASC 815-15 (the “November 2022 Convertible Note Liability”). The fair value of the November 2022 Convertible Note Liability at the issuance date was estimated at $165,000. The Company allocated the proceeds from the November 2022 Convertible Note first to the embedded derivative with the remaining proceeds allocated to the notes, which resulted in a discount on the convertible notes of $165,000 which was amortized to interest expense over the term of the convertible notes. The Company recorded $137,802 and $27,198 interest expense for the years ended December 31, 2023 and 2022, respectively, related to the amortization of the discount on the November 2022 Convertible Notes. As of December 31, 2022, the outstanding balance under the November 2022 Convertible Notes was $1,374,698.

On November 1, 2023, the Company entered into an amendment to the November 2022 Convertible Notes whereby the principal amount of the notes was reduced from $1,512,500 to $650,000, the interest was reduced to 6% per annum, the maturity was extended to December 31, 2024 and the conversion terms were removed. Further, the amendment required the Company to make a payment of $300,000 by December 31, 2023, which was made in December 2023. The remaining balance was due in December 31, 2024. The amendment to the November 2022 Convertible Notes was accounted as an exchange into a promissory note (the “Promissory Note”) under the trouble debt restructuring (“TDR”) guidance in ASC 460. Under the TDR guidance, the Company recognized a gain on debt extinguishment of $998,878 for the year ended December 31, 2023.

F-84

April 2023 Convertible Notes

On April 28, 2023, the Company entered into separate subscription agreements (the “2023 Convertible Note and Warrant Subscription Agreements”) under which the Company issued the convertible promissory notes in the principal amount of $2,195,034 (the “April 2023 Convertible Notes”) and 3,658,390 warrants for the Company’s common stock (the “2023 Convertible Note Warrants”). The April 2023 Convertible Notes bear interest at a rate of 6% per annum until its maturity date of October 28, 2023 and a default rate of 10% per annum thereafter. The April 2023 Convertible Notes are convertible at any time from the issuance date at the option of the holder into the Company’s common stock at $0.60 per share (the “April 2023 Conversion Feature”). The 2023 Convertible Note Warrants have the five year term and are exercisable at any time from the issuance date at the exercise price of $0.60 per share. As at December 31, 2023 these notes were in default.

In connection with the issuance of the Convertible Notes and the Convertible Note Warrants, in consideration for its services in respect of the financing described above, the Company also issued to Paulson Investment Company, LLC (the “Placement Agent”) a warrant to purchase 209,670 shares of the Company’s common stock at a price per share of $0.60 (the “Placement Agent Warrant”). The Placement Agent Warrants have a five year term and are exercisable at any time from the issuance date. In addition, the Company paid the Placement Agent a commission of approximately $125,000.

The April 2023 Convertible Note Warrants and the Placement Agent Warrants were accounted as a liability under ASC 815, as the April 2023 Convertible Note Warrants and Placement Agent Warrants do not meet the criteria for equity classification due to the lack of available authorized shares. The aggregate fair value of the April 2023 Convertible Note Warrants and the Placement Agent Warrants was $1,527,640 and $87,552, respectively, at the issuance date using a Black Scholes Option Pricing Model. The initial fair value was determined based on the following assumptions:

Expected volatility	72.8%
Risk-free interest rate	3.51%
Expected term (in years)	5.0
Expected dividend yield	0%

The Company determined that the April 2023 Conversion Feature is subject to bifurcation under the guidance in ASC 815 due to the lack of available authorized shares and registration requirements and recognized a derivative liability of $560,436 at the issuance date (the “April 2023 Conversion Feature Liability”). The derivative liability was estimated using a Black Scholes Option Pricing Model, based on the following assumptions:

Expected volatility	66.5%
Risk-free interest rate	4.94%
Expected term (in years)	0.5
Expected dividend yield	0%

At the issuance date, the proceeds from the April 2023 Convertible Notes were allocated to the April 2023 Convertible Note Warrants and the April 2023 Conversion Feature Liability based on their fair values of $1,527,640 and $560,436, respectively, with the remaining proceeds allocated to the convertible notes. The resulting discount on the and the April 2023 Convertible Notes was accreted into the interest expense over the term of the convertible notes using the effective interest method. The fair value of the Placement Agent at the issuance date and the cash commission were capitalized and amortized into the interest expense over the term of the convertible notes using the effective interest method. The Company defaulted on the April 2023 Convertible Notes at their maturity, however received no demands for repayment through the filing date of these consolidated financial statements. In December 2023, certain holders of April 2023 Convertible Notes agreed to exchange the aggregate amount of $187,950 of April 2023 Convertible Notes, including the accrued interest, into the same amount of December 2023 Convertible Notes (see below).

The Company recorded interest expense of approximately $2,405,657 for the year ended December 31, 2023, including amortization of the discount of approximately $87,552 related to the fair value of the Placement Agent warrants, approximately $64,870 related to the cash commission to the placement agent, and approximately $1,527,641 related to the fair value of the warrants provided to the lenders. The outstanding balance on the April 2023 Convertible Notes was approximately $2,111,308 at December 31, 2023, including accrued interest of approximately $96,274.

F-85

April 2023 Convertible Notes, related party

On April 28, 2023, the Company entered into a subscription agreement with its founder and director to exchange $1,130,775 in outstanding Founder Loans into the same amount of convertible promissory note with the same terms as the April 2023 Convertible Notes and 1,884,625 2023 Convertible Note Warrants. As at December 31, 2023 this note was in default. The amounts converted included $448,940 of principal and $26,830 accrued interest due under the 2021 Founder Loans, $400,000 of principal and $3,806 of interest due under the Venn Loan, and $250,000 of principal and $1,199 of accrued interest due under the March 2023 Founder Loan. The Company accounted for the issuance of the April 2023 convertible notes payable, related party, as a debt extinguishment in accordance with ASC 470 and recognized a loss of approximately $1,014,368 during the year ended December 31, 2023.

At the issuance date, the carrying value of the April 2023 Convertible Notes was reduced by the fair value of the related April 2023 Convertible Note Warrants and the April 2023 Conversion Feature Liability of $786,967 and $288,710, respectively, with the remaining proceeds allocated to the convertible notes. The April 2023 Conversion Feature Liability related to the April 2023 Convertible Notes, related party, was valued using a Black Scholes Option Pricing Model. The initial fair value was determined to be $0.3 million based on the following assumptions: stock price of $0.655, expected volatility of 66.5%, risk-free rate of 4.94% and expected term of 0.5 years. The resulting discount on the and the April 2023 Convertible Notes, related party was accreted into the interest expense over the term of the convertible notes using the effective interest method. The Company defaulted on the April 2023 Convertible Notes, related party, at their maturity, however received no demands for repayment through the filing date of these consolidated financial statements.

The Company recorded interest expense of approximately $115,335 for the year ended December 31, 2023, including $61,309 amortization of the discount on the convertible notes. The outstanding balance of the April 2023 Convertible Notes, related party, was $1,130,775 at December 31, 2023.

December 2023 Convertible Notes

In December, 2023, the Company issued convertible promissory notes in the aggregate principal amount of $1,000,000 (the “December 2023 Convertible Notes”). In addition, certain holders of April 2023 Convertible Notes agreed to exchange the aggregate amount of $187,950 of April 2023 Convertible Notes, including the accrued interest, into the same amount of December 2023 Convertible Notes.

The December 2023 Convertible Notes bear an interest rate of 10% per annum and have a maturity date of December 18, 2024. The terms of the December 2023 Convertible Notes provide for automatic conversion of the outstanding principal amount of the December 2023 Convertible Notes and all accrued and unpaid interest upon a business combination (as defined in the agreement) into the Company common stock at the Conversion Price (the “Automatic Conversion Feature”). The Conversion Price is determined by reference to the purchase price payable in connection with such business combination, multiplied by 70%, where the price per share of the common stock is determined by reference to the 30-day volume weighted average price of the Company’s common stock on the public exchange immediately prior to conversion, resulting in 43% discount on the issuance price in the a business combination (the Automatic Discount”). If a business combination does not occur prior to the maturity date of the December 2023 Convertible Notes and if the Company’s Common Stock will qualify for a listing on a public exchange as of such date, then the holders have the right, at their option, to convert the outstanding principal amount of the December 2023 Convertible Notes (and all accrued and unpaid interest thereof) into the shares of common stock of the Company at a price equal to the 30-day volume weighted average price of the Company’s common stock on the public exchange on which it is traded multiplied by 90% (the “Optional Conversion Feature”).

In consideration for its services in respect of the financing described above, the Company paid Paulson Investment Company, LLC (the “December 2023 Placement Agent”) a commission of $83,600. Further, upon conversion of the December 2023 Convertible Notes into Common Stock of the Company, the December 2023 Placement Agent will receive shares of restricted common stock of the Company equal to (i) 4% of the total number of shares of common stock received upon conversion of the December 2023 Convertible Notes issued for new capital and (ii) 1% of the total number of shares of common stock received upon conversion of the December 2023 Convertible Notes issued for the exchange for April 2023 Convertible Notes. The cash commission to the December 2023 Placement Agent was capitalized and amortized into the interest expense over the term of the convertible notes using the effective interest method. The Company accounted for the issuance of the common stock shares to the Placement Agent under ASC 718 as equity-based compensation based on a performance condition. As the issuance of the common stock shares to the December 2023 Placement Agent upon conversion of the notes was deemed not probable both at issuance date and December 31, 2023, no expense was recorded for the year ended December 31, 2023 related to this equity based compensation and had no impact on the interest expense for the year ended December 31, 2023.

The Company determined that both the Automatic Conversion Feature and the Optional Conversion Feature are subject to bifurcation under the guidance in ASC 815 as variable-share redemption features at a discount. The Company recognized the derivative liability of approximately $0.4 million and $0 for the Automatic Conversion Feature and the Optional Conversion Feature, respectively, at the issuance date (together, the “December 2023 Conversion Feature Liability”). The fair value of the derivative liability related to the Automatic Conversion Feature was estimated by applying the probability of a business combination of 50% to the Automatic Discount of 43%. The fair value of the derivative liability related to the Optional Conversion Feature was immaterial as the probability that the Company will qualify for listing on a public exchange in absence of a business combination prior to the maturity of the December 2023 Convertible Notes was deemed minimal.

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At the issuance date, the proceeds from the December 2023 Convertible Notes were allocated to the December 2023 Conversion Feature Liability based on its fair value with the remaining proceeds allocated to the convertible notes. The resulting discount on the and the December 2023 Convertible Notes was accreted into the interest expense over the term of the convertible notes using the effective interest method. The commission to the December 2023 Placement Agent was capitalized and amortized into the interest expense over the term of the convertible notes using the effective interest method.

The Company recorded interest expense of $10,305 for the year ended December 31, 2023, including amortization of the discount on the convertible notes and the commission to the December 2023 Placement Agent of $7,307. The outstanding balance of the December 2023 Convertible Notes was $857,097 at December 31, 2023.

December 2023 Convertible Notes, related party

On December 18, 2023, the Company issued a $500,000 in convertible notes to its founder and director on the same terms as the December 2023 Convertible Notes (“December 2023 Convertible Notes, related party”).

At the issuance date, the proceeds from the December 2023 Convertible Notes, related party, were allocated to the December 2023 Conversion Feature Liability based on its fair value of $107,143 with the remaining proceeds allocated to the convertible notes. The resulting discount on the and the December 2023 Convertible Notes, related party, was accreted into the interest expense over the term of the convertible notes using the effective interest method.

The Company recorded interest expense of $5,227 for the year ended December 31, 2023 on the December 2023 Convertible Notes, related party, including amortization of the discount on the convertible notes and the commission to the December 2023 Placement Agent of $3,446. The outstanding balance of the December 2023 Convertible Notes, related party, was $396,303 at December 31, 2023.

Insurance Financing Note

On November 1, 2022, the Company financed its 2022 annual Director & Officer liability insurance policy premium of $1,006,342 (including premiums, taxes and fees) with First Insurance Funding (the “Lender”) at an annual interest rate of 7.20% (the “Insurance Financing Note”). The Insurance Financing Note was payable in monthly installment payments through August 1, 2023.

On November 1, 2023, the Company financed its 2023 annual Director & Officer liability insurance policy premium of $631,993 with the Lender at an annual interest rate of 9.95%. The Insurance Financing Note is payable in monthly installment payments through July 1, 2024.

The agreement assigns the Lender a first priority lien on and security interest in the financed policies and any additional premium required in the financed policies including (a) all returned or unearned premiums, (b) all additional cash contributions or collateral amounts assessed by the insurance companies in relation to the financed policies and financed by Lender, (c) any credits generated by the financed policies, (d) dividend payments, and (e) loss payments which reduce unearned premiums. If any circumstances exist in which premiums related to any Financed Policy could become fully earned in the event of loss, Lender shall be named a loss-payee with respect to such policy.

The Company recognized $3,824 and $22,823 in interest expenses related the Insurance Financing for the years ended December 31, 2023 and 2022, respectively. As of December 31, 2023 and 2022, the balance on the Insurance Financing Note was $631,993 and $921,576, on the Company’s consolidated balance sheet.

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11. Stockholders’ Equity

May 2022 Common Stock Issuance

In May 2022, the Company entered into an agreement with a certain investor in which the investor purchased an aggregate of 132,302 shares of the Company’s common stock for aggregate gross proceeds of $1,152,163.

PIPE Subscription Agreements

In November 2022, concurrently with the closing of the Ignyte Business Combination (see Note 1), the Company entered into a subscription agreement, pursuant to which the Original Subscriber purchased from the Company an aggregate of 50,000 shares of the Company’s common stock for proceeds of $500,000.

In November 2022, concurrently with the closing of the Ignyte Business Combination (see Note 1), the Company entered into subscription agreements with the third-party investors in which the investors purchased, in a private placement, an aggregate of 352,500 shares of the Company’s common stock and 281,325 PIPE Warrants for the total proceeds of $3.525 million.

Forward Share Purchase Agreement

Pursuant to the treatment of the Business Combination as a reverse recapitalization, Peak Bio Ltd. assumed the liability position of Ignyte related to the Forward Share Purchase Agreement (see Note 11).

On October 25, 2022, Ignyte entered into a forward share purchase agreement (the “Forward Share Purchase Agreement”) with Frost Gamma Investments Trust (the “Investor”) pursuant to which, provided that the Investor holds at least 450,000 shares of the common stock as of the closing of the Ignyte Business Combination, the Investor may elect to sell and transfer these shares to the combined company following the Business Combination, and the Company will purchase from the Investor, on the date that is sixty (60) days from the closing of the Business Combination, at the price of $10.115 per share.

Pursuant to an escrow agreement (the “Escrow Agreement”), entered into by and among the Company, Continental Stock Transfer and Trust Co. (“Continental”) and the Investor, to secure its purchase obligation to the Investor, at the closing of the Business Combination, at the closing date of the Ignyte Business Combination, the Company placed into escrow with Continental an aggregate amount of up to $4,551,750 (the “Escrow Amount”).

On December 29, 2022, the Company purchased 375,939 shares of its Common Stock at a price of $10.115 per share following the exercise of the Investor’s rights under the Forward Share Purchase Agreement. The 375,939 repurchased shares of common stock were retired. As a result of the exercise, the $4,551,750 held in escrow were distributed, of which $749,127 were distributed to the Company and $3,802,623 to the Investor.

The put right of the Investor was accounted as a derivative liability (“Forward Agreement Derivative Liability”) in accordance with the guidance in ASC 480. As of October 25, 2022, the fair value of the Forward Agreement Derivative Liability was valued at $68,110, and was considered to be a Level 3 fair value measurement as the fair value was determined based on significant inputs not observable in the market. The fair value of the Forward Share Purchase Agreement was estimated using the Black Scholes Option Pricing Model based on the following assumptions: stock price of $13.05, expected volatility of 28.1%, risk-free rate of 4.0% and expected term of 0.16 year. The derivative liability was settled in December 2022 resulting in a change in fair value of derivative liability of $68,110 for the year ended December 31, 2022. The Forward Agreement Derivative Liability balance was zero as of December 31, 2023 and 2022.

December 2022 PIPE

In December 2022, the Company entered into a subscription agreement under which the Company issued, in a private placement, (i) 50,000 shares of its common stock at $10.00 per share for the total proceeds of $500,000 and (ii) 46,500 PIPE Warrants (see below).

Key Company Stockholder Agreements

On April 28, 2022, the Company entered into the forward purchase agreement (the “Key Company Stockholder Forward Purchase Agreement”) with its founder and director, Hoyoung Huh (the “Key Company Stockholder”). Pursuant to the terms of the Key Company Stockholder Forward Purchase Agreement, the Key Company Stockholder would, subject to the receipt of margin financing within 180 days following the closing of the Ignyte Business Combination, purchase shares of the Company’s common stock at a purchase price of $10.00 per share in a private placement (the “Key Company Stockholder Purchase”) for up to an aggregate amount of $10,000,000 (the “Subscription Amount”), subject to the conditions set forth in the Key Company Stockholder

Forward Purchase Agreement.

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At the closing of the Ignyte Business Combination, the Company recorded a net derivative liability of $12,000 related to the Company’s obligation to deliver and the Key Company Stockholder obligation to purchase shares as this forward purchase arrangement meets the definition of a derivative under the guidance in ASC 815 (the “Key Company Stockholder Forward Purchase Liability”). The fair value of the Key Company Stockholder Forward Purchase Liability at the issuance date was determined using a probability weighted scenario analysis with a Black Scholes Option Pricing Model based on a stock price of $10, expected volatility of 94.5%, risk-free rate of 4.6% and discounted at 0.5% for the probability of the Company closing the Ignyte Business Combination, the key company stockholder obtaining a margin loan and the Company meeting the NASDAQ listing requirements

On December 29, 2022, the Company and the Key Company Stockholder entered into an amendment to the Key Company Stockholder Forward Purchase Agreement (the “Amendment to Key Company Stockholder Forward Purchase Agreement”), pursuant to which (i) the Key Company Stockholder Purchase was no longer subject to the receipt of margin financing as a condition precedent, (ii) the Key Company Stockholder agreed to fund the Subscription Amount on or prior to March 31, 2023 and (iii) the Key Company Stockholder Purchase would be consummated at a purchase price of $5.18 per share of the Company’s common stock. Accordingly, upon closing of such purchase, the Key Company Stockholder would have received 1,930,501 shares of Common Stock in exchange for $10.0 million investment in the Company. The amendment resulted in Key Company Stockholder Forward Purchase Asset of $13,000 and the Company recorded the change in fair value of $25,000 increase for the year ended December 31, 2022. The arrangement was in a net asset position with the fair value of the Key Company Stockholder Forward Purchase Asset estimated at $13,000 at December 31, 2022. The Company also deposited 1,930,501 shares of common stock reserved for the issuance under the Key Company Stockholder Forward Purchase Agreement into escrow.

On April 5, 2023, the Company received notice from its founder and director informing the Company that he would not consummate the purchase of the Key Company Stockholder Forward Purchase Agreement as a result of the Company’s failure to satisfy the condition to be listed on Nasdaq as required by the agreement. As a result, the Company cancelled and retired the 1,930,501 shares of common stock being held in escrow and recognized $13,000 loss on extinguishment of the Key Company Stockholder Forward Purchase Liability recorded to change in fair value in derivative liability in the statement of operations and comprehensive loss.

On April 5, 2023, the Company and its Key Company Stockholder entered into a letter agreement to provide for the conversion of up to $2,031,034 of the Founder loans into future debt and equity financings on the same terms with other investors. Pursuant to the agreement, the amount converted would be based on the Key Company Stockholder’s pro-rata portion of the equity ownership in the Company’s outstanding common stock and would not exceed in the aggregate the amount of the outstanding debt with Key Company Stockholder. On April 28, 2023, the Company entered into a subscription agreement with its founder and director to exchange $1,130,775 in outstanding Founder Loans into the same amount of convertible promissory note with the same terms as the April 2023 Convertible Notes and 1,884,625 2023 Convertible Note Warrants. This side letter, which had a nominal fair value, expired on October 2, 2023.

White Lion Common Stock Purchase and Registration Rights Agreements

On November 3, 2022, the Company entered into a Common Stock Purchase Agreement (the “White Lion Purchase Agreement”) and Registration Rights (the “White Lion RRA”) with White Lion Capital, LLC, a Delaware limited liability company (“White Lion”). Pursuant to the White Lion Purchase Agreement, the Company had the right, but not the obligation, at any time through November 1, 2025, to require White Lion to purchase, from time to time, up to $100,000,000 in aggregate gross purchase price of newly issued shares of its Common Stock, subject to certain limitations and conditions set forth in the White Lion Purchase Agreement. The Company was obligated under the White Lion Purchase Agreement and the White Lion RRA to file a registration statement with the SEC to register the Common Stock under the Securities Act, for the resale by White Lion of shares of Common Stock that the Company may issue to White Lion under the White Lion Purchase Agreement.

The Company may notify White Lion when it exercises its right to sell shares by providing a notice. The number of shares sold pursuant to any such notice may not exceed (i) the lower of (a) the Purchase Notice Fixed Limit (described below) and (b) the product of (1) the Average Daily Trading Volume (as defined in the White Lion Purchase Agreement), and (2) the applicable Percentage Limit (as defined in the White Lion Purchase Agreement). The Purchase Notice Fixed Limit is $500,000 for the initial purchase and can be increased in two tranches: (A) to $1,000,000 following an aggregate purchase of $5,000,000 shares and issuance by the Company to White Lion of an additional $250,000 in Commitment Shares, and (B) to $2,000,000 following an aggregate purchase of $10,000,000 shares and issuance by the for payment of an additional $250,000 in Commitment Shares (as defined in the White Lion Purchase Agreement).

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The applicable Percentage Limit is 40% or 150% depending on the price the Company agrees to sell shares to White Lion. At the Percentage Limit of 40%, the purchase price to be paid by White Lion for any such shares will equal 97% of lowest daily volume-weighted average price of Common Stock during a period of two consecutive Trading Days following the applicable Purchase Notice Date (as defined in the White Lion Purchase Agreement) until an aggregate of $50,000,000 in Purchase Notice Shares (as defined in the White Lion Purchase Agreement) have been purchased under White Lion Purchase Agreement, at which point the Purchase Price (as defined in the White Lion Purchase Agreement) to be paid by White Lion will equal 98% of the lowest daily volume-weighted average price of Common Stock during a period of two consecutive Trading Days following the applicable Purchase Notice Date. At an applicable Percentage Limit of 150%, the Purchase Price to be paid by White Lion for any such shares will equal 94.5% of the lowest daily volume-weighted average price of Common Stock during a period of three consecutive Trading Days following the applicable Purchase Notice Date.

The Company has the right to terminate the White Lion Purchase Agreement at any time after commencement, at no cost or penalty, upon three (3) Trading Days’ prior written notice. Additionally, White Lion will have the right to terminate the White Lion Purchase Agreement upon three (3) days’ prior written notice to the Company if (i) there is a Fundamental Transaction (as defined in the White Lion Purchase Agreement), (ii) the Company is in breach or default in any material respect of the White Lion RRA, (iii) there is a lapse of the effectiveness, or unavailability of, the registration statement for a period of 45 consecutive Trading Days or for more than an aggregate of 90 Trading Days in any 365-day period, (iv) the suspension of trading of the Common Stock for a period of five (5) consecutive Trading Days, (v) the material breach of the White Lion Purchase Agreement by the Company, which breach is not cured within the applicable cure period or (vi) a Material Adverse Effect (as defined in the White Lion Purchase Agreement) has occurred and is continuing. No termination of the White Lion Purchase Agreement will affect the registration rights provisions contained in the White Lion RRA.

On November 30, 2022, in consideration for the commitments of White Lion, as described above, the Company issued to White Lion 50,200 shares of the Company’s common stock with the value of $250,000, based upon the Closing Sale Price of the Company’s common stock of $4.98 per share (the “Initial Commitment Shares”). On issuance, the common stock shares issued to White Lion were accounted as the equity issuance costs, which were expensed.

Concurrently with the execution of the White Lion Purchase Agreement, the Company entered into the White Lion RRA with White Lion in which the Company agreed to register the shares of Common Stock purchased by White Lion with the SEC for resale within 30 days of the consummation of the Ignyte business combination. The White Lion RRA also contains usual and customary damages provisions for failure to file and failure to have the registration statement declared effective by the SEC within the time periods specified.

In March 2023, the Company entered into an amendment to the White Lion Purchase Agreement to give the Company the right, but not the obligation to require White Lion to purchase shares of the Company’s common stock while trading on the OTC Market. Under the terms of the amendment, at an applicable Percentage Limit of 200%, the purchase price to be paid by White Lion for any such shares will equal 90% of the lowest daily volume-weighted average price of common stock during a period of six consecutive Trading Days following the applicable Purchase Notice Date if the Company is listed on the OTC Market with the exception of the OTC Pink or OTC Bulletin Board, in which case the Purchase Price will equal 85% of the lowest daily volume-weighted average price of common stock during a period of six consecutive Trading Days following the applicable Purchase Notice Date. Further, the Company was to issue to White Lion within five (5) Trading Days following the effective date of the amendment fully paid, non-assessable shares of the Company’s common stock equal to the quotient obtained by dividing (i) $250,000 and (ii) the lowest traded sale price of the common stock of the 10 (ten) Trading Days prior to the effective date of the amendment, minus 50,200. In March 2023, the Company issued 412,763 shares of its common stock to White Lion with the fair value of $250,000. The common stock shares issued to White Lion were accounted as the equity issuance costs, which were expensed on issuance.

In August 2023, the Company and White Lion entered into a second amendment to the common stock Purchase Agreement (the “Second Amendment”). The Second Amendment includes, among other things, the right of the Company to issue a Purchase Notice (defined in the Second Amendment as an “Accelerated Purchase Notice”) requesting White Lion to purchase newly issued shares of common stock from the Company, subject to acceptance by White Lion, with pricing of the shares to be sold by the Company to White Lion under such Accelerated Purchase Notice determined on the date of issuance by the Company of the Accelerate Purchase Notice and acceptance by White Lion (the date of such notice defined as the “Accelerated Valuation Period”). Such accelerated purchases pursuant to an Accelerated Purchase Notice will be sold to White Lion at a price, defined as an “Accelerated Purchase Price,” equal to the lower of (i) the opening price of common stock during the Accelerated Valuation Period, (ii) the closing price of the common stock during Accelerated Valuation Period, or (iii) the volume weighted average price of the common stock during Accelerated Valuation Period; provided, however, that if at the time the Company delivers an Accelerated Purchase Notice to Investor the price of the common stock is lower than the opening price of the common stock during the Accelerated Valuation Period, the Accelerated Purchase Price will be discounted by 20%. In addition, the Second Amendment provides for an “Accelerated Purchase Notice Limit” equal to 200%.

In addition, in the event the Company does not issue Purchase Notices (as defined in the White Lion Purchase Agreement) to White Lion providing for the purchase of at least 1,250,000 of Purchase Shares (as defined in the White Lion Purchase Agreement and Second Amendment) in the aggregate within 180 days following the effective date of the amendment, the Company will issue to White Lion an additional number of fully paid, non-assessable shares of common stock equal to the quotient obtained by dividing (i) $150,000 and (ii) the lowest Closing Sale Price (as defined in the White Lion Purchase Agreement and Second Amendment) of common stock of the 10 (ten) Trading Days prior to the 180th day following the effective date of the amendment.

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During September 2023, the Company issued the notices to purchase the total of 729,000 common shares to White Lion for the total proceeds of $105,317. As of December 31, 2023 and 2022, the Company had no outstanding purchase notices issued to White Lion.

The White Lion Purchase Agreement was accounted for as a standby equity purchase agreement under ASC 815 as it includes an embedded put option and an embedded forward option. The put option is recognized on inception and the forward option is recognized upon issuance of notice for the sale of the Company’s Common Stock. The fair value of the derivative liability related to the embedded put option (“White Lion Derivative Liability) was estimated at $1,900,000 at the inception of the agreement. The fair value of the White Lion Derivative Liability was determined using a Monte Carlo simulation based on the projected stock price of $13.05, expected volatility of 86.5%, risk-free rate of 4.53% and discounted at 45.0% for the probability of the Company timely filing all SEC documents and meeting the NASDAQ listing requirements.

Public Warrants

In November 2022, upon consummation of the Business Combination, the Company assumed 2,875,000 public warrants. Each whole warrant entitles the holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed herein. The warrants became exercisable 30 days after the completion of the Business Combination. However, no warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants is not effective within a specified period following the consummation of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. In the event of such cashless exercise, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of common stock for the 5 trading days ending on the trading day prior to the date of exercise. The warrants will expire on the fifth anniversary of the completion of an initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company may call the warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	at any time after the warrants become exercisable,

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

●	if, and only if, the reported last sale price of the Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations) for any 20 trading days within a 30-trading day period commencing at any time after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

If the Company calls the warrants for redemption as described above, the Company’s management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the shares of common stock for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

There were no exercises or forfeitures of the Public Warrants during the years ended December 31, 2023 and 2022.

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Private Placement Warrants

In November 2022, upon consummation of the Business Combination, the Company assumed 2,500,000 Private Placement Warrants from Ignyte. Each Private Placement Warrant will entitle the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment.

The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants were non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees.

The Private Placement Warrants were accounted for under ASC 815, pursuant to which the Private Placement Warrants do not meet the criteria for equity classification and must be recorded as liabilities. The Private Placement Warrants were valued using the Black Scholes Option Pricing Model, which is considered to be a Level 3 fair value measurement, as there was no observable market for the Private Placement Warrants and was determined based on significant inputs not observable in the market.

The following weighted average assumptions were used in determining the fair value of the Private Placement Warrants at the date of the Ignyte Business Combination, November 1, 2022:

November 1,
2022
Expected volatility	6.85%
Risk-free interest rate	4.27%
Expected term (in years)	5.00
Expected dividend yield	0%

The following weighted average assumptions were used in determining the fair value of the Private Placement Warrants at December 31, 2022:

December 31,
2022
Expected volatility	30.0%
Risk-free interest rate	3.99%
Expected term (in years)	4.84
Expected dividend yield	0%

The following weighted average assumptions were used in determining the fair value of the Private Placement Warrants at December 31, 2023:

December 31,
2023
Expected volatility	84.0%
Risk-free interest rate	4.01%
Expected term (in years)	3.84
Expected dividend yield	0%

There were no exercises or forfeitures of the Private Placement Warrants during the years ended December 31, 2023 and 2022.

PIPE Warrants

On November 1, 2022, the Company issued 445,545 warrants to purchase the Company’s common stock at $0.01 per share (“PIPE Warrants”). PIPE Warrants were on substantially same terms as the Public Warrants (as described in Note 11), except that the PIPE Warrants were not redeemable and were exercisable until November 1, 2023. On December 30, 2022, the Company issued an additional 46,500 PIPE Warrants with the same terms as the PIPE Warrants issued in November 2022.

On November 1, 2023, all of the outstanding 492,045 PIPE Warrants were exercised for a total purchase price of $4,920

April 2023 Convertible Note Warrants

On June 22, 2023, the founder and director exercised 666,667 of the April 2023 Convertible Note Warrants for total proceeds of $400,000. The fair value of the Founder and Director Warrants at the exercise dates was $244,261 which was reclassified from the warrant liability into the additional paid-in capital. The Company recognized a capital contribution of $244,261 using a Black Scholes Option Pricing Model based on the following assumptions: stock price of $0.598, expected volatility of 72.0%, risk-free rate of 4.03% and expected term of 4.85 years.

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On July 20, 2023, the founder and director exercised 458,333 of the April 2023 Convertible Note Warrants for total proceeds of $275,000. The Company recognized a capital contribution of $269,004 related to the fair value of the Founder and Director Warrants at the exercise date, which as determined using a Black Scholes Option Pricing Model based on the following assumptions: stock price of $0.84, expected volatility of 76.2%, risk-free rate of 4.43% and expected term of 4.78 years.

On August 14, 2023, Company’s founder and director exercised 583,333 of the April 2023 Convertible Note Warrants for a total purchase price of $350,000. The fair value of the Founder and Director Warrants at the exercise dates was $248,303 which was reclassified from the warrant liability into the additional paid-in capital. The Company recognized a capital contribution of $248,303 million using a Black Scholes Option Pricing Model based on the following assumptions: stock price of $0.66, expected volatility of 76.0%, risk-free rate of 4.64% and expected term of 4.71 years.

On November 1, 2023, the remaining 4,044,352 April 2023 Convertible Note Warrants were reclassified from liability into equity following the exchange of the November 2022 Convertible Notes into Promissory Note (see Note 10) and resulting sufficient number of authorized shares being available for issuance of the warrants. The fair value of the warrant liability was $65,469 at the date of the reclassification.

The summary of the Company’s outstanding common stock warrants at December 31, 2023 is as follows:

Description	Number of Warrants	Exercise price per share	Expiration Date
Private Placement Warrants	2,500,000	$11.50	11/1/2027
Public Warrants	2,875,000	$11.50	11/1/2027
April 2023 Convertible note warrants	3,868,060	$0.60	4/28/2028
April 2023 Convertible note warrants, related party	176,292	$0.60	4/28/2028
Outstanding Warrants	9,419,352

12. Fair Value of Financial Instruments

The Company believes the carrying amounts of its cash and cash equivalent and debt approximate their fair values due to their near-term maturities. There were no transfers among Level 1, Level 2 or Level 3 categories in the years ended December 31, 2023 and 2022.

As of December 31, 2023 and 2022, the carrying amounts of the Company’s cash, accounts payable and accrued expenses approximate their respective fair values due to the short-term nature of these instruments.

The following table sets forth the Company’s financial instruments that were measured at fair value on a recurring basis by level within the fair value hierarchy:

	Fair Value Measurement at December 31, 2023
	Total	Level 1	Level 2	Level 3

Derivative liability	361,704	—	—	361,704
Warrant liability	—	—	—	—
Total Liabilities	$361,704	$—	$—	$361,704

	Fair Value Measurement at December 31, 2022
	Total	Level 1	Level 2	Level 3

Derivative asset	(13,000)	—	—	(13,000)
Derivative liability	166,000	—	—	166,000
Warrant liability	525,000	—	—	525,000
Total Liabilities	$678,000	$—	$—	$678,000

The table below presents the changes in Level 3 liabilities (assets) measured at fair value on a recurring basis during the years ended December 31, 2023 and 2022:

F-93

	White Lion Derivative Liability	Key Company Stockholder Forward Liability (Asset)	Forward Share Purchase Liability	Private Placement Warrants Liability	November 2022 Convertible Note Liability	April 2023 Conversion Feature Liability	April 2023 Convertible Notes Warrants Liability	December 2023 Conversion Feature Liability
Balance at January 1, 2022	$—	$—	$—	$—	$—	$—	$—	$—
Inception Date	1,900,000	—	—	—	165,000	—	—	—
Business Combination with Ignyte	—	12,000	68,110	450,000	—	—	—	—
Change in fair value	(1,899,000)	(25,000)	(68,110)	75,000	—	—	—	—
Balance at December 31, 2022	$1,000	$(13,000)	$—	$525,000	$165,000	$—	$—	$—
Inception Date	—	—	—	—	—	849,146	2,402,160	361,704
Extinguishment of Debt	—	—	—	—	(165,000)	—	—	—
Capital Contribution from Exercise of Warrants	—	—	—	—	—	—	(761,568)	—
Capital Contribution from Reclassification of Warrants	—	—	—	—	$—	—	(65,469)	—
Change in fair value	(1,000)	13,000	—	(525,000)	—	(849,146)	(1,575,123)	—
Balance at December 31, 2023	$—	$—	$—	$—	$—	$—	$—	$361,704

Key Company Stockholder Forward Purchase Liability

The Key Company Stockholder Forward Purchase Liability is accounted and fair valued under ASC 815, which is considered to be a Level 3 fair value measurement, as the fair value was determined based on significant inputs not observable in the market. The significant unobservable inputs used to determine the fair value is the probability of the key company stockholder obtaining a margin loan and the Company meeting the NASDAQ listing requirements.

The fair value of the Key Company Stockholder Forward Purchase Agreement at December 31, 2022 was valued using a probability weighted scenario analysis with a Black Scholes Option Pricing Model based on a stock price of $4.21, expected volatility of 82.2%, risk-free rate of 4.5% and discounted at 0.5% for the probability of the Company closing the Business Combination Agreement, the key company stockholder obtaining a margin loan and the Company meeting the NASDAQ listing requirements. The fair value of the Key Company Stockholder Forward Purchase Agreement at December 31, 2023 was valued at $0 as the time to fund concluded on March 31, 2023, resulting in a change in fair value of derivative asset of $13,000 for the year ended December 31, 2023.

White Lion Derivative Liability

The White Lion Derivative Liability is valued using Monte Carlo simulation model and a such is considered to be a Level 3 fair value measurement, as the fair value was determined based on significant inputs not observable in the market. The significant unobservable inputs used to determine the fair value were the projected volume weighed average share price at each trading date and the use of the maximum draw down potential. The fair value of the White Lion Purchase Agreement was $1,000 at December 31, 2022, and the change in fair value of the derivative liability was $1,899,000 for the year ended December 31, 2022. The fair value of the White Lion Purchase Agreement was $0 at December 31, 2023, and the change in fair value of the derivative liability was $1,000 for the year ended December 31, 2023.

The following weighted average assumptions were used in determining the fair value of the White Lion Purchase Agreement at December 31, 2023 and 2022:

	As of December 31,
	2023	2022
Stock Price	$0.18	$4.19
Expected volatility	95.3%	81.0%
Risk-free interest rate	4.23%	4.16%
Discount related to the probability of timely filing all SEC documents and meeting the NASDAQ listing requirements	2.5%	0.3%
Expected dividend yield	—%	—%

April 2023 Convertible Note Warrants and Placement Agent Warrants

The April 2023 Convertible Note Warrants and Placement Agent Warrants are carried at fair value and fair valued using a Black Scholes Option Pricing Model, which is considered to be a Level 3 fair value measurement, as the fair value was determined based on significant inputs not observable in the market.

The fair value of the April 2023 Convertible Note Warrants, excluding the warrants held by the founder, as of December 31, 2023 was $0. On November 1, 2023, the remaining April 2023 Convertible Note Warrants were reclassified from liability into equity (see Note 10). The Company recorded a change in fair value of $1,552,578 through the reclassification date.

F-94

The fair value at December 31, 2023 for the remaining 176,292 April 2023 Convertible Note Warrants held by the founder was valued at $0. The Company recorded a change in fair value of $22,545 through the reclassification date.

The fair value of the April 2023 Convertible Note Warrants was determined using a Black Scholes Option Pricing Model based on the following assumptions at the reclassification date:

Stock price	$0.08
Expected volatility	74.9%
Risk-free interest rate	4.65%
Expected term (in years)	4.49
Expected dividend yield	0%

Private Placement Warrants

The fair value of the Private Placement Warrants was estimated using a Black Scholes Option Pricing Model, which is considered to be a Level 3 fair value measurement, as the fair value was determined based on significant inputs not observable in the market. The fair value at December 31, 2023 and 2022 was valued at $0 and $525,000, respectively, using a Black Scholes Option Pricing Model based on the following assumptions:

	As of December 31,
	2023	2022
Stock Price	$0.18	$4.19
Expected volatility	84.0%	30.0%
Risk-free interest rate	4.01%	3.99%
Expected term (in years)	3.84	4.84
Expected dividend yield	—%	—%

April 2023 Conversion Feature Liability

The fair value of April 2023 Conversion Feature Liability was estimated using a Black Scholes Option Pricing Model, which is considered to be a Level 3 fair value measurement, as the fair value was determined based on significant inputs not observable in the market.

At December 31, 2023, the fair value of the April 2023 Conversion Feature Liability related to the 2023 April Convertible Notes was valued at $0 using a Black Scholes Option Pricing Model based on the following assumptions:

December 31,
2023
Stock Price	$0.18
Expected volatility	73.7%
Risk-free interest rate	4.68%
Expected term (in years)	0.08
Expected dividend yield	—%

The Company recorded a change in fair value of $560,436 for the year ended December 31, 2023.

At December 31, 2023, the fair value of the April 2023 Conversion Feature Liability related to the 2023 April Convertible Notes, related party was valued at $0 using a Black Scholes Option Pricing Model based on the following assumptions:

December 31,
2023
Stock Price	$0.18
Expected volatility	73.7%
Risk-free interest rate	4.68%
Expected term (in years)	0.08
Expected dividend yield	—%

The Company recorded a change in fair value of $288,710 for the year ended December 31, 2023.

F-95

December 2023 Conversion Feature Liability

The fair value of the December 2023 Conversion Feature Liability was estimated based on the probability weighted settlement scenarios, which is considered to be a Level 3 fair value measurement, as the fair value was determined based on significant inputs not observable in the market. The fair value of the derivative liability related to the Automatic Conversion Feature was estimated at $0.4 million by applying the probability of a business combination of 50% to the Automatic Discount of 43%. The fair value of the derivative liability related to the Optional Conversion Feature was deemed immaterial as the probability that the Company is listed on a public exchange in absence of a business combination prior to the maturity of the December 2023 Convertible Notes was deemed minimal.

13. Grant Revenue

Government grants

The Company has one active government grant with the Department of Defense, US Army Medical Research Acquisition Activity. This grant is for work on a COVID-19 therapeutic with a potential of $4.0 million, awarded in stages starting in January 2021 and with potential stages running through September 2026. Funding from the grant is received after expenditures have been incurred by the Company pursuant to the pre-approved statement of work and upon submission of a detailed voucher. The Grant is governed by the DoD Grant and Agreement Regulations, a subsection of the Code of Federal Regulations and requires the Company to provide financial and technical reports on a periodic basis to the Department of Defense.

For the years ended December 31, 2023 and 2022, grant revenue of approximately $0.4 million and $0.6 million, respectively, was recognized from this grant. Approximately $2.5 million in funding remains available for this grant at December 31, 2023.

14. Income Taxes

The components of (loss) income before income taxes are as follows:

	Year Ended December 31,
	2023	2022
Domestic	(12,614,259)	(10,222,781)
Foreign	(211,658)	(2,939,936)
Total	(12,825,917)	(13,162,717)

	Year Ended December 31,
Components of Tax Expense	2023	2022
Current — Federal		$3,000
Current — State		(42,000)
Total current	—	(39,000)
Deferred — Federal	$(2,701,000)	$(1,984,000)
Deferred — State	(1,061,000)	(639,000)
Deferred — Foreign	16,297,000	(1,603,000)
Change in Valuation Allowance	(12,535,000)	4,191,000
Total deferred	—	(35,000)
(Benefit from) provision for income taxes	$—	$(74,000)
Effective income tax rate	—%	0.56%

F-96

The effective tax rate of the Company’s provision (benefit) for income taxes differs from the federal statutory rate for the years ended December 31, 2023 and 2022 as follows:

	Year Ended December 31,
	2023	2022
Tax computed at federal statutory rate	21.00%	21.00%
State Tax Provision/(Benefit) net of federal benefit	7.84%	4.86%
Earnings in jurisdictions taxed at rates different from the statutory U.S. federal tax rate	(0.39)%	0.36%
Permanent difference related to change in fair value of derivatives	1.37%	(1.91)%
Permanent difference related to change in fair value of convertible notes	3.44%	—%
Permanent difference related to interest expense on convertible notes	(4.40)%	—%
Return to Provision	1.17%	8.83%
Change in valuation allowance	97.73%	(31.84)%
Warrants issued on conversion	—%	(0.74)%
Reduction in Foreign Jurisdiction Tax Rate	(127.76)%	—%
Income Tax Provision/(Benefit)	—%	0.56%

The effective income tax rate is based upon the income for the year, the composition of the income in Korea, and adjustments, if any, for the potential tax consequences, benefits or resolutions of audits or other tax contingencies. Our effective tax rate for the fiscal year 2023 differed from the U.S. Federal statutory rate of 21.0% primarily due to our composition of Korean earnings, the decrease in Korean tax benefits due to the company’s reasonable expectation that any future benefits would be realized at the lowest Korean corporate tax rate, the company’s permanent differences arising from changes in fair value of derivatives, convertible notes and accretion interest expense recognized on convertible note and the change in the valuation allowance. Our effective tax rate for the fiscal year 2022 differed from the U.S. Federal statutory rate of 21.0% primarily due to our composition of Korean earnings and change in valuation allowance.

Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (b) operating losses and tax credit carryforwards. Significant components of deferred tax assets (liabilities) at December 31, 2023 and 2022 are as follows:

	December 31,
	2023	2022
Deferred tax assets
Federal Net Operating Loss	2,241,000	964,000
State Net Operating Loss	839,000	297,000
Foreign Net Operating Loss	8,886,000	24,965,000
Foreign Tax Credits	375,000	379,000
Foreign Accruals	421,000	936,000
Accruals	1,100,000	615,000
Capitalized Start up Costs	238,000	209,000
Capitalized Section 174 R&D	725,000	437,000
Right of Use Operating Lease ASC 842	1,242,000	1,183,000
Total deferred tax assets	16,067,000	29,985,000
Deferred tax liabilities
Right of Use Operating Lease ASC 842	—	(1,030,000)
Depreciation	(37,000)	(88,000)
Total deferred tax liabilities	(37,000)	(1,118,000)
Total net deferred tax assets	16,030,000	28,867,000
Less: valuation allowance	(16,030,000)	(28,867,000)
Net deferred tax assets	—	—

Deferred income taxes reflect future tax effects of temporary differences between the tax and financial reporting basis of the Corporation’s assets and liabilities measured using enacted tax laws and statutory tax rates applicable to the periods when the temporary differences will affect taxable income. When necessary, deferred tax assets are reduced by a valuation allowance, if based on the weight of available positive and negative evidence, it is more likely than not that some portion or all the deferred tax assets will not be realized. As of December 31, 2023 and 2022, the Company has $16.0 million and $28.9 million, respectively, in valuation allowance against its deferred tax assets.

F-97

The Company decreased its valuation allowance by $300,000 due to currency fluctuations on foreign net operating losses. In addition, the company determined, that based on current and forecasted earnings of the Korean entity, the future tax benefits of the Korean deferred tax assets would be realized at the lower corporate tax rate of 9%. Therefore, there was a decrease of $16.4 million to the Korean deferred tax asset and valuation allowance. The overall impact to the valuation allowance for the year was a net decrease of $12.8 million.

At December 31, 2023, the Company has U.S net operating losses (“NOL”) carryforwards of $10.7 million, with an indefinite carryforward, state NOL carryforwards of $10.5 million which will expire at various dates beginning 2042 and Korean NOL carryforwards of $99 million which will expire at various dates beginning in 2025.

The Korean NOLs carryover for 2022 are historical NOLs generated in years prior to the acquisition that stay with the corporate entity. NOLs generated prior to 2020 have a 10 year carryover, and NOLs generated in years 2020 and later have a 15 year carryforward.

Under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, or the Code, if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change net operating loss carryforwards and other pre-change tax attributes to offset its post-change income and taxes may be limited. In general, an “ownership change” generally occurs if there is a cumulative change in the Company’s ownership by “5-percent shareholders” that exceeds 50 percentage points over a rolling three-year period. The Company had an ownership change within the meaning of IRC Sec 382 in May of 2022. The Company has not performed an analysis to determine the annual limitation of the use of the U.S. NOLs going forward.

As of December 31, 2023, we have not provided taxes on undistributed earnings of our foreign subsidiaries, which may be subject to foreign withholding taxes upon repatriation, as we consider these earnings indefinitely reinvested. Our indefinite reinvestment determination is based on the future operational and capital requirements of our domestic and foreign operations. We expect our international cash and cash equivalents and marketable securities will continue to be used for our foreign operations and therefore do not anticipate repatriating these funds. As of December 31, 2023, it is not practical to calculate the unrecognized deferred tax liability on these earnings due to the complexities of the utilization of foreign tax credits and other tax assets.

The Company files income tax returns in the U.S., Korea and various state jurisdictions. The Company is not currently under audit for the open years 2020 through 2023 in the U.S. federal and state tax jurisdictions and 2018 through 2023 in Korea. Carryforward attributes that were generated in earlier periods remain subject to examination to the extent the year in which they were used or will be used remains open for examination.

15. Subsequent Events

The Company did not identify any subsequent events that require adjustment or disclosure in the consolidated financial statements, other than what has already been disclosed in the notes to the consolidated financial statements and below.

In January and February 2024, the Company completed additional closes of the December 2023 Convertible Notes pursuant to which (i) the Company issued new notes with the principal amount of $738,000 and (ii) $240,000 of April 2023 Convertible Notes were exchanged for December 2023 Convertible Notes.

In January 2024, we received proceeds from a Senior Secured Promissory Note (the “Secured Note”) in the amount of $750,000 from our founder and director, Hoyoung Huh (the “Key Company Stockholder”). In accordance with the terms of the Secured Note, the Company, together with its subsidiaries, also entered into a Security Agreement with Dr. Huh (the “Security Agreement”). The Secured Note has a maturity date on January 23, 2025 and carries an interest rate of 15% per annum. As security for payment of the Secured Note, the Security Agreement grants and assigns to Dr. Huh a security interest in all of the assets of the Company and its subsidiaries.

In May 2024, the Company entered into a secured convertible promissory note agreement pursuant to which the Company issued convertible notes in the aggregate principal amount of $1,324,500 (the “May 2024 Convertible Notes”).

In July 2024, the Company completed a final closing of the May 2024 Convertible Notes and entered into a secured convertible promissory note agreement pursuant to which the Company issued convertible notes in the aggregate principal amount of $2,175,000 (the “May 2024 Convertible Notes”).

The May 2024 Convertible Notes carry an interest rate of 10% per annum, have a maturity date of December 18, 2024. The terms of the May 2024 Convertible Notes provide for automatic conversion of the outstanding principal amount of the notes and all accrued and unpaid interest upon a business combination (as defined in the agreement) into the Company common stock at the Conversion Price. The Conversion Price is determined by reference to the purchase price payable in connection with such business combination, multiplied by 50%, where the price per share of the common stock is determined by reference to the 30-day volume weighted average price of our common stock on the public exchange immediately prior to conversion. In conjunction with the May 2024 Convertible Notes, we entered into the Security Agreement which grants and assigns the May 2024 convertible note holders a senior security interest in all of the assets of the Company and its subsidiaries.

In consideration for its services in respect of the financing described above, the Company paid Paulson Investment Company, LLC (the “May 2024 Placement Agent”) the commission of $200,000. Further, upon conversion of the May 2024 Convertible Notes into Common Stock of the Company, the May 2024 Placement Agent will receive shares of restricted common stock of the Company equal to 4% of the total number of shares of common stock received upon conversion of May 2024 Convertible Notes on certain notes with a principal value of $2,500,000.

F-98

F-99

PEAK BIO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30	December 31
	2024	2023
	(Unaudited)
Assets
Current assets
Cash	$862,144	$381,649
Prepaid expenses and other current assets	675,164	1,992,458
Total current assets	1,537,308	2,374,107
Property and equipment, net	27,496	153,108
Restricted cash	60,000	60,000
Other noncurrent assets	11,136	9,200
Total assets	$1,635,940	$2,596,415
Liabilities and deficit
Current liabilities
Accounts payable	$5,356,730	$5,862,435
Accrued expenses	4,495,752	3,576,768
Operating lease liability	—	4,439,235
Insurance financing note	—	631,993
Derivative liability	3,020,610	361,704
Promissory note	528,750	350,000
Convertible notes	5,259,295	2,872,131
Convertible notes, related party	2,085,428	1,527,078
Related party loans	1,651,370	901,370
Total current liabilities	22,397,935	20,522,714
Promissory note	146,250	—
Other noncurrent liabilities	—	230,650
Total liabilities	22,544,185	20,753,364
Commitments and contingencies (Note 8)
Stockholders’ Deficit
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; none issued and outstanding	—	—
Common stock, par value of $0.0001 per share; 60,000,000 shares authorized; 23,124,888 shares issued and outstanding as of September 30, 2024 and December 31, 2023	2,312	2,312
Additional paid-in capital	19,949,103	19,918,594
Accumulated deficit	(40,970,115)	(38,171,483)
Accumulated other comprehensive income	110,455	93,628
Total stockholders’ deficit	(20,908,245)	(18,156,949)
Total liabilities and stockholders’ deficit	$1,635,940	$2,596,415

See accompanying notes to the unaudited condensed consolidated financial statements.

F-100

PEAK BIO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	For the Three Months Ended, September 30		For the Nine Months Ended, September 30
	2024	2023	2024	2023
Revenue
Grant revenue	$—	$278,831	$—	$292,685
Total revenue	—	278,831	—	292,685
Operating expenses
Research and development	112,212	552,988	291,124	1,637,247
General and administrative	1,380,072	1,756,801	4,796,616	7,060,681
Impairment loss on operating right-of-use asset	—	—	—	3,513,999
Total operating expenses	1,492,284	2,309,789	5,087,740	12,211,927
Operating loss	(1,492,284)	(2,030,958)	(5,087,740)	(11,919,242)
Other income (expense)
Interest income	2	3	5	29
Interest expense	(1,345,666)	(1,219,999)	(2,117,768)	(2,279,933)
Change in fair value of warrant liability	—	2,218,040	—	2,030,182
Change in fair value of derivative liability	247,159	1,397,379	(105,839)	837,146
Other income	—	46,122	18	45,713
Cancellation of trade liability	—	—	207,967	—
Gain on extinguishment of termination of lease	4,304,725	—	4,304,725	—
Loss on extinguishment of related party debt	—	—	—	(1,014,368)
Total other income (expense), net	3,206,220	2,441,545	2,289,108	(381,231)
Net income (loss)	$1,713,936	$410,587	$(2,798,632)	$(12,300,473)
Other comprehensive income (loss):
Foreign currency translation	15,720	19,124	16,827	101,066
Total comprehensive loss	$1,729,656	$429,711	$(2,781,805)	$(12,199,407)
Basic weighted average shares outstanding	23,124,888	21,638,096	23,124,888	20,586,905
Basic net income (loss) per share	$0.07	$0.02	$(0.12)	$(0.59)
Basic and diluted weighted average shares outstanding	28,440,646	35,966,820	23,124,888	20,586,905
Basic and diluted net income (loss) per share	$0.06	$0.01	$(0.12)	$(0.59)

See accompanying notes to the unaudited condensed consolidated financial statements.

F-101

PEAK BIO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

(Unaudited)

	Common Stock		Additional Paid-In	Accumulated Other Comprehensive	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Income (Loss)	Deficit	Deficit
Balance, December 31, 2022	19,782,747	$1,978	$17,219,593	$29,518	$(25,345,566)	$(8,094,477)
Issuance of common stock under White Lion Purchase Agreement as a financing fee	412,763	41	249,959	—	—	250,000
Share-based compensation	—	—	165,007	—	—	165,007
Foreign currency translation	—	—	—	71,576	—	71,576
Net loss	—	—	—	—	(6,766,833)	(6,766,834)
Balance, March 31, 2023	20,195,510	$2,019	$17,634,559	$101,094	$(32,112,399)	$(14,374,728)
Issuance of common stock upon exercise of April 2023 Convertible Note Warrants	666,667	67	644,194	—	—	644,261
Capital Contribution from the Extinguishment of Ignyte Sponsor Promissory Note	—	—	211,643	—	—	211,643
Share-based compensation	—	—	133,437	—	—	133,437
Foreign currency translation	—	—	—	10,366	—	10,366
Net loss	—	—	—	—	(5,944,227)	(5,944,227)
Balance, June 30, 2023	20,862,177	$2,086	$18,623,833	$111,460	$(38,056,626)	$(19,319,248)
Issuance of common stock under White Lion Purchase Agreement	729,000	73	105,244	—	—	105,317
Issuance of common stock upon exercise of April 2023 Convertible Note Warrants	1,041,666	104	1,142,203	—	—	1,142,307
Share-based compensation	—	—	76,795	—	—	76,795
Foreign currency translation	—	—	—	19,024	—	19,024
Net loss	—	—	—	—	410,587	410,587
Balance, September 30, 2023	22,632,843	$2,263	$19,948,075	$130,484	$(37,646,039)	$(17,565,218)

Balance, December 31, 2023	23,124,888	$2,312	$19,918,594	$93,628	$(38,171,483)	$(18,156,949)
Share-based compensation	—	—	30,509	—	—	30,509
Foreign currency translation	—	—	—	32,586	—	32,586
Net loss	—	—	—	—	(2,434,701)	(2,434,701)
Balance, March 31, 2024	23,124,888	$2,312	$19,949,103	$126,214	$(40,606,184)	$(20,528,555)
Foreign currency translation	—	—	—	15,720	—	15,720
Net loss	—	—	—	—	(2,077,867)	(2,077,867)
Balance, June 30, 2024	23,124,888	$2,312	$19,949,103	$141,934	$(42,684,051)	$(22,590,702)
Foreign currency translation	—	—	—	(31,479)	—	(31,479)
Net loss	—	—	—	—	1,713,936	1,713,936
Balance, September 30, 2024	23,124,888	$2,312	$19,949,103	$110,455	$(40,970,115)	$(20,908,245)

See accompanying notes to the unaudited condensed consolidated financial statements.

F-102

PEAK BIO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities
Net loss	$(2,798,632)	$(12,300,473)
Adjustment to reconcile net loss to net cash used in operating activities
Share-based compensation	30,509	375,239
Depreciation	57,897	111,759
Accretion of discount on convertible notes payable	1,513,822	2,151,136
Change in fair value of warrant liability	—	(2,030,182)
Change in fair value of derivative liability	105,839	(837,146)
Gain on extinguishment of termination of lease	(4,304,725)	—
Loss on extinguishment of related party debt	—	1,014,368
Cancellation of trade liability	(207,967)	—
Issuance of shares for financing fee	—	250,000
Impairment loss on operating right-of-use-asset	—	3,513,999
Loss on disposal of equipment	1,216	79,495
Amortization of right-of-use lease asset	—	167,073
Changes in operating assets and liabilities
Prepaid expenses and other current assets	1,317,108	1,396,410
Other noncurrent asset	(1,936)	(3,500)
Accounts payable	(127,879)	2,098,290
Accrued expenses and other current liabilities	929,844	1,162,728
Operating lease liability	39,212	121,538
Other noncurrent liabilities	(230,650)	(560,150)
Net cash used in operating activities	(3,676,342)	(3,289,416)
Cash flows from investing activities
Sale of property and equipment	66,500	—
Net cash provided by investing activities	66,500	—
Cash flows from financing activities
Proceeds from issuance of common shares	—	105,317
Proceeds from exercise of warrants	—	1,025,000
Proceeds from issuance of April 2023 Convertible Notes, net of issuance costs	—	2,069,231
Proceeds from issuance of December 2023 Convertible Notes, net of issuance costs	674,160	—
Proceeds from issuance of May 2024 Convertible Notes, net of debt issuance costs	3,300,000	—
Repayment of Insurance Financing Note	(631,993)	(921,576)
Proceeds from Founder Loans	—	250,000
Proceeds from Secured Founder Loan	750,000	—
Net cash provided by financing activities	4,092,167	2,527,972
Net decrease in cash	482,325	(761,444)
Effect of exchange rate changes on cash	(1,830)	21,288
Cash and restricted cash, beginning of year	441,649	894,591
Cash and restricted cash, end of year	$922,144	$154,435
Components of cash, cash equivalents and restricted cash
Cash	862,144	94,435
Restricted cash	60,000	60,000
Total cash, cash equivalents and restricted cash	922,144	154,435
Supplemental disclosures of non-cash financing activities:
Cash paid for interest	$95,022	$—
Cash paid for taxes	$—	$—
Non-cash investing and financing activities:
Exchange of April 2023 Convertible Note for December 2023 Convertible Note	$250,600	$—
Issuance of Promissory Note for Palo Alto Lease	$325,000	$—
Exchange of related party loans for convertible notes, related party	$—	$1,130,775
Fair value of warrants issued with convertible notes, related party	$—	$786,967
Fair value of warrants issued with convertible notes	$—	$1,615,194
Fair value of derivative issued with convertible notes	$—	$849,146
Fair value of warrants exercised and reclassified to additional paid in capital	$—	$761,568

See accompanying notes to the unaudited condensed consolidated financial statements.

F-103

PEAK BIO, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1. Description of the Business

Peak Bio, Inc., together with its fully-owned subsidiaries, Peak Bio Co. Ltd (“Peak Bio Ltd”) and Peak Bio CA, Inc. (the “Company” or “Peak Bio”), is a clinical-stage biotechnology company focused on discovering, developing and delivering innovative therapies for multiple therapeutic areas. The Company has established a portfolio of potential therapies focused on cancer and immunological diseases. The Company’s pipeline includes the PH-1 ADC Platform for oncology, PHP-303 program for genetic disease, liver disease and inflammation, specifically for Alpha-1 antitrypsin deficiency (AATD) and acute respiratory distress syndrome (ARDS) including COVID-19.

Akari Merger Agreement

On March 4, 2024, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Akari Therapeutics, Plc, a public company limited by shares incorporated in England and Wales (“Akari”), and Pegasus Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Akari (“Merger Sub”), pursuant to which, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Akari.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of the Company’s Common Stock will be converted into the right to receive Akari American Depositary Shares (“Akari ADSs”) representing a number of Akari ordinary shares, par value $0.0001 per share (the “Akari Ordinary Shares”), equal to an exchange ratio calculated in accordance with the Merger Agreement (the “Exchange Ratio”), each such share duly and validly issued against the deposit of the requisite number of Akari Ordinary Shares in accordance with the Deposit Agreement (as defined in the Merger Agreement). The Exchange Ratio will be calculated such that the total number of shares of Akari ADSs to be issued as merger consideration for the Company’s Common Stock will be expected to be, upon issuance, approximately 50% of the outstanding shares of Akari ADSs (provided, certain adjustments to this ratio will be made in respect of the net cash, as determined in accordance with the Merger Agreement, of each of Peak Bio and Akari at the close of business one business day prior to the anticipated consummation of the Merger).

At the Effective Time, each warrant and option to purchase capital stock of the Company outstanding immediately prior to the Effective Time will be exchanged for a warrant or option to purchase a number of Akari ordinary shares or Akari ADSs, as determined by Akari, based on the Exchange Ratio.

Either the Company or Akari may terminate the Merger Agreement under certain circumstances, including if (i) the Merger is not completed by December 2, 2024, (ii) the other party’s board of directors withdraws, modifies or qualifies its recommendation in favor of the transactions contemplated by the Merger Agreement or approves or recommends an alternative transaction or (iii) Akari’s or the Company’s board of directors, as applicable, resolves to enter into a definitive agreement with respect to a superior proposal prior to obtaining approval of the Akari ADS issuance or Merger, as applicable, from Akari’s shareholders or Company’s stockholders, as applicable. The Merger Agreement also provides that under certain specified circumstances of termination described in the Merger Agreement, Akari or the Company, as applicable, will be required to pay a termination fee equal to $300,000 and reimburse the other party for expenses related to the transaction up to $1.5 million.

Voting Agreements

Concurrently with the Merger Agreement, the Company and Akari entered into voting and support agreements (the “Voting Agreements”) with certain stockholders of the Company (the “Peak Stockholders”) and certain shareholders of Akari (the “Akari Shareholders” and, together with the Peak Stockholders, the “Supporting Holders”). The Supporting Holders have agreed to, among other things, vote their shares in favor of the Merger Agreement and the Merger or the issuance of Akari Ordinary Shares in connection therewith, as applicable, in accordance with the recommendation of the respective boards of directors of Peak Bio and Akari.

Risks and Uncertainties

The Company is subject to a number of risks similar to other companies in its industry, including competition from larger pharmaceutical and biotechnology companies, delays in research and development activities due to lack of financial resources and dependence on key personnel.

F-104

Results of operations may be adversely affected by various factors that could cause economic uncertainty and volatility in the financial markets, many of which are beyond the Company’s control. The Company’s business could be impacted by, among other things, downturns in the financial markets or in economic conditions, inflation, increases in interest rates, and geopolitical instability, such as the military conflicts in Ukraine and the Israel-Hamas war. While the Company has not been impacted by the abovementioned risks and uncertainties to date, the Company cannot at this time fully predict the likelihood of one or more of the above events, their duration or magnitude or the extent to which they may negatively impact the Company’s business.

Going Concern

The Company has incurred net losses since inception, and has an accumulated deficit of $40.9 million as of September 30, 2024. The Company incurred net losses of $2.8 million and $12.3 million for the nine months ended September 30, 2024 and 2023, respectively. The Company expects to incur significant expenses and operating losses for the foreseeable future as it continues its efforts to identify product candidates and seek regulatory approvals within its portfolio.

The Company will need additional financing to fund its ongoing activities and to close the Merger with Akari. The Company may raise this additional funding through the sale of equity, debt financing or other capital sources, including potential collaborations with other companies or other strategic transactions and funding under government contracts.

The Company may be unable to raise additional funds or enter into other arrangements when needed on favorable terms, or at all. There can be no assurances that other sources of financing will be available. Due to these uncertainties, there is substantial doubt about the Company’s ability to continue as a going concern. The accompanying unaudited condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The unaudited condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or classification of liabilities that might result from the outcome of the uncertainties discussed above.

On January 6, 2023, the Company received a determination letter (the “Determination Letter”) from the Panel to delist the Company’s common stock and warrants from Nasdaq. Nasdaq suspended trading in Company’s common stock and warrants effective at the open of business on January 10, 2023. Following the suspension from Nasdaq, the Company’s securities are trading on the OTC Markets’ “OTC Pink Market” tier, which in turn impacted the Company’s ability to raise capital.

2. Summary of Significant Accounting Policies

For the nine months ended September 30, 2024, there have been no changes to the significant accounting policies as disclosed in Note 2 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Consolidated Financial Statements”).

Unaudited Financial Information

The Company’s unaudited condensed consolidated financial statements included herein have been prepared in conformity with accounting principles generally accepted in the United States of America, or GAAP, and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). All intercompany balances and transactions have been eliminated in consolidation.

In the Company’s opinion, the information furnished reflects all adjustments, all of which are of a normal and recurring nature, necessary for a fair presentation of the financial position and results of operations for the reported interim periods. The Company considers events or transactions that occur after the balance sheet date but before the financial statements are issued to provide additional evidence relative to certain estimates or to identify matters that require additional disclosure.

The unaudited condensed consolidated financial statements and notes thereto should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto for the year ended December 31, 2023 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on August 5, 2024 (the “2023 Form 10-K”).

F-105

The accompanying consolidated balance sheet as of December 31, 2023 has been derived from the audited balance sheet as of December 31, 2023 contained in the Company’s 2023 Form 10-K. Results of operations for interim periods are not necessarily indicative of the result of operations for a full year.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates include but are not limited to fair value of the Company’s stock, stock-based compensation expense, warrant liability, derivative liability, and discount rates used to establish operating lease liability. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Actual results could differ from those estimates.

Restricted Cash

Restricted cash as of September 30, 2024 and December 31, 2023 consists of $60,000 in a restricted bank account established to secure the Company’s credit cards.

Impairment of Long-lived Assets

Long-lived assets consist primarily of property and equipment, and operating right-of-use assets. The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset is not recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value would be assessed using discounted cash flows or other appropriate measures of fair value. No impairment losses were recognized during the three and nine months ended September 30, 2024. The Company recognized an impairment loss on its operating right-of-use assets, totaling $3,513,999 during the nine months ended September 30, 2023 (see Note 7).

Net Income (Loss) Per Share

The Company computes basic net income (loss) per share attributable to common stockholders by dividing net income (loss) attributable to common stockholders by the weighted-average number of common shares outstanding for the period, without consideration for potentially dilutive securities.

The Company computes diluted net income (loss) per share after giving consideration to all potentially dilutive common shares resulting from the exercise of options and warrants and the conversion of convertible notes, outstanding during the period determined using the treasury-stock and if-converted methods, as applicable, except where the effect of including such securities would be antidilutive.

The December 2023 Convertible Notes and the May 2024 Convertible Notes (see Note 9) are contingently convertible notes and are not included for purposes of calculating the number of diluted shares outstanding as the number of dilutive shares is based on a non-market based conversion contingency that had not been met in the reporting periods presented herein.

For the three months ended September 30, 2024, certain convertible notes were included in the calculation of diluted earnings per share.

For the three months ended September 30, 2023, certain convertible notes, and warrants to purchase common stock at an exercise price of $0.01 were included in the calculation of diluted earnings per share.

For the nine months ended September 30, 2024 and 2023, options and warrants were excluded when calculating diluted (loss) income per share because such inclusion would be anti-dilutive for the periods presented. As a result, diluted (loss) income per share is the same as basic (loss) income per share for the periods presented. The following table sets forth the potentially dilutive securities that have been excluded from the calculation of diluted net loss per share because to include them would be anti-dilutive (in common stock equivalent shares):

	September 30,	December 31,
	2024	2023
Common stock options	5,513,108	1,698,754
Common stock warrants	9,419,352	9,419,352
April 2023 Convertible Notes convertible into common stock	5,315,758	5,493,515

F-106

Recently Adopted Accounting Standards

In November 2023, the FASB issued ASU 2023-07, Segment Reporting: Improvements to Reportable Segment Disclosures. This ASU modified the disclosure and presentation requirements primarily through enhanced disclosures of significant segment expenses and clarified that single reportable segment entities must apply Topic 280 in its entirety. This guidance is effective for the Company for the year beginning January 1, 2024, with early adoption permitted. The amendments should be applied retrospectively to all prior periods presented in the financial statement. The Company adopted ASU 2023-07 on January 1, 2024 and the adoption did not have a material effect on the Company’s consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, “Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU 2020-06”), which simplifies the accounting for convertible instruments by removing major separation models required under current U.S. GAAP. ASU 2020-06 removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for such exception and simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective for public business entities that meet the definition of a SEC filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company adopted ASU 2020-06 on January 1, 2024 and the adoption did not have a material effect on the Company’s consolidated financial statements.

Recently Issued Accounting Standards Not Yet Adopted

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which includes amendments that further enhance income tax disclosures, primarily through standardization and disaggregation of rate reconciliation categories and income taxes paid by jurisdiction. The amendments are effective for all public entities for fiscal years beginning after December 15, 2024. Early adoption is permitted and should be applied either prospectively or retrospectively. The Company plans to adopt ASU 2023-09 and related updates on January 1, 2025. The Company is currently evaluating the impact that the updated standard will have on its financial statement disclosures.

There were no other recently issued but not yet effective accounting pronouncements that will have a material effect on the accompanying unaudited condensed consolidated financial statements.

3. Prepaid and other current assets

Prepaid and other current assets consist of the following:

	September 30,	December 31,
	2024	2023
Prepaid directors and officers insurance current policies	$125,394	$1,222,734
Prepaid directors and officers insurance run-off policies	539,341	638,404
Other prepaid expenses	10,429	56,128
Other receivables	—	75,192
Prepaid and other current assets	$675,164	$1,992,458

F-107

4. Accrued Expenses

Accrued expenses consist of the following:

	September 30,	December 31,
	2024	2023
Professional Fees	$804,910	$43,552
Accrued compensation	2,978,192	3,322,454
Other	712,650	210,762
Total accrued expenses	$4,495,752	$3,576,768

As of September 30, 2024, $2,781,354 of compensation due to current and former directors and officers is included in accrued compensation. As of December 31, 2023, $3,038,399 of compensation was due to current and former directors and officers, of which $2,807,749 was included in accrued expenses and $230,650 was included in other noncurrent liabilities.

Other noncurrent liabilities of $230,650 as of December 31, 2023, are related to the founder and director’s forwent salary under an employment contract dated January 2022, that is repayable through February 2025. Amounts repayable within one year are classified as accrued expenses and amounts repayable in more than one year are recognized as noncurrent liabilities. As of September 30, 2024, no amounts related to the January 2022 employment contract were included in noncurrent liabilities.

5. Share-Based Compensation

The Company’s Long Term Incentive Plan (the “Plan”) became effective on November 1, 2022. Pursuant to the Plan, the stock options shall be granted at an exercise price per share equal to at least the fair market value of the shares of common stock on the date of grant of stock options and would generally have a term of 10 years.

The following table summarizes the stock option activity:

	Number of Options	Weighted- average exercise price per share	Weighted average remaining contractual term (in years)	Aggregate intrinsic value
Outstanding at December 31, 2023	1,698,754	$5.28	1.9	$—
Granted	4,150,000	$0.80
Cancelled/Forfeited	(335,646)	$0.51
Exercised	—	$—
Outstanding at September 30, 2024	5,513,108	$2.20	7.9	$—
Exercisable at September 30, 2024	1,363,108	$6.46	1.6	$—

On September 24, 2024, the Company granted options to purchase 4,150,000 common shares of the Company exercisable at a price of $0.80 per share for a term of 10 years. The options, subject to each recipient’s continued service to the Company and there being an effective Form S-8 Registration Statement (a “Form S-8”) on file with the SEC covering the issuance of the shares of common stock underlying the options, will vest with respect to one third of the shares on each of (i) the effective date of the Form S-8, (ii) December 31, 2024 and (iii) December 31, 2025 at a exercise price of $0.80 for a term of ten years. The fair value was determined using a Black-Scholes option pricing model with the following weighted average assumptions:

Nine Months Ended September 30,
2024
Expected volatility	95%
Risk-free interest rate	3.47%
Expected term (in years)	5.3
Expected dividend yield	0%

As there has been no public market for the Common Stock since it commenced trading on the OTC Pink Market tier on January 10, 2023, the estimated fair value of Common Stock for purposes of granting equity awards was determined by the Company. The Company determined the estimated fair value of the Common Stock at the time of the grant was $0.75 per share based on several factors, including an August 1, 2024 409A valuation by an independent third party (the “August Valuation”).

F-108

For the August Valuation, the Company used a probability-weighted expected return method, which is a scenario-based methodology that estimates the fair value of common stock based upon an analysis of future values for the company, assuming various outcomes. The future value of the common stock under each outcome is discounted back to the valuation date at an appropriate risk-adjusted discount rate and probability weighted to arrive at an indication of value for the common stock. The Company believed this model was most appropriate given the terms and conditions of the most recent financing.

The August Valuation included material estimates and assumptions. The Company estimated the probability of 65% to closing of a Merger with Akari based on (i) the Company’s financial position, including cash and cash equivalents on hand, and its historical and forecasted operating results, (ii) the effective timeline to closing the Merger and the risks related to delays, (iii) the progress of the Company’s current research and development efforts, and (iv) the general external market conditions for biotechnology companies. The Company also made estimates on the final Exchange Ratio and the underlying adjustments to this ratio that would be made in respect to net cash, the forecasted fully diluted capital of the Company taking into consideration certain convertible notes and related party debt. The August Valuation also accounted for a 15% discount for lack of marketability that was then applied to the common stock to account for the lack of access to an active public market. The August Valuation concluded that the Common Stock value was $0.75.

The Company accounted for the option grant under ASC 718 as equity-based compensation based on a performance condition. As the performance condition related to the filing of the Form S-8 was deemed not probable both at grant date and September 30, 2024, no expense was recorded for the three and nine months ended September 30, 2024 related to this equity based compensation. As of September 30, 2024, there was an unrecognized compensation cost of $2,150,033 related to these unvested issued and outstanding stock options.

In February 2023, the Company extended the term of 335,646 vested options to allow the exercise of these options for an additional one year period. As a result, the Company recorded an expense of $16,782 included in general and administrative expenses during the nine months ended September 30, 2023. The fair value was determined using a Black-Scholes option pricing model with the following weighted average assumptions:

Nine Months Ended September 30,
2023
Expected volatility	79.3%
Risk-free interest rate	4.66%
Expected term (in years)	1.0
Expected dividend yield	0%

For the three months ended September 30, 2024 and 2023, the share-based compensation expense was $0 and $76,795, respectively. For the nine months ended September 30, 2024 and 2023, the share-based compensation expense was $30,509 and $375,239, respectively.

The following table summarizes information related to share-based compensation expense recognized in the unaudited condensed consolidated statements of operations and comprehensive loss related to the equity awards:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Research and development	$—	$36,535	$19,027	$237,408
General and administrative	—	40,260	11,482	137,831
Total equity-based compensation	$—	$76,795	$30,509	$375,239

F-109

6. Related Party Transactions

On March 1, 2022, the Company and pH Pharma Co., Ltd entered into an administrative services and facilities agreement whereby pH Pharma Co., Ltd would perform services, functions and responsibilities for the Company. Under the agreement, the Company paid pH Pharma Co., Ltd $100,000 per month through August 30, 2022 and $15,000 per month from September 1, 2022 through February 28, 2023 based on the estimated value of the services to be performed. Additionally, the Company reimbursed pH Pharma Co., Ltd $3,000 per month in lease payments from March 1, 2022 through February 28, 2023. At December 31, 2023, the balance payable to pH Pharma Co., Ltd under this agreement was $309,534, which was included in accounts payable in the consolidated balance sheet. On January 31, 2024, the Company and pH Pharma Co., Ltd entered into a settlement agreement, settled the outstanding debt for a one-time payment of $85,000, resulting in $207,967 recognized during three months ended March 31, 2024 in cancellation of trade liability, and terminated the administrative services and facilities agreement. The Company recognized $0 expenses under the administrative services and facilities agreement for the three months ended September 30, 2024 and 2023. The Company recognized $0 and $36,357 expenses under the administrative services and facilities agreement for the nine months ended September 30, 2024 and 2023, respectively.

On April 1, 2024, the Company and pH Pharma Co., Ltd entered into an administrative services agreement whereby pH Pharma Co., Ltd will perform investor relations services, functions and responsibilities on behalf of the Company in the Republic of Korea. Under the agreement, the Company is obligated to pay pH Pharma Co., Ltd. a one-time fee of $230,000 for the services performed from January 1, 2024 through April 30, 2024 and a monthly fee of $10,000 per month for services rendered from May 1, 2024 through July 31, 2024. At September 30, 2024, the amounts accrued to pH Pharma Co., Ltd under this agreement totaled $25,489, included in accounts payable in the unaudited condensed consolidated balance sheets. The Company recognized $10,000 and $260,000 in expense under this administrative services agreement for the three and nine months ended September 30, 2024, respectively.

On August 27, 2024, the Company and the former Interim CEO entered into a Separation and General Release Agreement (the “Separation Agreement”) pursuant to which, in exchange for the consideration set forth in the Separation Agreement and the former Interim CEO’s agreement to serve as a consultant to the Company and forgive all unpaid accrued wages, the Company agreed to pay the former Interim CEO a fee of $524,300 payable in 24 equal monthly installments beginning September 1, 2024. The Agreement also provides for the payment of COBRA benefits for a maximum period of 18 months starting September 1, 2024. At September 30, 2024, the amounts accrued under this agreement totaled $582,514, included in accrued expenses in the unaudited condensed consolidated balance sheets. The Company recognized $604,360 in expense under this Separation Agreement for the three and nine months ended September 30, 2024.

7. Leases

In October 2021, the Company entered into a lease for laboratory and office facilities in Palo Alto, California (the “Palo Alto Lease”). The Palo Alto Lease expires in April 2027 and has a five-year renewal option. Base rent for this lease is approximately $89,000 monthly with annual escalations of 3%. Pursuant to the terms of the lease, the Company received from the lessor approximately $300,000 for tenant improvements. The Company is required to repay this amount over the remaining term of the lease with 7% interest. The Company has applied the guidance in ASC 842 and has determined that this lease should be classified as an operating lease.

In March 2023, the Company vacated, and returned possession of, the premises to the lessor. As a result, the Company recognized a loss of $3,513,999 on the abandonment of its operating right-of-use asset during the three months ended March 31, 2023. The Company made no payments on the lease starting on January 1, 2023 through March 31, 2024. In February 2023, the landlord filed a lawsuit against the Company claiming compensation for damages resulting from the breach of the lease. On June 3, 2024, the landlord was awarded a default judgment against the Company for $796,773.

On September 17, 2024, the Company entered into a settlement agreement with the landlord pursuant to which the Company agreed to pay $175,000 upon signing of the settlement agreement and enter into a secured promissory note for $325,000. The promissory note bears no interest and is payable over twenty equal monthly instalments starting on November 1, 2024 and expiring on June 1, 2026. Upon signing the Settlement Agreement, the lease was terminated and the Company recognized a gain on the termination of the lease settlement in the amount of $4,304,725 for the three and nine months ended September 30, 2024.

F-110

Rent expense for the three months ended September 30, 2024 and 2023 was $67,640 and $109,707, respectively. Rent expense for the nine months ended September 30, 2024 and 2023 was $263,348 and $465,723, respectively.

Interest expense for the three months ended September 30, 2024 and 2023 was $49,931 and $94,804, respectively. Interest expense for the nine months ended September 30, 2024 and 2023 was $214,212 and $298,649, respectively.

8. Commitments and Contingencies

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. As of September 30, 2024, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the Company’s results of operations. At each reporting period, the Company evaluates known claims to determine whether a potential loss amount or a potential range of loss is probable and reasonably estimable under ASC 450, Contingencies. Legal fees are expensed as incurred.

On August 14, 2024, the Company received from the California Labor Commissioner’s Office notice of a claim submitted by a former employee seeking recovery of unpaid wages, statutory liquidated damages and waiting time penalties in the total amount of approximately $32,800. On September 20, 2024, the Company and the former employee reached settlement in the amount of $16,588 and the claim with the California Labor Commissioner’s Office was rescinded.

Bayer Acquisition Agreement

In March 2017, the Company entered into an assignment, license, development and commercialization agreement (the “Bayer Acquisition Agreement”) with Bayer, to acquire from Bayer all right, title and interest in and to PHP-303, including each and every invention and any priority rights relating to its patents.

Under the Bayer Acquisition Agreement, the Company is committed to pay certain development and regulatory milestones up to an aggregate amount of $23,500,000 and high single digit royalties based on the sale of products developed based on the licensed compound. Royalties will be payable on a licensed product-by-licensed product and country-by-country basis until the later of ten years after the first commercial sale of such licensed product in such country and expiration of the last patent covering such licensed product in such country that would be sufficient to prevent generic entry.

Either party may terminate the Bayer Acquisition Agreement upon prior written notice for the other party’s material breach that remains uncured for a specified period of time or insolvency. Bayer agreed not to assert any Bayer intellectual property rights that were included in the scope of the Bayer Acquisition Agreement against the Company.

The Company incurred zero expenses under this agreement as no milestones have been achieved since inception, and no products were sold from inception through September 30, 2024.

9. Debt

Related Party Loans

Founder Loans

In May 2021, the Company received proceeds from a loan in the amount of approximately $750,000 from its chairman and founding chief executive officer, Dr. Hoyoung Huh (“the Founder”). The loan, which was scheduled to mature on May 31, 2022, bore interest at a rate of 1.0% per annum. The loan could be prepaid by the Company at any time prior to maturity with no prepayment penalties.

In August 2021, the Company received proceeds from the additional loan in the amount of approximately $750,000 from the Founder (together with the May 2021 loan, “Founder Loans”). The loan, which was scheduled to mature on July 31, 2022, bore interest at a rate of 1.0% per annum. The loan could be prepaid by the Company at any time prior to maturity with no prepayment penalties.

The Company made a $150,000 payment on the Founder Loans in December 2022. On April 28, 2023, the Company settled $448,940 of the principal and $26,830 of accrued interest through the issuance of the April 2023 Convertible Notes, related party (see below).

F-111

As of September 30, 2024 and December 31, 2023, the outstanding balance was $901,060 under the Founder Loans, included in the related party loans on the unaudited condensed consolidated balance sheet. The interest expense on the Founder Loans totaled $0 and $3,563 for the three months ended September 30, 2024 and 2023, respectively. The interest expense on the Founder Loans totaled $0 and $10,735 for the nine months ended September 30, 2024 and 2023, respectively.

Secured Founder Loan

In January 2024, the Company received proceeds from a Senior Secured Promissory Note (the “Secured Founder Loan”) in the amount of $750,000 from the Founder. In accordance with the terms of the Secured Founder Loan, the Company, together with its subsidiaries, also entered into a Security Agreement with the Founder (the “Security Agreement”). The Secured Note has a maturity date on January 23, 2025 and carries an interest rate of 15% per annum. As security for payment of the Secured Note, the Security Agreement grants and assigns to the Founder the security interest in all of the assets of the Company and its subsidiaries.

The interest expense on the Secured Founder Loan totaled $28,125 and $0 for the three months ended September 30, 2024 and 2023, respectively. The interest expense on the Secured Founder Loan totaled $76,824 and $0 for the nine months ended September 30, 2024 and 2023, respectively.

Promissory Note

On November 1, 2022, the Company issued $1,512,500 in convertible notes (the “November 2022 Convertible Notes”). The convertible notes accrued interest at a rate of 8% per annum and had the maturity date of October 31, 2023, provided however that the Company agreed to make mandatory prepayments on this note (which were first be applied to accrued interest and then to principal) from time to time in amounts equal to 15% of the gross proceeds received by the Company from any equity lines, forward purchase agreements or other equity financings consummated by Company prior to the maturity date. The November 2022 Convertible Notes were convertible at the maturity date at the option of the holder in all or part of the principal and/or accrued interest into shares of common stock of the Company at a per share conversion price equal to 90% of the volume weighted average price of a share of common stock of the Company for the five trading days immediately prior to the maturity date. The Company determined that the conversion upon maturity represented an embedded derivative that was subject to bifurcation and separate accounting with the change in the fair value recorded as other expense during each reporting period under the guidance in Accounting Standards Codification (“ASC”) Topic 815, Derivatives and Hedging (“ASC 815”) (the “November 2022 Convertible Note Liability”). The fair value of the November 2022 Convertible Note Liability at the issuance date was estimated at $165,000. The Company allocated the proceeds from the November 2022 Convertible Note first to the embedded derivative with the remaining proceeds allocated to the notes, which resulted in a discount on the convertible notes of $165,000 which was amortized to interest expense over the term of the convertible notes.

On November 1, 2023, the Company entered into an amendment to the November 2022 Convertible Notes whereby the principal amount of the notes was reduced from $1,512,500 to $650,000, the interest was reduced to 6% per annum, the maturity was extended to December 31, 2024 and the conversion terms were removed. Further, the amendment required the Company to make a payment of $300,000 by December 31, 2023, which was made in December 2023. The remaining balance of $378,622 including the accrued interest through the maturity date, is due on December 31, 2024. The amendment to the November 2022 Convertible Notes was accounted as an exchange into a promissory note (the “Promissory Note”) under the trouble debt restructuring (“TDR”) guidance in ASC Subtopic 470-60, Debt – Troubled Debt Restructurings by Debtors (“ASC 470-60”). Under the TDR guidance, the Company recognized a gain on debt extinguishment of $998,878 for the year ended December 31, 2023.

As of September 30, 2024 and December 31, 2023, the outstanding balance on the Promissory Note was $378,622, including principal of $350,000 and $28,622 in accrued interest.

The interest expense on November 2022 Convertible Note totaled $0 and $41,704, including amortization of the discount, for the three months ended September 30, 2024 and 2023, respectively. The interest expense on November 2022 Convertible Note totaled $0 and $130,782, including amortization of the discount, for the nine months ended September 30, 2024 and 2023, respectively.

On September 17, 2024, the Company issued a secured promissory note for $325,000 (the “Palo Alto Lease Note”). The Palo Alto Lease promissory note bears no interest and is payable over twenty equal monthly instalments starting on November 1, 2024 and expiring on June 1, 2026. As of September 30, 2024, the outstanding balance on the Promissory Note was $325,000 of which $178,750 was recognized as a current liability and $146,250 was recognized as a noncurrent liability.

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April 2023 Convertible Notes

On April 28, 2023, the Company entered into separate subscription agreements (the “2023 Convertible Note and Warrant Subscription Agreements”) under which the Company issued the convertible promissory notes in the principal amount of $2,195,034 (the “April 2023 Convertible Notes”) and 3,658,390 warrants for the Company’s common stock (the “2023 Convertible Note Warrants”). The April 2023 Convertible Notes bear interest at a rate of 6% per annum until their maturity date of October 28, 2023 and a default rate of 10% per annum thereafter. As at December 31, 2023 and September 30, 2024, the April 2023 Convertible Notes are in default. The April 2023 Convertible Notes are convertible at any time from the issuance date at the option of the holder into the Company’s common stock at $0.60 per share (the “April 2023 Conversion Feature”). The 2023 Convertible Note Warrants have the five year term and are exercisable at any time from the issuance date at the exercise price of $0.60 per share.

In connection with the issuance of the Convertible Notes and the Convertible Note Warrants, in consideration for its services in respect of the financing described above, the Company also issued to Paulson Investment Company, LLC (the “Placement Agent”) a warrant to purchase 209,670 shares of the Company’s common stock at a price per share of $0.60 (the “Placement Agent Warrant”). The Placement Agent Warrants have a five year term and are exercisable at any time from the issuance date. In addition, the Company paid the Placement Agent a commission of approximately $125,000.

The April 2023 Convertible Note Warrants and the Placement Agent Warrants were accounted as a liability under ASC 815, as the April 2023 Convertible Note Warrants and Placement Agent Warrants do not meet the criteria for equity classification due to the lack of available authorized shares. The aggregate fair value of the April 2023 Convertible Note Warrants and the Placement Agent Warrants was $1,527,640 and $87,552, respectively, at the issuance date using a Black Scholes Option Pricing Model. The initial fair value was determined based on the following assumptions:

Expected volatility	72.8%
Risk-free interest rate	3.51%
Expected term (in years)	5.0
Expected dividend yield	0%

The Company determined that the April 2023 Conversion Feature is subject to bifurcation under the guidance in ASC 815 due to the lack of available authorized shares and registration requirements and recognized a derivative liability of $560,436 at the issuance date (the “April 2023 Conversion Feature Liability”). The derivative liability was estimated using a Black Scholes Option Pricing Model, based on the following assumptions:

Expected volatility	66.5%
Risk-free interest rate	4.94%
Expected term (in years)	0.5
Expected dividend yield	0%

At the issuance date, the proceeds from the April 2023 Convertible Notes were allocated to the April 2023 Convertible Note Warrants and the April 2023 Conversion Feature Liability based on their fair values of $1,527,640 and $560,436, respectively, with the remaining proceeds allocated to the convertible notes. The resulting discount on the April 2023 Convertible Notes was accreted into the interest expense over the term of the convertible notes using the effective interest method. The fair value of the Placement Agent Warrants at the issuance date and the cash commission were capitalized and amortized into the interest expense over the term of the convertible notes using the effective interest method. The Company is in default on the April 2023 Convertible Notes, however, the Company has not received demands for repayment through the filing date of these unaudited condensed consolidated financial statements.

In December 2023, certain holders of April 2023 Convertible Notes agreed to exchange the aggregate amount of $187,950 of April 2023 Convertible Notes, including the accrued interest, into the same amount of December 2023 Convertible Notes (see below).

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In January 2024, additional holders of April 2023 Convertible Notes agreed to exchange the aggregate amount of $250,600 of April 2023 Convertible Notes, including the accrued interest, into the same amount of December 2023 Convertible Notes (see below).

The Company recorded interest expense of $133,128 and $2,032,223, including amortization of discount of $0 and $1,976,295, for the nine months ended September 30, 2024 and 2023, respectively. The Company recorded interest expense of $44,376 and $1,119,369, including amortization of discount of $0 and $1,083,834, for the three months ended September 30, 2024 and 2023, respectively. At September 30, 2024, the outstanding balance was $1,919,846, including principal of $1,775,034 and accrued interest of $144,812.

April 2023 Convertible Notes, related party

On April 28, 2023, the Company entered into a subscription agreement with its founder and director to exchange $1,130,775 in outstanding Founder Loans into the same amount of convertible promissory note with the same terms as the April 2023 Convertible Notes and 1,884,625 April 2023 Convertible Note Warrants. The amounts converted included $448,940 of principal and $26,830 accrued interest due under the 2021 Founder Loans, $400,000 of principal and $3,806 of interest due under the Venn Loan, and $250,000 of principal and $1,199 of accrued interest due under the March 2023 Founder Loan. The Company accounted for the issuance of the April 2023 convertible notes payable, related party, as a debt extinguishment in accordance with ASC 470 and recognized a loss of approximately $1,014,368 during the year ended December 31, 2023. As at December 31, 2023 and September 30, 2024, the April 2023 Convertible Note, related party was in default.

At the issuance date, the carrying value of the April 2023 Convertible Notes was reduced by the fair value of the related April 2023 Convertible Note Warrants and the April 2023 Conversion Feature Liability of $786,967 and $288,710, respectively, with the remaining proceeds allocated to the convertible notes. The April 2023 Conversion Feature Liability related to the April 2023 Convertible Notes, related party, was valued using a Black Scholes Option Pricing Model. The initial fair value was determined to be $0.3 million based on the following assumptions: stock price of $0.655, expected volatility of 66.5%, risk-free rate of 4.94% and expected term of 0.5 years. The resulting discount on the April 2023 Convertible Notes, related party was accreted into the interest expense over the term of the convertible notes using the effective interest method. The Company is in default on the April 2023 Convertible Notes, related party. However, the Company has not received demands for repayment through the filing date of these unaudited condensed consolidated financial statements.

The Company recorded interest expense of approximately $28,269 and $47,755, including amortization of discount of $0 and $30,654 for the three months ended September 30, 2024 and 2023, respectively. The Company recorded interest expense of approximately $84,808 and $79,902, including amortization of discount of $0 and $51,090 for the nine months ended September 30, 2024 and 2023, respectively. At September 30, 2024, the outstanding balance of the April 2023 Convertible Notes, related party, was approximately $1,269,609, including principal of $1,130,775 and accrued interest of $138,834.

December 2023 Convertible Notes

In December, 2023, the Company issued convertible promissory notes in the aggregate principal amount of $1,000,000 (the “December 2023 Convertible Notes”). In addition, certain holders of April 2023 Convertible Notes agreed to exchange the aggregate amount of $187,950 of April 2023 Convertible Notes, including the accrued interest, into the same amount of December 2023 Convertible Notes.

In January and February 2024, the Company completed additional closes of the December 2023 Convertible Notes pursuant to which the Company issued the notes with the principal amount of $738,000. In addition, at those date, the holders of April 2023 Convertible Notes agreed to exchange the aggregate amount of $250,600 of April 2023 Convertible Notes, including the accrued interest, into the same amount of December 2023 Convertible Notes.

The December 2023 Convertible Notes bear an interest rate of 10% per annum and have a maturity date of December 18, 2024. The terms of the December 2023 Convertible Notes provide for automatic conversion of the outstanding principal amount of the December 2023 Convertible Notes and all accrued and unpaid interest upon a business combination (as defined in the agreement) into the Company common stock at the Conversion Price (the “Automatic Conversion Feature”). The Conversion Price is determined by reference to the purchase price payable in connection with such business combination, multiplied by 70%, where the price per share of the common stock is determined by reference to the 30-day volume weighted average price of the Company’s common stock on the public exchange immediately prior to conversion, resulting in 43% discount on the issuance price in the a business combination (the Automatic Discount”). If a business combination does not occur prior to the maturity date of the December 2023 Convertible Notes and if the Company’s Common Stock is listed on a public exchange as of such date, then the holders have the right, at their option, to convert the outstanding principal amount of the December 2023 Convertible Notes (and all accrued and unpaid interest thereof) into the shares of common stock of the Company at a price equal to the 30-day volume weighted average price of the Company’s common stock on the public exchange on which it is traded multiplied by 90% (the “Optional Conversion Feature”).

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In consideration for its services in respect of the financing described above, the Company paid Paulson Investment Company, LLC (the “December 2023 Placement Agent”) the commission of $83,600 and $63,840 for the December 2023 issuances and the January and February 2024 issuances, respectively. Further, upon conversion of the December 2023 Convertible Notes into Common Stock of the Company, the December 2023 Placement Agent will receive shares of restricted common stock of the Company equal to (i) 4% of the total number of shares of common stock received upon conversion of the December 2023 Convertible Notes issued for new capital and (ii) 1% of the total number of shares of common stock received upon conversion of the December 2023 Convertible Notes issued for the exchange for April 2023 Convertible Notes. The cash commission to the December 2023 Placement Agent was capitalized and amortized into the interest expense over the term of the convertible notes using the effective interest method. The Company accounted for the issuance of the common stock shares to the Placement Agent under ASC 718 as equity-based compensation based on a performance condition. As the issuance of the common stock shares to the December 2023 Placement Agent upon conversion of the notes was deemed not probable both at issuance date and September 30, 2024, no expense was recorded for the three and nine months ended September 30, 2024 related to this equity based compensation and had no impact on the interest expense for the three and nine months ended September 30, 2024.

The Company determined that both the Automatic Conversion Feature and the Optional Conversion Feature are subject to bifurcation under the guidance in ASC 815 as variable-share redemption features at a discount. The Company recognized the total derivative liability of $573,546 and $0 for the Automatic Conversion Feature and the Optional Conversion Feature, respectively, at the issuance dates (together, the “December 2023 Conversion Feature Liability”). The fair value of the derivative liability related to the Automatic Conversion Feature was estimated by applying the probability of a business combination of 50% to the Automatic Discount of 43%. The fair value of the derivative liability related to the Optional Conversion Feature was immaterial as the probability that the Company is listed on a public exchange in absence of a business combination prior to the maturity of the December 2023 Convertible Notes was deemed minimal.

At the issuance date, the proceeds from the December 2023 Convertible Notes were allocated to the December 2023 Conversion Feature Liability based on its fair value with the remaining proceeds allocated to the convertible notes. The resulting discount on the December 2023 Convertible Notes was accreted into the interest expense over the term of the convertible notes using the effective interest method. The cash commission to the December 2023 Placement Agent was capitalized and amortized into the interest expense over the term of the convertible notes using the effective interest method.

The Company recorded interest expense of $222,474 for the three months ended September 30, 2024, including amortization of the discount of $167,613 on the convertible notes. The Company recorded interest expense of $616,264 for the nine months ended September 30, 2024, including amortization of the discount of $454,952 on the convertible notes. At September 30, 2024, the outstanding principal balance of the December 2023 Convertible Notes was $2,024,965 plus accrued interest of $164,310.

December 2023 Convertible Notes, related party

On December 18, 2023, the Company issued a $500,000 in convertible notes to its founder and director on the same terms as the December 2023 Convertible Notes (“December 2023 Convertible Notes, related party”).

At the issuance date, the proceeds from the December 2023 Convertible Notes, related party, were allocated to the December 2023 Conversion Feature Liability based on its fair value of $107,143 with the remaining proceeds allocated to the convertible notes. The resulting discount on the December 2023 Convertible Notes, related party, was accreted into the interest expense over the term of the convertible notes using the effective interest method.

The Company recorded interest expense of $40,300 for the three months ended September 30, 2024, including amortization of the discount of $27,697 on the convertible notes. The Company recorded interest expense of $115,872 for the nine months ended September 30, 2024, including amortization of the discount of $78,337 on the convertible notes. At September 30, 2024, the outstanding principal balance of the December 2023 Convertible Notes, related party was $474,640 plus accrued interest of $39,316.

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May 2024 Convertible Notes

On May 28, 2024, the Company issued secured convertible promissory notes in the aggregate principal amount of $824,500 (the “May 2024 Convertible Notes”). In accordance with the terms of the May 2024 Convertible Note, the Company, together with its subsidiaries, also entered into a Security Agreement with the Lenders (the “Security Agreement”). As security for payment of the Secured Note, the Security Agreement grants and assigns to the Lenders the security interest in all of the assets of the Company and its subsidiaries.

On July 12 2024, the Company completed an additional close of the May 2024 Convertible Notes pursuant to which the Company issued the notes with the principal amount of $2,000,000. In addition, on August 8, 2024, the holder of a $100,000 May 2024 Convertible Note became a related party of the Company and accordingly their May 2024 Convertible Note was reclassified as May 2024 Convertible Notes, related party as at September 30, 2024.

The May 2024 Convertible Notes bear an interest rate of 10% per annum and have a maturity date of December 18, 2024. The terms of the May 2024 Convertible Notes provide for automatic conversion of the outstanding principal amount of the May 2024 Convertible Notes and all accrued and unpaid interest upon a business combination (as defined in the agreement) into the Company common stock at the Conversion Price (the “Automatic Conversion Feature”). The Conversion Price is determined by reference to the purchase price payable in connection with such business combination, multiplied by 50%, where the price per share of the common stock is determined by reference to the 30-day volume weighted average price of the Company’s common stock on the public exchange immediately prior to conversion, resulting in 100% discount on the issuance price in the a business combination (the Automatic Discount”).

In consideration for its services in respect of the financing described above, the Company paid Paulson Investment Company, LLC (the “May 2024 Placement Agent”) the commission of $200,000. Further, upon conversion of the May 2024 Convertible Notes into Common Stock of the Company, the May 2024 Placement Agent will receive shares of restricted common stock of the Company equal to 4% of the total number of shares of common stock received upon conversion of May 2024 Convertible Notes on certain notes with a principal value of $2,500,000. The cash commission to the May 2024 Placement Agent was capitalized and amortized into the interest expense over the term of the convertible notes using the effective interest method. The Company accounted for the issuance of the common stock shares to the Placement Agent under ASC 718 as equity-based compensation based on a performance condition. As the issuance of the common stock shares to the May 2024 Placement Agent upon conversion of the notes was deemed not probable both at issuance date and September 30, 2024, no expense was recorded for the three and nine months ended September 30, 2024 related to this equity based compensation and had no impact on the interest expense for the three and nine months ended September 30, 2024.

The Company determined that the Automatic Conversion Feature is subject to bifurcation under the guidance in ASC 815 as variable-share redemption features at a discount. The Company recognized the total derivative liability of $2,007,150 for the Automatic Conversion Feature at the issuance dates (the “May 2024 Conversion Feature Liability”). The fair value of the derivative liability from the May 2024 issuances related to the Automatic Conversion Feature was estimated by applying the probability of a business combination of 70% to the Automatic Discount of 100%. The fair value of the derivative liability from the July 2024 issuances related to the Automatic Conversion Feature was estimated by applying the probability of a business combination of 65% to the Automatic Discount of 100%. The probability of a business combination was reduced from 75% at June 30, 2024 to 65% at July 12, 2024 due to the Company’s estimates on the closing of a business combination and its impact on cash resources to complete a business combination and continue operations.

At the issuance date, the proceeds from the May 2024 Convertible Notes were allocated to the May 2024 Conversion Feature Liability based on its fair value with the remaining proceeds allocated to the convertible notes. The resulting discount on the May 2024 Convertible Notes was accreted into the interest expense over the term of the convertible notes using the effective interest method.

The Company recorded interest expense of $750,825 for the three months ended September 30, 2024, including amortization of the discount of $689,552 on the convertible notes. The Company recorded interest expense of $813,672 for the nine months ended September 30, 2024, including amortization of the discount of $741,945 on the convertible notes. At September 30, 2024, the outstanding principal balance of the May 2024 Convertible Notes was $1,452,939 plus accrued interest of $68,726.

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May 2024 Convertible Notes, related party

On May 28, 2024, the Company issued a $500,000 secured convertible notes to its founder and director on the same terms as the May 2024 Convertible Notes (“May 2024 Convertible Notes, related party”). On July 12, 2024 the Company issued an additional $175,500 May 2024 Convertible Notes, related party to a director. In addition, the Company reclassified a previously issued $100,000 May 2024 Convertible Notes to May 2024 Convertible Notes, related party once the holder became a related party.

The Company recognized the total derivative liability of $551,625 for the Automatic Conversion Feature from the May 2024 Convertible Notes, related party at the issuance dates with the remaining proceeds allocated to the convertible notes. The resulting discount on the May 2024 Convertible Notes, related party, was accreted into the interest expense over the term of the convertible notes using the effective interest method.

The Company recorded interest expense of $225,562 for the three months ended September 30, 2024, including amortization of the discount of $207,677 on the convertible notes. The Company recorded interest expense of $262,944 for the nine months ended September 30, 2024, including amortization of the discount of $238,588 on the convertible notes. At September 30, 2024, the outstanding principal balance of the May 2024 Convertible Notes, related party was $486,368 plus accrued interest of $24,407.

Insurance Financing Note

On November 1, 2022, the Company financed its 2022 annual Director & Officer liability insurance policy premium of $1,006,342 (including premiums, taxes and fees) with First Insurance Funding (the “Lender”) at an annual interest rate of 7.20% (the “Insurance Financing Note”). The Insurance Financing Note was payable in monthly installment payments through August 1, 2023.

On November 1, 2023, the Company financed its 2023 annual Director & Officer liability insurance policy premium of $631,993 with the Lender at an annual interest rate of 9.95%. The Insurance Financing Note is payable in monthly installment payments through July 1, 2024.

The agreement assigns the Lender a first priority lien on and security interest in the financed policies and any additional premium required in the financed policies including (a) all returned or unearned premiums, (b) all additional cash contributions or collateral amounts assessed by the insurance companies in relation to the financed policies and financed by Lender, (c) any credits generated by the financed policies, (d) dividend payments, and (e) loss payments which reduce unearned premiums. If any circumstances exist in which premiums related to any Financed Policy could become fully earned in the event of loss, Lender shall be named a loss-payee with respect to such policy.

The Company recognized $5,736 and $7,608 in interest expenses related the Insurance Financing for the three months ended September 30, 2024 and 2023, respectively. The Company recognized $17,208 and $22,823 in interest expenses related the Insurance Financing for the nine months ended September 30, 2024 and 2023, respectively. As of September 30, 2024, the balance on the Insurance Financing Note was $0.

10. Stockholders’ Equity

Key Company Stockholder Agreements

On April 5, 2023, the Company received notice from its founder and director informing the Company that he would not consummate the purchase of the Key Company Stockholder Forward Purchase Agreement as a result of the Company’s failure to satisfy the condition to be listed on Nasdaq as required by the agreement. As a result, the Company cancelled and retired the 1,930,501 shares of common stock being held in escrow and recognized $13,000 loss on extinguishment of the Key Company Stockholder Forward Purchase Liability in the second quarter of 2023.

On April 5, 2023, the Company and its Key Company Stockholder entered into a letter agreement to provide for the conversion of up to $2,031,034 of the Founder loans into future debt and equity financings on the same terms with other investors. Pursuant to the agreement, the amount converted would be based on the Key Company Stockholder’s pro-rata portion of the equity ownership in the Company’s outstanding common stock and would not exceed in the aggregate the amount of the outstanding debt with Key Company Stockholder. On April 28, 2023, the Company entered into a subscription agreement with its founder and director to exchange $1,130,775 in outstanding Founder Loans into the same amount of convertible promissory note with the same terms as the April 2023 Convertible Notes and 1,884,625 2023 Convertible Note Warrants.

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White Lion Common Stock Purchase and Registration Rights Agreements

On November 3, 2022, the Company entered into a Common Stock Purchase Agreement (the “White Lion Purchase Agreement”) and Registration Rights (the “White Lion RRA”) with White Lion Capital, LLC, a Delaware limited liability company (“White Lion”). Pursuant to the White Lion Purchase Agreement, the Company has the right, but not the obligation, to require White Lion to purchase, from time to time, up to $100,000,000 in aggregate gross purchase price of newly issued shares of its Common Stock, subject to certain limitations and conditions set forth in the White Lion Purchase Agreement. The Company recorded a derivative liability for this agreement (see Note 6).

The Company is obligated under the White Lion Purchase Agreement and the White Lion RRA to file a registration statement with the SEC to register the Common Stock under the Securities Act, for the resale by White Lion of shares of Common Stock that the Company may issue to White Lion under the White Lion Purchase Agreement.

Subject to the satisfaction of certain customary conditions including, without limitation, the effectiveness of a registration statement registering the shares issuable pursuant to the White Lion Purchase Agreement, the Company’s right to sell shares to White Lion will commence on the effective date of the registration statement and extend until November 1, 2025. During such term, subject to the terms and conditions of the White Lion Purchase Agreement, the Company may notify White Lion when it exercises its right to sell shares (the effective date of such notice, a “Notice Date”).

The number of shares sold pursuant to any such notice may not exceed (i) the lower of (a) the Purchase Notice Fixed Limit (described below) and (b) the product of (1) the Average Daily Trading Volume (as defined in the White Lion Purchase Agreement), and (2) the applicable Percentage Limit (as defined in the White Lion Purchase Agreement). The Purchase Notice Fixed Limit is $500,000 upon payment of the Initial Commitment Shares (as defined in the White Lion Purchase Agreement) and can be increased in two tranches: (A) to $1,000,000 following an aggregate purchase of $5,000,000 shares and issuance by the Company to White Lion of an additional $250,000 in Commitment Shares, and (B) to $2,000,000 following an aggregate purchase of $10,000,000 shares and issuance by the Company for payment of an additional $250,000 in Commitment Shares (as defined in the White Lion Purchase Agreement).

The applicable Percentage Limit is 40% or 150% depending on the price the Company agrees to sell shares to White Lion. At an applicable Percentage Limit of 40%, the Purchase Price to be paid by White Lion for any such shares will equal 97% of lowest daily volume-weighted average price of Common Stock during a period of two consecutive Trading Days following the applicable Purchase Notice Date (as defined in the White Lion Purchase Agreement) until an aggregate of $50,000,000 in Purchase Notice Shares (as defined in the White Lion Purchase Agreement) have been purchased under White Lion Purchase Agreement, at which point the Purchase Price (as defined in the White Lion Purchase Agreement) to be paid by White Lion will equal 98% of the lowest daily volume-weighted average price of Common Stock during a period of two consecutive Trading Days following the applicable Purchase Notice Date. At an applicable Percentage Limit of 150%, the Purchase Price to be paid by White Lion for any such shares will equal 94.5% of the lowest daily volume-weighted average price of Common Stock during a period of three consecutive Trading Days following the applicable Purchase Notice Date.

The Company will have the right to terminate the White Lion Purchase Agreement at any time after commencement, at no cost or penalty, upon three (3) Trading Days’ prior written notice. Additionally, White Lion will have the right to terminate the White Lion Purchase Agreement upon three (3) days’ prior written notice to the Company if (i) there is a Fundamental Transaction (as defined in the White Lion Purchase Agreement), (ii) the Company is in breach or default in any material respect of the White Lion RRA, (iii) there is a lapse of the effectiveness, or unavailability of, the registration statement for a period of 45 consecutive Trading Days or for more than an aggregate of 90 Trading Days in any 365-day period, (iv) the suspension of trading of the Common Stock for a period of five (5) consecutive Trading Days, (v) the material breach of the White Lion Purchase Agreement by the Company, which breach is not cured within the applicable cure period or (vi) a Material Adverse Effect (as defined in the White Lion Purchase Agreement) has occurred and is continuing. No termination of the White Lion Purchase Agreement will affect the registration rights provisions contained in the White Lion RRA.

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In consideration for the commitments of White Lion, as described above, the Company has agreed that it will issue to White Lion shares of Common Stock having a value of $250,000 based upon the Closing Sale Price (as defined in the White Lion Purchase Agreement) of Common Stock two Trading Days prior to the filing of the Initial Registration Statement as Initial Commitment Shares. The Company may increase the number of shares it may sell to White Lion by issuing additional Commitment Shares in two additional tranches of $250,000 each. The Company issued Initial Commitment Shares of 50,200 shares of Common Stock to White Lion, based upon the Closing Sale Price of our Common Stock of $4.98 per share on November 30, 2022.

Concurrently with the execution of the White Lion Purchase Agreement, the Company entered into the White Lion RRA with White Lion in which the Company agreed to register the shares of Common Stock purchased by White Lion with the SEC for resale within 30 days of the consummation of a business combination. The White Lion RRA also contains usual and customary damages provisions for failure to file and failure to have the registration statement declared effective by the SEC within the time periods specified.

The White Lion Purchase Agreement and the White Lion RRA contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The White Lion Purchase Agreement was accounted for as a standby equity purchase agreement under ASC 815 as it includes an embedded put option and an embedded forward option. The put option is recognized on inception and the forward option is recognized upon issuance of notice for the sale of the Company’s Common Stock. The fair value of the derivative liability related to the embedded put option (“White Lion Derivative Liability) was estimated at $1,900,000 at the inception of the agreement. The fair value of the White Lion Derivative Liability was determined using a Monte Carlo simulation based on the projected stock price of $13.05, expected volatility of 86.5%, risk-free rate of 4.53% and discounted at 45.0% for the probability of the Company timely filing all SEC documents and meeting the NASDAQ listing requirements.

In March 2023, the Company entered into an amendment to the White Lion Purchase Agreement to give the Company the right, but not the obligation to require White Lion to purchase shares of the Company’s common stock while trading on the OTC Market. Under the terms of the amendment, at an applicable Percentage Limit of 200%, the Purchase Price to be paid by White Lion for any such shares will equal 90% of the lowest daily volume-weighted average price of common stock during a period of six consecutive Trading Days following the applicable Purchase Notice Date if the Company is listed on the OTC Market with the exception of the OTC Pink or OTC Bulletin Board, in which case the Purchase Price will equal 85% of the lowest daily volume-weighted average price of common stock during a period of six consecutive Trading Days following the applicable Purchase Notice Date. Further, the Company will issue to White Lion within five (5) Trading Days following the effective date of the amendment fully paid, non-assessable shares of the Company’s common stock equal to the quotient obtained by dividing (i) $250,000 and (ii) the lowest traded sale price of the common stock of the 10 (ten) Trading Days prior to the effective date of the amendment, minus 50,200. In March 2023, the Company issued 412,763 shares of its common stock to White Lion.

In August 2023, the Company and White Lion entered into a second amendment to the common stock Purchase Agreement (the “Second Amendment”). The Second Amendment includes, among other things, the right of the Company to issue a Purchase Notice (defined in the Second Amendment as an “Accelerated Purchase Notice”) requesting White Lion to purchase newly issued shares of common stock from the Company, subject to acceptance by White Lion, with pricing of the shares to be sold by the Company to White Lion under such Accelerated Purchase Notice determined on the date of issuance by the Company of the Accelerate Purchase Notice and acceptance by White Lion (the date of such notice defined as the “Accelerated Valuation Period”). Such accelerated purchases pursuant to an Accelerated Purchase Notice will be sold to White Lion at a price, defined as an “Accelerated Purchase Price,” equal to the lower of (i) the opening price of common stock during the Accelerated Valuation Period, (ii) the closing price of the common stock during Accelerated Valuation Period, or (iii) the volume weighted average price of the common stock during Accelerated Valuation Period; provided, however, that if at the time the Company delivers an Accelerated Purchase Notice to Investor the price of the common stock is lower than the opening price of the common stock during the Accelerated Valuation Period, the Accelerated Purchase Price will be discounted by 20%. In addition, the Second Amendment provides for an “Accelerated Purchase Notice Limit” equal to 200%.

F-119

In addition, in the event the Company does not issue Purchase Notices (as defined in the White Lion Purchase Agreement) to White Lion providing for the purchase of at least $1,250,000 of Purchase Shares (as defined in the White Lion Purchase Agreement and Second Amendment) in the aggregate within 180 days following the effective date of the amendment, the Company will issue to White Lion an additional number of fully paid, non-assessable shares of common stock equal to the quotient obtained by dividing (i) $150,000 and (ii) the lowest Closing Sale Price (as defined in the White Lion Purchase Agreement and Second Amendment) of common stock of the 10 (ten) Trading Days prior to the 180th day following the effective date of the amendment.

During the three months ended September 30, 2023, the Company issued an aggregate of 729,000 common shares to White Lion for aggregate gross proceeds of $105,317 pursuant to the terms of the agreement.

As at September 30, 2024 and December 31, 2023, the Company had no outstanding purchase notices issued to White Lion.

Public Warrants

In November 2022, upon consummation of the Business Combination, the Company assumed 2,875,000 public warrants from Ignyte Acquisition Corporation. Each whole warrant entitles the holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed herein. The warrants became exercisable 30 days after the completion of the Business Combination. However, no warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants is not effective within a specified period following the consummation of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. In the event of such cashless exercise, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of common stock for the 5 trading days ending on the trading day prior to the date of exercise. The warrants will expire on the fifth anniversary of the completion of an initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company may call the warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	at any time after the warrants become exercisable,

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

●	if, and only if, the reported last sale price of the Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations) for any 20 trading days within a 30-trading day period commencing at any time after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

If the Company calls the warrants for redemption as described above, the Company’s management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the shares of common stock for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

F-120

There were no exercises or forfeitures of the Public Warrants during the three and nine months ended September 30, 2024.

Private Placement Warrants

In November 2022, upon consummation of the Business Combination, the Company assumed 2,500,000 Private Placement Warrants from Ignyte Acquisition Corporation. Each Private Placement Warrant will entitle the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment.

The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants were non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees.

The Private Placement Warrants were accounted for under ASC 815, pursuant to which the Private Placement Warrants do not meet the criteria for equity classification and must be recorded as liabilities. The Private Placement Warrants were valued using the Black Scholes Option Pricing Model, which is considered to be a Level 3 fair value measurement, as there was no observable market for the Private Placement Warrants and was determined based on significant inputs not observable in the market.

The following weighted average assumptions were used in determining the fair value of the Private Placement Warrants at September 30, 2024:

September 30,
2024
Expected volatility	96%
Risk-free interest rate	3.58%
Expected term (in years)	3.09
Expected dividend yield	0%

There were no exercises or forfeitures of the Private Placement Warrants three and nine months ended September 30, 2024.

April 2023 Convertible Note Warrants

On April 28, 2023, in connection with the April 2023 Convertible Notes and April 2023 Convertible Notes, related party, the Company issued 5,752,685 warrants to purchase the Company’s common stock at $0.60 per share.

On June 22, 2023, the founder and director exercised 666,667 of the April 2023 Convertible Note Warrants for total proceeds of $400,000. The fair value of the April 2023 Convertible Note Warrants at the exercise date was $244,261 which was reclassified from the warrant liability into the additional paid-in capital. The Company recognized a capital contribution of $244,261 using a Black Scholes Option Pricing Model based on the following assumptions: stock price of $0.598, expected volatility of 72.0%, risk-free rate of 4.03% and expected term of 4.85 years.

On July 20, 2023, the founder and director exercised 458,333 of the April 2023 Convertible Note Warrants for total proceeds of $275,000. The fair value of the April 2023 Convertible Note Warrants at the exercise date was $269,004 which was reclassified from the warrant liability into the additional paid-in capital. The Company recognized a capital contribution of $269,004 related to the fair value of the April 2023 Convertible Note Warrants at the exercise date, which as determined using a Black Scholes Option Pricing Model based on the following assumptions: stock price of $0.84, expected volatility of 76.2%, risk-free rate of 4.43% and expected term of 4.78 years.

On August 14, 2023, Company’s founder and director exercised 583,333 of the April 2023 Convertible Note Warrants for a total purchase price of $350,000. The fair value of the April 2023 Convertible Note Warrants at the exercise dates was $248,303 which was reclassified from the warrant liability into the additional paid-in capital. The Company recognized a capital contribution of $248,303 million using a Black Scholes Option Pricing Model based on the following assumptions: stock price of $0.66, expected volatility of 76.0%, risk-free rate of 4.64% and expected term of 4.71 years.

F-121

On November 1, 2023, the remaining 4,044,352 April 2023 Convertible Note Warrants were reclassified from liability into equity following the exchange of the November 2022 Convertible Notes into Promissory Note (see Note 10) and resulting sufficient number of authorized shares being available for issuance of the warrants. The fair value of the warrant liability was $65,469 at the reclassification date.

The summary of the Company’s outstanding common stock warrants at September 30, 2024 is as follows:

Description	Number of Warrants	Exercise price per share	Expiration Date
Private Placement Warrants	2,500,000	$11.50	11/1/2027
Public Warrants	2,875,000	$11.50	11/1/2027
April 2023 Convertible note warrants	3,868,060	$0.60	4/28/2028
April 2023 Convertible note warrants, related party	176,292	$0.60	4/28/2028
Total	9,419,352

11. Fair Value of Financial Instruments

The Company believes the carrying amounts of its cash, accounts payable and accrued expenses, and debt balances approximate their fair values due to their near-term maturities. There were no transfers among Level 1, Level 2 or Level 3 categories.

The following table sets forth the Company’s financial instruments that were measured at fair value on a recurring basis by level within the fair value hierarchy

	Fair Value Measurement at September 30, 2024
	Total	Level 1	Level 2	Level 3
				-
Derivative liability	3,020,610	—	—	3,020,610
Warrant liability	Less than $1	—	—	Less than $1
Total Liabilities	$3,020,610	$—	$—	$3,020,610

	Fair Value Measurement at December 31, 2023
	Total	Level 1	Level 2	Level 3
				-
Derivative liability	361,704	—	—	361,704
Warrant liability	Less than $1	—	—	Less than $1
Total Liabilities	$361,704	$—	$—	$361,704

F-122

The table below presents the changes in Level 3 liabilities (assets) measured at fair value on a recurring basis during the three months ended September 30, 2024 and 2023:

	White Lion Derivative Liability	Key Company Stockholder Forward Liability (Asset)	Private Placement Warrants Liability	November 2022 Convertible Note Liability	April 2023 Conversion Feature Liability	April 2023 Convertible Notes Warrants Liability	December 2023 Conversion Feature Liability	May 2024 Conversion Feature Liability
Balance at January 1, 2023	$1,000	$(13,000)	$525,000	$165,000	$—	$—	$—	$—
Change in fair value	(1,000)	13,000	(525,000)	—	—	—	—	—
Balance at March 31, 2023	$—	$—	$—	$165,000	$—	$—	$—	$—
Inception Date	—	—	—	—	849,146	2,402,161	—	—
Capital Contribution to Equity on Exercise of Warrants	—	—	—	—	—	(244,261)	—	—
Change in fair value	—	—	—	—	548,233	712,857	—	—
Balance at June 30, 2023	$—	$—	$—	$165,000	$1,397,379	$2,870,757	$—	$—
Capital Contribution to Equity on Exercise of Warrants	—	—	—	—	—	(517,307)	—	—
Change in fair value				—	(1,397,379)	(2,218,040)	—	—
Balance at September 30, 2023	$—	$—	$—	$165,000	$—	$135,410	$—	$—

Balance at January 1, 2024	$—	$—	$—	$—	$—	$—	$361,704	$—
Issuance of December 2023 Convertible Notes	—	—	—	—	—	—	211,842	—
Change in fair value	—	—	—	—	—	—	114,709	—
Balance at March 31, 2024	$—	$—	$—	$—	$—	$—	$688,255	$—
Issuance of May 2024 Convertible Notes	—	—	—	—	—	—	—	927,150
Change in fair value	—	—	—	—	—	—	172,064	66,225
Balance at June 30, 2024	$—	$—	$—	$—	$—	$—	$860,319	$993,375
Issuance of May 2024 Convertible Notes	—	—	—	—	—	—	—	1,414,075
Change in fair value	—	—	—	—	—	—	(114,709)	(132,450)
Balance at September 30, 2024	$—	$—	$—	$—	$—	$—	$745,610	$2,275,000

White Lion Derivative Liability

The White Lion Derivative Liability is valued using Monte Carlo simulation model and a such is considered to be a Level 3 fair value measurement, as the fair value was determined based on significant inputs not observable in the market. The significant unobservable inputs used to determine the fair value were the projected volume weighed average share price at each trading date and the use of the maximum draw down potential. The fair value of the White Lion Derivative Liability at September 30, 2023 of $0 was determined using the Monte Carlo Model based on the projected stock price of $0.12, expected volatility of 90.3%, risk-free rate of 4.89% and discounted by 2.5% for the probability of the Company timely filing all SEC documents and meeting the OTC Market listing requirements. The fair value of the White Lion Purchase Agreement was $0 at September 30, 2024.

The following weighted average assumptions were used in determining the fair value of the White Lion Purchase Agreement at September 30, 2024 and 2023:

	September 30,	September 30,
	2024	2023
Stock Price	$0.18	$0.12
Expected volatility	85.2%	90.3%
Risk-free interest rate	3.88%	4.89%
Discount related to the probability of timely filing all SEC documents and meeting the NASDAQ listing requirements	81.0%	2.5%
Expected dividend yield	—%	—%

F-123

April 2023 Convertible Note Warrants and Placement Agent Warrants

The April 2023 Convertible Note Warrants and Placement Agent Warrants were accounted as a liability at the issuance date and were fair valued using a Black Scholes Option Pricing Model, and is considered to be a Level 3 fair value measurement, as the fair value of the instruments was determined based on significant inputs not observable in the market. On November 1, 2023, all outstanding April 2023 Convertible Note Warrants were reclassified from liability into equity (see Note 10).

The fair value of the April 2023 Convertible Note Warrants at the reclassification date was based on the following assumptions:

Stock price	$0.08
Expected volatility	74.9%
Risk-free interest rate	4.65%
Expected term (in years)	4.49
Expected dividend yield	0%

Private Placement Warrants

The fair value of the Private Placement Warrants was estimated using a Black Scholes Option Pricing Model, which is considered to be a Level 3 fair value measurement, as the fair value was determined based on significant inputs not observable in the market. The fair value of the Private Placement Warrants at both September 30, 2024 and September 30, 2023 was $0.

The fair value of the Private Placement Warrants was based on the following assumptions:

	September 30,	September 30,
	2024	2023
Stock Price	$0.18	$0.83
Expected volatility	96.0%	45.5%
Risk-free interest rate	3.58%	4.12%
Expected term (in years)	3.09	4.34
Expected dividend yield	—%	—%

April 2023 Conversion Feature Liability

On January 1, 2024, on adoption of ASU 2020-06, the April 2023 Conversion Feature Liability met the derivative accounting scope exception and the conversion feature no longer required bifurcation form the April 2023 Convertible Notes and 2023 April 2023 Convertible Notes, related party. On January 1, 2024, the fair value of the fair value of the April 2023 Conversion Feature Liability was $0.

December 2023 Conversion Feature Liability

The fair value of the December 2023 Conversion Feature Liability was estimated based on the probability weighted settlement scenarios, which is considered to be a Level 3 fair value measurement, as the fair value was determined based on significant inputs not observable in the market. At September 30, 2024, the fair value of the derivative liability related to the Automatic Conversion Feature was estimated at $745,610 by applying the probability of a business combination of 65% to the Automatic Discount of 43%. The probability of a business combination was reduced from 75% at June 30, 2024 to 65% at September 30, 2024 due to the Company’s estimates on the closing of a business combination and its impact on cash resources to complete a business combination and continue operations.

At September 30, 2024, the fair value of the derivative liability related to the Optional Conversion Feature was deemed immaterial as the probability that the Company is listed on a public exchange in absence of a business combination prior to the maturity of the December 2023 Convertible Notes was deemed minimal.

F-124

May 2024 Conversion Feature Liability

The fair value of the May 2024 Conversion Feature Liability was estimated based on the probability weighted settlement scenarios, which is considered to be a Level 3 fair value measurement, as the fair value was determined based on significant inputs not observable in the market. At September 30, 2024, the fair value of the derivative liability related to the Automatic Conversion Feature was estimated at $2,275,000 by applying the probability of a business combination of 65% to the Automatic Discount of 100%. The probability of a business combination was reduced from 75% at June 30, 2024 to 65% at September 30, 2024 due to the Company’s estimates on the closing of a business combination and its impact on cash resources to complete a business combination and continue operations.

12. Grant Revenue

Government grants

The Company has one active government grant with the Department of Defense, US Army Medical Research Acquisition Activity. This grant is for work on a COVID-19 therapeutic with a potential of $4.0 million, awarded in stages starting in January 2021 and with potential stages running through September 2026. Funding from the grant is received after expenditures have been incurred by the Company pursuant to the pre-approved statement of work and upon submission of a detailed voucher. The Grant is governed by the DoD Grant and Agreement Regulations, a subsection of the Code of Federal Regulations and requires the Company to provide financial and technical reports on a periodic basis to the Department of Defense.

For the nine months ended September 30, 2024 and 2023, grant revenue of $0 and $292,685, respectively was recognized from this grant. Approximately $2.5 million in funding remains available for this grant at September 30, 2024

13. Income Taxes

The Company did not provide for any income taxes for the three and nine months ended September 30, 2024 and 2023. The Company has evaluated the positive and negative evidence bearing upon its ability to realize the deferred tax assets. Management has considered the Company’s history of cumulative net losses incurred since inception and its lack of commercialization of any products or generation of any revenue from product sales since inception and has concluded that it is not more likely than not that the Company will realize the benefits of the deferred tax assets. Accordingly, a full valuation allowance has been established against the deferred tax assets as of September 30, 2024 and December 31, 2023. Company recognized tax expense of $0 for the three and nine months ended September 30, 2024 and 2023.

14. Subsequent Events

On November 1, 2024, the Company entered into a Multi-Party Repayment and General Release Agreement with a former non-executive employee who after his resignation served as the Company’s consultant. Under the terms of the agreement, the parties agreed on a repayment plan of $65,600 in accrued wages earned during the employment and $76,800 in accrued consulting fees earned in consulting capacity. Under the terms of the repayment plan, the former employee will receive $5,000 at the execution of the agreement and the remainder in twenty four equal payments of $5,724 beginning March 1, 2025 with the final payment on February 1, 2027.

On November 1, 2024, the Company entered into a Repayment and General Release agreement with a former non-executive employee under which the parties agreed on a repayment plan of $53,247 in accrued wages. Per the terms of the agreement, the former employee will receive twenty four equal payments of $2,219 beginning March 1, 2025 with the final payment on February 1, 2027.

On November 1, 2024, the Company entered into a Repayment agreement with a executive employee under which the parties agreed on a repayment plan of $110,991 in accrued bonus. Per the terms of the agreement, the executive employee will receive twenty four equal payments of $4,625 beginning July 1, 2025 with the final payment on June 1, 2027.

On November 1, 2024, the Company received Conditional Conversion Notices from the holders of the April 2023 Convertible Notes, pursuant to which the holders have elected to convert an aggregate of $2,205,801 in accrued principal and all accrued interest into common stock shares of the Company immediately before the closing of the Merger. The conversion is contingent upon the merger closing within 30 days of the notice.

F-125

Akari Therapeutics, PLC

34,680,906 American Depositary Shares Representing 69,361,812,000 Ordinary Shares

PROSPECTUS

            , 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the securities being registered hereby.

Item	Amount to be paid
SEC registration fee	$1,336.26
Accounting fees and expenses	$34,000
Legal fees and expenses	$25,000
Miscellaneous fees and expenses	$5,000
Total	$65,336.26

Item 14.	Indemnification of Directors and Officers.

The Registrant’s articles of association provide that, subject to the Companies Act, every director or other officer (excluding an auditor) of the Registrant may be indemnified out of the assets of the Registrant against all costs, charges, expenses, losses or liabilities incurred by him in performing his duties or the exercise of his powers or otherwise in relation to or in connection with his duties, powers or office.

The Registrant also maintains directors and officers insurance to insure such persons against certain liabilities.

The expenses listed above do not include expenses of preparing prospectus supplements and other expenses relating to offerings of particular securities.

Item 15.	Recent Sales of Unregistered Securities.

Within the past three years, we sold the securities described below, which were not registered under the Securities Act, pursuant to the exemption provided by Section 4(a)(2) of the Securities Act or Rule 506 of Regulation D promulgated thereunder.

September 2023 Private Placement

On October 6, 2023, we closed a private placement (the “September 2023 Private Placement”) with certain investors, including Dr. Ray Prudo, our director and former Chairman, and Ms. Rachelle Jacques, our former President and CEO, issuing an aggregate of 551,816 American Depositary Shares (“ADSs”), each representing 2,000 ordinary shares, at $3.30 per ADS, and pre-funded warrants to purchase up to 48,387 ADSs at a purchase price per Pre-Funded Warrant of $3.10, for aggregate gross proceeds of approximately $2.0 million. The pre-funded warrants are exercisable at an exercise price of $0.20 per ADS and will not expire until exercised in full. In connection with this offering, we agreed to issue to Paulson Investment Company, LLC (“Paulson”), as placement agent for the September 2023 Private Placement, warrants to purchase 42,550 ADSs at an exercise price of $4.13 per ADS (representing 125% of the price per ADS in the September 2023 Private Placement) and a term expiring on September 22, 2028. Net proceeds, after deducting placement agent fees and other expenses, were approximately $1.7 million.

II-1

December 2023 Private Placement

In December 2023, we closed a private placement with certain investors, including Dr. Ray Prudo, our former Chairman, and Dr. Samir Patel, our director, issuing an aggregate of 947,868 ADSs at $2.11 per ADS, for aggregate gross proceeds of approximately $2.0 million. Net proceeds, after deducting placement agent fees and other expenses, were approximately $1.8 million.

November 2024 Private Placement

In November 2024, we closed a private placement (the “November 2024 Private Placement”) with certain investors, including Dr. Ray Prudo and Dr. Samir Patel, issuing an aggregate of 1,713,402 ADSs, and Series D Warrants (the “Series D Warrants”) to purchase up to 1,713,402 ADSs, at a per unit price of $2.26 for aggregate gross proceeds of $3.2 million. The Series D Warrants are exercisable immediately, have terms ranging from December 2, 2027 to June 2, 2028, and include cashless exercise provisions in limited circumstances.

We incurred a total of $204,000 in placement agent fees with Paulson, and in April 2025, issued 408,000,000 ordinary shares to Paulson in lieu of $204,000 in cash payment. Net proceeds, after deducting placement agent fees and other expenses, were approximately $2.8 million.

March 2025 Private Placement

On March 2, 2025, we entered into a securities purchase agreement (the “March 2025 Purchase Agreement”) for a private placement (the “March 2025 Offering”), pursuant to which we issued an aggregate of (i) 4,942,626 ADSs, (ii) 1,650,000 pre-funded warrants (iii) 8,340,436 Series A Warrants and (iv) 6,637,626 Series B Warrants. The initial closing took place on March 6, 2025, and the final closing took place on April 25, 2025.

The net proceeds from the March 2025 Offering, after deducting placement agent fees and other offering expenses payable by us, were approximately $5.6 million.

August 2025 Note Offering

On August 7, 2025, we entered into Note Purchase Agreements with certain investors, including the Company’s directors (the “Note Investors”), in a private placement offering (the “Note Offering”). Pursuant to these agreements, the Note Investors agreed to purchase, and we agreed to issue unsecured promissory notes with a 20% original issuance discount (each a “Note” and together, the “Notes”). In connection with the Note Offering, we agreed to extend the expiration date of Series A Warrants by 48 months from their original date of expiration through Warrant Amendment Agreements.

On August 15, 2025 and August 18, 2025 (the “Closing Dates”), we completed the first tranche of closings for the Note Offering, issuing Notes with an aggregate purchase price of $2,261,000 and an aggregate principal amount of $2,826,250, which includes a note exchange with the Company’s Chairman, Dr. Hoyoung Huh, as outlined below. The Notes mature 12 months from their respective Closing Dates, at which time the principal amount becomes due and payable. On the Closing Dates, we also entered into the Warrant Amendment Agreements with certain Note Investors, extending the expiration date of Series A Warrants to purchase an aggregate of 1,973,211 ADSs.

As part of the first tranche, Dr. Hoyoung Huh, the Company’s Chairman, purchased a Note with a principal amount of $1,250,000 for a purchase price of $1,000,000. The purchase price was satisfied through a cash payment of $162,567 and the cancellation of $837,433 in outstanding principal and accrued interest under a senior secured promissory note previously issued to him by our wholly owned subsidiary, Peak Bio Inc., in January 2024 (the “Peak Bio Note”). On August 7, 2025, we entered into a Loan Cancellation and Exchange Agreement, whereby the Peak Bio Note was cancelled and extinguished to partially satisfy the purchase price of the Note purchased by Dr. Huh.

We agreed to pay a 5% advisory fee in cash on the total gross cash proceeds of approximately $1.4 million to the placement agent in connection with the Notes issued and sold on the Closing Dates.

In December 2025, approximately $4 million principal amount of the Notes were exchanged for (i) pre-funded warrants to purchase up to an aggregate of 9,502,703 ADSs and (ii) note exchange warrants to purchase up to an aggregate of 9,502,703 ADSs.

II-2

October 2025 Offering

On October 14, 2025, we entered into a securities purchase agreement with certain institutional investors, or the October 2025 Offering, pursuant to which we sold an aggregate of (i) 3,125,000 ADSs, (ii) 3,125,000 Series E Warrants to purchase up to 3,125,000 ADS and (iii) 3,125,000 Series F Warrants to purchase up to 3,125,000 ADS. The initial closing took place on October 16, 2025. In connection with the October 2025 Offering, we agreed to issue to Ladenburg Thalmann & Co. Inc., as the placement agent for the October 2025 Offering, warrants to purchase up to 125,000 ADSs at an exercise price of $1.00 per ADS and a term expiring on October 14, 2030.

The aggregate gross proceeds from the October 2025 Offering were approximately $2.5 million, excluding any proceeds from any future exercises of the Series E Warrants and Series F Warrants.

December 2025 Offering

On December 16, 2025, we entered into a securities purchase agreement with certain institutional investors providing for the issuance and sale, in a registered direct offering (the “Registered Direct Offering”), of 10,043,774 ADSs. The ADSs have been offered and sold together with Series G Warrants to purchase up to an aggregate of 10,043,774 ADSs, which were issued in a concurrent private placement. The combined purchase price per ADS and accompanying Series G Warrant sold in the Registered Direct Offering is $0.3883.

In a concurrent private placement, pursuant to a securities purchase agreement dated as of December 16, 2025, the Company agreed to issue to certain directors and officers of the Company (i) unregistered Pre-Funded Warrants to purchase an aggregate of 2,563,713 ADSs at an exercise price per ADS of $0.00001, and (ii) accompanying Series G Warrants to purchase an aggregate of 2,563,713 ADSs, at a combined purchase price of $0.4041 per Pre-Funded Warrant and Series G Warrant.

December 2025 Note Exchange

On December 16, 2025, we entered into privately negotiated note cancellation and exchange agreements with the holders of existing unsecured promissory notes with a 20% original issue discount issued in August and September 2025, each expiring twelve months after the date of issuance (the “2026 Notes”), to exchange approximately $4 million principal amount of the 2026 Notes for (i) Pre-Funded Warrants to purchase up to an aggregate of 9,502,703 ADSs, at a price of $0.4041 per Note Exchange Pre-Funded Warrant and (ii) unregistered Note Exchange Warrants to purchase up to an aggregate of 9,502,703 ADSs. The transaction closed on December 17, 2025.

The securities described above were offered and sold pursuant to the exemption from the registration provided by Section 4(a)(2) of the Securities Act or Rule 506 of Regulation D promulgated thereunder.

Item 16.	Exhibits and Financial Statement Schedules.

(a)	Exhibits

The exhibits to the registration statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

(b)	Financial Statement Schedules

No financial statement schedules are provided because the information called for is not required or is shown either in financial statements or the related notes.

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Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 4, 2024, by and among Akari Therapeutics, Plc, Peak Bio, Inc. and Pegasus Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to Registrant’s Current Report on Form 8-K, as filed with the SEC on March 5, 2024).
2.2	Share Exchange Agreement, dated as of July 10, 2015, by and between Celsus Therapeutics Plc and RPC Pharma Limited (incorporated by reference to Exhibit 2.1 to Registrant’s Current Report on Form 8-K, as filed with the SEC on July 13, 2015).
3.1	Amended Articles of Association of Akari Therapeutics, Plc (incorporated by reference to the Exhibit 3.1 to Registrant’s Current Report on Form 6-K, as filed with the SEC on July 7, 2023).
4.1	Form of Deposit Agreement among the Registrant, Deutsche Bank Trust Company Americas, as Depositary, and all Owners and Holders from time to time of American Depositary Shares issued thereunder (incorporated by reference to the exhibit 99.(A) previously filed with the Registrant’s Registration Statement on Form F-6 (No. 333-185197) filed on November 30, 2012).
4.2	Amendment to Deposit Agreement among the Registrant, Deutsche Bank Trust Company Americas, as Depositary, and all Owners and Holders from time to time of American Depositary Shares issued thereunder (incorporated by reference to the registrant’s Post-Effective Amendment No. 1 to Registration Statement on Form F-6 (No. 333-185197) filed on December 24, 2013).
4.3	Form of American Depositary Receipt; the Form is Exhibit A of Amendment No. 1 to the Deposit Agreement (incorporated by reference to the exhibit previously filed with the Registrant’s Registration Statement on Form F-6 (No. 333-185197) filed on November 30, 2012).
4.4	Form of Amendment No. 2 to Deposit Agreement (incorporated by reference to the exhibit previously filed with the Registrant’s Post-Effective Amendment on Registration Statement Form F-6 (File No. 333-185197) filed on September 9, 2015).
4.5	Form of Amendment No. 3 to Deposit Agreement (incorporated by reference to the exhibit previously filed with the Registrant’s Post-Effective Amendment on Registration Statement Form F-6 (File No. 333-185197) filed on August 17, 2023).
4.6	Form of American Depositary Receipt; the Form is Exhibit A of Amendment No. 2 to the Deposit Agreement (incorporated by reference to the exhibit previously filed with the Registrant’s Post-Effective Amendment on Registration Statement Form F-6 (File No. 333-185197) filed on September 9, 2015).
4.7	Description of the Akari Therapeutics Plc Securities Registered Under Section 12 of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 4.7 previously filed with the Registrant’s Annual Report on Form 10-K as filed with the SEC on Aoril 15, 2025).
4.8	Form of Series D Warrant issued by Akari Therapeutics, Plc in connection with the November Private Placement (incorporated by reference to Exhibit 4.1 previously filed with the Registrant’s Current Report on Form 8-K as filed with the SEC on November 14, 2024).
4.9	Form of Pre-Funded Warrant issued by Akari Therapeutics, Plc in connection with the March Private Placement (incorporated by reference to Exhibit 4.1 previously filed with the Registrant’s Current Report on Form 8-K as filed with the SEC on March 3, 2025).
4.10	Form of Series A Warrant issued by Akari Therapeutics, Plc in connection with the March Private Placement (incorporated by reference to Exhibit 4.2 previously filed with the Registrant’s Current Report on Form 8-K as filed with the SEC on March 3, 2025).
4.11	Form of Series B Warrant issued by Akari Therapeutics, Plc in connection with the March Private Placement (incorporated by reference to Exhibit 4.3 previously filed with the Registrant’s Current Report on Form 8-K as filed with the SEC on March 3, 2025).
5.1*	Opinion of Greenberg Traurig, LLP (UK) as to the legality of the ADSs being registered.
10.1	Relationship Agreement, dated as of July 10, 2015, by and between Celsus Therapeutics Plc and RPC Pharma Limited. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed with the SEC on July 13, 2015).
10.2	Form of Working Capital Agreement, by and between Volution Immuno Pharmaceuticals SA and the Shareholders named therein. (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, as filed with the SEC on July 13, 2015).
10.3†	2014 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K, as filed with the SEC on June 24, 2014).
10.4†	Amended and Restated 2014 Equity Incentive Plan (incorporated by reference to Annex E to the Registrants Definitive Proxy Statement on Schedule 14A, as filed with the SEC on August 3, 2015).
10.5†	2023 Equity Incentive Plan (incorporated by reference to Exhibit 4.8 to the Registrant’s Form S-8, as filed with the SEC on October 12, 2023).

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10.6†	Form of ISO/NQ Stock Option Agreement Granted Under the 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.6 to the Registrant’s 2023 Form 10-K, as filed with the SEC on March 29, 2024).
10.7†	Form of Restricted Stock Unit Agreement Granted Under the 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 to the Registrant’s 2023 Form 10-K, as filed with the SEC on March 29, 2024).
10.8	Amended and Restated Non-Employee Director Compensation Policy (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed with the SEC on June 30, 2016)
10.9	Form of Securities Purchase Agreement dated as of June 28, 2019 between Akari Therapeutics, Plc and the investors listed therein (incorporated by reference to Exhibit 10.1 to the Registrant’s Report on Form 6-K, as filed with the SEC on July 2, 2019).
10.10	Form of Warrant issued by Akari Therapeutics, Plc in connection with the July 2019 Registered Direct Offering (incorporated by reference to Exhibit 10.2 to the Registrant’s Report on Form 6-K, as filed with the SEC on July 2, 2019).
10.11	Form of Placement Agent Warrant issued by Akari Therapeutics, Plc in connection with the July 2019 Registered Direct Offering (incorporated by reference to Exhibit 4.6 to the Registrant’s Registration Statement on Form F-1, as filed with the SEC on August 6, 2019).
10.12	Form of Warrant issued by Akari Therapeutics, Plc in connection with the February 2020 Private Placement (incorporated by reference to Exhibit 10.2 to the Registrant’s Report on Form 6-K, as filed with the SEC on March 4, 2020).
10.13	Registration Rights Agreement dated June 30, 2020 between the Company and Aspire Capital Fund, LLC (incorporated by reference to Exhibit 4.1 to the Registrant’s Report on Form 6-K, as filed with the SEC on July 1, 2020).
10.14	Form of Warrant issued by Akari Therapeutics, Plc in connection with the July 2021 Private Placement (incorporated by reference to Exhibit 10.2 to the Registrant’s Report on Form 6-K, as filed with the SEC on July 20, 2021).
10.15	Form of Warrant issued by Akari Therapeutics, Plc in connection with the December 2021 Registered Direct Offering (incorporated by reference to Exhibit 10.2 to the Registrant’s Report on Form 6-K, as filed with the SEC on January 4, 2022).
10.16	Form of Warrant issued by Akari Therapeutics, Plc in connection with the March 2022 Registered Direct Offering (incorporated by reference to Exhibit 10.2 to the Registrant’s Report on Form 6-K, as filed with the SEC on March 10, 2022).
10.17	Form of Series A Warrant issued by Akari Therapeutics, Plc in connection with the September 2022 Registered Direct Offering and Concurrent Private Placement (incorporated by reference to Exhibit 10.2 to the Registrant’s Report on Form 6-K, as filed with the SEC on September 14, 2022).
10.18	Form of Series B Warrant issued by Akari Therapeutics, Plc in connection with the September 2022 Registered Direct Offering and Concurrent Private Placement (incorporated by reference to Exhibit 10.3 to Registrant’s Report on Form 6-K, as filed with the SEC on September 14, 2022).
10.19	Form of Pre-Funded Warrant issued under the Securities Purchase Agreement dated as of September 20, 2023 between Akari Therapeutics, Plc and the investors listed therein (incorporated by reference to Exhibit 10.2 to Registrant’s Current Report on Form 8-K, as filed with the SEC on September 21, 2023.
10.20	Form of Placement Agent Warrant issued under the Securities Purchase Agreement dated as of September 20, 2023 between Akari Therapeutics, Plc and the investors listed therein (incorporated by reference to Exhibit 10.3 to Registrant’s Current Report on Form 8-K, as filed with the SEC on September 21, 2023.
10.21	Executive Employment Agreement between the Company and Rachelle Jacques dated June 1, 2022 (incorporated by reference to Exhibit 10.11 to the Registrant’s Registration Statement on Form F-1, as filed with the SEC on October 12, 2022).
10.22	Stock Option Agreement between the Company and Rachelle Jacques dated June 1, 2022 (incorporated by reference to Exhibit 10.12 to Registrant’s Registration Statement on Form F-1, as filed with the SEC on October 12, 2022).
10.23	Restricted Stock Unit Agreement between the Company and Rachelle Jacques dated June 1, 2022 (incorporated by reference to Exhibit 10.13 to Registrant’s Registration Statement on Form F-1, as filed with the SEC on October 12, 2022).
10.24†	Stock Option Agreement between the Company and Rachelle Jacques dated March 28, 2023 (incorporated by reference to Exhibit 10.24 to the Registrant’s 2023 Form 10-K, as filed with the SEC on March 29, 2024).

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10.25†	Restricted Stock Unit Agreement between the Company and Rachelle Jacques dated June 1, 2023 (incorporated by reference to Exhibit 10.25 to the Registrant’s 2024 Form 10-K, as filed with the SEC on April 15, 2025).
10.26†	Consulting Agreement between the Company and Wendy DiCicco dated July 17, 2023 (incorporated by reference to Exhibit 10.26 to the Registrant’s 2024 Form 10-K, as filed with the SEC on April 15, 2025).
10.27†	Amendment No. 1 to Consulting Agreement between the Company and Wendy DiCicco dated September 1, 2023 (incorporated by reference to Exhibit 10.27 to the Registrant’s 2024 Form 10-K, as filed with the SEC on April 15, 2025).
10.28†	Consulting Agreement between the Company and Wendy F. DiCicco dated January 15, 2024 (incorporated by reference to Exhibit 10.28 to the Registrant’s 2024 Form 10-K, as filed with the SEC on April 15, 2025).
10.29†	Stock Option Agreement between the Company and Wendy F. DiCicco dated July 17, 2023 (incorporated by reference to Exhibit 10.28 to the Registrant’s 2024 Form 10-K, as filed with the SEC on April 15, 2025).
10.30	Form of Voting and Support Agreement, dated as of March 4, 2024, by and among Akari, and certain stockholders of Peak Bio (incorporated by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K, as filed with the SEC on March 5, 2024).
10.31	Form of Voting and Support Agreement, dated as of March 4, 2024, by and among Peak Bio and certain shareholders of Akari (incorporated by reference to Exhibit 10.2 to Registrant’s Current Report on Form 8-K, as filed with the SEC on March 5, 2024).
10.32	Form of Series C Warrant issued under the Securities Purchase Agreement dated as of June 4, 2024 between Akari Therapeutics, Plc and the investors listed therein (incorporated by reference to Exhibit 4.1 to Registrant’s Current Report on Form 8-K, as filed with the SEC on June 4, 2024).
10.33	Form of Securities Purchase Agreement dated as of June 4, 2024 between Akari Therapeutics, Plc and the investors listed therein (incorporated by reference to Exhibit 10.1 to the Registrant’s Report on Form 8-K, as filed with the SEC on June 4, 2024).
10.34	Form of Placement Agent Warrant issued under the Securities Purchase Agreement dated as of June 4, 2024 between Akari Therapeutics, Plc and the investors listed therein (incorporated by reference to Exhibit 4.2 to Registrant’s Current Report on Form 8-K, as filed with the SEC on June 4, 2024).
10.35	Amendment No. 2 to Consulting Services Agreement, by and between the Company and Board Advantage LLC, dated April 26, 2024 (incorporated by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K, as filed with the SEC on May 1, 2024).
10.36	Form of Convertible Promissory Note, dated May 10, 2024, by and between Akari Therapeutics, Plc and the purchasers party thereto (incorporated by reference to Exhibit 10.3 to Registrant’s Quarterly Report on Form 10-Q, as filed with the SEC on August 19, 2024).
10.37	Interim Chief Executive Officer Agreement, dated as of May 31, 2024, by and between the Company and Samir Patel, M.D. (incorporated by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K, as filed with the SEC on June 5, 2024).
10.38	Amendment to Interim Chief Executive Officer Agreement, between Akari Therapeutics, Plc and Samir R. Patel, M.D., dated as of September 16, 2024 (incorporated by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K, as filed with the SEC on September 18, 2024).
10.39	Side Letter Agreement, dated August 15, 2024, by and among Akari Therapeutics, Plc, Pegasus Merger Sub, Inc. and Peak Bio, Inc. (incorporated by reference to Exhibit 10.3 to Registrant’s Quarterly Report on Form 10-Q, as filed with the SEC on August 19, 2024).
10.40	Separation Agreement, dated August 18, 2024, by and between Akari Therapeutics, Plc and Rachelle Jacques (incorporated by reference to Exhibit 10.40 to the Registrant’s 2024 Form 10-K, as filed with the SEC on April 15, 2025).
10.41	Form of Warrant Certificate of the Company (incorporated by reference to Exhibit 4.1 to of the Company’s Current Report on Form 8-K filed with the SEC on November 7, 2022).
10.42	Form of Amended and Restated Warrant Agreement, dated as of October 31, 2022, by and between Ignyte Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed with the SEC on November 2, 2022).
10.43	Form of Convertible Note and Warrant Subscription Agreement, dated April 28, 2023, by and between Peak Bio, Inc. and the Investors party thereto (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2023).
10.44	Form of Convertible Note, dated April 28, 2023 (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2023).

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10.45	Form of Warrant, dated April 28, 2023 (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2023).
10.46	Warrant, dated April 28, 2023, issued to Paulson Investment Company, LLC (incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2023).
10.47	Form of Senior Secured Promissory Note, dated January 23, 2024, by and between Peak Bio, Inc. and the Hoyoung Huh (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on January 29, 2024).
10.48	Form of Securities Purchase Agreement dated as of November 13, 2024 between Akari Therapeutics, Plc and the purchasers party thereto (incorporated by reference to Exhibit 10.1 previously filed with the Registrant’s Current Report on Form 8-K as filed with the SEC on November 14, 2024).
10.49	Form of Securities Purchase Agreement dated as of March 2, 2025 between Akari Therapeutics, Plc and the purchasers party thereto (incorporated by reference to Exhibit 10.1 previously filed with the Registrant’s Current Report on Form 8-K as filed with the SEC on March 3, 2025).
10.50	Ordinary Share Purchase Agreement, dated as of August 29, 2025 between Akari Therapeutics, PLC and White Lion Capital, LLC (incorporated by reference to Exhibit 10.1 to of the Company’s Current Report on Form 8-K filed with the SEC on August 29, 2025)
10.51	Registration Rights Agreement, dated as of August 29, 2025 between Akari Therapeutics, PLC and White Lion Capital, LLC (incorporated by reference to Exhibit 10.2 to of the Company’s Current Report on Form 8-K filed with the SEC on August 29, 2025)
10.52†	Amendment No. 2 to the Akari Therapeutics, PLC 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to of the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2025)
10.53	Loan Cancellation and Exchange Agreement, dated August 7, 2025, by and among Hoyoung Huh, Akari Therapeutics, Plc and Peak Bio Inc. (incorporated by reference to Exhibit 10.1 to of the Company’s Current Report on Form 8-K filed with the SEC on August 21, 2025)
10.54	Letter Agreement, dated September 19, 2025, by and among Akari Therapeutics Plc and the Holders party thereto (incorporated by reference to Exhibit 10.1 to of the Company’s Current Report on Form 8-K filed with the SEC on September 25, 2025)
10.55	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to of the Company’s Current Report on Form 8-K filed with the SEC on October 16, 2025)
10.56	Form of Placement Agent Agreement (incorporated by reference to Exhibit 10.2 to of the Company’s Current Report on Form 8-K filed with the SEC on October 16, 2025)
10.57	Form of Series E Warrant (incorporated by reference to Exhibit 10.3 to of the Company’s Current Report on Form 8-K filed with the SEC on October 16, 2025)
10.58	Form of Series F Warrant (incorporated by reference to Exhibit 10.4 to of the Company’s Current Report on Form 8-K filed with the SEC on October 16, 2025)
10.59	Form of Placement Agent Warrant (incorporated by reference to Exhibit 10.5 to of the Company’s Current Report on Form 8-K filed with the SEC on October 16, 2025)
10.60†	Consulting Agreement, dated as of October 20, 2025, by and between the Company, Kameel Farag and KDF Ventures LLC (incorporated by reference to Exhibit 10.1 to of the Company’s Current Report on Form 8-K filed with the SEC on October 23, 2025)
10.61	Form of RDO Purchase Agreement (incorporated by reference to Exhibit 10.1 to of the Company’s Current Report on Form 8-K filed with the SEC on December 17, 2025)
10.62	Form of PIPE Purchase Agreement (incorporated by reference to Exhibit 10.2 to of the Company’s Current Report on Form 8-K filed with the SEC on December 17, 2025)
10.63	Form of Placement Agent Agreement (incorporated by reference to Exhibit 10.3 to of the Company’s Current Report on Form 8-K filed with the SEC on December 17, 2025)
10.64	Form of Series G Warrant (incorporated by reference to Exhibit 10.4 to of the Company’s Current Report on Form 8-K filed with the SEC on December 17, 2025)
10.65	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 10.5 to of the Company’s Current Report on Form 8-K filed with the SEC on December 17, 2025)
10.66	Form of Placement Agent Warrant (incorporated by reference to Exhibit 10.6 to of the Company’s Current Report on Form 8-K filed with the SEC on December 17, 2025)
10.67	Form of Exchange Agreement (incorporated by reference to Exhibit 10.7 to of the Company’s Current Report on Form 8-K filed with the SEC on December 17, 2025)
10.68	Form of Note Exchange Warrant (incorporated by reference to Exhibit 10.8 to of the Company’s Current Report on Form 8-K filed with the SEC on December 17, 2025)

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10.69†	Chief Executive Officer Agreement, dated as of March 14, 2025, by and between the Company and Abizer Gaslightwala (incorporated by reference to Exhibit 10.1 to of the Company’s Current Report on Form 8-K filed with the SEC on March 20, 2025)
10.70†	Chief Executive Officer Letter Agreement dated as of March 18, 2025, by and between the Company and Abizer Gaslightwala (incorporated by reference to Exhibit 10.2 to of the Company’s Current Report on Form 8-K filed with the SEC on March 20, 2025)
21.1	List of Subsidiaries (incorporated herein by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed with the SEC on April 15, 2025)
23.1*	Consent of BDO USA, P.C.
23.2*	Consent of Marcum LLP
23.3*	Consent of Greenberg Traurig, LLP (UK) (included in Exhibit 5.1)
24.1*	Power of Attorney (included in signature page)
107*	Filing Fee Table

* Filed herewith.

† Indicates management contract or compensatory arrangement.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, State of Massachusetts on this 23rd day of January, 2026.

AKARI THERAPEUTICS, PLC

By:	/s/ Abizer Gaslightwala
Name:	Abizer Gaslightwala
Title:	President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Abizer Gaslightwala and Kameel Farag, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ Abizer Gaslightwala	President, Chief Executive Officer and Director	January 23, 2026
Abizer Gaslightwala	(principal executive officer)

/s/ Kameel Farag	Interim Chief Financial Officer	January 23, 2026
Kameel Farag.	(principal financial and accounting officer)

/s/ Hoyoung Huh, M.D., Ph.D.	Chairman	January 23, 2026
Hoyoung Huh, M.D., Ph.D.

/s/ Ray Prudo, M.D.	Director	January 23, 2026
Ray Prudo, M.D.

/s/ Samir R. Patel, M.D.	Director	January 23, 2026
Samir R. Patel, M.D.

/s/ James Neal	Director	January 23, 2026
James Neal

/s/ Sandip I. Patel	Director	January 23, 2026
Sandip I. Patel

/s/ Robert Bazemore	Director	January 23, 2026
Robert Bazemore

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